As filed with the Securities and Exchange Commission on June 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLEGION US HOLDING COMPANY INC.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	N/A	35-2483885
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11819 N. Pennsylvania St.

Carmel, IN 46032

(317) 810-3700

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

S. Wade Sheek

Deputy General Counsel and Secretary

11819 N. Pennsylvania St.

Carmel, IN 46032

(317) 810-3700

(Name, address and telephone number of agent for service)

With a copy to

Joshua Ford Bonnie

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Small reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.75% Senior Notes due 2021	$300,000,000	100%	$300,000,000	$38,640
Guarantees of 5.75% Senior Notes due 2021(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(1) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS1

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Allegion plc	Ireland	98-1108930	Block D Iveagh Court Harcourt Road Dublin 2, Ireland +(353) (1) 2546200

Schlage Lock Company LLC	Delaware	54-2139412	11819 N. Pennsylvania St. Carmel, IN 46032 (317) 810-3700

Von Duprin LLC	Indiana	35-1103470	11819 N. Pennsylvania St. Carmel, IN 46032 (317) 810-3700

[1]	Allegion plc directly or indirectly owns 100% of Allegion US Holding Company Inc. and the other Additional Registrant Guarantors. Each guarantee of the senior notes registered hereunder will be full and unconditional and joint and several.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the off or sale is not permitted.

Subject to Completion, dated June 13, 2014

PRELIMINARY PROSPECTUS

Allegion US Holding Company Inc.

Offer to Exchange

$300,000,000 principal amount of Allegion US Holding Company Inc.’s (the “Issuer”) 5.75% Senior Notes due 2021 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 5.75% Senior Notes due 2021 that were issued on October 4, 2013.

The exchange notes will be fully and unconditionally and jointly and severally guaranteed on a senior unsecured basis by Allegion plc (“Allegion plc” or “Parent”), the parent of the Issuer, and by certain of Parent’s domestic subsidiaries that are or become guarantors or borrowers under the Issuer’s senior secured credit facilities or that guarantee certain other debt of the Issuer or a guarantor, as further described herein.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered eligible notes for freely tradeable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all eligible notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of eligible notes at any time prior to the close of business, New York City time, on the last business day on which the exchange offer remains open.

•	The exchange offer expires at the end of the day, 12:00 a.m. midnight, New York City time, on , 2014, unless extended.

•	The exchange of eligible notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the eligible notes, except that the exchange notes will be freely tradeable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered eligible notes will continue to be subject to the restrictions on transfer set forth in the eligible notes and in the indenture. In general, the eligible notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the eligible notes under the Securities Act.

See “Risk Factors” beginning on page 20 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for eligible notes where such eligible notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is                     , 2014.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not, and the initial purchasers of the eligible notes are not, making an offer of these securities in any state where the offer is not permitted.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, except as required by law.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties—many of which are beyond our control—as well as potentially inaccurate assumptions, that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include the risk factors discussed in “Risk Factors” beginning on page 20. There are other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

MARKET, RANKING, INDUSTRY DATA AND FORECASTS

This prospectus includes market share, ranking, industry data and forecasts that we obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position and ranking are based on market data currently available to us, management’s estimates and assumptions we have made regarding the size of our markets within our industry. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. We cannot guarantee the accuracy or completeness of such information contained in this prospectus.

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Some of the trademarks we own or have the right to use include aptiQ, Bocom System, Bricard, Briton, CISA, Dalco, Dexter, Falcon, Fusion, Glynn-Johnson, Interflex, ITO, Ives, Kryptonite, LCN, Legge, Martin Roberts, Normbau, Randi, Schlage, Steelcraft, Von Duprin and XceedID. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the Risk Factors, our Management’s Discussion and Analysis of Financial Condition and Results of Operations, our financial statements and the notes thereto.

In this prospectus, unless otherwise indicated or the context otherwise requires:

•	the “issuer” refers to Allegion US Holding Company Inc. and not to any of its subsidiaries or affiliates;

•	“Allegion plc” and “Parent” refer to Allegion plc and not to any of its subsidiaries or affiliates; and

•	“Allegion,” the “Company,” “we,” “our” and “us” refer to Allegion plc and its consolidated subsidiaries.

Our Company

Summary Business Description

Allegion plc is a leading global provider of security products and solutions that keep people safe, secure and productive. We make the world safer as a company of experts, securing the places where people thrive and we create peace of mind by pioneering safety and security. We offer an extensive and versatile portfolio of mechanical and electronic security products across a range of market-leading brands. Our experts across the globe deliver high-quality security products, services and systems and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs. Our 10 largest customers represented approximately 25% of our combined revenues in 2013. No single customer represented 10% or more of our combined revenues in 2013.

We were incorporated in Ireland on May 9, 2013 to hold Ingersoll-Rand plc’s (“Ingersoll Rand”) commercial and residential security businesses. On December 1, 2013, Allegion became a stand-alone public company after Ingersoll Rand completed the separation of these businesses from the rest of Ingersoll Rand via the transfer of these businesses from Ingersoll Rand to Allegion and the issuance by Allegion of ordinary shares directly to Ingersoll Rand’s shareholders (the “Spin-off”). We are headquartered in Dublin, Ireland, with our North American corporate office in Carmel, Indiana. We employ more than 8,000 people and have a global manufacturing footprint with 19 production facilities in eleven countries. For the fiscal year ended December 31, 2013 and the three months ended March 31, 2014, we generated revenues of $2,093.5 million and $472.5 million, respectively.

Reporting Segments

We manufacture and sell mechanical and electronic security products and solutions in approximately 130 countries, with our top 20 countries accounting for about 97% of our $2,093.5 million in 2013 revenues. We report our operating results through three reporting segments: Americas, EMEIA and Asia Pacific.

The following table presents the relative percentages of total segment revenue attributable to each reporting segment for each of the last three fiscal years. See Note 21, “Business Segment Information,” to our annual combined and consolidated financial statements for information regarding net revenues, operating income, and total assets by reportable segment:

	For the Years Ended December 31,
	2013	2012	2011
Americas	73%	72%	69%
EMEIA	20%	21%	24%
Asia Pacific	7%	7%	7%

Our Americas segment provides security products and solutions in approximately 30 countries throughout North America and parts of South America. The segment offers a broad range of products and solutions including locks, locksets, key systems, door closers, exit devices, doors and door frames, electronic product and access control systems to end-users in the commercial, institutional and residential markets, including into the education, healthcare, government, commercial office and single and multi-family residential markets. This segment’s strategic brands are Schlage, Von Duprin and LCN.

Our EMEIA segment provides security products and solutions in approximately 85 countries throughout Europe, the Middle East, India and Africa. The segment offers the same portfolio of products as the Americas segment, as well as time and attendance and workforce productivity solutions. This segment’s strategic brands are CISA and Interflex. This segment also resells Schlage, Von Duprin and LCN products, primarily in the Middle East.

Our Asia Pacific segment provides security products and solutions in approximately 14 countries throughout Asia Pacific. The segment offers the same portfolio of products as the Americas segment, as well as video analytics solutions. This segment’s strategic brands are Schlage, CISA, Von Duprin and LCN.

Revenue By Geographic Destination	Revenue By Product Category

Products and Services

We offer an extensive and versatile portfolio of mechanical and electronic security products across a range of market-leading brands:

•	Locks, locksets and key systems: A broad array of tubular and mortise door locksets, security levers, and master key systems that are used to protect and control access. We also offer a range of portable security products, including bicycle, small vehicle and travel locks.

•	Door closers and exit devices: An extensive portfolio of life-safety products generally installed on fire doors and facility entrances and exits. Door closers are devices that automatically close doors after they are opened. Exit devices are generally horizontal attachments to doors and enable rapid exit from the premises.

•	Electronic Security Products and Access Control Systems: A broad range of electrified locks, door closers, exit devices, access control systems, biometric hand reader systems, key card and reader systems, accessories, and automatic doors.

•	Time, Attendance and Workforce Productivity Systems: Products and services designed to help business customers manage and monitor workforce access control parameters, attendance and employee scheduling. We offer ongoing aftermarket services in addition to design and installation offerings.

•	Video Analytics: Electronic video analytics systems and services, primarily for business and government customers in Asia Pacific. We offer ongoing aftermarket services in addition to design and installation offerings.

•	Doors and Door Frames: A portfolio of hollow metal doors and door frames. In select geographies, we also provide installation and service maintenance services.

•	Other Accessories: A variety of additional security and product components, including hinges, door levers, door stops and other accessories, as well as certain bathroom fittings products.

Allegion Brands
(listed alphabetically for each region)
Product Category	Americas	EMEIA	Asia Pacific
Locks, locksets and key systems

Door closers and exit devices

Allegion Brands
(listed alphabetically for each region)
Product Category	Americas	EMEIA	Asia Pacific

Electronic Security Products and Access Control Systems, including Time, Attendance and Workforce Productivity Systems and Video Analytics

Doors and Door Frames

Other Accessories

Our Industry

Based on information derived from third party sources, we estimate that the size of the global markets we serve was more than $30 billion in revenue in 2013, comprised of $25 billion for mechanical hardware and electronic security products and more than $5 billion for time, attendance, and workforce productivity systems and systems integration, with compound annual growth of about 1 to 2% per year over the past three years. This growth rate primarily reflects cyclical challenges in the commercial and residential construction markets throughout North America and Europe as certain developing economies experienced higher growth rates during this period. Additionally, growth in electronic security products and solutions continues to outperform the industry as a whole as end-users adopt newer technologies in their facilities. We expect the security products industry will benefit from favorable long-term demographic trends such as continued urbanization of the global population, increased concerns about safety and security and technology-driven innovation.

The security products markets are highly competitive and fragmented throughout the world, with a number of large multi-national companies and thousands of smaller regional and local companies. This high fragmentation primarily reflects local regulatory requirements and highly variable end-user needs. We believe our principal global competitors are Assa Abloy AB, DORMA Holding GmbH, Kaba Holding AG, and Stanley Black & Decker Inc. We also face competition in various markets and product categories throughout the world, including from Spectrum Brands Holdings, Inc. in the North American residential market. As we move into more technologically-advanced product categories, we may also compete against smaller, more specialized competitors.

Our success depends on a variety of factors, including brand and reputation, product breadth, quality and delivery capabilities, price and service capabilities. As many of our businesses sell through wholesale distribution, our success also depends on building and partnering with a strong channel network. Although price often serves as an important customer decision criterion, we also compete based on the breadth and quality of our products and solutions, our ability to custom-configure solutions to meet individual end-user requirements and our global supply chain.

Our Competitive Strengths

Our competitive strengths derive from combining application expertise and a sophisticated understanding of our markets with knowledge of our end-user’s needs and our operational excellence capabilities. We define operational excellence as our lean manufacturing operations, specifically our ability to handle highly complex manufacturing efficiently; our agile supply chain; and our ongoing programs that drive continuous improvements in our products and services. Our competitive strengths include:

Expertise required to design custom-configured solutions for our end-users.

The functional needs, regulatory requirements and aesthetics of every door opening and the related room must be considered when determining their security requirements. As a result, no “standard” opening exists. Through our long operating history, we have developed the expertise required to address a wide range of entryway security needs. Today, we believe we are a leader in our markets because:

•	We combine product breadth and depth with aesthetics and functionality. We offer an extensive and versatile portfolio of mechanical and electronic products to meet the needs of our end-users, including products in a broad range of styles and colors with a variety of specific functionalities. For example, we can deliver more than 70 million unique configurations of our Von Duprin exit devices for our end-users and we generally ship any sized order within one week from receipt of the order.

•	We have deep building code expertise. Most of the markets we serve have complex national, regional and local building codes and standard-making bodies that require end-users to adhere to specific safety requirements. Our long history provides us with a depth of experience that allows us to identify and deliver the right security solutions that meet these requirements and the end-user’s particular needs. We employ global teams of specification writers who work with end-users, architects, contractors and distribution partners to design solutions tailored to their unique needs while meeting the applicable building codes and standards.

•	We have a versatile, advanced electronic products offering. Our portfolio of products and solutions positions us favorably as the security products industry becomes increasingly electronic. We offer wireless access and biometric access control solutions, electro-magnetic locks, electric latches and automatic door openers, in addition to numerous other supporting components. Our electronics strategy includes designing products that employ interoperable, non-proprietary technologies, which we believe provide end-users with a level of flexibility they prefer. For instance, Schlage’s AD-series electronic lock employs open architecture that is compatible with nearly any existing access-control software system.

Diversified portfolio of market-leading brands.

Many of our brands have established leadership positions in their markets and product categories and have long-standing reputations for innovation and quality. Several of our brands created their respective product categories, including Schlage (cylindrical locks), Von Duprin (exit devices), LCN (door closures) and CISA (electrically controlled locks). We believe that our Schlage locks, Von Duprin exit devices and LCN closures rank No. 1 in their respective categories in North America and CISA security products rank No. 1 in its product category in Italy. We also believe that many other of our brands rank No. 2 or No. 3 in their respective geographies, including Kryptonite (U.S.), Bricard (France), Briton (United Kingdom), and Interflex (Germany). The strength of these brands in their primary geographies has allowed us to extend many of them into new markets. We sell products under more than 25 brand names around the world. We believe that employing specific brands in targeted markets creates strong relationships with those brands. Ten of our brands have at least $50 million in revenue.

Long history of delivering innovative and high-quality products and solutions.

We have built upon our brand-creation heritage and strong reputation for innovation by continually improving our award-winning product lines and introducing new mechanical and electronic security products. We employ several hundred engineers around the world who work to support and build upon our existing product portfolio. Our ongoing investment in innovation has led to several recent product launches that exemplify our success. For example, we introduced:

•	in 2013, the launch of the Schlage CO-220 classroom remote lockdown lock;

•	in 2013, the launch of aptiQmobile virtual credential platform, enabling use of smart phones for access control;

•	in 2013, Schlage Touchscreen Deadbolt lock, designed for the home that combines stylish design with high-quality functionality, including alarm and motion detection capabilities;

•	in 2013, our CISA eSigno hospitality platform that allows hotel owners to choose easily between different product types compatible with a single modular platform;

•	in 2013, our CISA Multi-top Pro platform, a modular mechanical and electronic high security locking platform for glass doors;

•	in 2012, our Interflex eVayo platform, an award-winning platform of access control and time and attendance reader terminals;

•	in 2012, our innovative Von Duprin concealed vertical cable platform that enables shorter installation time and simplifies maintenance; and

•	in 2012, our aptiQ credential and reader platform that allows end-users to use a single product family globally while also enabling the utilization of magnetic strip, proximity and smart card credentials.

Operational excellence capabilities that enable a highly variable product mix while meeting exacting customer-delivery timetables.

The successful design and completion of any door opening solution requires close coordination among the end-user, the installer and the manufacturer. Larger projects, which involve thousands of different parts and precise end-user specifications, amplify this complexity because supply must meet demanding construction timetables.

Our global manufacturing scale, experience and operational capabilities enable us to deliver a high-quality end-user experience. We operate 19 production facilities worldwide and primarily manufacture our products and systems in regions of use to deliver them on a timely basis. For several product lines, including Schlage, Von Duprin and LCN, we ship our products, on average, in less than one week from receipt of an order, regardless of configuration. Our operational capabilities enable us to better meet our end-user’s needs by allowing us to make rapid production adjustments. We believe our operational excellence program is an important element of our ability to deliver strong financial performance and to continue to reinvest in our growth initiatives.

Our comprehensive operational excellence program focuses on further reducing the time required from order to shipment. In the six production facilities that implemented this program by the end of 2012, cycle time

(from receipt of a customer order to shipment) has decreased by an average of more than 45% since program launch. We are in the advanced stages of introducing our operational excellence program in virtually all of our production facilities. We also will continue to leverage and enhance this program across our other locations and work processes, while customizing those processes to best fit our business needs. We expect the results to drive cost savings throughout our business and will utilize these proceeds to either improve profitability or reinvest in our growth initiatives.

Robust network of value-added channel and distribution relationships.

We sell our products through diverse distribution and retail channels ranging from specialty distribution to wholesalers. We also have built a strong network of more than 7,000 channel partners that help our end-users find the right solutions for their needs. Important to the success of these relationships, we support our partners by working directly with architects, contractors and security consultants to help design solutions that meet the functional, regulatory and aesthetic needs of end-users. We educate our channel partners and our end-users on our “total cost of ownership” value proposition, which emphasizes the quality and durability of our products. These consultative relationships result in increased knowledge and appreciation for the benefits of our products and solutions.

Deep and action-oriented customer insight.

Within the residential security products market, understanding consumer needs and trends is key to ongoing revenue growth. We have developed tools and work with third-party vendors, such as Vista Information Systems and Retail Solutions, Inc., to better understand consumer buying patterns, purchase drivers and brand performance. We use our customer insights to develop targeted marketing programs and merchandising activities that maximize return on investment, anticipate long-term consumer trends and drive product development decisions. We also have long-standing relationships with key retailers in North America and Europe such as The Home Depot, Lowes and Leroy Merlin. Due to our brand leadership positions and investments in market insight, detailed account resources and on-going collaboration with these retailers, we provide category leadership in development and execution on mutually beneficial marketing programs.

Strong financial performance and cash generation capabilities.

We have maintained strong operating profit margins and cash flow generation despite challenging economic conditions in some of our largest geographic markets in recent years. From 2008 to 2012, for example, new build square footage in the U.S. non-residential construction market declined 46%. During that time, our operating margin increased 0.5% to 18.0% (excluding non-cash impairment charges recorded in 2008) despite a total revenue decline of $367.3 million. In 2013, our operating margin was 11.3% (18.0% excluding a non-cash goodwill impairment charge) and we generated $223.9 million of operating cash flow from operations.

Our Business Strategy

We intend to achieve sustained, profitable growth in the markets we serve today and in adjacent product categories by being the preferred, trusted security partners to our end-users, and by executing the following growth strategies:

Expand in core markets

With leadership positions in our markets and significant expertise, we possess insight into both end-user needs and regulatory requirements in key market segments, including education (university and primary), healthcare, government, general commercial and residential (single and multi-family). We have developed specific value propositions across these segments and will continue to leverage our knowledge and experience to identify key opportunities that better serve our end-users. We expect this to include continued investment in products as well as further expansion of our specification and service capabilities.

Innovation in existing and new product categories

End-users are shifting gradually toward the electronic control of their security products and solutions. We believe that electronic-related product sales are growing at nearly twice the rate of traditional mechanical solutions. According to IMS Research, we are the No. 1 global manufacturer and marketer of electro-magnetic locks. We intend to leverage this position and expand our global capabilities in other product categories through continued product development and investments. Our recent successes serve as a testament to our commitment: the 2012 launch of aptiQ (global credential and reader platform) and the corresponding aptiQ Alliance program, a program that allows our end-users to use our aptiQ products in third party non-access control applications such as logical access, parking and payment; the European launches of eVayo and our CISA hospitality platforms in 2012 and 2013, respectively, and the 2013 launch of the Schlage Touchscreen Deadbolt, a “2013 Product of the Year” by Electronic House magazine.

Growth in emerging markets

We believe the global security products market provides a multitude of future growth opportunities as safety demands increase and security requirements and sophistication levels evolve. We also believe economically developing markets will grow faster than the global market average as countries achieve enhanced living standards and experience continued urbanization. We believe our significant industry experience, deep knowledge of commercial and residential building codes and history of innovation give us unique opportunities to help shape the security products industry in these markets. We are committed to investing further in attractive developing markets, including opening additional sales and specifications offices; investing in localized product and supply chain capabilities; and working with local partners and code-making bodies to promote efficient and consistent safety and security standards. We have a proven history of entering developing markets successfully, as evidenced by our growing Asia-Pacific sales. Since 2010, we have generated a compound annual revenue growth rate of nearly 15% in China. We also founded the Safety and Security Institute in China, which helps to educate government officials, architects and builders and also advocates for consistent building codes and standards that address end-users’ safety and security.

Operational excellence

The foundation of the process improvement at Allegion is rooted in the Allegion Business System and our Operational Excellence (OpEx) initiatives. We are driving OpEx across the enterprise, and we link our OpEx work to specific business growth opportunities while simultaneously improving internal processes.

Our approach to the deployment of OpEx begins with gaining an understanding of what customers value. Once there is an understanding of the customer’s needs and our value proposition, each team responsible for a process under transformation works on activities to create value that differentiates us from our competition. We are in the process of introducing our OpEx program in many of our processes. As we execute the Allegion Business System and our OpEx activities, we attempt to deliver increased value to our customers while also driving improvement to internal processes.

As part of our OpEx program, we have reduced overall supply chain cycle time and variability across production locations that have launched the program. Our ability to deliver highly configured solutions to end-users within exacting timeframes is one important element of our success. Results in 2013 have included reductions in product lead times from customer order to shipment in our manufacturing facilities in Baja, Mexico and Indianapolis, Indiana. Our strategy involves leveraging our operational excellence capabilities as a competitive advantage to improve the overall customer experience and drive employee engagement—ultimately driving growth across all of our offerings.

Opportunistic acquisitions

A disciplined approach to acquisitions is an important part of our growth strategy. The security products industry is highly fragmented, particularly in developing markets and emerging technology product segments that employ newer technologies. This creates numerous acquisition opportunities. We intend to target acquisitions that will broaden our product portfolio, expand our geographic footprint and enhance our position in strategic market segments.

On January 2, 2014, our wholly-owned subsidiary Allegion de Colombia completed the acquisition of certain assets of Schlage Lock de Colombia S.A., the second largest mechanical lock manufacturer in that country. The acquisition of certain assets of the privately-owned company, which has distribution in other South and Central American countries, will enable us to leverage our branded residential and commercial product lines to grow our presence in the Spanish-speaking South American security market.

We now operate a 45,000-square-foot integrated plant in Bogota, Colombia and will continue to sell product under the Schlage brand, as well as the Inafer and Segurex brands. Allegion de Colombia has approximately 350 employees.

Organizational Structure

The diagram below shows the structure of Allegion, simplified for illustrative purposes only.

Other Information

Allegion plc was incorporated in Ireland on May 9, 2013. Our principal executive offices are located at Block D, Iveagh Court, Harcourt Road, Dublin 2, Ireland, and our U.S. headquarters are located at 11819 N. Pennsylvania Street, Carmel, IN 46032. Our telephone number is (353) (1) 2546200. Our website is located at www.allegion.com. Our website and the information contained on our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision as to whether to participate in the exchange offer.

The Exchange Offer

In this prospectus, the term “eligible notes” refers to the $300,000,000 principal amount of 5.75% Senior Notes due 2021 that Allegion US Holding Company Inc. issued on October 4, 2013 in a private offering and to which this offer relates; the term “exchange notes” refers to the 5.75% Senior Notes due 2021, as registered under the Securities Act; and the terms “Senior Notes” and “notes” refer to the eligible notes and the exchange notes collectively.

General	In connection with the private offering of eligible notes, Allegion US Holding Company Inc. and the guarantors of eligible notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to file under the Securities Act a registration statement relating to the exchange offer, cause such registration statement to become effective no later than 365 days after the date of the original issuance of the eligible notes, to deliver this prospectus to you and to complete the exchange offer within 30 business days after the effectiveness of the registration statement. You are entitled to exchange in the exchange offer your eligible notes for exchange notes which are identical in all material respects to the eligible notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the eligible notes under the registration rights agreement; and

•	the liquidated damages provisions of the registration rights agreement will no longer be applicable.

The Exchange Offer	Allegion US Holding Company Inc. is offering to exchange $300,000,000 principal amount of its 5.75% Senior Notes due 2021, which have been registered under the Securities Act, for any and all of its outstanding 5.75% Senior Notes due 2021 issued on October 4, 2013.

You may only exchange eligible notes in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for eligible notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for eligible notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of eligible notes who:

•	is our affiliate within the meaning of Rule 405 under the Securities Act;

•	does not acquire the exchange notes in the ordinary course of its business; or

•	tenders its eligible notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at the end of the day, 12:00 a.m. midnight, New York City time, on , 2014, unless extended by Allegion US Holding Company Inc.

Allegion US Holding Company Inc. does not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your eligible notes at any time prior to the close of business, 5:00 p.m. New York City time, on the last business day on which the exchange offer remains open. Allegion US Holding Company Inc. will return to you any of your eligible notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which Allegion US Holding Company Inc. may waive. See “The Exchange Offer-Conditions to the Exchange Offer.”

Procedures for Tendering Eligible Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the eligible notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold eligible notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for eligible notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of eligible notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those eligible notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those eligible notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your eligible notes, either make appropriate arrangements to register ownership of the eligible notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your eligible notes and your eligible notes are not immediately available or you cannot deliver your eligible notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your eligible notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer-Guaranteed Delivery Procedures.”

Effect on Holders of Eligible Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered eligible notes pursuant to the terms of, the exchange offer, Allegion US Holding Company Inc. and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no additional increase in the interest rate on the eligible notes under the circumstances described in the registration rights agreement. If you do not tender your eligible notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the eligible notes as set forth in the indenture, except Allegion US Holding Company Inc. and the guarantors of the notes will not have any further obligation to you to provide for the exchange and registration of the eligible notes under the registration rights agreement or pay additional interest. To the extent that eligible notes are tendered and accepted in the exchange offer, the trading market for eligible notes could be adversely affected.

Consequences of Failure to Exchange	All untendered eligible notes will continue to be subject to the restrictions on transfer set forth in the eligible notes and in the indenture. In general, the eligible notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, Allegion US Holding Company Inc. and the guarantors of the notes do not currently anticipate that they will register the eligible notes under the Securities Act.

Material United States Federal Income Tax Consequences	The exchange of eligible notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the Exchange Notes” section of this prospectus, which contains a more detailed description of the terms and conditions of the eligible notes and the exchange notes. The exchange notes will have terms identical in all material respects to the eligible notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	Allegion US Holding Company Inc.

Securities Offered	$300.0 million aggregate principal amount of 5.75% Senior Notes due 2021.

Maturity	The exchange notes will mature on October 1, 2021.

Interest	Interest on the exchange notes will accrue at a rate of 5.75% per annum, payable semi-annually in cash in arrears on April 1 and October 1 of each year, beginning April 1, 2014. Interest began accruing on October 4, 2013.

Optional Redemption	At any time prior to October 1, 2016, we may redeem all or a portion of the exchange notes at a “make-whole” redemption price set forth in this prospectus, plus accrued and unpaid interest to, but not including, the redemption date.

In addition, at any time prior to October 1, 2016, we have the option to, on one or more occasions, redeem up to 35% of the aggregate principal amount of the exchange notes at a redemption price equal to 105.75% of the principal amount of the exchange notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date, with the net cash proceeds of certain equity offerings.

At any time on and after October 1, 2016, we may redeem the exchange notes, in whole or in part, at an initial redemption price of 104.31% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date. The redemption price will decline each year after 2016 and will be 100% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date, beginning on October 1, 2019.

See “Description of the Exchange Notes—Optional Redemption.”

Change of Control

Upon a change of control (as defined under “Description of the Exchange Notes”), the issuer will be required to make an offer to purchase the exchange notes. The purchase price will equal 101% of the principal amount of the exchange notes on the date of purchase plus accrued interest to, but not including, the purchase date. We may not have sufficient funds available at the time of any change of control to make any required debt repayment (including repurchases of the exchange notes). See “Risk Factors—Risk Factors Related to the Exchange Notes—Our ability to repurchase the exchange notes upon a change of control may be limited.”

Ranking	The exchange notes will rank senior in right of payment to our future subordinated debt. The exchange notes will rank equally to all of our other unsecured and unsubordinated indebtedness, but will effectively be subordinated to all of our secured indebtedness, including the senior secured credit facilities, to the extent of the value of the assets securing that indebtedness. The exchange notes will also be structurally subordinated to all liabilities of our subsidiaries that do not guarantee the exchange notes.

As of March 31, 2014, the exchange notes would have been effectively subordinated to $992.6 million of secured indebtedness of Parent and the subsidiaries guaranteeing the exchange notes and there would have been undrawn availability under our revolving credit facility of $470.9 million, all of which would be secured indebtedness.

Two subsidiaries of the Parent and the Issuer, Von Duprin LLC and Schlage Lock Company LLC, will guarantee the exchange notes. For the twelve months ended March 31, 2014, these subsidiaries represented approximately 60.4% of our total net revenues and 164.6% of our total income before income taxes, and as of March 31, 2014, these subsidiaries represented approximately 33.0% of our total assets and 11.9% of our total liabilities, in each case after intercompany eliminations.

Guarantees	The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by Allegion plc and each of its domestic restricted subsidiaries that guarantees obligations, or is a borrower, under the senior secured credit facilities or that guarantees other series of capital markets debt securities of the issuer or a guarantor issued in an aggregate principal amount of $100.0 million or more. Any guarantee of the exchange notes will be automatically released in the event such guarantee is released under the senior secured credit facilities. The guarantees will rank equally to all other unsecured and unsubordinated indebtedness of the guarantors, but will be effectively subordinated to all of the secured indebtedness of the guarantors to the extent of the value of the assets securing that indebtedness.

The guarantee of a guarantor may terminate under certain circumstances described under “Description of the Exchange Notes—Guarantees.”

Certain Covenants	The terms of the exchange notes restrict our ability and the ability of certain of our subsidiaries (as described in “Description of the Exchange Notes”) to:

•	incur, assume or guarantee additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates; and

•	designate our subsidiaries as unrestricted.

These covenants are subject to a number of important qualifications, limitations and exceptions. See “Description of the Exchange Notes—Certain Covenants.” Certain covenants are also subject to suspension in the event that the exchange notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC at any time.

Denomination, Form and Registration of Notes	The exchange notes will be issued in fully registered form and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be issued initially as global notes. DTC will act as depositary for the exchange notes. Except in limited circumstances, global notes will not be exchangeable for certificated notes.

No Prior Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all.

Risk Factors

You should carefully consider all the information in this prospectus prior to exchanging your eligible notes for exchange notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended	Year Ended December 31,
	March 31, 2014	2013	2012	2011	2010	2009
Earnings from continuing operations before income taxes	$53.9	$218.5	$363.9	$362.2	$326.7	$338.6
Fixed charges	16.6	22.0	13.3	9.0	6.9	7.1

Total earnings	$70.5	$240.5	$377.2	$371.2	$333.6	$345.7

Fixed charges:
Interest expense*	$13.1	$10.2	$1.5	$1.4	$1.8	$1.2
Rentals (one-third of rentals)	3.5	11.8	11.8	7.6	5.1	5.9

Total fixed charges	$16.6	$22.0	$13.3	$9.0	$6.9	$7.1

Ratio of earnings to fixed charges	4.2	10.9	28.4	41.2	48.3	48.7

*	Includes interest expense on all third-party indebtedness, and excludes interest related to unrecognized tax benefits, which is reported as income tax expense.

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated where earnings consists of (1) earnings from continuing operations before income taxes plus (2) fixed charges. Fixed charges consist of (a) interest on all indebtedness, (b) amortization of premiums, discounts and capitalized expenses related to indebtedness and (c) an interest component representing the estimated portion of rental expense that management believes is attributable to interest.

SUMMARY HISTORICAL AND UNAUDITED CONSOLIDATED FINANCIAL DATA

The following table presents our summary historical and unaudited consolidated financial data as of March 31, 2014 and for the three months ended March 31, 2014 and 2013, and as of and for each of the fiscal years in the three-year period ended December 31, 2013. We derived the summary historical condensed consolidated financial data as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the summary historical combined and consolidated financial data as of December 31, 2013 and 2012 and for each of the fiscal years in the three-year period ended December 31, 2013 from our audited combined and consolidated financial statements included elsewhere in this prospectus, and we derived the summary historical combined and consolidated financial data as of December 31, 2011 from our audited combined and consolidated financial statements that are not included in this prospectus. In our management’s opinion, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited combined and consolidated financial statements and include all adjustments, consisting only of ordinary recurring adjustments, necessary for a fair presentation of the information for the periods presented. Results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the entire year.

You should read the summary financial data presented below in conjunction with our audited and unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of and for the Years Ended December 31,			As of and for the Three Months Ended March 31,
In millions	2011	2012	2013	2013	2014
Statement of Operations Data
Net revenues	$2,021.2	$2,046.6	$2,093.5	$473.3	$472.5
Net earnings (loss) attributable to Allegion:
Continuing operations(a)	225.4	222.3	31.8	39.6	35.8
Discontinued operations	(7.3)	(2.7)	(0.8)	(0.2)	(0.2)

Balance Sheet Data
Total assets	2,036.2	1,983.8	1,979.9		1,977.9
Total debt, including capital leases	4.9	5.0	1,343.9		1,334.9
Total Parent Company equity (deficit)	1,413.8	1,343.2	(86.8)		(60.4)

Cash Flow Data
Cash flows provided by (used in):
Operating activities	265.5	269.2	223.9	0.4	(0.9)
Investing activities	(3.5)	(17.5)	(18.7)	(4.1)	(14.3)
Financing activities	(253.6)	(317.9)	(292.4)	18.2	(3.4)

Other Financial Data and Ratios
Capital expenditures	25.5	19.6	20.2	5.3	9.2
Depreciation and amortization	46.0	43.8	46.1	11.7	12.2

(a)	Net earnings from continuing operations includes $37.7 million of centrally managed service costs and corporate allocations from Ingersoll Rand for the three months ended March 31, 2013, and $174.5 million, $176.7 million and $160.5 million of centrally managed service costs and corporate allocations from Ingersoll Rand for the years ended December 31, 2013, 2012 and 2011, respectively.

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included in this prospectus, in evaluating us and the exchange offer. If any of the risks described below actually occurs, our business, financial condition, results of operations and cash flows could be materially and adversely affected. Any such adverse effect may adversely affect our ability to repay the exchange notes and as a result you could lose all or part of your investment in us. Our business may also be adversely affected by risks and uncertainties not known to us or risks that we currently believe to be immaterial.

Risks Related To The Exchange Offer

There may be adverse consequences if you do not exchange your eligible notes.

If you do not exchange your eligible notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your eligible notes as set forth in the offering memorandum distributed in connection with the private offering of the eligible notes. In general, the eligible notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the eligible notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your eligible notes.

The tender of eligible notes under the exchange offer will reduce the outstanding amount of the eligible notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the eligible notes due to a reduction in liquidity.

Risks Related to Our Business

Our global operations subject us to economic risks.

We are incorporated in Ireland and operate in countries worldwide. Our global operations depend on products manufactured, purchased and sold in the U.S. and internationally, including in Europe, China, Australia, Mexico, Venezuela and Turkey. Accordingly, we are subject to risks that are inherent in operating globally, including:

•	changes in laws and regulations or imposition of currency restrictions and other restraints in various jurisdictions;

•	limitation of ownership rights, including expropriation of assets by a local government, and limitation on the ability to repatriate earnings;

•	sovereign debt crises and currency instability in developed and developing countries;

•	imposition of burdensome tariffs and quotas;

•	difficulty in staffing and managing global operations;

•	difficulty in enforcing agreements, collecting receivables and protecting assets through non-U.S. legal systems;

•	national and international conflict, including war, civil disturbances and terrorist acts; and

•	economic downturns and social and political instability.

These risks could increase our cost of doing business internationally, increase our counterparty risk, disrupt our operations, disrupt the ability of suppliers and customers to fulfill their obligations and limit our ability to sell products in certain markets.

Our business relies on the commercial and residential construction and remodeling markets.

We primarily rely on the commercial and residential construction and remodeling markets, which are marked by cyclicality based on overall economic conditions. Weakness or instability in these markets may cause current and potential customers to delay or choose not to make purchases, which could negatively impact the demand for our products and services.

Our growth is dependent, in part, on the development, commercialization and acceptance of new products and services.

We must develop and commercialize new products and services in order to remain competitive in our current and future markets and in order to continue to grow our business. We cannot provide any assurance that any new product or service will be successfully commercialized in a timely manner, if ever, or, if commercialized, will result in returns greater than our investment. Investment in a product or service could divert our attention and resources from other projects that become more commercially viable in the market. We also cannot provide any assurance that any new product or service will be accepted by the market.

Changes in customer preferences and the inability to maintain beneficial relationships with large customers could adversely affect our business.

We have significant customers, particularly major retailers, although no one customer represented more than 10% of combined net sales in 2013, 2012 or 2011. The loss or material reduction of business, the lack of success of sales initiatives or changes in customer preferences or loyalties for our products related to any such significant customer could have a material adverse impact on our business. In addition, major customers who are volume purchasers are much larger than us and have strong bargaining power with suppliers. This limits our ability to recover cost increases through higher selling prices. Furthermore, unanticipated inventory adjustments by these customers can have a negative impact on sales.

Our brands are important assets of our businesses and violation of our trademark rights by imitators could negatively impact revenues and brand reputation.

Our brands and trademarks enjoy a reputation for quality and value and are important to our success and competitive position. Unauthorized use of our trademarks may not only erode sales of our products, but may also cause significant damage to our brand name and reputation, interfere with relationships with our customers and increase litigation costs. There can be no assurance that our on-going effort to protect our brand and trademark rights will prevent all violations.

Currency exchange rate fluctuations may adversely affect our results.

We are exposed to a variety of market risks, including the effects of changes in currency exchange rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosure About Market Risk.”

Approximately 36% of our 2013 net revenues were derived outside the U.S., and we expect sales to non-U.S. customers to continue to represent a significant portion of our consolidated net revenues. Although we may enter into currency exchange contracts to reduce our risk related to currency exchange fluctuations, changes in the relative fair values of currencies occur from time to time and may, in some instances, have a material impact on our results of operations. Because we do not hedge against all of our currency exposure, our business will continue to be susceptible to currency fluctuations.

We also translate assets, liabilities, revenues and expenses denominated in non-U.S. dollar currencies into U.S. dollars for our combined and consolidated financial statements based on applicable exchange rates. Consequently, fluctuations in the value of the U.S. dollar compared to other currencies will have a material impact on the value of these items in our consolidated financial statements, even if their value has not changed in their original currency.

Our business strategy includes making acquisitions and investments that complement our existing business. These acquisitions and investments could be unsuccessful or consume significant resources, which could adversely affect our operating results.

We will continue to analyze and evaluate the acquisition of strategic businesses or product lines with the potential to strengthen our industry position or enhance our existing set of products and services offerings. We cannot assure you that we will identify or successfully complete transactions with suitable acquisition candidates in the future, nor can we assure you that completed acquisitions will be successful.

Acquisitions and investments may involve significant cash expenditures, debt incurrence, operating losses and expenses. Acquisitions involve numerous other risks, including:

•	diversion of management time and attention from daily operations;

•	difficulties integrating acquired businesses, technologies and personnel into our business;

•	difficulties in obtaining and verifying the financial statements and other business information of acquired businesses;

•	inability to obtain regulatory approvals and/or required financing on favorable terms;

•	potential loss of key employees, key contractual relationships or key customers of acquired companies or of us;

•	assumption of the liabilities and exposure to unforeseen liabilities of acquired companies; and

•	dilution of interests of holders of our ordinary shares through the issuance of equity securities or equity-linked securities.

We may also expand through acquisitions or investments into international markets in which we may have limited experience or are required to rely on business partners. In addition to the risks outlined above, expansion into international markets may require us to compete with local businesses with greater knowledge of the market, including the tastes and preferences of customers, and businesses with dominant market shares.

It may be difficult for us to complete transactions quickly, integrate acquired operations efficiently into our current business operations or effectively compete in new markets we enter. Any acquisitions or investments may ultimately harm our business or financial condition, as such acquisitions may not be successful and may ultimately result in impairment charges.

Our operational excellence efforts may not achieve the improvements we expect.

We utilize a number of tools to improve operational efficiency and productivity. Implementation of new processes to our operations could cause disruptions and there is no assurance that all of our planned operational excellence projects will be fully implemented, or if implemented will realize the expected improvements.

Material adverse legal judgments, fines, penalties or settlements could adversely affect our business.

We are currently and may in the future become involved in legal proceedings and disputes incidental to the operation of our business. Our business may be adversely affected by the outcome of these proceedings and other contingencies (including, without limitation, environmental matters) that cannot be predicted with certainty. As required by U.S. generally accepted accounting principles (“GAAP”), we establish reserves based on our assessment of contingencies. Subsequent developments in legal proceedings and other contingencies may affect our assessment and estimates of the loss contingency recorded as a reserve and we may be required to make additional material payments.

Allegations that we have infringed the intellectual property rights of third parties could negatively affect us.

We may be subject to claims of infringement of intellectual property rights by third parties. In particular, we often compete in areas having extensive intellectual property rights owned by others and we have become subject to claims alleging infringement of intellectual property rights of others. In general, if it is determined that one or more of our technologies, products or services infringes the intellectual property rights owned by others, we may be required to cease marketing those services, to obtain licenses from the holders of the intellectual property at a material cost or to take other actions to avoid infringing the intellectual property rights. The litigation process is costly and subject to inherent uncertainties, and we may not prevail in litigation matters regardless of the merits of our position. Adverse intellectual property litigation or claims of infringement against us may become extremely disruptive if the plaintiffs succeed in blocking the trade of our products and services and may have a material adverse effect on our business.

Our reputation, ability to do business and results of operations could be impaired by improper conduct by any of our employees, agents or business partners.

We are subject to regulation under a variety of U.S. federal and state and non-U.S. laws, regulations and policies including laws related to anti-corruption, export and import compliance, anti-trust and money laundering, due to our global operations. We cannot provide assurance our internal controls will always protect us from the improper conduct of our employees, agents and business partners. Any improper conduct could damage our reputation and subject us to, among other things, civil and criminal penalties, material fines, equitable remedies (including profit disgorgement and injunctions on future conduct), securities litigation and a general loss of investor confidence.

We may be subject to risks relating to our information technology systems.

We rely extensively on information technology systems to manage and operate our business. If these systems cease to function properly or if these systems do not provide the anticipated benefits, our ability to manage our operations could be impaired.

We currently rely on a single vendor for many of the critical elements of our global information technology infrastructure and its failure to provide effective support for such infrastructure could negatively impact our business and financial results.

We have outsourced many of the critical elements of our global information technology infrastructure to a third-party service provider in order to achieve efficiencies. If the service provider does not perform or does not perform effectively, we may not be able to achieve the expected efficiencies and may have to incur additional costs to address failures in providing service by the service provider. Depending on the function involved, such non- performance, ineffective performance or failures of service may lead to business disruptions, processing inefficiencies or security breaches.

Our information technology infrastructure is important to our business and data security breaches or disruptions of such infrastructure could negatively impact our business and financial results.

Our information technology infrastructure is subject to cyber-attacks and unauthorized security intrusions. Despite instituting security policies and business continuity plans, our systems and networks may be vulnerable to system damage, malicious attacks from hackers, employee errors or misconduct, viruses, power and utility outages, and other catastrophic events that could cause significant harm to our business by negatively impacting our business operations, compromising the security of our proprietary information and exposing us to litigation that could adversely affect our reputation.

Commodity shortages and price increases could negatively affect our financial results.

We rely on suppliers to secure commodities, including steel, zinc, brass and other non-ferrous metals, required for the manufacture of our products. A disruption of deliveries from our suppliers or decreased availability of commodities could have an adverse effect on our ability to meet our commitments to customers or increase our operating costs. We believe that available sources of supply will generally be sufficient for our needs for the foreseeable future. Nonetheless, the unavailability of some commodities could have a material adverse impact on our business.

Volatility in the prices of these commodities could increase the costs of our products and services, and we may not be able to pass on these costs to our customers. We do not currently hedge against this volatility. The pricing of some commodities we use is based on market prices. To mitigate this exposure, we may use annual and multi-year fixed price contracts to minimize the impact of inflation and to benefit from deflation.

We may be required to recognize impairment charges for our goodwill and other indefinite-lived intangible assets.

At March 31, 2014, the net carrying value of our goodwill and other indefinite-lived intangible assets totaled approximately $507 million and $9 million, respectively. In accordance with U.S. GAAP, we periodically assess these assets to determine whether they are impaired. Negative industry or economic trends, disruptions to our business, unexpected changes or planned changes in use of assets, divestitures and market capitalization declines may result in recognition of impairment charges. In particular, our Asia Pacific—Other reporting unit had $57 million of goodwill and an estimated fair value that exceeded its carrying value by approximately 7% at December 31, 2013.

Successful sales and marketing efforts depend on our ability to recruit and retain qualified employees.

Our ability to successfully grow our business depends on the contributions and abilities of key executives, our sales force and other personnel, including the ability of our sales force to adapt to any changes made in the sales organization and achieve adequate customer coverage. We must therefore continue to recruit, retain and motivate management, sales and other personnel sufficiently to maintain our current business and support our projected growth. A shortage of these key employees might jeopardize our ability to grow and expand our business.

Our operations are subject to regulatory risks.

Our U.S. and non-U.S. operations are subject to a number of laws and regulations, including fire and building codes and standards, environmental and health and safety. We have incurred, and will be required to continue to incur, significant expenditures to comply with these laws and regulations. Changes to, or changes in interpretations of, current laws and regulations could require us to increase our compliance expenditures, cause us to significantly alter or discontinue offering existing products and services or cause us to develop new products and services. Altering current products and services or developing new products and services to comply with changes in the applicable laws and regulations could require significant research and development investments, increase the cost of providing the products and services and adversely affect the demand for our products and services.

We may not have been, or we may not at all times be, in full compliance with these laws and regulations. In the event a regulatory authority concludes that we are not or have not at all times been in full compliance with these laws, we could be fined, criminally charged or otherwise sanctioned.

Certain environmental laws assess liability on current or previous owners of real property or operators of manufacturing facilities for the costs of investigation, removal or remediation of hazardous substances or materials at such properties or at properties at which parties have disposed of hazardous substances. Liability for investigative, removal and remedial costs under certain U.S. federal and state laws and certain non-U.S. laws are retroactive, strict and joint and several. In addition to cleanup actions brought by governmental authorities, private parties could bring personal injury or other claims due to the presence of, or exposure to, hazardous substances. We have received notification from U.S. and non-U.S. governmental agencies, including the U.S.

Environmental Protection Agency (the “EPA”) and similar state environmental agencies, that conditions at a number of current and formerly owned sites where we and others have disposed of hazardous substances require investigation, cleanup and other possible remedial action. These agencies may require that we reimburse the government for its costs incurred at these sites or otherwise pay for the costs of investigation and cleanup of these sites, including by providing compensation for natural resource damage claims from such sites. For more information, see “Business—Environmental Regulation.”

While we have planned for future capital and operating expenditures to maintain compliance with environmental laws and have accrued for costs related to current remedial efforts, our costs of compliance, or our liabilities arising from past or future releases of, or exposures to, hazardous substances may exceed our estimates. We may also be subject to additional environmental claims for personal injury or cost recovery actions for remediation of facilities in the future based on our past, present or future business activities.

The capital and credit markets are important to our business.

Instability in U.S. and global capital and credit markets, including market disruptions, limited liquidity and interest rate volatility, or reductions in the credit ratings assigned to us by independent ratings agencies could reduce our access to capital markets or increase the cost of funding our short and long term credit requirements. In particular, if we are unable to access capital and credit markets on terms that are acceptable to us, we may not be able to make certain investments or fully execute our business plans and strategy.

Our suppliers and customers are also dependent upon the capital and credit markets. Limitations on the ability of customers, suppliers or financial counterparties to access credit could lead to insolvencies of key suppliers and customers, limit or prevent customers from obtaining credit to finance purchases of our products and services and cause delays in the delivery of key products from suppliers.

Our operations in Venezuela expose us to several risks.

Venezuela is currently experiencing significant political and civil unrest and economic instability, and in February 2013 the Venezuelan government devalued its currency and the official exchange rate changed from 4.3 to 6.3 Venezuelan Bolivares Fuertes (VEF) to 1 U.S. Dollar. We recognized a $6.2 million realized foreign currency loss related to the devaluation in the first quarter of 2013. When the government devalued the VEF in February, 2013, it established a new auction-based exchange rate market program, referred to as SICAD. The amount of transactions that have run through the SICAD and restrictions around participation have limited our access to any foreign exchange rate other than the official rate to pay for imported goods and manage our local monetary asset balances. Accordingly, all of our net monetary assets are measured at the official 6.3 exchange rate at March 31, 2014.

In late January 2014, the Venezuelan government made several announcements affecting currency exchange and other controls. Although the official exchange rate remains at 6.3, the government announced that the exchange rate for certain foreign investments will move to the rate available on the SICAD currency market, which was 10.7 VEF to 1 U.S. Dollar (SICAD 1 rate) at March 31, 2014. We do not currently qualify for this SICAD rate. In March 2014, the Venezuelan government launched a SICAD 2 rate to provide a greater supply of U.S. Dollars from sources other than the Venezuelan government. All companies located or domiciled in Venezuela may bid for U.S. Dollars for any purpose. The SICAD 2 exchange rate closed at 50.9 VEF to 1 U.S. Dollar on March 31, 2014. We believe the fixed exchange rate of 6.3 VEF to 1 U.S. Dollar remains legally available to us and we intend to continue to remeasure the net monetary assets of our Venezuelan entities at this rate.

The impact to us of a devaluation from the official exchange rate to the SICAD 1 market exchange rate of 10.7 VEF to 1 U.S. Dollar would be a charge of approximately $7.1 million and to the SICAD 2 market exchange rate of 50.9 VEF to 1 U.S. Dollar would be a charge of $15.1 million based on net financial asset balances as of

March 31, 2014; however, the charge could be higher if the SICAD market exchange rate moves higher. There is considerable uncertainty as to the nature of transactions that will flow through SICAD and how SICAD will operate in the future, however we believe there is considerable risk that the official rate will be devalued further. Further devaluation could have a material impact on our financial condition, results of operations or cash flow.

This current state of affairs could lead to further devaluation of its currency, volatility of exchange rates, and disruption of the economy. If the current unrest and instability continues, our ability to acquire necessary goods from suppliers could be limited, our customers may not be able to fulfill their obligations, our ability to manufacture and sell products could be disrupted and our Venezuelan operations could be adversely affected.

Risks Relating to the Spin-off

We may be unable to achieve some or all of the benefits that we expect to achieve from our spin-off from Ingersoll Rand.

As an independent, publicly-traded company, we believe that our business will benefit from, among other things, allowing us to better focus our financial and operational resources on our specific business, allowing our Board of Directors and management to design and implement corporate strategies and policies that are based primarily on the characteristics of our business, allowing us to more effectively respond to industry dynamics and allowing the creation of effective incentives for our management and employees that are more closely tied to our business performance. However, we may not be able to achieve some or all of the benefits that we expect to achieve as an independent company in the time we expect, if at all.

Our accounting and other management systems may not be adequately prepared to meet the financial reporting and other requirements to which we will be subject following the Spin-off.

Our financial results were previously included within the consolidated results of Ingersoll Rand, and we believe that our financial reporting and internal controls were appropriate for those of subsidiaries of a public company. However, we were not directly subject to the reporting and other requirements of the Securities Exchange Act, as amended (the “Exchange Act”). In connection with the Spin-off, we are directly subject to reporting and other obligations under the Exchange Act. Beginning with our Annual Report on Form 10-K for fiscal year 2014, we will be required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) which requires annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm addressing these assessments. These reporting and other obligations may place significant demands on our management, administrative and operational resources, including accounting systems and resources.

The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. Under the Sarbanes-Oxley Act, we are required to maintain effective disclosure controls and procedures and internal controls over financial reporting. Any failure to achieve and maintain effective internal controls could have a material adverse effect on our financial condition, results of operations or cash flows.

We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company, and we may experience increased costs.

We have historically operated as part of Ingersoll Rand’s corporate organization, and Ingersoll Rand has assisted us by providing certain corporate functions. Ingersoll Rand is obligated contractually to provide to us only those transition services specified in agreements we entered into with Ingersoll Rand. We may be unable to replace in a timely manner or on comparable terms the services or other benefits that Ingersoll Rand previously provided to us that are not specified in any transition services agreement. Upon expiration of any transition services agreement, each of the services that are covered in the agreement will have to be provided internally or by third parties and we may be unable to replace those services in a timely manner or on comparable terms. In addition, if Ingersoll Rand does not continue to perform transition services and the other services that are called for under any transition services agreement, we may not be able to operate our business as effectively.

Our historical consolidated financial data are not necessarily representative of the results we would have achieved as an independent, publicly-traded company and may not be a reliable indicator of our future results.

The historical data we presented herein may not reflect what our business, financial condition, results of operations and cash flows would have been had we been an independent, publicly-traded company during the periods presented or what our business, financial condition, results of operations and cash flows will be in the future when we are an independent company. This is primarily because:

•	Ingersoll Rand, or one of its affiliates, performed significant corporate functions for us, including tax and treasury administration and certain governance functions, including internal audit and external reporting. Our historical statements reflect allocations of corporate expenses from Ingersoll Rand for these functions and may not reflect the costs we will incur for similar services in the future as an independent company. Furthermore, we are responsible for the additional costs associated with being an independent, publicly-traded company, including costs related to corporate governance and external reporting.

•	Our working capital requirements and capital for our general corporate purposes, including acquisitions and capital expenditures, historically have been satisfied as part of the company-wide cash management practices of Ingersoll Rand. While our businesses have historically generated sufficient cash to finance our working capital and other cash requirements, we no longer have access to Ingersoll Rand’s cash pool. Without the opportunity to obtain financing from Ingersoll Rand, we may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities or other arrangements.

•	Other significant changes may occur in cost structure, management, financing and business operations as a result of our operating as a company separate from Ingersoll Rand.

Our historical financial data does not include an allocation of interest expense comparable to the on-going interest expense we will incur as part of the financing of the Spin-off. After giving pro-forma effect to the Spin-off, our interest expense would have been approximately $53 million for the year ended December 31, 2013 (compared to $10.2 million reflected in our historical financial statements).

As an independent, publicly-traded company, we may not enjoy the same benefits that we did as a part of Ingersoll Rand.

There is a risk that, by separating from Ingersoll Rand, we may become more susceptible to market fluctuations and other adverse events than we would have been if we were still part of Ingersoll Rand. As part of Ingersoll Rand, we were able to enjoy certain benefits from Ingersoll Rand’s operating diversity, purchasing power and opportunities to pursue integrated strategies with Ingersoll Rand’s other businesses. As an independent, publicly-traded company, we do not have similar diversity or integration opportunities and may not have similar purchasing power or access to capital markets.

As an independent, publicly-traded company, our capital structure and sources of liquidity changed significantly from our historical capital structure.

We have $1.0 billion outstanding under our senior secured term loan facilities and $300 million of fixed rate senior notes, among other borrowings. The net proceeds of the senior notes and the senior secured credit facilities were distributed to Ingersoll Rand. As an independent, publicly-traded company, we will no longer participate in cash management and funding arrangements with Ingersoll Rand. Instead, our ability to fund our capital needs depends on our ongoing ability to generate cash from operations, and to access our borrowing facilities and capital markets, which is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

The ownership by our executive officers of ordinary shares, stock options or other stock-based awards of Ingersoll Rand may create, or may create the appearance of, conflicts of interest.

Substantially all of our executive officers own ordinary shares of Ingersoll Rand, stock options to purchase ordinary shares of Ingersoll Rand or other Ingersoll Rand stock-based awards because of their former positions with Ingersoll Rand. The individual holdings of ordinary shares, stock options to purchase ordinary shares or other stock-based awards of Ingersoll Rand may be significant for some of these persons compared to their total assets. These equity interests may create, or appear to create, conflicts of interest when these officers are faced with decisions that could benefit or affect the officers, as equity holders of Ingersoll Rand, in ways that do not benefit or affect us or our shareholders in the same manner.

The one-time and ongoing costs of the spin-off may be greater than we expected.

We have incurred and will continue to incur costs in connection with being a stand-alone public company that relate primarily to accounting, tax, legal and other professional costs; financing costs in connection with obtaining our financing as a stand-alone company; compensation, such as modifications to certain incentive awards upon completion of the spin-off; recruiting and relocation costs associated with hiring our senior management personnel; and costs to separate assets and information systems. These costs may be greater than anticipated.

We may not be able to achieve a competitive worldwide effective corporate tax rate.

We cannot give any assurance as to what our effective tax rate will be in future years, because of, among other things, uncertainty regarding the geographic mix of income and the tax policies of the jurisdictions where we operate. Our actual effective tax rate may vary from our expectation and that variance may be material. Additionally, the tax laws of Ireland and other jurisdictions could change in the future, and such changes could cause a material change in our effective tax rate.

We may have been able to receive better terms from unaffiliated third parties than the terms we receive in our agreements related to the spin-off.

The agreements related to the spin-off, including the Separation and Distribution Agreement, Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement, agreements with respect to real estate and intellectual property matters and any other agreements, were negotiated in the context of the Spin-off from Ingersoll Rand while we were still part of Ingersoll Rand. Accordingly, these agreements may not reflect terms that would have resulted from arm’s-length negotiations among unaffiliated third parties. The terms of the agreements in the context of the Spin-off are related to, among other things, allocations of assets, liabilities, rights, indemnifications and other obligations among Ingersoll Rand and us. We might have received better terms under the agreements relating to the Spin-off had they been negotiated with disinterested third parties who competed with each other to win our business than we received from Ingersoll Rand.

In connection with the Spin-off, Ingersoll Rand indemnified us for certain liabilities and we indemnified Ingersoll Rand for certain liabilities. If we are required to act on these indemnities to Ingersoll Rand, we may need to divert cash to meet those obligations and our financial results could be negatively impacted. The Ingersoll Rand indemnity may not be sufficient to insure us against the full amount of liabilities for which it will be allocated responsibility, and Ingersoll Rand may not be able to satisfy its indemnification obligations in the future.

Pursuant to the Separation and Distribution Agreement, the Employee Matters Agreement and the Tax Matters Agreement with Ingersoll Rand, Ingersoll Rand agreed to indemnify us for certain liabilities, and we agreed to indemnify Ingersoll Rand for certain liabilities, in each case for uncapped amounts. Such indemnities may be significant and could negatively impact our business, particularly indemnities relating to our actions that could impact the tax-free nature of the Spin-off. Third parties could also seek to hold us responsible for any of the liabilities that Ingersoll Rand retained. Further, the indemnity from Ingersoll Rand may not be sufficient to protect us against the full amount of such liabilities, and Ingersoll Rand may not be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from Ingersoll Rand any amounts for which we are held liable, we may be temporarily required to bear these losses ourselves.

If the distribution or certain internal transactions undertaken in anticipation of the spin-off are determined to be taxable for U.S. federal income tax purposes, we, our shareholders that are subject to U.S. federal income tax and/or Ingersoll Rand could incur significant U.S. federal income tax liabilities and, in certain circumstances, we could be required to indemnify Ingersoll Rand for material taxes pursuant to indemnification obligations under the Tax Matters Agreement.

Ingersoll Rand has received an IRS ruling substantially to the effect that, among other things, the distribution of our ordinary shares, together with certain related transactions, qualify under Sections 355 and 368(a) of the Internal Revenue Code (“the Code”), with the result that Ingersoll Rand and Ingersoll Rand’s shareholders will not recognize any taxable income, gain or loss for U.S. federal income tax purposes as a result of the Spin-off, except to the extent of cash received in lieu of fractional shares (the “IRS Ruling”). The IRS Ruling also provided that certain internal transactions undertaken in anticipation of the distribution qualify for favorable treatment under the Code. In addition to obtaining the IRS Ruling, Ingersoll Rand received opinions from the law firm of Simpson Thacher & Bartlett LLP substantially to the effect that certain requirements, including certain requirements that the IRS did not rule on, necessary to obtain tax-free treatment have been satisfied, such that the distribution for U.S. federal income tax purposes and certain other matters relating to the distribution, including certain internal transactions undertaken in anticipation of the distribution, received tax-free treatment under Section 355 of the Code. The receipt and effectiveness of the IRS Ruling and the opinions were conditions to the distribution that were satisfied or waived by Ingersoll Rand. The IRS Ruling and the opinions rely on certain facts and assumptions and certain representations and undertakings from us and Ingersoll Rand regarding the past and future conduct of our respective businesses and other matters. Notwithstanding the IRS Ruling and the opinions, the IRS could determine on audit that the distribution or the internal transactions should be treated as taxable transactions if it determines that any of these facts, assumptions, representations or undertakings is not correct or has been violated, or that the distribution or the internal transactions should be taxable for other reasons, including as a result of significant changes in shares or asset ownership after the distribution. A legal opinion represents the tax adviser’s best legal judgment, is not binding on the IRS or the courts, and the IRS or the courts may not agree with the opinion. In addition, the opinion will be based on current law, and cannot be relied upon if current law changes with retroactive effect. If the distribution is determined to be taxable, the distribution could be treated as a taxable dividend or capital gain for U.S. federal income tax purposes, and our shareholders could incur significant U.S. federal income tax liabilities. In addition, we or Ingersoll Rand could incur significant U.S. federal income tax liabilities if it is ultimately determined that certain internal transactions undertaken in anticipation of the distribution are taxable.

In addition, under the terms of the Tax Matters Agreement, in the event the distribution or the internal transactions were determined to be taxable as a result of actions taken after the distribution by us or Ingersoll Rand, the party responsible for such failure would be responsible for all taxes imposed on us or Ingersoll Rand as a result thereof. If such failure is not the result of actions taken after the distribution by us or Ingersoll Rand, then we would be responsible for any taxes imposed on us or Ingersoll Rand as a result of such determination. Such tax amounts could be significant.

In addition, the amount of our shares that we can issue may be limited because the issuance of our shares may cause the distribution to be a taxable event for Ingersoll Rand under Section 355(e) of the Code, and under the Tax Matters Agreement, we could be required to indemnify Ingersoll Rand for that tax.

We might not be able to engage in desirable strategic transactions and equity issuances following the distribution because of restrictions relating to U.S. federal income tax requirements for tax-free distributions.

Our ability to engage in significant equity transactions could be limited or restricted after the distribution in order to preserve, for U.S. federal income tax purposes, the tax-free nature of the distribution by Ingersoll Rand. Even if the distribution otherwise qualifies for tax-free treatment under Section 355 of the Code, it may result in a corporate-level taxable gain to Ingersoll Rand and certain of its affiliates under Section 355(e) of the Code if 50% or more, by vote or value, of our shares or Ingersoll Rand’s shares are acquired or issued as part of a plan or series of related transactions that includes the distribution. Any acquisitions or issuances of our shares or Ingersoll Rand’s shares within two years after the distribution will generally be presumed to be part of such a plan, although we or Ingersoll Rand may be able to rebut that presumption.

To preserve the tax-free treatment to Ingersoll Rand of the distribution, under the Tax Matters Agreement, we are prohibited from taking or failing to take any action that prevents the distribution and related transactions from being tax-free. Further, for the two-year period following the distribution, without obtaining the consent of Ingersoll Rand, a private letter ruling from the IRS or an unqualified opinion from a nationally recognized law firm or accounting firm, we are prohibited from, among other things:

•	approving or allowing any transaction that results in a change in ownership of more than 50% of our ordinary shares when combined with any other changes in ownership of our shares,

•	redeeming or repurchasing certain amounts of equity securities,

•	selling or otherwise disposing of substantially all of our assets, or

•	engaging in certain internal transactions.

These restrictions may limit our ability to pursue strategic transactions or engage in new business or other transactions that may maximize the value of our business. Moreover, the Tax Matters Agreement provides that we are responsible for any taxes imposed on Ingersoll Rand or any of its affiliates as a result of the failure of the distribution or the internal transactions to qualify for favorable treatment under the Code unless such failure is attributable to certain actions taken after the distribution by Ingersoll Rand.

In February 2014, our Board of Directors authorized the repurchase of up to $200 million of our ordinary shares. Due to these restrictions, we may not engage in privately negotiated transactions or acquire more than 20% of our outstanding shares within two years after the Distribution. We believe that we will be able to execute the authorized share repurchases and preserve the tax-free treatment of the distribution. However, if we are unable to preserve the tax-free treatment, any taxes imposed on us could be significant.

If the distribution is determined to be taxable for Irish tax purposes, significant Irish tax liabilities may arise.

Ingersoll Rand has received an opinion of the Irish Revenue regarding the Irish tax consequences of the distribution to the effect that certain reliefs and exemptions for corporate reorganizations apply. In addition to obtaining the opinion from Irish Revenue, Ingersoll Rand received an opinion from the law firm of Arthur Cox confirming the applicability of the relevant exemptions and reliefs to the distribution and that certain internal transactions will not trigger tax costs. These opinions rely on certain facts and assumptions and certain representations and undertakings from us and Ingersoll Rand regarding the past and future conduct of our respective businesses and other matters. Notwithstanding the opinions, Irish Revenue could determine on audit that the distribution or the internal transactions do not qualify for the relevant exemptions or reliefs if it determines that any of these facts, assumptions, representations or undertakings is not correct or has been violated. A legal opinion represents the tax adviser’s best legal judgment, is not binding on Irish Revenue or the courts and Irish Revenue or the courts may not agree with the legal opinion. In addition, the legal opinion was based on current law, and cannot be relied upon if current law changes with retroactive effect. If the distribution ultimately is determined not to fall within certain exemptions or reliefs, the distribution could result in our shareholders having an Irish tax liability as a result of the distribution (if a shareholder is an Irish resident or holds shares in Ingersoll Rand in an Irish branch or agency), or we or Ingersoll Rand could incur Irish tax liabilities.

In addition, under the terms of the Tax Matters Agreement, in the event the distribution does not qualify for certain reliefs or exemptions, then we would be responsible for any taxes imposed on us or Ingersoll Rand as a result of such determination. Such tax amounts could be significant.

Risks Related to Allegion plc’s Incorporation in Ireland

Allegion plc is organized in Ireland, and a substantial portion of our assets are located outside the United States. As a result, you may have difficulty enforcing, or may be unable to enforce, judgments obtained in the United States.

Allegion plc is organized under the laws of Ireland, and a substantial portion of our assets are located outside the United States. As a result, it may not be possible to enforce court judgments obtained in the United States against us or our directors or officers (whether based on the civil liability provisions of U.S. federal or state securities laws, New York law as the governing law of the exchange notes, indentures and guarantees or otherwise) in Ireland or in countries other than the United States where we have assets. We have been advised by our legal advisors in Ireland that the United States does not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters with Ireland. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States, whether based on U.S. federal or state securities laws or otherwise, would not automatically be enforceable (and in certain circumstances may not be enforceable at all) in Ireland. Furthermore, you will not be able to bring a lawsuit or otherwise seek any remedies under the laws of the United States or any states therein (“U.S. Law”), including remedies available under the U.S. federal securities laws, in courts of Ireland (otherwise than in relation to agreements governed by U.S. Law where Irish courts have accepted jurisdiction to hear the matter). See “Service of Process and Enforcement of Liabilities” for further information.

Under Irish law the guarantee of the exchange notes by Allegion plc may be affected, challenged or ineffective under certain circumstances

The guarantee of the exchange notes by Allegion plc may be subject to review under Irish law in, inter alia, the following circumstances:

•	Allegion plc, having become the subject of liquidation proceedings within six months (or two years if the guarantee is given in favor of anyone who is, in relation to Allegion plc, a connected person) of issuing the guarantee, is made the subject of an application by the liquidator, on behalf of Allegion plc, to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when Allegion plc was insolvent;

•	if Allegion plc were wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments made thereunder constituted a fraud on Allegion plc, order a return of payments made by Allegion plc under the guarantee;

•	if the guarantee is challenged on the grounds that there was no corporate benefit to Allegion plc in entering into the guarantee; or

•	Allegion plc having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (see further below) and the court approves a scheme for the compromise of debts of Allegion plc.

Examinership is a court moratorium/protection procedure available under Irish company law. An examiner may be appointed to an Irish company which is likely to be insolvent if the Irish High Court is satisfied that there is a reasonable prospect of the survival of the company and all or part of its undertaking as a going concern. During the examinership period (70 days, or longer in certain circumstances) the company is protected from most forms of enforcement procedure. The primary risks to you if an examiner were to be appointed to Allegion plc are as follows:

•	during the period of protection (A) the examiner may direct that no payments be made by Allegion plc under the guarantee and (B) no action could be taken by creditors to enforce their rights under that guarantee; and

•	the potential for a scheme of arrangement being approved in respect of the Allegion plc (resulting in a write down of its liabilities, including those under the guarantee).

Changes in tax laws, regulations or treaties, changes in our status under the tax laws of many jurisdictions or adverse determinations by taxing authorities could increase our tax burden or otherwise affect our financial condition or operating results, as well as subject our shareholders to additional taxes.

The realization of any tax benefit related to our incorporation and tax residence in Ireland could be impacted by changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities of many jurisdictions. From time to time, proposals have been made and/or legislation has been introduced to change the tax laws of various jurisdictions or limit tax treaty benefits that if enacted could materially increase our tax burden and/or effective tax rate. For instance, recent U.S. legislative proposals would broaden the circumstances under which we would be considered a U.S. resident for U.S. tax purposes, which would significantly diminish the realization of any tax benefit related to our incorporation in Ireland. There are other recent U.S. legislative proposals that could modify or eliminate the tax deductibility of various currently deductible payments, which could materially and adversely affect our effective tax rate and cash tax position. Moreover, other U.S. legislative proposals could have a material adverse impact on us by overriding certain tax treaties and limiting the treaty benefits on certain payments by our U.S. subsidiaries to our non-U.S. affiliates, which could increase our tax liability. We cannot predict the outcome of any specific legislation in any jurisdiction.

While we monitor proposals that would materially impact our tax burden and/or effective tax rate and investigate our options, we could still be subject to increased taxation on a going forward basis no matter what action we undertake if certain legislative proposals are enacted, certain tax treaties are amended and/or our interpretation of applicable tax law is challenged and determined to be incorrect. In particular, any changes and/or differing interpretations of applicable tax law that have the effect of disregarding our incorporation in Ireland, limiting our ability to take advantage of tax treaties between jurisdictions, modifying or eliminating the deductibility of various currently deductible payments, or increasing the tax burden of operating or being resident in a particular country, could subject us to increased taxation.

Risks Related to Exchange Notes and the Guarantees

Our substantial leverage could harm our business by limiting our available cash and our access to additional capital and, to the extent of our variable rate indebtedness, exposing us to interest rate risk.

We have approximately $1.3 billion of outstanding indebtedness at March 31, 2014. In addition, we have a senior secured revolving credit facility permitting borrowings of up to $500 million. This amount of indebtedness substantially increases our cash interest expense in future years compared to prior years and may limit our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, restructuring and general corporate or other purposes, limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our less leveraged competitors. Further volatility in the credit markets would adversely impact our ability to obtain favorable terms on financing in the future. In addition, a substantial portion of our cash flows from operations is dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures, payment of dividends, share repurchase programs and future business opportunities. We may be more vulnerable than a less leveraged company to a downturn in the general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth. We may be vulnerable to interest rate increases, as certain of our borrowings, including those under our senior secured credit facilities, are at variable rates.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which actions may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal and interest on our indebtedness. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, reduce or eliminate the payment of dividends, sell assets, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The terms of the credit agreement governing our senior secured credit facilities and the indenture governing our senior notes contain customary financial covenants that may restrict our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices we believe are fair, and proceeds that we do receive may not be adequate to meet any debt service obligations then due.

Despite our levels of indebtedness, we may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage.

We may be able to incur substantial additional indebtedness in the future. Although the terms of the credit agreement governing our senior secured credit facilities and the indenture governing our senior notes contain customary restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. In addition, our senior secured revolving credit facility permits borrowings of up to $500 million. If we incur additional debt above the levels we currently have, the risks associated with our leverage, including those described above, would increase.

The terms of our debt covenants could limit how we conduct our business and our ability to raise additional funds.

The terms of the credit agreement governing our senior secured credit facilities and the indenture governing our senior notes restrict us from taking certain actions that we may think are in the best interests of our shareholders. A breach of the covenants or restrictions could result in a default under the applicable indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	limited in our ability to pay dividends or make other distributions to our shareholders;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

These covenants and restrictions could affect our ability to operate our business, and may limit our ability to react to market conditions or take advantage of potential business opportunities as they arise. Additionally, our ability to comply with these covenants may be affected by events beyond our control, including general economic and credit conditions and industry downturns, and the other factors described in these “risk factors.”

Many of the restrictive covenants contained in the indenture will be suspended if and for so long as the exchange notes are rated investment grade by Moody’s and S&P and no default has occurred and is continuing.

Many of the covenants in the indenture governing the exchange notes will be suspended if and for so long as the exchange notes are rated investment grade (as defined in the indenture) by Moody’s and S&P, provided that at such time no default with respect to the exchange notes has occurred and is continuing. There can be no assurance that the exchange notes will ever be rated investment grade or that if they are rated investment grade, that the exchange notes will maintain such ratings. Suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force and these transactions will not result in an event of default if the covenants are subsequently reinstated. See “Description of the Exchange Notes—Certain Covenants—Effectiveness of Covenants.”

The exchange notes and the guarantees will not be secured by any of our assets or the assets of the guarantors and therefore will be effectively subordinated to our and their existing and future secured indebtedness.

The exchange notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all existing and future secured debt, including borrowings under our senior secured credit facilities to the extent of the collateral securing such debt. In addition, our senior secured credit facilities and the indenture governing the exchange notes will permit the incurrence of additional debt in certain circumstances, some of which may be secured debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, creditors whose debt is secured by our and the guarantors’ assets will be entitled to the remedies available to secured creditors under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the exchange notes or the guarantees. As a result, there may be insufficient assets to pay amounts due on the exchange notes, and holders of the exchange notes may receive less, ratably, than holders of secured indebtedness.

The parent guarantor of the exchange notes is a holding company with no significant independent operations and no significant assets except capital stock of its subsidiaries. As a result, the parent guarantor of the exchange notes would be unable to meet its obligations if we fail to make payment of interest or principal on the exchange notes.

Allegion plc is a holding company with no independent operations and no significant assets other than the capital stock of its subsidiaries. Allegion plc, therefore, is dependent upon the receipt of dividends or other distributions from its subsidiaries to fund any obligations that it incurs, including obligations under our guarantee of the exchange notes. Accordingly, if we should at any time be unable to pay interest on or principal of the exchange notes, it is highly unlikely that Allegion plc will be able to distribute the funds necessary to enable it to meet its obligation under the parent guarantee.

The exchange notes will be structurally subordinated to the existing and future liabilities of certain of our subsidiaries which are not guaranteeing the exchange notes.

The exchange notes will not be guaranteed by certain of our current and future subsidiaries, including all of our foreign subsidiaries. As a result, the exchange notes will be structurally subordinated to all existing and future liabilities of such non-guarantor subsidiaries. Our rights and the rights of our creditors to participate in the assets of any non-guarantor subsidiary in the event that such a subsidiary is liquidated or reorganized will be subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the exchange notes. To the extent that we may be a creditor with recognized claims against any non-guarantor subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Subject to restrictions contained in financing arrangements, our non-guarantor subsidiaries may incur additional indebtedness and other liabilities, all of which would rank structurally senior to the exchange notes.

Our ability to repurchase the exchange notes upon a change of control may be limited.

We will be required under the indenture governing the exchange notes to make an offer to repurchase the exchange notes and the existing notes upon a change of control (as defined in the indenture). A change of control also would constitute a default under our senior secured credit facilities. Therefore, upon the occurrence of a change of control, the lenders under our senior secured credit facilities would have the right to accelerate their loans, and if so accelerated, we would be required to pay all of our outstanding obligations under such facilities. We may not be able to pay you the required price for your notes at that time because we may not have available funds to pay the repurchase price. In addition, the terms of other existing or future debt may prevent us from paying you. There can be no assurance that we would be able to repay such other debt or obtain consents from the holders of such other debt to repurchase these notes. Any requirement to offer to purchase any outstanding notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, such financing may be on terms unfavorable to us. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Our variable rate indebtedness may expose us to interest rate risk, which could cause our debt costs to increase significantly.

A portion of our borrowings at March 31, 2014 are term loans with variable rates of interest which expose us to interest rate risks. We are exposed to the risk of rising interest rates to the extent that we fund our operations with short-term or variable-rate borrowings. At March 31, 2014, we have approximately $1.3 billion of aggregate debt outstanding, and this amount includes $1.0 billion of floating-rate term loans and $300 million of our fixed-rate senior notes. We have the ability to incur up to $500 million of additional floating-rate debt under our senior secured revolving credit facility. Based on the amount of floating-rate debt outstanding at March 31, 2014, a 100 basis point increase in LIBOR would result in an incremental annual interest expense of approximately $7.1 million. If the LIBOR or other applicable base rates under our senior secured credit facilities increase in the future then the floating-rate debt could have a material effect on our interest expense.

Our being subject to certain fraudulent transfer and conveyance statutes may have adverse implications for the holders of the exchange notes.

If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of our unpaid creditors or the guarantors, a court were to find that, at the time the exchange notes were issued by us or guaranteed by the guarantors:

•	We issued or the guarantors guaranteed the exchange notes with the intent of hindering, delaying or defrauding current or future creditors, we or the guarantors received less than reasonably equivalent value or fair consideration for issuing or guaranteeing the exchange notes, as applicable; and

•	We or the guarantors, as the case may be,

•	were insolvent or were rendered insolvent by reason of the incurrence or guarantee, as applicable, of the indebtedness constituting the exchange notes,

•	were engaged, or about to engage, in a business or transaction for which our assets constituted unreasonably small capital,

•	intended to incur, or believed that we would incur, debts beyond our ability to pay as such debts matured, or

•	were a defendant in an action for money damages, or had a judgment for money damages docketed against us if, in either case, after final judgment the judgment is unsatisfied,

such court could avoid or subordinate the exchange notes and the relevant guarantee to presently existing and future indebtedness of us or the guarantors, as the case may be, and take other action detrimental to the holders of the exchange notes, including, under certain circumstances, invalidating the exchange notes or the guarantees.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, we or any guarantor would be considered insolvent if, at the time we incur or guarantee, as the case may be, the indebtedness constituting the exchange notes, either:

•	the sum of our debts, including contingent liabilities, is greater than our assets, at a fair valuation; or

•	the present fair saleable value of our assets is less than the amount required to pay the probable liability on our total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

We cannot give you any assurance as to what standards a court would use to determine whether we or a guarantor, as the case may be, were solvent at the relevant time, or whether, whatever standard was used, the exchange notes or guarantees would not be avoided on another of the grounds described above.

We believe that at the time the exchange notes are initially issued by us and guaranteed by the guarantors, we and the guarantors will be:

•	neither insolvent nor rendered insolvent thereby,

•	in possession of sufficient capital to run our respective businesses effectively,

•	incurring debts within our respective abilities to pay as the same mature or become due, and

•	will have sufficient assets to satisfy any probable money judgment against us in any pending action.

In reaching these conclusions, we have relied upon our analysis of cash flow projections, which, among other things, assume that we will in the future realize certain selling prices and volumes and favorable changes in product mix, and estimated values of assets and liabilities. We cannot assure you, however, that a court passing on such questions would reach the same conclusions.

The lenders under our senior secured credit facilities will have the discretion to release the guarantors under the senior secured credit facilities in a variety of circumstances, or such guarantors may be automatically released, which will cause those guarantors to be automatically released from their guarantees of the exchange notes.

While any obligations under our senior secured credit facilities remain outstanding, any guarantee of the exchange notes may be released without action by, or consent of, any holder of the exchange notes or the trustee under the indenture governing the exchange notes, if the related guarantor is no longer a guarantor of obligations under the senior secured credit facilities. See “Description of the Exchange Notes.” The lenders under our senior secured credit facilities will have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances and, in some circumstances, such guarantors will be automatically released. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the exchange notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders. See “Description of the Exchange Notes—Guarantees.”

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and we cannot assure you that an active trading market will develop for the exchange notes.

We are offering the exchange notes to the holders of the eligible notes. The eligible notes were offered and sold in a private offering in October 2013 to institutional investors and are eligible for trading by “qualified institutional buyers” as defined under Rule 144A of the Securities Act. Upon consummation of the applicable exchange offer, we expect that each series of the exchanges notes will share a single CUSIP.

We do not intend to apply for a listing of the exchange notes on any national securities exchange or to arrange for quotation of the exchange notes on any automated dealer quotation system. The initial purchasers in the private offering of the eligible notes have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to do so and they may discontinue their market-making activities at any time in their sole discretion without notice. In addition, such market-making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Accordingly, there can be no assurance that an active market for the exchange notes will develop. Moreover, even if a market for the exchange notes does develop, the exchange notes could trade at a substantial discount from their face amount. If a market for the exchange notes does not develop, or if market conditions change, purchasers may be unable to resell the exchange notes for an extended period of time, if at all. Consequently, a purchaser may not be able to liquidate its investment readily, and the exchange notes may not be readily accepted as collateral for loans.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the exchange notes.

The price for the exchange notes depends on many factors, including:

•	our credit ratings;

•	prevailing interest rates being paid by, or the market prices for debt securities issued by, other companies similar to us;

•	our financial condition, financial performance and prospects; and

•	the overall conditions of the general economy and the financial markets.

The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the exchange notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of eligible notes, the terms of which are identical in all material respects to the exchange notes. The eligible notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth the unaudited cash and capitalization of Allegion as of March 31, 2014. You should review the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and accompanying notes included elsewhere in this prospectus.

In millions	As of March 31, 2014
Cash and cash equivalents	$205.4

Indebtedness:
Short-term borrowings and current maturities of long-term debt	$70.5
Long-term debt
Revolving credit facility(1)	—
Term Loan A(2)	493.8
Term Loan B(2)	498.8
Senior notes	300.0

Total indebtedness	$1,292.6

Equity:
Ordinary shares, $0.01 par value	1.0
Capital in excess of par value	20.4
Retained earnings	28.0
Accumulated other comprehensive earnings (losses)	(109.8)
Noncontrolling interest	32.1

Total equity (deficit)	$(28.3)

Total capitalization	$1,264.3

(1)	In November 2013 we entered into a senior secured revolving credit facility of $500.0 million maturing in 2018, of which up to $100.0 million is available for the issuance of letters of credit, and including a swingline facility in an amount of up to $50.0 million. See “Description of Other Indebtedness.”
(2)	In November 2013 we entered into a $500.0 million Term Loan A Facility due in 2018 and a $500.0 million Term Loan B Facility due 2020. See “Description of Other Indebtedness.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data as of March 31, 2014 and for the three months ended March 31, 2014 and 2013, and as of and for each of the fiscal years in the five-year period ended December 31, 2013. We derived the selected historical condensed consolidated financial data as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the selected historical combined and consolidated financial data as of December 31, 2013 and 2012 and for each of the fiscal years in the three-year period ended December 31, 2013 from our audited combined and consolidated financial statements included elsewhere in this prospectus, and we derived the selected historical combined and consolidated financial data as of December 31, 2011, 2010 and 2009 and for the fiscal years ended December 31, 2010 and 2009 from our audited combined and consolidated financial statements that are not included in this prospectus. In our management’s opinion, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited combined and consolidated financial statements and include all adjustments, consisting only of ordinary recurring adjustments, necessary for a fair presentation of the information for the periods presented.

Our historical consolidated financial statements include certain expenses of Ingersoll Rand that were allocated to us for certain corporate functions, including finance, information technology, legal, human resources, integrated supply chain and marketing. These costs may not be representative of the future costs we will incur as an independent, publicly-traded company. In addition, our historical financial information does not reflect changes that we expect to experience in the future as a result of our spin-off from Ingersoll Rand, including changes in the financing, operations, cost structure and personnel needs of our business. Our consolidated financial statements also do not reflect the allocation of certain assets and liabilities between Ingersoll Rand and us. Consequently, the financial information included here may not necessarily reflect our financial position, results of operations and cash flows in the future or what our financial position, results of operations and cash flows would have been had we been an independent, publicly-traded company during the periods presented.

You should read the selected historical consolidated financial data presented below in conjunction with our audited and unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

	As of and for the Three Months Ended March 31,		As of and for the Years Ended December 31,
In millions	2014	2013	2013	2012	2011	2010	2009
Net revenues	$472.5	$473.3	$2,093.5	$2,046.6	$2,021.2	$1,967.7	$2,038.8
Net earnings (loss) attributable to Allegion:
Continuing operations(a)	35.8	39.6	31.8	222.3	225.4	194.3	180.4
Discontinued operations	(0.2)	(0.2)	(0.8)	(2.7)	(7.3)	(2.5)	(3.0)
Total assets	1,977.9		1,979.9	1,983.8	2,036.2	2,052.5	2,016.2
Total debt, including capital leases	1,334.9		1,343.9	5.0	4.9	6.2	7.9
Total Parent Company equity (deficit)	(60.4)		(86.8)	1,343.2	1,413.8	1,457.4	1,378.8

(a)	Net earnings from continuing operations includes $37.7 million of centrally managed service costs and corporate allocations from Ingersoll Rand for the three months ended March 31, 2013, and $174.5 million, $176.7 million, $160.5 million, $157.8 million and $160.9 million of centrally managed service costs and corporate allocations from Ingersoll Rand for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a difference include, but are not limited to, those discussed under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” The following section is qualified in its entirety by the more detailed information, including our consolidated financial statements and the notes thereto, which appears elsewhere in this prospectus.

Overview

Organization

We are a leading global provider of security products and solutions operating in three geographic regions: Americas; EMEIA; and Asia Pacific. We sell a wide range of security products and solutions for end-users in commercial, institutional and residential markets worldwide, including into the education, healthcare, government, commercial office and single and multi-family residential markets. Our strategic brands include Schlage, Von Duprin, LCN, CISA, and Interflex.

Trends and Economic Events

Current market conditions, including challenges in international markets, continue to impact our financial results. Uneven global commercial new construction activity is negatively impacting our results, however U.S. residential and consumer markets have begun to improve, and we are seeing improvements in the U.S. new builder and replacement markets.

Based on information derived from third party sources, we estimate that the size of the global markets we serve was more than $30 billion in revenue in 2013, comprised of $25 billion for mechanical hardware products and more than $5 billion for time, attendance, and workforce productivity systems and systems integration. We believe that the security products industry will benefit from several global macroeconomic and long-term demographic trends, which include heightened awareness of security requirements, increased global urbanization and the shift to a digital, interconnected environment. In the more established economies of North America and Europe, where the security product industry’s compound annual growth rate was 1 to 2% per year during the challenging economy experienced over the past three years, we believe our markets are poised for a cyclical recovery driven in part by accelerating growth in the underlying commercial and residential construction markets. Annual revenue growth for the security products market in emerging economies, which represented approximately 14.6% of our net revenues for the year ended December 31, 2013, exceeded 5% over the past 3 years. Additionally, we expect growth in the global electronic product categories we serve to continue to outperform the industry as end-users adopt newer technologies in their facilities.

Our business may be negatively impacted if, among other things, market conditions in North America and Europe worsen or do not improve as we expect them to, developing economies in which we do business decline or do not continue to grow at recent rates or we are unable to capitalize on the growth in electronic product categories. A number of other challenges and uncertainties that could affect our business are described under “Risk Factors.”

Recent Developments

Spin-Off Transaction

On December 1, 2013, Allegion became a stand-alone public company after Ingersoll-Rand plc (“Ingersoll Rand”) completed the separation of its commercial and residential security businesses (the “Business”) from the rest of Ingersoll Rand, via the transfer of the Business from Ingersoll Rand to Allegion and the issuance by Allegion of ordinary shares directly to Ingersoll Rand’s shareholders (the “Spin-off”). As part of the Spin-off, Allegion issued one ordinary share for every three ordinary shares of Ingersoll Rand held of record as of 5:00 p.m., New York City time on November 22, 2013. Allegion ordinary shares trade under the symbol “ALLE” on the New York Stock Exchange. Allegion issued a total of approximately 96.0 million ordinary shares in the Spin-off. We incurred approximately $5.9 million of non-recurring separation costs in 2013 related to the Spin-off.

Indebtedness

In conjunction with the Spin-off, we issued $1,300 million of indebtedness comprised of (i) $300 million of 5.75% senior secured notes due in 2021 and (ii) a credit agreement providing for (a) $1.0 billion of Senior Secured Term Loan Facilities, consisting of a $500 million “tranche A” Term Loan Facility due in 2018 (the “Term Loan A Facility”) and a $500 million “tranche B” Term Loan Facility due in 2020 (the “Term Loan B Facility,” and together with the Term Loan A Facility, the “Term Facilities”), and (b) a $500 million Senior Secured Revolving Credit Facility (the “Revolver”) maturing in 2018. These credit facilities are referred to as the “Senior Secured Credit Facilities.” The net proceeds of this indebtedness (approximately $1,274.4 million) were distributed to Ingersoll Rand in connection with the Spin-off.

Goodwill and Indefinite-lived Intangibles

See “Critical Accounting Policies—Goodwill and indefinite-lived intangible assets—2013 Impairment Test” for further discussion.

Joint Venture Order Flow Change

In late 2013, we signed a revised joint venture operating agreement for our consolidated joint venture in Asia. Previously, the joint venture acted as a pass-through to the end customer. The consolidated joint venture no longer recognizes the revenue and cost of goods sold on these products. Products are shipped direct to the end customer with the joint venture receiving a royalty in an amount that approximates the lost margin. We recognized revenue of approximately $17.7 million related to this business in our Americas segment for the three months ended March 31, 2013. The change did not have a material impact on operating income or on cash flows for the three months ended March 31, 2014.

Venezuela Devaluation

Venezuela is a highly inflationary economy under GAAP. As a result, the U.S. dollar is the functional currency for our consolidated joint venture in Venezuela. Any currency remeasurement adjustments for non-U.S. dollar denominated monetary assets and liabilities and other transactional foreign exchange gains and losses are reflected in earnings.

The Venezuelan government’s official exchange rate is currently 6.3 Venezuelan Bolivares Fuertes (VEF) to 1 U.S. Dollar (USD), which is the current rate at which all of our VEF denominated net monetary assets in Venezuela are measured. The Venezuelan government re-instituted a secondary exchange rate (SICAD 1 rate) for select goods and services. The SICAD 1 rate was 10.7 VEF to $1 at March 31, 2014. Allegion does not currently qualify for this SICAD rate. In March 2014, the Venezuelan government launched a SICAD 2 rate to provide a greater supply of U.S. Dollars from sources other than the Venezuelan government. All companies located or domiciled in Venezuela may bid for U.S. Dollars for any purpose. The SICAD 2 exchange rate closed at 50.9 VEF to $1 on March 31, 2014. We believe the fixed exchange rate of 6.3 VEF to $1 remains legally available to us and we intend to continue to remeasure the net monetary assets of our Venezuelan entities at this rate.

The impact to us of a devaluation from the official exchange rate to a SICAD 1 rate of 10.7 VEF to $1 would be a charge of approximately $7.1 million and to a SICAD 2 rate of 50.9 VEF to $1 would be a charge of $15.1 million based on our net monetary asset balances as of March 31, 2014 of approximately $17.2 million, including $4.6 million of cash. Net revenues of our operation in Venezuela were $15.5 million for the three months ended March 31, 2014. A devaluation could have a material impact on our results of operations depending on the exchange rate we apply and the amount of net monetary assets included in our consolidated balance sheet denominated in VEF.

Acquisition of Schlage de Colombia

On January 2, 2014, our wholly-owned subsidiary Allegion de Colombia completed the acquisition of certain assets of Schlage Lock de Colombia S.A., the second largest mechanical lock manufacturer in that country for approximately $5.3 million in cash.

2014 Dividend

On March 31, 2014, we paid a quarterly dividend of $0.08 per Allegion plc ordinary share to shareholders of record as of March 17, 2014. On April 9, 2014, our Board of Directors authorized and declared a quarterly dividend in the amount of $0.08 per Allegion plc ordinary share, which is payable on June 30, 2014 to shareholders of record on June 16, 2014.

Spin-off related charges

In the first quarter of 2014, we incurred $8.8 million of separation costs associated with the spin-off from Ingersoll Rand, of which $8.7 million was recognized in Selling and administrative expenses in our results of operations and $0.1 million was recognized in Cost of goods sold. Separation costs for the three months ended March 31, 2014 primarily include professional and consulting fees, system implementation costs and relocation and other personnel related costs.

Results of Operations—Three Months Ended March 31

In millions, except per share amounts	2014	% of revenues	2013	% of revenues
Net revenues	$472.5		$473.3
Cost of goods sold	280.6	(59.4)%	287.2	(60.7)%
Selling and administrative expenses	125.1	(26.5)%	117.3	(24.8)%
Operating income	66.8	14.1%	68.8	14.5%
Interest expense	13.1		0.4
Other (gain) loss, net	(0.2)		7.5

Earnings before income taxes	53.9		60.9
Provision for income taxes	16.3		19.7

Earnings from continuing operations	37.6		41.2
Discontinued operations, net of tax	(0.2)		(0.2)

Net earnings	37.4		41.0
Less: Net earnings attributable to noncontrolling interests	1.8		1.6

Net earnings attributable to Allegion plc	$35.6		$39.4

Diluted net earnings per ordinary share attributable to Allegion plc ordinary shareholders:
Continuing operations	$0.37		$0.41
Discontinued operations	—		—

Net earnings	$0.37		$0.41

The discussions that follow describe the significant factors contributing to the changes in our results of operations for the periods presented.

Net Revenues

Net revenues for the three months ended March 31, 2014 decreased by 0.2%, or $0.8 million, compared with the same period in 2013, which resulted from the following:

Pricing	1.7%
Volume	1.1%
Acquisitions	0.6%
Currency exchange rates	0.1%
Impact of consolidated Asia joint venture order flow change	(3.7)%

Total	(0.2)%

The decrease in net revenues was primarily driven by the impact of the change in order flow through our consolidated joint venture in Asia discussed above. This decrease was partially offset by improved pricing, higher volumes and the acquisition of Schlage de Colombia in January 2014.

Operating Income/Margin

Operating margin for the three months ended March 31, 2014 decreased to 14.1% from 14.5% for the same period of 2013. The decrease was primarily due to unfavorable volume/product mix and increased investment spending, including $8.8 million of spin-related costs. These decreases were partially offset by improved pricing in excess of material inflation and productivity benefits in excess of other inflation across all segments.

Interest Expense

Interest expense for the three months ended March 31, 2014 increased $12.7 million compared with the same period of 2013 as a result of entering into the $1,000 million total senior secured term loan facilities and issuing $300 million of senior notes in the fourth quarter of 2013 in conjunction with the spin-off from Ingersoll Rand.

Other, Net

The components of Other, net for the three months ended March 31 were as follows:

In millions	2014	2013
Interest income	$(0.2)	$(0.1)
Exchange loss	0.1	7.5
Other	(0.1)	0.1

Other (gain) loss, net	$(0.2)	$7.5

The increase in Other, net for the three months ended March 31, 2014 resulted primarily from lower foreign currency losses compared to the same period in 2013, which included a realized foreign currency translation loss of $6.2 million related to the devaluation of the VEF.

Provision for Income Taxes

The effective tax rates for the three months ended March 31, 2014 and 2013 were 30.3% and 32.3%, respectively. The decrease in the effective tax rate compared to 2013 is primarily due to favorable changes in the mix of pre-tax income earned in lower rate jurisdictions, partially offset by lower discrete tax benefits.

Results of Operations - For the years ended December 31

Dollar amounts in millions, except per share data	2013	% of Revenues	2012	% of Revenues	2011	% of Revenues
Net revenues	$2,093.5		$2,046.6		$2,021.2
Cost of goods sold	1,233.9	58.9%	1,220.6	59.7%	1,211.4	59.9%
Selling and administrative expenses	486.2	23.2%	457.4	22.3%	450.8	22.3%
Asset impairment	137.6	6.6%	—	—%	—	—%

Operating income	235.8	11.3%	368.6	18.0%	359.0	17.8%
Interest expense	10.2		1.5		1.4
Other expense (income), net	7.1		3.2		(4.6)

Earnings before income taxes	218.5		363.9		362.2
Provision for income taxes	174.2		135.9		130.5

Earnings from continuing operations	44.3		228.0		231.7
Discontinued operations, net of tax	(0.8)		(2.7)		(7.3)

Net earnings	43.5		225.3		224.4
Less: Net earnings attributable to noncontrolling interests	12.5		5.7		6.3

Net earnings attributable to Allegion plc	$31.0		$219.6		$218.1

Diluted net earnings per ordinary share attributable to Allegion plc ordinary shareholders:
Continuing operations	$0.33		$2.32		$2.35
Discontinued operations	(0.01)		(0.03)		(0.08)

Net earnings	$0.32		$2.29		$2.27

Net Revenues

Net revenues for the year ended December 31, 2013 increased by 2.3%, or $46.9 million, compared to the same period in 2012 due to the following:

Pricing	1.7%
Volume/product mix	2.3%
Impact of consolidated Asia joint venture order flow change	(1.3)%
Currency exchange rates / other	(0.4)%

Total	2.3%

The increase in net revenues was primarily driven by improved pricing across all segments as well as increased volumes in the Americas segment due to stronger demand in both the commercial and residential markets as well as new products, particularly from our electronics portfolio. These increases were partially offset by unfavorable currency impacts, lower volume in EMEIA due to weak markets and the impact of the change in order flow through our consolidated joint venture in Asia discussed above.

Net revenues for the year ended December 31, 2012 increased by 1.3%, or $25.4 million, compared to the same period in 2011, due to the following:

Volume/product mix	0.3%
Pricing	2.3%
Currency exchange rates	(1.3)%

Total	1.3%

The increase in revenues was primarily driven by improved pricing across all segments and increased volumes in the Americas segment due to stronger demand in residential markets. These increases were partially offset by decreased volume/product mix in EMEIA due to weak markets and unfavorable foreign currency impacts.

Cost of Goods Sold

For the year ended December 31, 2013, cost of goods sold as a percentage of revenue decreased to 58.9% from 59.7%. Costs of goods sold as a percentage of revenue for the year ended December 31, 2013 was favorably impacted by a $21.5 million gain on a property sale in China (1.0%) and negatively impacted by $3.8 million of restructuring charges and non-recurring separation costs incurred in connection with the Spin-off (0.2%). Cost of goods sold as a percentage of revenue for the year ended December 31, 2012 was negatively impacted by $3.7 million of restructuring charges and other costs (0.2%). Excluding the impact of these items, cost of goods sold as a percentage for the year ended December 31, 2013 increased to 59.8% from 59.5% primarily due to inflation (1.9%) and unfavorable channel/region mix (0.5%), partially offset by productivity benefits and other items (2.1%).

For the year ended December 31, 2012, cost of goods sold as a percentage of revenue decreased to 59.7% (59.4% excluding restructuring charges) from 59.9%. The improvement is the result of productivity actions and favorable currency impacts partially offset by material inflation.

Selling and Administrative Expenses

For the year ended December 31, 2013, selling and administrative expenses as a percentage of revenue increased to 23.2% from 22.3%. Selling and administrative expenses as a percentage of revenue for the year ended December 31, 2013 was negatively impacted by $2.7 million of restructuring charges (0.1%) and $5.0 of non-recurring separation costs incurred in connection with the Spin-off (0.2%). Selling and administrative expenses as a percentage of revenue for the year ended December 31, 2012 was negatively impacted by $4.5 million of restructuring charges and other costs (0.2%). Excluding the impact of these items, selling and administrative expenses as a percentage of revenue increased to 22.9% from 22.1%, primarily due to non-material inflation (1.2%) and increased investment spending (0.5%) partially offset by productivity benefits (0.5%) and other items (0.4%).

For the year ended December 31, 2012, selling and administrative expenses as a percentage of revenue remained at 22.3% compared to the prior year. Restructuring charges and non-material inflation were partially offset by productivity benefits and favorable currency impacts.

Operating Income/Margin

Operating margin for the year ended December 31, 2013 decreased to 11.3% from 18.0% for the same period in 2012. Operating margin for the year ended December 31, 2103 was negatively impacted by the non-cash goodwill impairment charge (6.6%) and favorably impacted by the gain on a property sale in China (1.1%). Excluding the impact of these items, operating margin for the year ended December 31, 2013 was 16.9%. The decrease was primarily due incremental investment spending associated with new product development (0.6%), unfavorable product mix (0.5%) and restructuring charges and non-recurring separation costs (0.2%), partially offset by favorable volume leverage (0.2%). Price increases (1.4%) and productivity benefits (2.4%) offset inflation, higher corporate expense allocations and other items (3.8%, collectively) for the year ended December 31, 2013.

Operating margin for the year ended December 31, 2012 increased to 18.0% from 17.8% for the same period in 2011. The increase was primarily due to improved pricing in excess of material inflation (1.7%) and the realization of productivity benefits in excess of other inflation (0.6%). These increases were partially offset by unfavorable volume/product mix (1.3%) and increased investment spending (0.8%).

Interest Expense

Interest expense for the year ended December 31, 2013 increased $8.7 million compared to the same period in 2012 as a result of entering into the $1,000 million total Senior Secured Credit Facilities and issuing $300 million of senior notes in the fourth quarter of 2013 in conjunction with the spin-off from Ingersoll Rand. Had this debt been outstanding as of the beginning of 2013, our interest expense would have been approximately $53 million for the year ended December 31, 2013.

Interest expense for the year ended December 31, 2012 increased $0.1 million compared with the same period of 2011. Our interest-bearing debt balances were $5.0 million and $4.9 million as of December 31, 2012 and 2011, respectively. The amount of interest expense incurred is consistent with the fluctuation in the balance of interest-bearing debt for all periods.

Other, Net

The components of Other, net, for the year ended December 31 are as follows:

In millions	2013	2012	2011
Interest income	$(0.8)	$(0.1)	$(0.4)
Exchange gain (loss)	7.9	3.3	(4.1)
Other	—	—	(0.1)

Other, net	$7.1	$3.2	$(4.6)

For the year ended December 31, 2013, Other, net decreased by $3.9 million compared to the same period in 2012 primarily due to unfavorable foreign currency impacts. Included within Exchange gain (loss) for the year ended December 31, 2013 is a $6.2 million realized foreign currency loss related to the devaluation of the Venezuelan Bolivar (VEF) from the pre-existing exchange rate of 4.3 VEF to 1 U.S. dollar to 6.3 VEF to 1 U.S. dollar.

For the year ended December 31, 2012, Other, net decreased by $7.8 million compared with the same period in 2011 primarily from unfavorable foreign currency impacts.

Provision for Income Taxes

For the year ended December 31, 2013, our effective tax rate of 79.7% compared to 37.3% for the year ended December 31, 2012. The effective tax rate for the year ended December 31, 2013 included the impact of a non-cash pre-tax goodwill impairment charge of $137.6 million ($131.2 million after-tax). Additionally, the effective tax rate included $44.8 million of discrete tax adjustments consisting of $31.5 million of expense related to valuation allowances on deferred tax assets that are no longer expected to be utilized and $13.3 million of net tax expense resulting primarily from transactions occurring to effect the Spin-off. Excluding these items, the effective tax rate was 36.4%. Our tax rate was above the U.S. statutory rate of 35.0% primarily due to U.S. state and local taxes and net increases in our liability for unrecognized tax benefits partially offset by earnings in non-U.S. jurisdictions, which, in aggregate, had a lower effective rate.

For periods prior to the Spin-off, income tax expense has been recorded as if we filed tax returns on a stand-alone basis. This separate return methodology applies the accounting guidance for income taxes to the stand-alone financial statements as if we were a stand-alone enterprise for the periods prior to the Spin-off using statutory rates. These rates did not contemplate certain tax strategies that could lower the effective tax rate in future periods, if executed.

For the year ended December 31, 2012, our effective tax rate of 37.3% compared to 36.0% for the year ended December 31, 2011. Our tax rate was above the U.S. statutory rate of 35.0% primarily due to U.S. state and local taxes and net increases in our liability for unrecognized tax benefits partially offset by earnings in non-U.S. jurisdictions, which, in aggregate, had a lower effective rate.

Discontinued Operations

Discontinued operations recognized a loss for the year ended December 31, 2013 primarily due to lease expense and other miscellaneous expenses from previously sold businesses.

Review of Business Segments

We operate in and report financial results for three segments: Americas, EMEIA, and Asia Pacific. These segments represent the level at which our chief operating decision maker reviews company financial performance and makes operating decisions.

Segment operating income is the measure of profit and loss that our chief operating decision maker uses to evaluate the financial performance of the business and as the basis for resource allocation, performance reviews, and compensation. For these reasons, we believe that Segment operating income represents the most relevant measure of segment profit and loss. Our chief operating decision maker may exclude certain charges or gains, such as corporate charges and other special charges from Operating income, to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base our operating decisions. We define Segment operating margin as Segment operating income as a percentage of Net revenues.

The segment discussions that follow describe the significant factors contributing to the changes in results for each segment included in continuing operations. Effective January 1, 2013, we transferred a product line from our Asia Pacific segment to our Americas segment. This transfer is reflected in the historical segment results for the three months ended March 31, 2013.

Americas

Our Americas segment is a leading provider of security products and solutions in approximately 30 countries throughout North America and parts of South America. The segment sells a broad range of products and solutions including, locks, locksets, key systems, door closers, exit devices, doors and door frames, electronic product and access control systems to end-users in commercial, institutional and residential facilities, including into the education, healthcare, government, commercial office and single and multi-family residential markets. This segment’s strategic brands are Schlage, Von Duprin and LCN.

On December 30, 2011, we completed the divestiture of our security installation and service business, which was sold under the Integrated Systems and Services brand in the United States and Canada, to Kratos Public Safety & Security Solutions, Inc. As a result of the sale, we have reported this business as a discontinued operation for all periods presented. Segment information excludes the results of this business for all periods presented.

Segment results for the three months ended March 31 were as follows:

Dollar amounts in millions	2014	2013	% change
Net revenues	$345.4	$351.3	(1.7)%
Segment operating income	86.0	82.4	4.4%
Segment operating margin	24.9%	23.5%

Net revenues for the three months ended March 31, 2014 decreased by 1.7%, or $5.9 million, compared with the same period in 2013, primarily due to the impact of the change in order flow through our consolidated joint venture discussed above (5.0%) and unfavorable currency movements (1.0%), partially offset by improved pricing (2.1%), higher volumes (1.4%) and the acquisition of Schlage de Colombia in January 2014 (0.8%).

Segment operating margin increased to 24.9% for the three months ended March 31, 2014, compared to 23.5% for the same period of 2013. This increase was primarily due to impact of the change in order flow through our consolidated joint venture discussed above (1.2%), pricing improvements in excess of material inflation (0.9%) and productivity benefits in excess of other inflation (0.8%), partially offset by unfavorable volume/product mix (0.6%) and incremental investment and other spending (0.9%).

Segment results for the years ended December 31 were as follows:

Dollar amounts in millions	2013	% change	2012	% change	2011
Net revenues	$1,514.7	2.9%	$1,471.9	5.0%	$1,402.2
Segment operating income	390.0	3.4%	377.2	8.5%	347.8
Segment operating margin	25.7%		25.6%		24.8%

2013 vs 2012

Net revenues for the year ended December 31, 2013 increased by 2.9%, or $42.8 million, compared to the same period in 2012 due to the following:

Pricing	2.1%
Volume/product mix	3.9%
Impact of consolidated joint venture order flow change	(1.8)%
Currency exchange rates/other	(1.3)%

Total	2.9%

The increase in revenues was primarily due to increased volume due to stronger demand in both the commercial and residential markets as well as new products, particularly from our electronics portfolio, and price increases in Venezuela. These increases were partially offset by unfavorable currency impacts and the impact of the change in order flow through our consolidated joint venture discussed above.

Segment operating margin for the year ended December 31, 2013 improved to 25.7% from 25.6% compared to the same period of 2012. The increase was primarily due to favorable volume leverage (0.6%), pricing movements in excess of material inflation (0.8%) partially offset by unfavorable product/channel mix (0.4%), incremental investment spending (0.5%), other inflation in excess of productivity (0.2%) and unfavorable currency impacts (0.2%).

2012 vs 2011

Net revenues for the year ended December 31, 2012 increased by 5.0% or $69.7 million, compared to the same period in 2011 due to the following:

Volume/product mix	2.3%
Pricing	2.9%
Currency exchange rates	(0.2)%

Total	5.0%

The increase in revenues was primarily due to improved pricing and increased volume in the residential builder, retail and South American markets.

Segment operating margin for the year ended December 31, 2012 improved to 25.6% from 24.8% compared to the same period in 2011. This increase was primarily due to pricing improvements in excess of material inflation (1.8%) and productivity benefits in excess of other inflation (0.3%), partially offset by unfavorable product mix (0.9%) and increased investment spending (0.5%).

EMEIA

Our EMEIA segment provides security products and solutions in approximately 85 countries throughout Europe, the Middle East, India and Africa. The segment offers end-users a broad range of products, services and solutions including, locks, locksets, key systems, door closers, exit devices, doors and door frames, electronic product and access control systems, as well as time and attendance and workforce productivity solutions. This segment’s strategic brands are CISA and Interflex. This segment also resells Schlage, Von Duprin and LCN products, primarily in the Middle East.

During the year ended December 31, 2013, the Company recorded a non-cash pre-tax goodwill impairment charge of $137.6 million, which has been excluded from these results.

Segment results for the three months ended March 31 were as follows:

Dollar amounts in millions	2014	2013	% change
Net revenues	$105.1	$100.7	4.4%
Segment operating income	(1.2)	(5.4)	77.8%
Segment operating margin	(1.1)%	(5.4)%

Net revenues for the three months ended March 31, 2014 increased by 4.4%, or $4.4 million, compared with the same period of 2013, primarily due to improved pricing (0.6%) and favorable foreign currency movements (4.1%), partially offset by lower volume (0.3%).

Segment operating margin improved to (1.1)% for the three months ended March 31, 2014, compared to (5.4)% for the same period of 2013. This increase was primarily due to productivity benefits in excess of other inflation (0.9%), pricing improvements in excess of material inflation (0.9%), favorable foreign currency movements (1.1%) and lower restructuring charges (3.9%), partially offset by increased investment and other spending (0.9%), unfavorable volume/mix (0.3%) and separation costs (1.3%). Total restructuring and separation costs were $1.8 million and $4.4 million for the three months ended March 31, 2014 and 2013, respectively.

Segment results for the years ended December 31 were as follows:

Dollar amounts in millions	2013	% change	2012	% change	2011
Net revenues	$425.3	(0.7)%	$428.3	(10.0)%	$476.0
Segment operating income	(3.1)	(137.8)%	8.2	(57.7)%	19.4
Segment operating margin	(0.7)%		1.9%		4.1%

2013 vs 2012

Net revenues for the year ended December 31, 2013 decreased by 0.7% or $3.0 million, compared to the same period in 2012 due to the following:

Pricing	0.9%
Volume/product mix	(3.7)%
Currency exchange rates	2.1%

Total	(0.7)%

The decrease in revenues was primarily due to decreased volumes due to economic weakness in most major markets, partially offset by favorable currency impacts and improved pricing.

Segment operating margin for the year ended December 31, 2013 decreased to (0.7)% from 1.9% compared to the same period of 2012. The decrease was primarily due to increased restructuring and non-recurring separation costs (0.4%), unfavorable volume leverage (1.9%), unfavorable mix (0.9%) and increased investment spending and non-operating costs (1.4%), partially offset by pricing movements in excess of material inflation (0.6%), productivity benefits in excess of other inflation (1.4%) and favorable foreign currency movements (0.2%).

2012 vs 2011

Net revenues for the year ended December 31, 2012 decreased by 10.0% or $47.7 million, compared to the same period in 2011 due to following:

Volume/product mix	(5.0)%
Pricing	1.3%
Currency exchange rates	(6.3)%

Total	(10.0)%

The decrease in revenues was due to unfavorable foreign currency impacts and unfavorable volume/product mix due to weak construction markets in southern Europe, partially offset by favorable pricing and favorable volume/product mix in the Middle East and Germanic regions.

Segment operating margin for the year ended December 31, 2012 declined to 1.9% from 4.1% compared with the same period of 2011. This decrease was primarily due to unfavorable volume/product mix (3.1%) and increased investment spending (1.9%), partially offset by productivity benefits in excess of other inflation (1.9%) and pricing improvements in excess of material inflation (1.2%).

Asia Pacific

Our Asia Pacific segment provides security products and solutions in approximately 14 countries throughout the Asia Pacific region. The segment offers end-users a broad range of products, services and solutions including, locks, locksets, key systems, door closers, exit devices, electronic product and access control systems, and as well as video analytics solutions. This segment’s strategic brands are Schlage, CISA, Von Duprin and LCN.

Segment results for the three months ended March 31 were as follows:

Dollar amounts in millions	2014	2013	% change
Net revenues	$22.0	$21.3	3.3%
Segment operating income	(3.0)	(1.1)	(172.7)%
Segment operating margin	(13.6)%	(5.2)%

Net revenues for the three months ended March 31, 2014 increased by 3.3%, or $0.7 million, compared with the same period of 2013, which primarily resulted from favorable volume/product mix (4.2%) and improved pricing (0.3%) partially offset by unfavorable currency movements (1.2%).

Segment operating margin decreased to (13.6)% for the three months ended March 31, 2014, compared to (5.2)% for the same period of 2013. This decrease was primarily related to the closure of the Asia joint venture manufacturing operations in China (9.5%), increased investment spending (1.2%) and other inflation in excess of productivity benefits (1.2%), partially offset by favorable volume/product mix (3.2%), improved pricing (0.2%) and favorable foreign currency movements (0.1%).

Segment results for the years ended December 31 were as follows:

Dollar amounts in millions	2013	% change	2012	% change	2011
Net revenues	$153.5	4.8%	$146.4	2.4%	$143.0
Segment operating income	25.4	122.8%	11.4	(4.2)%	11.9
Segment operating margin	16.5%		7.8%		8.3%

2013 vs 2012

Net revenues for the year ended December 31, 2013 increased by 4.8% or $7.1 million, compared to the same period in 2012, due to the following:

Volume/product mix	3.5%
Pricing	0.5%
Currency exchange rates	0.8%

Total	4.8%

The increase in revenues was mainly due to favorable volume/product mix and favorable foreign currency impacts.

Segment operating margin for the year ended December 31, 2013 increased to 16.5% from 7.8% compared with the same period of 2012. The increase was primarily due to the $21.5 million gain on sale of a property in China discussed above (14.7%). Excluding the gain on sale of property, operating margin decreased to 2.6% from 7.8% in 2013. The decrease was primarily due to unfavorable volume leverage and mix (2.8%), a non-recurring favorable item in 2012 (1.9%) and increased investment spending (0.7%).

2012 vs 2011

Net revenues for the year ended December 31, 2012 increased by 2.4%, or $3.4 million, compared with the same period of 2011, which primarily resulted from the following:

Volume/product mix	(0.2)%
Pricing	0.8%
Currency exchange rates	1.8%

Total	2.4%

The increase in revenues was due to pricing improvements and favorable foreign currency impacts, partially offset by unfavorable volume/product mix.

Segment operating margin for the year ended December 31, 2012 decreased to 7.8% from 8.3% compared with the same period of 2011. This decrease was primarily related to unfavorable volume/product mix (3.4%) and unfavorable currency impacts (1.4%), partially offset by productivity benefits in excess of other inflation (4.1%).

Liquidity and Capital Resources

Sources and uses of liquidity

Our primary source of liquidity is cash provided by operating activities. Cash provided by operating activities is used to invest in new product and channel development, fund capital expenditures and fund working capital requirements and is expected to be adequate to service any future debt, pay any declared dividends and potentially fund acquisitions and share repurchases. Our ability to fund these capital needs depends on our ongoing ability to generate cash provided by operating activities, and to access our borrowing facilities (including unused availability under our revolving line of credit) and capital markets. We believe that our future cash provided by operating activities, together with our access to funds on hand and capital markets, will provide adequate resources to fund our operating and financing needs.

The following table reflects the major categories of cash flows for the three months ended March 31. For additional details, see the Condensed and Consolidated Statements of Cash Flows in the condensed and consolidated financial statements.

In millions	2014	2013
Operating cash flow provided by (used in) continuing operations	$(0.7)	$0.6
Investing cash flow provided by (used in) continuing operations	(14.3)	(4.1)
Financing cash flow provided by (used in) continuing operations	(3.4)	18.2

Operating Activities

Net cash used in continuing operating activities during the three months ended March 31, 2014 was $0.7 million, compared with net cash provided by continuing operating activities of $0.6 million during the comparable period in 2013. Operating cash flows for the three months ended March 31, 2014 reflect increased investment spending and non-recurring separation costs.

Investing Activities

Net cash used in continuing investing activities during the three months ended March 31, 2014 was $14.3 million, compared with $4.1 million during the comparable period in 2013. The change in investing activities is primarily attributable to an increase in capital expenditures during the three months ended March 31, 2014 as well $5.3 million paid for the acquisition of Schlage de Colombia in January 2014.

Financing Activities

Net cash used in continuing financing activities during the three months ended March 31, 2014 was $3.4 million, compared with net cash provided by continuing financing activities of $18.2 million during the comparable period in 2013. The change in net cash used in financing activities is primarily due to $19.3 million of net transfers from our former parent in 2013 that did not recur in 2014 as a result of our spin-off from them in December 2013 as well as $7.2 million of dividend payments made to ordinary shareholders during the three months ended March 31, 2014 and $7.5 million of repayments of our long-term debt, partially offset by $8.0 million in proceeds from shares issued under incentive plans and $3.8 million of excess tax benefits from share based compensation

The following table reflects the major categories of cash flows for the years ended December 31, respectively. For additional details, please see the Combined and Consolidated Statements of Cash Flows in the Combined and Consolidated Financial Statements.

In millions	2013	2012	2011
Cash provided by operating activities	$223.9	$269.2	$265.5
Cash used in investing activities	(18.7)	(17.5)	(3.5)
Cash used in financing activities	(292.4)	(317.9)	(253.6)

Operating activities

Cash flow provided by operating activities for the year ended December 31, 2013 decreased $45.3 million compared to the same period in the prior year. Operating cash flows for 2013 reflect lower earnings from continuing operations and an increase in working capital compared to the same period in the prior year.

Net cash provided by operating activities was $269.2 million for the year ended December 31, 2012 compared to $265.5 million for 2011. Operating cash flows for 2012 and 2011 reflect consistent earnings from continuing operations and working capital levels.

Investing activities

Cash flow used in investing activities for the year ended December 31, 2013 increased $1.2 million compared to the same period in the prior year. Cash used in investing activities for the year ended December 31, 2013 included $20.2 million of capital expenditures, $40.2 million of cash classified as restricted as it is pledged as collateral against a short-term note payable and $41.7 million of proceeds from the sale of property, plant and equipment primarily related to proceeds from the sale of property in China.

Net cash used in continuing investing activities was $17.5 million for the year ended December 31, 2012, compared to $3.5 million for 2011. The decline in investing activities for 2011 is primarily attributable to the proceeds from the Integrated Systems and Services divestiture.

Capital expenditures were $20.2 million, $19.6 million and $25.5 million for 2013, 2012 and 2011, respectively. In 2014, we expect capital expenditures to be approximately $40.0 million as we invest in information technology systems, new product development and manufacturing plant related capital to support our growth initiatives.

Financing activities

Cash flow used in financing activities for the year ended December 31, 2013 decreased $25.5 million compared to the same period in the prior year. Net transfers to Ingersoll Rand increased $1,286.7 million as the $1,300.0 million proceeds from the issuance of the Senior Notes and the Senior Secured Credit Facilities were distributed to Ingersoll Rand, net of debt issuance costs.

Net cash used in continuing financing activities was $317.9 million for the year ended December 31, 2012 compared to $253.6 million for 2011. The change in financing activities is primarily attributable to net transfers to Ingersoll Rand of $311.6 million and $240.6 million for 2012 and 2011, respectively.

Capitalization

Borrowings and current maturities of long-term debt consisted of the following:

In millions	March 31, 2014	December 31, 2013
Term Loan A Facility due 2018	$493.8	$500.0
Term Loan B Facility due 2020	498.8	500.0
5.75% Senior notes due 2021	300.0	300.0
Other debt, including capital leases, maturing in various amounts through 2016	2.2	2.8
Other short-term borrowings	40.1	41.1

Total debt	$1,334.9	$1,343.9
Less: current portion of long term debt	70.5	71.9

	$1,264.4	$1,272.0

The Term Loan A Facility amortizes in quarterly installments, at the following rates per year: 5% in 2014; 5% in 2015 and 10% in each year thereafter, with the final installment due on September 27, 2018. The Term Loan B Facility amortizes in quarterly installments in an amount equal to 1.00% per annum, with the balance due on September 27, 2020. We repaid $7.5 million in total on the Term Loan A and Term Loan B Facilities in the first quarter of 2014. The Senior Notes are due in full on October 1, 2021.

We have a 5-year, $500.0 million revolving credit facility maturing on September 27, 2018 (the “Revolver”). As of March 31, 2014, we did not have any borrowings outstanding under the Revolver and had $29.1 million of letters of credit outstanding.

We are required to comply with certain covenants under our senior secured credit facilities. We are required to comply with a maximum leverage ratio of 4.00 (based on a ratio of total consolidated indebtedness, net of unrestricted cash up to $100 million, to consolidated EBITDA) and a minimum interest expense coverage ratio of 3.50 (based on a ratio of consolidated EBITDA to consolidated interest expense, net of interest income). As of March 31, 2014, we were in compliance with these covenants. Additionally, the indenture to our senior notes and the senior secured credit facilities contain affirmative and negative covenants that, among other things, limit or restrict our ability to enter into certain transactions.

The majority of non-US earnings are considered to be permanently reinvested in non-US jurisdictions where the Company has made, and intends to continue to make, substantial investments to support the ongoing development and growth of our global operations. Accordingly, applicable income taxes have not been accrued on the portion of our earnings that is considered to be permanently reinvested. However, in the fourth quarter of 2013 we recorded $7.5 million of tax expense related certain undistributed earnings of a non-U.S. subsidiary no longer deemed to be permanently reinvested. At March 31, 2014 and December 31, 2013, we had unrestricted cash and cash equivalents of $205.4 million and $227.4 million, respectively. Approximately 65.3% of our cash and cash equivalents was located outside the U.S., including approximately $6.9 million in Venezuela. We do not intend, nor do we foresee a need, to repatriate these funds; however, repatriation of these funds would expose us to additional taxes.

Pension Plans

Our investment objective in managing defined benefit plan assets is to ensure that all present and future benefit obligations are met as they come due. We seek to achieve this goal while trying to mitigate volatility in plan funded status, contribution and expense by better matching the characteristics of the plan assets to that of the plan liabilities. Global asset allocation decisions are based on a dynamic approach whereby a plan’s allocation to fixed income assets increases progressively over time. We monitor plan funded status and asset allocation regularly in addition to investment manager performance.

We monitor the impact of market conditions on our defined benefit plans on a regular basis. None of our defined benefit pension plans have experienced a significant impact on their liquidity due to the volatility in the markets. For further details on pension plan activity, see Note 9 to the condensed and consolidated financial statements contained in our Form 10-Q for the quarter ended March 31, 2014.

Contractual Obligations

The following table summarizes our contractual cash obligations by required payment periods, in millions:

	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years	Total
Short-term debt	$41.9	$—	$—	$—	$41.9
Long-term debt	30.0	87.0	410.0	775.0	1,302.0
Interest payments on long-term debt	44.3	86.2	78.6	70.4	279.5
Purchase obligations	124.7	—	—	—	124.7
Operating leases	15.9	18.8	5.5	0.2	40.4

Total contractual cash obligations	$256.8	$192.0	$494.1	$845.6	$1,788.5

Future expected obligations under our pension and postretirement benefit plans, income taxes, environmental and product liability matters have not been included in the contractual cash obligations table above.

Pensions

At December 31, 2013, we had net obligations of $83.1 million, which consist of noncurrent pension assets of $546.1 million and current and non-current pension benefit liabilities of $629.2 million. It is our objective to contribute to the pension plans to ensure adequate funds are available in the plans to make benefit payments to plan participants and beneficiaries when required. We currently project that we will contribute approximately $17.0 million to our plans worldwide in 2014. Because the timing and amounts of long-term funding requirements for pension obligations are uncertain, they have been excluded from the preceding table. See Note 10 to the Combined and Consolidated Financial Statements contained in our Form 10-K for the fiscal year ended December 31, 2013 for additional information.

Postretirement Benefits Other than Pensions

At December 31, 2013, we had postretirement benefit obligations of $14.2 million. We fund postretirement benefit costs principally on a pay-as-you-go basis as medical costs are incurred by covered retiree populations. Benefit payments, which are net of expected plan participant contributions and Medicare Part D subsidy, are expected to be approximately $1.1 million in 2014. Because the timing and amounts of long-term funding requirements for postretirement obligations are uncertain, they have been excluded from the preceding table. See Note 10 to the Combined and Consolidated Financial Statements contained in our Form 10-K for the fiscal year ended December 31, 2013 for additional information.

Income Taxes

At December 31, 2013, we have total unrecognized tax benefits for uncertain tax positions of $40.6 million and $11.5 million of related accrued interest and penalties, net of tax. The liability has been excluded from the preceding table as we are unable to reasonably estimate the amount and period in which these liabilities might be paid. See Note 16 to the Combined and Consolidated Financial Statements for additional information regarding matters relating to income taxes, including unrecognized tax benefits and Internal Revenue Service (IRS) tax disputes.

Contingent Liabilities

We are involved in various litigations, claims and administrative proceedings, including those related to environmental, asbestos-related, and product liability matters. We believe that these liabilities are subject to the uncertainties inherent in estimating future costs for contingent liabilities, and will likely be resolved over an extended period of time. Because the timing and amounts of potential future cash flows are uncertain, they have been excluded from the preceding table. See Note 20 to the Combined and Consolidated Financial Statements contained in our Form 10-K for the fiscal year ended December 31, 2013 for additional information.

Critical Accounting Policies

Management’s Discussion and Analysis of Financial Condition and Results of Operations are based upon our Combined and Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States (GAAP). The preparation of financial statements in conformity with those accounting principles requires management to use judgment in making estimates and assumptions based on the relevant information available at the end of each period. These estimates and assumptions have a significant effect on reported amounts of assets and liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities because they result primarily from the need to make estimates and assumptions on matters that are inherently uncertain. Actual results may differ from estimates. If updated information or actual amounts are different from previous estimates, the revisions are included in our results for the period in which they become known.

The following is a summary of certain accounting estimates and assumptions made by management that we consider critical.

•	Allowance for doubtful accounts—We have provided an allowance for doubtful accounts receivable, which represents our best estimate of probable loss inherent in our accounts receivable portfolio. This estimate is based upon our policy, derived from our knowledge of our end markets, customer base and products.

•	Goodwill and indefinite-lived intangible assets—We have significant goodwill and indefinite-lived intangible assets on our balance sheet related to acquisitions. Our goodwill and other indefinite-lived intangible assets are tested and reviewed annually during the fourth quarter for impairment or when there is a significant change in events or circumstances that indicate that the fair value of an asset is more likely than not less than the carrying amount of the asset.

Recoverability of goodwill is measured at the reporting unit level and begins with a qualitative assessment to determine if it is more likely than not that the fair value of each reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test included in GAAP. For those reporting units where it is required, the first step compares the carrying amount of the reporting unit to its estimated fair value. If the estimated fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired and the second step of the impairment test is not necessary. To the extent that the carrying value of the reporting unit exceeds its estimated fair value, a second step is performed, wherein the reporting unit’s carrying value of goodwill is compared to the implied fair value of goodwill. To the extent that the carrying value exceeds the implied fair value, impairment exists and must be recognized.

As quoted market prices are not available for our reporting units, the calculation of their estimated fair value in step one is based on two valuation techniques, a discounted cash flow model (income approach) and a market adjusted multiple of earnings and revenues (market approach), with each method being equally weighted in the calculation. We believe an equal weighting of both approaches is appropriate. The income approach relies on the Company’s estimates of future cash flows and explicitly addresses factors such as timing, growth and margins, with due consideration given to forecasting risk. The market approach reflects the market’s expectations for future growth and risk, with adjustments to account for differences between the guideline publicly-traded companies and the subject reporting units.

In step 2, the implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. The estimated fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit, as determined in the first step of the goodwill impairment test, was the price paid to acquire that reporting unit.

Recoverability of other intangible assets with indefinite useful lives is first assessed using a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. This assessment is used as a basis for determining whether it is necessary to calculate the fair value of an indefinite-lived intangible asset. For those indefinite-lived assets where it is required, a fair value is determined on a relief from royalty methodology (income approach), which is based on the implied royalty paid, at an appropriate discount rate, to license the use of an asset rather than owning the asset. The present value of the after-tax cost savings (i.e. royalty relief) indicates the estimated fair value of the asset. Any excess of the carrying value over the estimated fair value is recognized as an impairment loss equal to that excess.

The determination of the estimated fair value and the implied fair value of goodwill and other indefinite-lived intangible assets requires us to make assumptions about estimated cash flows including profit margins, long-term forecasts, discount rates and terminal growth rates. We developed these assumptions based on the market and geographic risks unique to each reporting unit.

2013 Impairment Test

As discussed under “2012 Impairment Test,” the estimated fair value of our EMEIA reporting unit exceeded its carrying value by 2.5% as of October 1, 2012. We continued to monitor the close proximity of the reporting unit’s carrying value compared to its fair value and determined that we were required to complete the first step of the two-step impairment test in the third quarter of 2013. Under the income approach we assumed a discount rate of 11.0%, near term growth rates ranging from 2.5% to 4.6% and a terminal growth rate of 2.5%. Under the market approach, we assumed a weighted average multiple of 8.9 and 8.0 times projected 2013 and 2014

EBITDA, respectively, and a multiple of 0.7 and 0.6 times projected 2013 and 2014 revenue, respectively, based on industry market data. The results of our impairment test indicated that the estimated fair value of our EMEIA reporting unit was less than its carrying value; consequently, we performed the second step of the impairment test to quantify the amount of the non-cash, goodwill impairment charge. In the third quarter of 2013 we recorded a non-cash pre-tax goodwill impairment charge of $137.6 million ($131.2 million after-tax). This charge had no impact on our cash flows or our compliance with debt covenants. Immediately after the impairment charge, our EMEIA reporting unit fair value exceeded its carrying value by 21.4% on a step one basis as of July 1, 2013. For our annual goodwill impairment test performed during the fourth quarter of 2013, the fair value of our EMEIA reporting unit exceeded its carrying value by approximately 24%.

During 2013, we renegotiated a significant joint venture contract within our Asia Pacific—Other reporting unit and moved the related product line to our Americas segment. As a result of these business changes, we completed the first step of the two-step impairment test. This reporting unit has goodwill of approximately $57 million.

Our Asia Pacific—Other reporting unit exceeded its carrying value by approximately 7% as of October 1, 2013. We have provided below key assumptions and a sensitivity analysis. Under the income approach we assumed a weighted average discount rate of 13.0%, near term growth rates ranging from (1.3%) to 15.9% and a terminal growth rate of 4.0%. Under the market approach, we assumed a weighted average implied multiple of 0.9 and 10.5 times projected 2012 revenue and earnings before interest, taxes, depreciation and amortization (EBITDA), respectively, based on industry market data. Holding other assumptions constant, a 1.0% increase in the discount rate would result in a $7.8 million decrease in the estimated fair value of the reporting unit, a 1.0% decrease in the long-term growth rate would result in a $5.5 million decrease in the estimated fair value of the reporting unit. Either of these scenarios individually would result in the reporting unit failing step 1, which would lead to any or all of the reporting unit’s $57 million of goodwill to be impaired.

2012 Impairment Test

For our annual impairment testing performed during the fourth quarter of 2012, we concluded it was necessary to calculate the fair value for each of the reporting units and indefinite-lived intangibles. Based on the results of these calculations, we determined that the fair value of the reporting units and indefinite-lived intangible assets exceeded their respective carrying values. The estimates of fair value are based on the best information available as of the date of the assessment, which primarily incorporates management assumptions about expected future cash flows.

Goodwill—Under the income approach, we assumed a forecasted cash flow period of five years with discount rates ranging from 10.0% to 12.0%, near term growth rates ranging from (1.1)% to 14.8% and terminal growth rates ranging from 2.5% to 4.0%. Under the market approach, we used an adjusted multiple ranging from 6.7 to 7.9 of projected EBITDA and 0.8 to 1.2 of projected revenues based on the market information of comparable companies.

For all reporting units except the EMEIA reporting unit, the excess of the estimated fair value over carrying value (expressed as a percentage of carrying value) was a minimum of 15%. The EMEIA reporting unit’s estimated fair value exceeded its carrying value by 2.5%. This reporting unit had goodwill of approximately $190 million.

For the EMEIA reporting unit we have provided below additional assumptions and a sensitivity analysis. Under the income approach we assumed a discount rate of 10%, near term growth rates ranging from (1.1)% to 5% and a terminal growth rate of 2.5%. Under the market approach, we assumed a weighted average multiple of 7.8 and 7.1 times projected 2012 and 2013 EBITDA, respectively, and a multiple of 0.8 times projected 2012 and 2013 revenue, based on industry market data. Holding other assumptions constant, a 1.0% increase in the discount rate would result in a $20 million decrease in the estimated fair value of the reporting unit, a 1.0%

decrease in the long-term growth rate would result in a $15 million decrease in the estimated fair value of the reporting unit and a 5.0% decrease in the selected market multiples would result in a $15 million decrease in the estimated fair value of the reporting unit. Each of these scenarios individually would result in the reporting unit failing step 1.

Assessing the fair value of goodwill includes, among other things, making key assumptions for estimating future cash flows and appropriate market multiples. These assumptions are subject to a high degree of judgment and complexity. We make every effort to estimate future cash flows as accurately as possible with the information available at the time the forecast is developed. However, changes in assumptions and estimates may affect the estimated fair value of the reporting unit, and could result in impairment charges in future periods. Factors that have the potential to create variances in the estimated fair value of the reporting unit include but are not limited to the following:

•	Decreases in estimated market sizes or market growth rates due to greater-than-expected declines in volumes, pricing pressures or disruptive technology;

•	Declines in our market share and penetration assumptions due to increased competition or an inability to develop or launch new products;

•	The impacts of the European sovereign debt crisis, including greater-than-expected declines in pricing, reductions in volumes, or fluctuations in foreign exchange rates;

•	The level of success of on-going and future research and development efforts, including those related to recent acquisitions, and increases in the research and development costs necessary to obtain regulatory approvals and launch new products;

•	Increase in the price or decrease in the availability of key commodities and the impact of higher energy prices; and

•	Increases in our market-participant risk-adjusted weighted-average cost of capital;

Other Indefinite-lived intangible assets—In testing our other indefinite-lived intangible assets for impairment, we assumed forecasted revenues for a period of five years with a discount rate of 11.0%, a terminal growth rate of 2.5%, and a royalty rate of 5.0%. All indefinite-lived intangible assets had a fair value that exceeded their carrying value by more than 15%.

A significant increase in the discount rate, decrease in the long-term growth rate, decrease in the royalty rate or substantial reductions in our end markets and volume assumptions could have a negative impact on the estimated fair values of any of our tradenames. The estimates of fair value are based on the best information available as of the date of the assessment, which primarily incorporates management assumptions about expected future cash flows.

•	Long-lived assets and finite-lived intangibles—Long-lived assets and finite-lived intangibles are reviewed for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. Assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows can be generated. Impairment in the carrying value of an asset would be recognized whenever anticipated future undiscounted cash flows from an asset are less than its carrying value. The impairment is measured as the amount by which the carrying value exceeds the fair value of the asset as determined by an estimate of discounted cash flows. We believe that our use of estimates and assumptions are reasonable and comply with generally accepted accounting principles. Changes in business conditions could potentially require future adjustments to these valuations.

•

Loss contingencies—Liabilities are recorded for various contingencies arising in the normal course of business, including litigation and administrative proceedings, environmental and asbestos matters and product liability, product warranty, worker’s compensation and other claims. We have recorded reserves in the combined and consolidated financial statements related to these matters, which are developed using input derived from actuarial estimates and historical and anticipated experience data depending on the nature of the reserve, and in certain instances with consultation of legal counsel, internal and external consultants and engineers. Subject to the uncertainties inherent in estimating future costs for these types of liabilities, we believe our estimated reserves are reasonable and do not believe the final determination of the liabilities with respect to these matters would have a material effect on our financial condition, results of operations, liquidity or cash flows for any year.

•	Revenue recognition—Revenue is recognized and earned when all of the following criteria are satisfied: (a) persuasive evidence of a sales arrangement exists; (b) the price is fixed or determinable; (c) collectability is reasonably assured; and (d) delivery has occurred or service has been rendered. Delivery generally occurs when the title and the risks and rewards of ownership have substantially transferred to the customer. Both the persuasive evidence of a sales arrangement and fixed or determinable price criteria are deemed to be satisfied upon receipt of an executed and legally binding sales agreement or contract that clearly defines the terms and conditions of the transaction including the respective obligations of the parties. If the defined terms and conditions allow variability in all or a component of the price, revenue is not recognized until such time that the price becomes fixed or determinable. At the point of sale, we validate that existence of an enforceable claim that requires payment within a reasonable amount of time and assesses the collectability of that claim. If collectability is not deemed to be reasonably assured, then revenue recognition is deferred until such time that collectability becomes probable or cash is received. Delivery is not considered to have occurred until the customer has taken title and assumed the risks and rewards of ownership. Service and installation revenue are recognized when earned. In some instances, customer acceptance provisions are included in sales arrangements to give the buyer the ability to ensure the delivered product or service meets the criteria established in the order. In these instances, revenue recognition is deferred until the acceptance terms specified in the arrangement are fulfilled through customer acceptance or a demonstration that established criteria have been satisfied. If uncertainty exists about customer acceptance, revenue is not recognized until acceptance has occurred.

We offer various sales incentive programs to our customers, dealers, and distributors. Sales incentive programs do not preclude revenue recognition, but do require an accrual for our best estimate of expected activity. Examples of the sales incentives that are accrued for as a contra receivable and sales deduction at the point of sale include, but are not limited to, discounts (i.e. net 30 type), coupons, and rebates where the customer does not have to provide any additional requirements to receive the discount. Sales returns and customer disputes involving a question of quantity or price are also accounted for as a reduction in revenue and a contra receivable. At December 31, 2013 and 2012, we had a customer claim accrual (contra receivable) of $21.9 million and $20.8 million, respectively. All other incentives or incentive programs where the customer is required to reach a certain sales level, remain a customer for a certain period, provide a rebate form or is subject to additional requirements are accounted for as a reduction of revenue and establishment of a liability. At December 31, 2013 and 2012, we had a sales incentive accrual of $21.0 million and $20.2 million, respectively. Each of these accruals represents our best estimate we expect to pay related to previously sold units based on historical claim experience. These estimates are reviewed regularly for accuracy. If updated information or actual amounts are different from previous estimates, the revisions are included in our results for the period in which they become known. Historically, the aggregate differences, if any, between our estimates and actual amounts in any year have not had a material impact on our combined and consolidated financial statements.

We provide equipment, integrated solutions, and installation designed to customer specifications through construction-type contracts. The term of these types of contracts is typically less than one year, but can be as long as three years. Revenues related to these contracts are recognized using the percentage-of-completion method in accordance with GAAP. This measure of progress toward completion, utilized to recognize sales and profits, is based on the proportion of actual cost incurred to date as compared to the total estimate of contract costs at completion. The timing of revenue recognition often differs from the invoicing schedule to the customer with revenue recognition in advance of customer invoicing recorded to unbilled accounts receivable and invoicing in advance of revenue recognition recorded to deferred revenue. At December 31, 2013, all recorded receivables

(billed and unbilled) are due within one year. We re-evaluate our contract estimates periodically and reflects changes in estimates in the current period using the cumulative catch-up method. These periodic reviews have not historically resulted in significant adjustments. If estimated contract costs are in excess of contract revenues, then the excess costs are accrued.

We enter into sales arrangements that contain multiple elements, such as equipment, installation and service revenue. For multiple element arrangements, each element is evaluated to determine the separate units of accounting. The total arrangement consideration is then allocated to the separate units of accounting based on their relative selling price at the inception of the arrangement. The relative selling price is determined using vendor specific objective evidence (VSOE) of selling price, if it exists; otherwise, third-party evidence (TPE) of selling price is used. If neither VSOE nor TPE of selling price exists for a deliverable, a best estimate of the selling price is developed for that deliverable. We primarily utilize VSOE to determine its relative selling price. We recognize revenue for delivered elements when the delivered item has stand-alone value to the customer, the basic revenue recognition criteria have been met, and only customary refund or return rights related to the delivered elements exist.

•	Income taxes—Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, applying enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. We recognize future tax benefits, such as net operating losses and non-U.S. tax credits, to the extent that realizing these benefits is considered in our judgment to be more likely than not. We regularly review the recoverability of our deferred tax assets considering our historic profitability, projected future taxable income, timing of the reversals of existing temporary differences and the feasibility of our tax planning strategies. Where appropriate, we record a valuation allowance with respect to a future tax benefit.

The provision for income taxes involves a significant amount of management judgment regarding interpretation of relevant facts and laws in the jurisdictions in which we operate. Future changes in applicable laws, projected levels of taxable income, and tax planning could change the effective tax rate and tax balances recorded by us. In addition, tax authorities periodically review income tax returns filed by us and can raise issues regarding our filing positions, timing and amount of income or deductions, and the allocation of income among the jurisdictions in which we operate. A significant period of time may elapse between the filing of an income tax return and the ultimate resolution of an issue raised by a revenue authority with respect to that return. We believe that we have adequately provided for any reasonably foreseeable resolution of these matters. We will adjust our estimate if significant events so dictate. To the extent that the ultimate results differ from our original or adjusted estimates, the effect will be recorded in the provision for income taxes in the period that the matter is finally resolved.

•

Employee benefit plans—We provide a range of benefits to eligible employees and retirees, including pensions, postretirement and postemployment benefits. Determining the cost associated with such benefits is dependent on various actuarial assumptions including discount rates, expected return on plan assets, compensation increases, employee mortality, turnover rates and healthcare cost trend rates. Actuarial valuations are performed to determine expense in accordance with GAAP. Actual results may differ from the actuarial assumptions and are generally accumulated and amortized into earnings over future periods. We review our actuarial assumptions at each measurement date and make modifications to the assumptions based on current rates and trends, if appropriate. The discount rate, the rate of compensation increase and the expected long-term rates of return on plan assets are determined as of each measurement date. A discount rate reflects a rate at which pension benefits could be effectively settled. Discount rates for all plans are established using hypothetical yield curves based on the yields of corporate bonds rated AA quality. Spot rates are developed from the yield curve and used to discount future benefit payments. The rate of compensation increase is dependent on expected future compensation levels. The expected long-term rate of return on plan assets reflects the average rate of returns expected on the funds invested or to be invested to provide for the benefits included in the projected benefit obligation. The expected long-term rate of return on plan assets is based on what is achievable given the plan’s investment policy, the types of assets held and the target asset allocation. The expected long-term rate of return is determined as of each measurement date. We believe that the assumptions utilized in recording our obligations under our plans are reasonable based on input from our actuaries, outside investment advisors and information as to assumptions used by plan sponsors.

Changes in any of the assumptions can have an impact on the net periodic pension cost or postretirement benefit cost. Estimated sensitivities to the expected 2013 net periodic pension cost of a 0.25% rate decline in the two basic assumptions are as follows: the decline in the discount rate would increase expense by approximately $0.8 million and the decline in the estimated return on assets would increase expense by approximately $1.3 million. A 1.0% increase in the healthcare cost trend rate would increase the cost by approximately $0.1 million.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements:

In December 2011, the FASB issued ASU 2011-11, “Disclosures about Offsetting Assets and Liabilities.” ASU 2011-11 requires enhanced disclosures including both gross and net information about financial and derivative instruments eligible for offset or subject to an enforceable master netting arrangement or similar agreement. This new guidance was effective for annual reporting periods beginning on or after January 1, 2013 and subsequent interim periods. The requirements of ASU 2011-11 did not have a significant impact on the Combined and Consolidated Financial Statements.

In January 2013, the FASB issued ASU 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” ASU 2013-01 clarifies the scope of ASU 2011-11 to apply to derivative instruments that are offset or subject to an enforceable master netting arrangement or similar agreement. This clarified guidance is effective for annual reporting periods beginning on or after January 1, 2013 and subsequent interim periods. The revised requirements of ASU 2013-01 are not expected to have a significant impact on the Combined and Consolidated Financial Statements.

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-04, “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements where the total obligation is fixed at the reporting date, and for which no specific guidance currently exists. This new guidance is effective for annual reporting periods beginning on or after December 15, 2013 and subsequent interim periods. The requirements of ASU 2013-04 do not have a significant impact on the Condensed and Consolidated Financial Statements.

In March 2013, the FASB issued ASU 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity.” ASU 2013-05 clarifies the application of US GAAP to the release of cumulative translation adjustments related to changes of ownership in or within foreign entities, including step acquisitions. This new guidance is effective for annual reporting periods beginning on or after December 15, 2013 and subsequent interim periods. The requirements of ASU 2013-04 do not have a significant impact on the Condensed and Consolidated Financial Statements.

In July 2013, the FASB issued ASU No. 2013-11 Income Taxes (Topic 740), “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss or a Tax Credit Carryforward Exists.” With certain exceptions, ASU 2013-11 requires entities to present an unrecognized tax benefit, or portion of an unrecognized tax benefit, as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward. The guidance is effective for interim and annual periods beginning after December 15, 2013 on either a prospective or retrospective basis with early adoption permitted. The requirements of ASU 2013-11 do not have a significant impact on the Condensed and Consolidated Financial Statements.

Recently Issued Accounting Pronouncements:

In April 2014, the FASB issued ASU No. 2014-08 “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity,” which amends the definition of a discontinued operation in Accounting Standards Codification Topic 205-20 (Presentation of Financial Statements—Discontinued Operations) and requires entities to disclose additional information about disposal transactions that do not meet the discontinued-operations criteria. The ASU redefines a discontinued operation as a component or group of components of an entity that (1) has been disposed of by sale or other than by sale or is classified as held for sale and (2) represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. According to the ASU, a strategic shift that has (or will have) a major effect on an entity’s operations and results includes the disposal of a major geographical area, a major line of business, a major equity investment, or other major parts of an entity. The ASU is effective prospectively for disposals or components classified as held for sale in periods on or after December 15, 2014. We have not assessed what impact, if any, the ASU 2014-08 will have on the Condensed and Consolidated Financial Statements.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to fluctuations in currency exchange rates, interest rates and commodity prices which could impact our results of operations and financial condition.

Foreign Currency Exposures

We have operations throughout the world that manufacture and sell products in various international markets. As a result, we are exposed to movements in exchange rates of various currencies against the U.S. dollar as well as against other currencies throughout the world. We actively manage material currency exposures that are associated with purchases and sales and other assets and liabilities at the operating unit level. Those exposures that cannot be naturally offset to an insignificant amount are hedged with foreign currency derivatives. Derivative instruments utilized by us in our hedging activities are viewed as risk management tools, involve little complexity and are not used for trading or speculative purposes. To minimize the risk of counter party non-performance, derivative instrument agreements are made only through major financial institutions with significant experience in such derivative instruments.

We evaluate our exposure to changes in currency exchange rates on our foreign currency derivatives using a sensitivity analysis. The sensitivity analysis is a measurement of the potential loss in fair value based on a percentage change in exchange rates. Based on the firmly committed currency derivative instruments in place at December 31, 2013, a hypothetical change in fair value of those derivative instruments assuming a 10% adverse change in exchange rates would result in an unrealized loss of approximately $23.3 million, as compared with $4.2 million at December 31, 2012. These amounts, when realized, would be offset by changes in the fair value of the underlying transactions.

Venezuela is a highly inflationary economy under U.S. GAAP. As a result, the U.S. dollar is the functional currency for our consolidated joint venture in Venezuela. Any currency remeasurement adjustments for non-U.S. dollar denominated monetary assets and liabilities and other transactional foreign exchange gains and losses are reflected in earnings.

The Venezuelan government’s official exchange rate changed is currently 6.3 Venezuelan Bolivares Fuertes (VEF) to 1 U.S. Dollar, which is the current rate at which all of our net monetary assets in Venezuela are measured. The Venezuelan government re-instituted a secondary exchange rate (SICAD 1 rate) for select goods and services. The SICAD 1 rate was 10.7 VEF to $1 at March 31, 2014. Allegion does not currently qualify for this SICAD rate. In March 2014, the Venezuelan government launched a SICAD 2 rate to provide a greater supply of U.S. Dollars from sources other than the Venezuelan government. All companies located or domiciled in Venezuela may bid for U.S. Dollars for any purpose. The SICAD 2 exchange rate closed at 50.9 VEF to $1 on March 31, 2014. We believe the fixed exchange rate of 6.3 VEF to $1 remains legally available to us and we intend to continue to remeasure the net monetary assets of our Venezuelan entities at this rate.

The impact to us of a devaluation from the official exchange rate to a SICAD 1 rate of 10.7 VEF to $1 would be a charge of approximately $7.1 million and to a SICAD 2 rate of 50.9 VEF to $1 would be a charge of $15.1 million based on our net monetary asset balances as of March 31, 2014 of approximately $17.2 million, including $4.6 million of cash. Net revenues of our operation in Venezuela were $15.5 million for the three months ended March 31, 2014. A devaluation could have a material impact on our results of operations depending on the exchange rate we apply and the amount of net monetary assets included in our consolidated balance sheet denominated in VEF.

Commodity Price Exposures

We are exposed to volatility in the prices of commodities used in some of our products and we use fixed price contracts to manage this exposure. We do not have committed commodity derivative instruments in place at March 31, 2014.

Interest Rate Exposure

Outstanding borrowings under our Senior Secured Credit Facilities accrue interest at variable rates and expose us to interest rate risks. A 100 basis point increase in LIBOR would result in an incremental interest expense of annual interest expense of approximately $7.1 million. If the base interest rate in our credit facilities increases in the future then the floating-rate debt could have a material effect on our interest expense.

BUSINESS

Overview

Allegion is a leading global provider of security products and solutions that keep people safe, secure and productive. We make the world safer as a company of experts, securing the places where people thrive and we create peace of mind by pioneering safety and security. We offer an extensive and versatile portfolio of mechanical and electronic security products across a range of market-leading brands. Our experts across the globe deliver high-quality security products, services and systems and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs.

Allegion Principal Products
Door closers and controls	Door and door frames (steel)
Electronic security products	Electronic and biometric access control systems
Exit devices	Locks, locksets and key systems
Time, attendance and workforce productivity systems	Video analytics systems
Other accessories

Access control security products and solutions are critical elements in every building. Most door openings are custom-configured to maximize a room’s particular form and function while also meeting local and national building and safety code requirements and end-user security needs. Most buildings have multiple door openings, each serving its own purpose and requiring different specific access-control solutions. Each door must fit exactly within its frame, be prepared precisely for its hinges, synchronize with its specific lockset and corresponding latch and align with a specific key to secure the door. Moreover, security products are increasingly linked electronically, creating additional functionality and complexity.

We believe our ability to deliver a wide range of solutions that can be custom-configured to meet end-users’ security needs is a key driver of our success. We accomplish this with:

•	Our extensive and versatile product portfolio, combined with our deep expertise, which enables us to deliver the right products and solutions to meet diverse security and functional specifications;

•	Our consultative approach and expertise, which enables us to develop the most efficient and appropriate building security and access-control specifications to fulfill the unique needs of our end-users and their partners, including architects, contractors, home-builders and engineers; and

•	Our operational excellence capabilities, including our global manufacturing operations and agile supply chain, which facilitate our ability to deliver specific product and system configurations to end-users worldwide, quickly and efficiently.

Based on information derived from third party sources, we estimate that the size of the global markets we serve was more than $30 billion in revenue in 2013, comprised of $25 billion for mechanical hardware and electronic security products and more than $5 billion for time, attendance, and workforce productivity systems and systems integration. We believe that the security products industry will benefit from several global macroeconomic and long-term demographic trends, including:

•	recovery of construction markets in key North American markets

•	heightened awareness of security requirements,

•	increased global urbanization, and

•	the shift to a digital, interconnected environment.

In the more established economies of North America and Europe, the security products industry’s compound annual growth rate was 1 to 2% per year due to the challenging economy experienced over the past three years. We believe our markets are poised for a significant cyclical recovery driven in part by accelerating growth in the underlying commercial and residential construction markets. Annual market revenue growth in emerging economies exceeded 5% over the past three years, supported by strong demand in China, the Middle

East and other developing economies. Additionally, we expect growth in the global electronic product categories we serve to outperform the security products industry as end-users adopt newer technologies in their facilities.

We operate in three geographic regions: Americas; Europe, Middle East, India and Africa (“EMEIA”); and Asia Pacific. We sell our products and solutions under the following brands:

Allegion Brands (listed alphabetically for each region)
Product Category	Americas	EMEIA	Asia Pacific
Locks, locksets and key systems

Door closers and exit devices
Electronic Security Products and Access Control Systems, including Time, Attendance and Workforce Productivity Systems and Video Analytics

Allegion Brands (listed alphabetically for each region)
Product Category	Americas	EMEIA	Asia Pacific

Doors and Door Frames

Other Accessories

We sell a wide range of security products and solutions for end-users in commercial, institutional and residential facilities worldwide, including into the education, healthcare, government, hospitality, commercial office and single and multi-family residential markets. Our strategic brands are Schlage®, Von Duprin®, LCN®, CISA® and Interflex®. We believe Schlage, Von Duprin and LCN hold the No. 1 position in their primary product categories in North America and CISA and Interflex hold the No.1 or No. 2 position in their primary product categories in certain European markets.

For the year ended December 31, 2013, we generated revenues of $2,093.5 million and operating income of $235.8 million.

Revenue By Geographic Destination	Revenue By Product Category

History and Developments

Allegion plc was incorporated in Ireland on May 9, 2013, to hold Ingersoll Rand’s commercial and residential security businesses. On December 1, 2013, Allegion became a stand-alone public company after Ingersoll Rand completed the separation of these businesses from the rest of Ingersoll Rand via the transfer of these businesses from Ingersoll Rand to Allegion and the issuance by Allegion of ordinary shares directly to Ingersoll Rand’s shareholders (the “Spin-off”). Our security businesses have long and distinguished operating histories. Several of our brands were established more than 75 years ago, and many of our brands originally created their categories:

•	Von Duprin, established in 1908, was awarded the first exit device patent;

•	Schlage, established in 1920, was awarded the first patents granted for the cylindrical lock and the push button lock;

•	LCN, established in 1926, created the first door closure;

•	CISA, established in 1926, devised the first electronically controlled lock; and

•	Steelcraft Doors, established in 1927, developed the first mass-produced hollow metal door in 1942.

We have built upon these founding legacies since our entry into the security products market through the acquisition of Schlage, Von Duprin and LCN in 1974. Today, we continue to develop and introduce innovative and market-leading products. Recent examples include: Schlage Touchscreen Deadbolt, a residential lock; CISA eSigno, a hotel locking platform; eVayo, a European electronics security platform (winner, 2012 reddot product design award); Von Duprin Concealed Vertical Cable System that significantly reduces total installation time and ongoing maintenance requirements; aptiQ, a versatile and multi-technology card reader platform; and Schlage’s AD/CO, an electronic locking platform that allows end-users to add additional features without lock replacement.

Our Strengths

Our competitive strengths derive from combining application expertise and a sophisticated understanding of our markets with knowledge of our end-user’s needs and our operational excellence capabilities. We define operational excellence as our lean manufacturing operations, specifically our ability to handle highly complex manufacturing efficiently; our agile supply chain; and our ongoing programs that drive continuous improvements in our products and services. Our competitive strengths include:

Expertise required to design custom-configured solutions for our end-users.

The functional needs, regulatory requirements and aesthetics of every door opening and the related room must be considered when determining their security requirements. As a result, no “standard” opening exists. Through our long operating history, we have developed the expertise required to address a wide range of entryway security needs. Today, we believe we are a leader in our markets because:

•	We combine product breadth and depth with aesthetics and functionality. We offer an extensive and versatile portfolio of mechanical and electronic products to meet the needs of our end-users, including products in a broad range of styles and colors with a variety of specific functionalities. For example, we can deliver more than 70 million unique configurations of our Von Duprin exit devices for our end-users and we generally ship any sized order within one week from receipt of the order.

•	We have deep building code expertise. Most of the markets we serve have complex national, regional and local building codes and standard-making bodies that require end-users to adhere to specific safety requirements. Our long history provides us with a depth of experience that allows us to identify and deliver the right security solutions that meet these requirements and the end-user’s particular needs. We employ global teams of specification writers who work with end-users, architects, contractors and distribution partners to design solutions tailored to their unique needs while meeting the applicable building codes and standards.

•	We have a versatile, advanced electronic products offering. Our portfolio of products and solutions positions us favorably as the security products industry becomes increasingly electronic. We offer wireless access and biometric access control solutions, electro-magnetic locks, electric latches and automatic door openers, in addition to numerous other supporting components. Our electronics strategy includes designing products that employ interoperable, non-proprietary technologies, which we believe provide end-users with a level of flexibility they prefer. For instance, Schlage’s AD-series electronic lock employs open architecture that is compatible with nearly any existing access-control software system.

Diversified portfolio of market-leading brands.

Many of our brands have established leadership positions in their markets and product categories and have long-standing reputations for innovation and quality. Several of our brands created their respective product categories, including Schlage (cylindrical locks), Von Duprin (exit devices), LCN (door closures) and CISA (electrically controlled locks). We believe that our Schlage locks, Von Duprin exit devices and LCN closures rank No. 1 in their respective categories in North America and CISA security products rank No. 1 in its product category in Italy. We also believe that many other of our brands rank No. 2 or No. 3 in their respective geographies, including Kryptonite (U.S.), Bricard (France), Briton (United Kingdom), and Interflex (Germany). The strength of these brands in their primary geographies has allowed us to extend many of them into new markets. We sell products under more than 25 brand names around the world. We believe that employing specific brands in targeted markets creates strong relationships with those brands. Ten of our brands have at least $50 million in revenue.

Long history of delivering innovative and high-quality products and solutions.

We have built upon our brand-creation heritage and strong reputation for innovation by continually improving our award-winning product lines and introducing new mechanical and electronic security products. We employ several hundred engineers around the world who work to support and build upon our existing product portfolio. Our ongoing investment in innovation has led to several recent product launches that exemplify our success. For example, we introduced:

•	in 2013, the launch of the Schlage CO-220 classroom remote lockdown lock;

•	in 2013, the launch of aptiQmobile virtual credential platform, enabling use of smart phones for access control;

•	in 2013, Schlage Touchscreen Deadbolt lock, designed for the home that combines stylish design with high-quality functionality, including alarm and motion detection capabilities;

•	in 2013, our CISA eSigno hospitality platform that allows hotel owners to choose easily between different product types compatible with a single modular platform;

•	in 2013, our CISA Multi-top Pro platform, a modular mechanical and electronic high security locking platform for glass doors;

•	in 2012, our Interflex eVayo platform, an award-winning platform of access control and time and attendance reader terminals;

•	in 2012, our innovative Von Duprin concealed vertical cable platform that enables shorter installation time and simplifies maintenance; and

•	in 2012, our aptiQ credential and reader platform that allows end-users to use a single product family globally while also enabling the utilization of magnetic stripe, proximity and smart card credentials.

Operational excellence capabilities that enable a highly variable product mix while meeting exacting customer-delivery timetables.

The successful design and completion of any door opening solution requires close coordination among the end-user, the installer and the manufacturer. Larger projects, which involve thousands of different parts and precise end-user specifications, amplify this complexity because supply must meet demanding construction timetables.

Our global manufacturing scale, experience and operational capabilities enable us to deliver a high-quality end-user experience. We operate 19 production facilities worldwide and primarily manufacture our products and systems in regions of use to deliver them on a timely basis. For several product lines, including Schlage,Von Duprin and LCN, we ship our products, on average, in less than one week from receipt of an order, regardless of configuration. Our operational capabilities enable us to better meet our end-user’s needs by allowing us to make rapid production adjustments. We believe our operational excellence program is an important element of our ability to deliver strong financial performance and to continue to reinvest in our growth initiatives.

Our comprehensive operational excellence program focuses on further reducing the time required from order to shipment. In the six production facilities that implemented this program by the end of 2012, cycle time (from receipt of a customer order to shipment) has decreased by an average of more than 45% since program launch. We are in the advanced stages of introducing our operational excellence program in virtually all of our production facilities. We also will continue to leverage and enhance this program across our other locations and work processes, while customizing those processes to best fit our business needs. We expect the results to drive cost savings throughout our business and will utilize these proceeds to either improve profitability or reinvest in our growth initiatives.

Robust network of value-added channel and distribution relationships.

We sell our products through diverse distribution and retail channels ranging from specialty distribution to wholesalers. We also have built a strong network of more than 7,000 channel partners that help our end-users find the right solutions for their needs. Important to the success of these relationships, we support our partners by working directly with architects, contractors and security consultants to help design solutions that meet the functional, regulatory and aesthetic needs of end-users. We educate our channel partners and our end-users on our “total cost of ownership” value proposition, which emphasizes the quality and durability of our products. These consultative relationships result in increased knowledge and appreciation for the benefits of our products and solutions.

Deep and action-oriented customer insight.

Within the residential security products market, understanding consumer needs and trends is key to ongoing revenue growth. We have developed tools and work with third-party vendors, such as Vista Information Systems and Retail Solutions, Inc., to better understand consumer buying patterns, purchase drivers and brand performance. We use our customer insights to develop targeted marketing programs and merchandising activities that maximize return on investment, anticipate long-term consumer trends and drive product development decisions. We also have long-standing relationships with key retailers in North America and Europe such as The Home Depot, Lowes and Leroy Merlin. Due to our brand leadership positions and investments in market insight, detailed account resources and on-going collaboration with these retailers, we provide category leadership in development and execution on mutually beneficial marketing programs.

Strong financial performance and cash generation capabilities.

We have maintained strong operating profit margins and cash flow generation despite challenging economic conditions in some of our largest geographic markets in recent years. From 2008 to 2012, for example, new build square footage in the U.S. non-residential construction market declined 46%. During that time, our operating margin increased 0.5% to 18.0% (excluding non-cash impairment charges recorded in 2008) despite a total revenue decline of $367.3 million. In 2013, our operating margin was 11.3% (18.0% excluding a non-cash goodwill impairment charge) and we generated $223.9 million of operating cash flow from operations.

Our Strategies

We intend to achieve sustained, profitable growth in the markets we serve today and in adjacent product categories by being the preferred, trusted security partners to our end-users, and by executing the following growth strategies:

Expand in core markets

With leadership positions in our markets and significant expertise, we possess insight into both end-user needs and regulatory requirements in key market segments, including education (university and primary), healthcare, government, general commercial and residential (single and multi-family). We have developed specific value propositions across these segments and will continue to leverage our knowledge and experience to identify key opportunities that better serve our end-users. We expect this to include continued investment in products as well as further expansion of our specification and service capabilities.

Innovation in existing and new product categories

End-users are shifting gradually toward the electronic control of their security products and solutions. We believe that electronic-related product sales are growing at nearly twice the rate of traditional mechanical solutions. According to IMS Research, we are the No. 1 global manufacturer and marketer of electro-magnetic locks. We intend to leverage this position and expand our global capabilities in other product categories through continued product development and investments. Our recent successes serve as a testament to our commitment: the 2012 launch of aptiQ (global credential and reader platform) and the corresponding aptiQ Alliance program, a program that allows our end-users to use our aptiQ products in third party non-access control applications such as logical access, parking and payment; the European launches of eVayo and our CISA hospitality platforms in 2012 and 2013, respectively, and the 2013 launch of the Schlage Touchscreen Deadbolt, a “2013 Product of the Year” by Electronic House magazine.

Growth in emerging markets

We believe the global security products market provides a multitude of future growth opportunities as safety demands increase and security requirements and sophistication levels evolve. We also believe economically developing markets will grow faster than the global market average as countries achieve enhanced living standards and experience continued urbanization. We believe our significant industry experience, deep knowledge of commercial and residential building codes and history of innovation give us unique opportunities to help shape the security products industry in these markets. We are committed to investing further in attractive developing markets, including opening additional sales and specifications offices; investing in localized product and supply chain capabilities; and working with local partners and code-making bodies to promote efficient and consistent safety and security standards. We have a proven history of entering developing markets successfully, as evidenced by our growing Asia-Pacific sales. Since 2010, we have generated a compound annual revenue growth rate of nearly 15% in China. We also founded the Safety and Security Institute in China, which helps to educate government officials, architects and builders and also advocates for consistent building codes and standards that address end-users’ safety and security.

Operational excellence

The foundation of the process improvement at Allegion is rooted in the Allegion Business System and our Operational Excellence (OpEx) initiatives. We are driving OpEx across the enterprise, and we link our OpEx work to specific business growth opportunities while simultaneously improving internal processes.

Our approach to the deployment of OpEx begins with gaining an understanding of what customers value. Once there is an understanding of the customer’s needs and our value proposition, each team responsible for a process under transformation works on activities to create value that differentiates us from our competition. We are in the process of introducing our OpEx program in many of our processes. As we execute the Allegion Business System and our OpEx activities, we attempt to deliver increased value to our customers while also drive improvement to internal processes.

As part of our OpEx program, we have reduced overall supply chain cycle time and variability across production locations that have launched the program. Our ability to deliver highly configured solutions to end-users within exacting timeframes is one important element of our success. Results in 2013 have included reductions in product lead times from customer order to shipment in our manufacturing facilities in Baja, Mexico and Indianapolis, Indiana. Our strategy involves leveraging our operational excellence capabilities as a competitive advantage to improve the overall customer experience and drive employee engagement—ultimately driving growth across all of our offerings.

Opportunistic acquisitions

A disciplined approach to acquisitions is an important part of our growth strategy. The security products industry is highly fragmented, particularly in developing markets and emerging technology product segments that employ newer technologies. This creates numerous acquisition opportunities. We intend to target acquisitions that will broaden our product portfolio, expand our geographic footprint and enhance our position in strategic market segments.

On January 2, 2014, our wholly-owned subsidiary Allegion de Colombia completed the acquisition of certain assets of Schlage Lock de Colombia S.A., the second largest mechanical lock manufacturer in that country. The acquisition of certain assets of the privately-owned company, which has distribution in other South and Central American countries, will enable us to leverage our branded residential and commercial product lines to grow our presence in the Spanish-speaking South American security market.

We now operate a 45,000-square-foot integrated plant in Bogota, Colombia and will continue to sell product under the Schlage brand, as well as the Inafer and Segurex brands. Allegion de Colombia has approximately 350 employees.

Industry and Competition

Based on information derived from third party sources, we estimate that the size of the global markets we serve was more than $30 billion in revenue in 2013, comprised of $25 billion for mechanical hardware and electronic security products and more than $5 billion for time, attendance, and workforce productivity systems and systems integration, with compound annual growth of about 1 to 2% per year over the past three years. This growth rate primarily reflects cyclical challenges in the commercial and residential construction markets throughout North America and Europe as certain developing economies experienced higher growth rates during this period. Additionally, growth in electronic security products and solutions continues to outperform the industry as a whole as end-users adopt newer technologies in their facilities. We expect the security products industry will benefit from favorable long-term demographic trends such as continued urbanization of the global population, increased concerns about safety and security and technology-driven innovation.

The security products markets are highly competitive and fragmented throughout the world, with a number of large multi-national companies and thousands of smaller regional and local companies. This high fragmentation primarily reflects local regulatory requirements and highly variable end-user needs. We believe our principal global competitors are Assa Abloy AB, DORMA Holding GmbH, Kaba Holding AG, and Stanley Black & Decker Inc. We also face competition in various markets and product categories throughout the world, including from Spectrum Brands Holdings, Inc. in the North American residential market. As we move into more technologically-advanced product categories, we may also compete against smaller, more specialized competitors.

Our success depends on a variety of factors, including brand and reputation, product breadth, quality and delivery capabilities, price and service capabilities. As many of our businesses sell through wholesale distribution, our success also depends on building and partnering with a strong channel network. Although price often serves as an important customer decision criterion, we also compete based on the breadth and quality of our products and solutions, our ability to custom-configure solutions to meet individual end-user requirements and our global supply chain.

Our Reporting Segments

We manufacture and sell mechanical and electronic security products and solutions in approximately 130 countries, with our top 20 countries accounting for about 97% of our $2,093.5 million in 2013 revenues. We report our operating results through three reporting segments: Americas, EMEIA and Asia Pacific.

The following table presents the relative percentages of total segment revenue attributable to each reporting segment for each of the last three fiscal years. See Note 21, “Business Segment Information,” to our annual combined and consolidated financial statements for information regarding net revenues, operating income, and total assets by reportable segment:

	For the Years Ended December 31,
	2013	2012	2011
Americas	73%	72%	69%
EMEIA	20%	21%	24%
Asia Pacific	7%	7%	7%

Our Americas segment provides security products and solutions in approximately 30 countries throughout North America and parts of South America. The segment offers a broad range of products and solutions including locks, locksets, key systems, door closers, exit devices, doors and door frames, electronic product and access control systems to end-users in the commercial, institutional and residential markets, including into the education, healthcare, government, commercial office and single and multi-family residential markets. This segment’s strategic brands are Schlage, Von Duprin and LCN.

Our EMEIA segment provides security products and solutions in approximately 85 countries throughout Europe, the Middle East, India and Africa. The segment offers the same portfolio of products as the Americas segment, as well as time and attendance and workforce productivity solutions. This segment’s strategic brands are CISA and Interflex. This segment also resells Schlage, Von Duprin and LCN products, primarily in the Middle East.

Our Asia Pacific segment provides security products and solutions in approximately 14 countries throughout Asia Pacific. The segment offers the same portfolio of products as the Americas segment, as well as video analytics solutions. This segment’s strategic brands are Schlage, CISA, Von Duprin and LCN.

Products and Services

We offer an extensive and versatile portfolio of mechanical and electronic security products across a range of market-leading brands:

•	Locks, locksets and key systems: A broad array of tubular and mortise door locksets, security levers, and master key systems that are used to protect and control access. We also offer a range of portable security products, including bicycle, small vehicle and travel locks.

•	Door closers and exit devices: An extensive portfolio of life-safety products generally installed on fire doors and facility entrances and exits. Door closers are devices that automatically close doors after they are opened. Exit devices are generally horizontal attachments to doors and enable rapid exit from the premises.

•	Electronic Security Products and Access Control Systems: A broad range of electrified locks, door closers, exit devices, access control systems, biometric hand reader systems, key card and reader systems, accessories, and automatic doors.

•	Time, Attendance and Workforce Productivity Systems: Products and services designed to help business customers manage and monitor workforce access control parameters, attendance and employee scheduling. We offer ongoing aftermarket services in addition to design and installation offerings.

•	Video Analytics: Electronic video analytics systems and services, primarily for business and government customers in Asia Pacific. We offer ongoing aftermarket services in addition to design and installation offerings.

•	Doors and Door Frames: A portfolio of hollow metal doors and door frames. In select geographies, we also provide installation and service maintenance services.

•	Other Accessories: A variety of additional security and product components, including hinges, door levers, door stops and other accessories, as well as certain bathroom fittings products.

Customers

We sell most of our products and solutions through distribution and retail channels, ranging from specialty distribution to wholesalers. We have built a network of more than 7,000 channel partners that help our customers choose the right solution to meet their security needs. Our channel partners that sell to commercial and institutional end-users helped fulfill and install orders to more than 30,000 end-users in 2013. We also sell through a variety of retail channels, ranging from large do-it-yourself home improvement centers to small, specialty showroom outlets. We work with our retail partners on developing marketing and merchandising strategies to maximize their sales per square foot of shelf space.

Through our Interflex and China-based video and systems integration businesses, we provide products and solutions directly to end-users.

Our 10 largest customers represented approximately 25% of our combined revenues in 2013. No single customer represented 10% or more of our combined revenues in 2013.

Sales and Marketing

In markets where we sell through commercial and institutional distribution channels, we employ sales professionals around the world who work with a combination of end-users, security professionals, architects, contractors, engineers and distribution partners to develop specific custom-configured solutions for our end-users’ needs. Our field sales professionals are assisted by specification writers who work with architects, engineers and consultants to help design door openings and security systems to meet end-users’ functional, aesthetic and regulatory requirements. Both groups are supported by dedicated customer care and technical sales-support specialists worldwide. We also support our sales efforts with a variety of marketing efforts, including trade-specific advertising, cooperative distributor merchandising, digital marketing, and marketing at a variety of industry trade shows.

In markets in which we sell through retail and home-builder distribution channels, we have teams of sales, merchandising and marketing professionals who help drive brand and product awareness through our channel partners and to consumers. We utilize a variety of advertising and marketing strategies, including traditional consumer media, retail merchandising, digital marketing, retail promotions, and builder and consumer trade shows, to support these teams.

We also work actively with several regulatory bodies around the world to help promote effective and consistent safety and security standards. For example, we are members of Builders Hardware Manufacturers Association, Security Industry Association, Smart Card Alliance, American Society of Healthcare Engineering, American Institute of Architects, Construction Specification Institute, ASSOFERMA (Italy), BHE (Germany) and UNIQ (France). We also have established the Safety and Security Institute in China, which helps to educate government officials, architects and builders and advocates for consistent building codes and standards that address end-users’ safety and security.

Production and Distribution

We manufacture our products in our geographic markets around the world. We operate 19 production facilities, including 10 in the Americas region, seven in EMEIA and two in Asia Pacific. We own 10 of these facilities and lease the others. Our strategy is to produce in the region of use, wherever appropriate, to allow us to be closer to the end-user and increase efficiency and more timely product delivery.

In managing our network of production facilities, we focus on eliminating excess capacity, reducing cycle time through productivity, and harmonizing production practices and safety procedures.

We distribute our products through a broad network of channel partners. In addition, third-party logistics providers perform storage and distribution services for us to support certain parts of our distribution network.

Raw Materials

We support our region-of-use production strategy with corresponding region-of-use supplier partners, where available. Our global and regional commodity teams work with production leadership, product management and materials management teams to ensure adequate materials are available for production at the lowest possible cost.

We purchase a wide range of raw materials, including steel, zinc, brass and other non-ferrous metals, to support our production facilities. Where appropriate, we may enter into long-term supply arrangements or fixed-cost contracts to lower overall costs. We do not believe the loss of any particular supplier would be material to our business.

Intellectual Property

Intellectual property, inclusive of certain patents, trademarks, copyrights, know-how, trade secrets and other proprietary rights, is important to our business. We create, protect and enforce our intellectual property investments in a variety of ways. We work actively in the U.S. and internationally to try to ensure the protection and enforcement of our intellectual property rights. We use trademarks on nearly all of our products and believe that such distinctive marks are an important factor in creating a market for our goods, in identifying us and in distinguishing our products from others. We consider our Schlage, Von Duprin, CISA and other associated trademarks to be among our most valuable assets, and we have registered these trademarks in a number of countries. Although certain proprietary intellectual property rights are important to our success, we do not believe we are materially dependent on any particular patent or license, or any particular group of patents or licenses.

Facilities

We operate through a broad network of sales offices, 19 production facilities and several distribution centers throughout the world. Our active properties represent about 5.1 million square feet, of which approximately 49% is leased.

The following table shows the location of our worldwide production facilities:

Production Facilities
Americas	EMEIA	Asia Pacific
Blue Ash, Ohio	Durchhausen, Germany	Auckland, New Zealand
Bogota, Colombia	Duzce, Turkey	Jinshan, China
Caracas, Venezuela	Faenza, Italy
Chino, California	Feuquieres, France
Ensenada, Mexico	Renchen, Germany
Indianapolis, Indiana	Monsampolo, Italy
Princeton, Illinois	Sittingbourne, England
Security, Colorado
Tecate, Mexico
Tijuana, Mexico

Research and Development

We are committed to investing in highly productive research and development capabilities, particularly in electro-mechanical systems. Our research and development (“R&D”) expenditures were approximately $39.6 million, $38.2 million and $38.9 million for the years ended December 31, 2013, 2012 and 2011, respectively.

We concentrate on developing technology innovations that will deliver growth through the introduction of new products and solutions, and also on driving continuous improvements in product cost, quality, safety and sustainability.

We manage our R&D team as a global group with an emphasis on a global collaborative approach to identify and develop new technologies and worldwide product platforms. We are organized on a regional basis to leverage expertise in local standards and configurations. In addition to regional engineering centers in each geographic region, we also operate a global engineering center of excellence in Bangalore, India.

Seasonality

Our business experiences seasonality that varies by product line. Because more construction and do-it-yourself projects occur during the second and third calendar quarters of each year in the Northern Hemisphere, our security product sales, typically, are higher in those quarters than in the first and fourth calendar quarters. However, our Interflex and Asia Pacific systems integration businesses typically experience higher sales in the fourth calendar quarter due to project timing. Revenue by quarter for the years ended December 31, 2013, 2012 and 2011 are as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2013	23%	25%	26%	26%
2012	23%	25%	25%	27%
2011	23%	26%	26%	26%

Employees

As of December 31, 2013, we had more than 8,000 employees, approximately 20% of whom have the terms of their employment covered under collective bargaining agreements. Our non-management European employees are represented by national and local works councils.

Environmental Regulation

We are dedicated to an environmental program intended to reduce the utilization and generation of hazardous materials during the manufacturing process as well as to remediate identified environmental concerns. As to the latter, we are currently engaged in site investigations and remediation activities to address environmental cleanup from past operations at current and former manufacturing facilities.

We are sometimes a party to environmental lawsuits and claims and have received notices of potential violations of environmental laws and regulations from the U.S. Environmental Protection Agency and similar state authorities. We have also been identified as a potentially responsible party (PRP) for cleanup costs associated with off-site waste disposal at federal Superfund and state remediation sites. For all such sites, there are other PRPs and, in most instances, our involvement is minimal.

In estimating our liability, we have assumed that we will not bear the entire cost of remediation of any site to the exclusion of other PRPs who may be jointly and severally liable. The ability of other PRPs to participate has been taken into account, based on our understanding of the parties’ financial condition and probable contributions on a per site basis. Additional lawsuits and claims involving environmental matters are likely to arise from time to time in the future.

We incurred $2.1 million, $2.9 million, and $1.9 million of expenses during the years ended December 31, 2013, 2012, and 2011, respectively, for environmental remediation at sites presently or formerly owned or leased by us. As of December 31, 2013 and 2012, we have recorded reserves for environmental matters of $10.8 million and $11.8 million, respectively. Of these amounts $2.9 million and $2.5 million, respectively, relate to remediation of sites previously disposed by us. Our total current environmental reserve at December 31, 2013 and 2012 was $4.2 million and $2.3 million, respectively. Given the evolving nature of environmental laws, regulations and technology, the ultimate cost of future compliance is uncertain.

Legal Proceedings

In the normal course of business, we are involved in a variety of lawsuits, claims and legal proceedings, including commercial and contract disputes, employment matters, product liability claims, environmental liabilities, intellectual property disputes, and tax-related matters. In our opinion, pending legal matters are not expected to have a material adverse impact on our results of operations, financial condition, liquidity or cash flows.

MANAGEMENT

Executive Officers of the Registrant

The following is a list of executive officers of the Company as of June 1, 2014. Each of the executive officers was elected to his or her position by the Company’s Board of Directors in connection with the Spin-off.

David D. Petratis, age 56, is our Chairman, President and Chief Executive Officer. Mr Petratis served as the Chairman, President and Chief Executive Officer of Quanex Building Products Corporation (a manufacturer of engineered material and components for the building products markets) from 2008 to July 2013.

Patrick S. Shannon, age 51, is our Senior Vice President and Chief Financial Officer. Mr. Shannon served as the Vice President and Treasurer of Ingersoll-Rand plc (a global diversified company) from August 2012 to August 2013. Mr. Shannon previously served as Ingersoll Rand’s Vice President, Audit Services from February 2010 to August 2012; and Ingersoll Rand’s Vice President, Finance and Information Technology—Trane Commercial Systems from September 2008 to February 2010.

Timothy P. Eckersley, age 52, is our Senior Vice President—Americas. Mr. Eckersley served as Ingersoll Rand’s President, Security Technologies—Americas from November 2007 to November 2013.

Chris E. Muhlenkamp, age 56, is our Senior Vice President—Global Operations and Integrated Supply Chain. Mr. Muhlenkamp served as Ingersoll Rand’s Vice President—Operations and Global Integrated Supply Chain, Security Technologies, from March 2011 to December 2013 and served as General Director, Global Supply Management and Production Control and Logistics of Delphi Automotive (a vehicle components manufacturer) from January 2009 to March 2011.

Raymond H. Lewis Jr., age 49, is our Senior Vice President—Human Relations. Mr. Lewis served as Ingersoll Rand’s Vice President—Human Resources and Communications, Industrial Technologies from October 2010 to October 2013. Mr. Lewis previously served as Ingersoll Rand’s Vice President—Human Resources for Global Product Management and Integrated Supply Chain, Industrial Technologies from December 2008 to October 2010.

Lucia Veiga Moretti, age 49, is our Senior Vice President—EMEIA. Ms. Moretti previously served as Senior Vice President and President, Delphi Product and Service Solutions for Delphi Automotive (a supplier of automotive technologies) from August 2011 to February 2014, Vice President, Global Independent Aftermarket from December 2010 to July 2011 and prior to that she served as Vice President, Europe, Middle East and Africa for Delphi Product and Service Solutions from November 2005 to November 2010.

Jeffrey N. Braun, age 54, is our Senior Vice President and General Counsel. Mr. Braun served as our Deputy General Counsel and Chief Compliance Officer from September 2013 to June 2014. Mr. Braun previously served as General Counsel of General Motors China, a subsidiary of General Motors Company (a global automotive company), from April 2010 to June 2013, and as General Motors’ Executive Director, Global Ethics & Compliance from January 2009 to April 2010.

Feng (William) Yu, age 49, is our Senior Vice President—Asia Pacific. Mr. Yu served as Ingersoll Rand’s President, Security Technologies—Asia Pacific from February 2011 to November 2013. Mr. Yu previously served as Ingersoll Rand’s Vice President, Thermo King—Asia Pacific from 2008 to February 2011.

Douglas P. Ranck, age 55, is our Vice President and Controller. Mr. Ranck served as Ingersoll Rand’s Global Controller and Financial Planning and Analysis Leader—Climate Solutions from June 2008 to October 2013.

No family relationship exists between any of the above-listed executive officers of the Company. All officers are elected to hold office for one year or until their successors are elected and qualified.

Board of Directors of the Registrant

The following is a list of directors serving on the Board of Directors of the Company as of June 1, 2014. Each of the directors was elected to the Board of Directors in connection with the Spin-off other than Mr. Schaffer who was appointed to the Board of Directors on April 9, 2014.

Michael J. Chesser—age 65; Director since 2013

•	Former Chairman and Chief Executive Officer of Great Plains Energy Incorporated (an electric utilities holding company) from 2003 to 2013

•	Current Directorships:

•	Polypore International Inc.

•	Former Directorships:

•	Great Plains Energy Inc.

•	Itron Inc.

•	UMB Financial Corp.

•	Other activities:

•	Trustee, Midwest Research Institute

•	Trustee, Committee for Economic Development

•	Chairman, Partnership for Children

•	Senior Fellow, Brookings Institute

Mr. Chesser’s successful career in the energy sector offers us insight into the latest developments in industrial processes, innovation and process improvement. His expertise will provide guidance into new technologies for our operations, help progress our productivity initiatives and offer instructive process methodologies to accelerate our innovation efforts. Mr. Chesser is a recognized authority on energy technologies which brings unique perspectives both within our own operations and on behalf of our customers and communities. His extensive experience with compensation and talent development are of particular benefit to us. Finally, his leadership for a North American company will provide practical insight to help drive our growth plans for that geography.

Carla Cico—age 53; Director since 2013

•	Former Chief Executive Officer of Rivoli S.p.A. (prefabricated infrastructure company) from 2009 to 2011

•	Former Chief Executive Officer of Ambrosetti Consulting (a consulting company) from 2008 to 2009

•	Current Directorships:

•	Alcatel-Lucent

Ms. Cico’s experience leading a prefabricated infrastructure company offers a deep understanding of the building and construction industries. She brings a unique perspective to the Board with her direct knowledge of application expertise, regulatory requirements, complex configurations and working with architects, contractors and engineers to adhere to specific safety requirements, all of which influence the successful execution of our strategic plan. Ms. Cico was cited as one of the most powerful women in international business in Forbes (1994) and Fortune (1995). She offers extraordinary insight into regional and global economic, social and political issues.

Kirk S. Hachigian—age 54; Director and lead director since 2013

•	Chairman and Chief Executive Officer of JELD-WEN, Inc. (global manufacturer of doors and windows) since February 2014

•	Former Chairman, President and Chief Executive Officer of Cooper Industries plc (global manufacturer of electrical components for the industrial, utility and construction markets) from 2006 to 2012

•	Current Directorships:

•	Paccar Inc.

•	NextEra Energy

•	Former Directorships:

•	Cooper Industries plc

Mr. Hachigian’s experience as chairman and chief executive officer of a $6 billion New York Stock Exchange (“NYSE”) global diversified manufacturing organization brings substantial expertise to all of our operational and financial matters, including global manufacturing, engineering, marketing, labor relations, channel management and investor relations. His prior work will benefit our Board of Directors and management team as we pursue future business opportunities globally. He has a successful track record of creating value to shareholders, recently completing the $13 billion merger of Cooper Industries with Eaton Corporation. In addition, his leadership of an organization incorporated in Ireland provides valuable oversight experience to our Irish financial reporting and accounting requirements. His executive leadership positions directly correspond to key elements of our growth and operational strategies.

David D. Petratis—age 56; Chairman and director since 2013

•	President and Chief Executive Officer of Allegion plc since October 2013

•	Former Chairman, President and Chief Executive Officer of Quanex Building Products Corporation (a manufacturer of engineered material and components for the building products markets) from 2008 to July 2013

•	Former President and Chief Executive Officer of the North American Operating Division of Schneider Electric (a global electrical and automation manufacturer) from 2004 to 2008

•	Current Directorships: None

•	Former Directorships:

•	Gardner Denver, Inc.

•	Quanex Building Products Corporation

Mr. Petratis’s successful leadership of global manufacturing companies brings significant experience and expertise to the Company’s management and governance. In particular, Mr. Petratis has an extensive background in the building products industry, as well as strong experience with operations and lean manufacturing, distribution and channel marketing and management, the merger and acquisition process, and strategy development.

Dean I. Schaffer—age 62; Director since 2014

•	Former Partner of Ernst & Young LLP (an international public accounting firm) from 1975 to March 2014

•	Current Directorships: None

Mr. Schaffer’s experience as a partner of an international accounting firm brings significant expertise to the Board of Directors in the areas of taxation, governance, strategy and acquisitions. During his career, Mr. Schaffer served on Ernst & Young’s Americas Executive Board, as the co-lead of the Americas Office of the Chairman Global Accounts Network and senior partner in the New York office and worked with many of the firm’s largest clients. Mr. Schaffer’s expertise will benefit the Board of Directors as it oversees our financial reporting and our governance and as it develops our tax and growth strategies.

Martin E. Welch III—age 65; Director since 2013

•	Former Executive Vice President and Chief Financial Officer of Visteon Corporation (a global automotive parts supplier) from 2011 to 2012

•	Former Executive Vice President and Chief Financial Officer of United Rentals, Inc. (an equipment rental company) from 2005 to 2009

•	Current Directorships:

•	Global Brass and Copper Holdings, Inc.

•	Former Directorships:

•	Delphi Corporation

•	Other Activities:

•	Trustee, University of Detroit Mercy

Mr. Welch’s experience as a chief financial officer brings substantial financial expertise to our Board. His senior leadership experience with global manufacturing companies will benefit our Board as it develops our growth strategy and will help drive our operational improvement. In addition, Mr. Welch’s experience as a business advisor to a private equity firm will benefit the Company’s long-term strategic planning.

At any meeting of shareholders for the election of directors at which a quorum is present, directors will be elected by the affirmative vote of a majority of the votes cast and will serve for one-year terms. Under our articles of association, if a director is not re-elected in a director election, the director shall retire at the close or adjournment of the such meeting of shareholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines, together with the charters of the various Board committees, provide a framework for the corporate governance of the Company. The following is a summary of our Corporate Governance Guidelines. A copy of our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.allegion.com under the heading “About Allegion—Corporate Governance.”

Role of the Board of Directors

Our business is managed under the direction of the Board of Directors. The role of the Board of Directors is to oversee our management and governance and monitor senior management’s performance.

Board Responsibilities

The Board of Directors’ core responsibilities include, among other things:

•	selecting, monitoring, evaluating and compensating senior management;

•	assuring that management succession planning is ongoing;

•	overseeing the implementation of management’s strategic plans and capital allocation strategy;

•	reviewing our financial controls and reporting systems;

•	overseeing our management of enterprise risk;

•	reviewing our ethical standards and compliance procedures; and

•	evaluating the performance of the Board of Directors, Board committees and individual directors.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer (“CEO”) of the Company are held by the same person. It is the Board of Directors’ view that our corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management are conducive to Board effectiveness with a combined Chairman and CEO position. The Board reserves the right to separate the roles of Chairman and CEO in the event that there are changes in circumstances or performance.

In addition, the Board of Directors has a strong, independent Lead Director and it believes this role adequately addresses the need for independent leadership and an organizational structure for the independent directors. The Chairman and CEO is responsible for working with the Lead Director so that together they achieve the Board governance objectives outlined by the Board.

The Board of Directors appoints a Lead Director for a three-year minimum term from among the Board’s independent directors. The Lead Director coordinates the activities of all of the Board’s independent directors. The Lead Director is the principal confidant to the CEO and ensures that the Board of Directors has an open, trustful relationship with the Company’s senior management team. In addition to the duties of all directors, as set forth in the Company’s Governance Guidelines, the specific responsibilities of the Lead Director are as follows:

•	Chair the meetings of the independent directors when the Chairman is not present;

•	Ensure the full participation and engagement of all Board members in deliberations;

•	Lead the Board of Directors in all deliberations involving the CEO’s employment, including hiring, contract negotiations, performance evaluations, and dismissal;

•	Counsel the Chairman on issues of interest/concern to directors and encourage all directors to engage the Chairman with their interests and concerns;

•	Work with the Chairman to develop an appropriate schedule of Board meetings and approve such schedule, to ensure that the directors have sufficient time for discussion of all agenda items, while not interfering with the flow of Company operations;

•	Work with the Chairman to develop the Board and Committee agendas and approve the final agendas;

•	Keep abreast of key Company activities and advise the Chairman as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board of Directors, the Lead Director will approve information provided to the Board and may specifically request the inclusion of certain material;

•	Engage consultants who report directly to the Board of Directors and assist in recommending consultants that work directly for Board Committees;

•	Work in conjunction with the Corporate Governance and Nominating Committee in compliance with Governance Committee processes to interview all Board candidates and make recommendations to the Board of Directors;

•	Assist the Board of Directors and Company officers in assuring compliance with and implementation of the Company’s Governance Guidelines; work in conjunction with the Corporate Governance Committee to recommend revisions to the Governance Guidelines;

•	Call, coordinate and develop the agenda for and chair executive sessions of the Board’s independent directors; act as principal liaison between the independent directors and the CEO;

•	Work in conjunction with the Corporate Governance and Nominating Committee to identify for appointment the members of the various Board Committees, as well as selection of the Committee chairs;

•	Be available for consultation and direct communication with major shareholders in coordination with the CEO;

•	Make a commitment to serve in the role of Lead Director for a minimum of three years; and

•	Help set the tone for the highest standards of ethics and integrity.

Mr. Hachigian has been the Board’s Lead Director since December 2013.

Board Risk Oversight

The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to us. The Board of Directors focuses on our general risk management strategy and the most significant risks we face and ensures that appropriate risk mitigation strategies are implemented by management. The full Board is responsible for considering strategic risks and succession planning and receives reports from each committee as to risk oversight within their areas of responsibility. The Board of Directors has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions as follows:

•	The Audit and Finance Committee oversees risks associated with our systems of disclosure controls and internal controls over financial reporting, as well as our compliance with legal and regulatory requirements. The Audit and Finance Committee also oversees risks associated with foreign exchange, insurance, credit and debt.

•	The Compensation Committee considers risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements.

•	The Corporate Governance and Nominating Committee oversees risks associated with sustainability.

We have appointed the Chief Financial Officer (“CFO”) as our Chief Risk Officer and, in that role, the Chief Risk Officer periodically reports on risk management policies and practices to the relevant Board Committee or to the full Board so that any decisions can be made as to any required changes in our risk management and mitigation strategies or in the Board’s oversight of these.

Finally, as part of its oversight of our executive compensation program, the Compensation Committee considers the impact of the executive compensation program and the incentives created by the compensation awards that it administers on our risk profile. In addition, we review all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. When establishing our executive compensation program prior to the Spin-off, the Ingersoll Rand Compensation Committee concluded that the compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Director Compensation and Stock Ownership

It is the policy of the Board of Directors that directors’ fees be the sole compensation received from us by any non-employee director, other than an initial grant of $50,000 of restricted stock units (“RSUs”) upon appointment to the Board of Directors. We have a director share ownership requirement of $210,000 of ordinary shares, which is equal to the directors’ annual retainer. Directors must purchase $50,000 of ordinary shares each year until the share ownership requirement is met. Directors are required to meet the share ownership requirement within five years of appointment to the Board of Directors.

Board Size and Composition

The Board of Directors consists of a substantial majority of independent, non-employee directors. In addition, our Corporate Governance Guidelines require that all members of the committees of the Board must be independent directors. The Board of Directors has the following three standing committees: Audit and Finance Committee, Compensation Committee and Corporate Governance and Nominating Committee. The Board of Directors has determined that each member of each of these committees is “independent” as defined in the NYSE listing standards and our Guidelines for Determining Independence of Directors. Each director, other than Mr. Schaffer, serves on each Board committee. We expect to rotate chairs of the committees periodically.

Board Diversity

Our policy on Board diversity relates to the selection of nominees for the Board of Directors. In selecting a nominee for the Board, the Corporate Governance and Nominating Committee considers the skills, expertise and background that would complement the existing Board and ensure that its members are of sufficiently diverse and independent backgrounds, recognizing that our businesses and operations are diverse and global in nature. The Board of Directors has one female director.

Board Advisors

The Board of Directors and its committees may, under their respective charters, retain their own advisors to assist in carrying out their responsibilities.

Executive Sessions

Our independent directors meet privately in regularly scheduled executive sessions, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are required to be held no less than twice each year.

Board Evaluation

The Corporate Governance and Nominating Committee assists the Board in evaluating its performance and the performance of the Board committees. Each committee also conducts an annual self-evaluation. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.

Director Orientation and Education

We have developed an orientation program for new directors and provide continuing education for all directors. In addition, the directors are given full access to management and corporate staff as a means of providing additional information.

Director Nomination Process

The Corporate Governance and Nominating Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the composition of the Board, makes recommendations to the Board concerning the appropriate size and needs of the Board and, on its own or with the assistance of management, a search firm or others, identifies candidates with those qualifications. Each director, other than Mr. Schaffer, was identified by Ingersoll Rand, with the assistance of a search firm, and elected to the

Board of Directors by our private shareholders prior to the Spin-off. Mr. Schaffer was nominated by the Corporate Governance and Nominating Committee following a review of candidates recommended by an unaffiliated third party that provides non-search services to us from time to time. In considering candidates, the Corporate Governance and Nominating Committee will take into account all factors it considers appropriate, including breadth of experience, understanding of business and financial issues, ability to exercise sound judgment, diversity, leadership, and achievements and experience in matters affecting business and industry. The Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and believes that at a minimum each nominee should satisfy the following criteria: highest character and integrity, experience and understanding of strategy and policy-setting, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. Shareholders may recommend candidates for consideration for Board membership by sending the recommendation to the Corporate Governance and Nominating Committee, in care of the Secretary of the Company. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

Application of Non-U.S. Corporate Governance Codes

Our corporate governance guidelines and general approach to corporate governance as reflected in our Memorandum and Articles of Association and our internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although we are an Irish public limited company, we are not listed on the Irish Stock Exchange and therefore are not subject to the listing rules of the Irish Stock Exchange or any of its governance standards or guidelines.

Director Independence

The Board of Directors has determined that all of our current directors, except Mr. Petratis, who is our CEO, are independent under the standards set forth in Exhibit I to our Corporate Governance Guidelines, which are consistent with the NYSE listing standards. In determining the independence of directors, the Board evaluated transactions between us and entities with which directors were affiliated that occurred in the ordinary course of business and that were provided on the same terms and conditions available to other customers. A copy of Exhibit I to our Corporate Governance Guidelines is available on our website, www.allegion.com, under the heading “About Allegion—Corporate Governance.”

Communications with Directors

Shareholders and other interested parties wishing to communicate with the Board of Directors, the non-employee directors or any individual director (including our Lead Director and Compensation Committee Chair) may do so either by sending a communication to the Board and/or a particular Board member, in care of the Secretary of the Company, or by e-mail at allegionboard@allegion.com. Depending upon the nature of the communication and to whom it is directed, the Secretary will: (a) forward the communication to the appropriate director or directors; (b) forward the communication to the relevant department within the Company; or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter).

Code of Conduct

We have adopted a worldwide Code of Conduct, applicable to all employees, directors and officers, including our CEO, our CFO and our Controller. The Code of Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, as well as the requirements of a “code of business conduct and ethics” under the NYSE listing standards. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Conduct is available on our website located at www.allegion.com under the heading “About Allegion—Corporate Governance.” Amendments to, or waivers of the provisions of, the Code of Conduct, if any, made with respect to any of our directors and executive officers will be posted on our website.

Anti-Hedging Policy and Other Restrictions

We prohibit our directors and executive officers from (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of Company securities and (ii) engaging in any form of short-term speculative trading in Company securities. Directors and executive officers are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan unless the Senior Vice President and General Counsel provides pre-clearance after the director or executive officer clearly demonstrates the financial capability to repay the loan without resort to the pledged securities.

Committees of the Board

Audit and Finance Committee

Members:	Martin E. Welch, III (Chair)
Michael J. Chesser
Carla Cico
Kirk S. Hachigian
Dean I. Schaffer

Key Functions:

•	Review annual audited and quarterly financial statements, as well as disclosures under our “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” with management and the independent auditors.

•	Obtain and review periodic reports, at least annually, from management assessing the effectiveness of our internal controls and procedures for financial reporting.

•	Review our processes to assure compliance with all applicable laws, regulations and corporate policy.

•	Oversee risk related to our financial reporting and compliance with legal and regulatory requirements.

•	Recommend the accounting firm to be proposed for appointment by the shareholders as our independent auditors and review the performance of the independent auditors, including receipt of their annual independence statement.

•	Review the scope of the audit and the findings and approve the fees of the independent auditors.

•	Approve in advance permitted audit and non-audit services to be performed by the independent auditors.

•	Review proposed borrowings and issuances of securities and cash management policies.

•	Recommend to the Board of Directors the dividends to be paid on our ordinary shares.

•	Review periodic reports of the investment performance of our employee benefit plans.

The Board of Directors has determined that each member of the Audit and Finance Committee is “independent” for purposes of the applicable rules and regulations of the SEC, as defined in the NYSE listing standards and our Corporate Governance Guidelines and has determined that each member of the Audit and Finance Committee meets, or will meet within one year, the qualifications of a financial expert. The Board of Directors has determined that Mr. Welch meets the qualifications of an “audit committee financial expert” as that term is defined by rules of the SEC.

A copy of the charter of the Audit and Finance Committee is available on our website, www.allegion.com, under the heading “About Allegion—Corporate Governance.”

Compensation Committee

Members:	Michael J. Chesser (Chair)
Carla Cico
Kirk S. Hachigian
Martin E. Welch, III

Key Functions:

•	Establish executive compensation policies.

•	Approve the CEO’s compensation based on the evaluation by the Board of Directors of the CEO’s performance against the goals and objectives set by the Board of Directors.

•	Approve compensation of officers and key employees.

•	Review and approve executive compensation and benefit programs.

•	Administer our equity compensation plans.

•	Review and recommend significant changes in principal employee benefit programs.

•	Approve and oversee Compensation Committee consultants.

For a discussion concerning the processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis.”

The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the NYSE listing standards and our Corporate Governance Guidelines. In addition, the Board of Directors has determined that each member of the Compensation Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Code.

A copy of the charter of the Compensation Committee is available on our website, www.allegion.com, under the heading “About Allegion—Corporate Governance.”

Corporate Governance and Nominating Committee

Members:	Kirk S. Hachigian (Chair)
Michael J. Chesser
Carla Cico
Dean I. Schaffer
Martin E. Welch, III

Key Functions:

•	Identify individuals qualified to become directors and recommend the candidates for all directorships.

•	Recommend individuals for election as officers.

•	Review our Corporate Governance Guidelines and make recommendations for changes.

•	Consider questions of independence and possible conflicts of interest of directors and executive officers.

•	Take a leadership role in shaping our corporate governance.

•	Oversee our sustainability efforts.

The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the NYSE listing standards and our Corporate Governance Guidelines.

A copy of the charter of the Corporate Governance and Nominating Committee is available on our website, www.allegion.com, under the heading “About Allegion—Corporate Governance.”

Board, Committee and Annual Meeting Attendance

The Board of Directors and its committees held the following number of meetings during the fiscal year ended December 31, 2013:

Board	1
Audit and Finance Committee	1
Compensation Committee	1
Corporate Governance and Nominating Committee	1

Each incumbent director attended 100% of the total number of meetings of the Board of Directors and the committees on which he or she served during the year. The non-employee directors held one independent director meeting without management present during 2013. It is the Board’s general practice to hold independent director meetings in connection with regularly scheduled Board meetings.

We expect all Board members to attend the annual general meeting, but from time to time other commitments prevent all directors from attending the meeting. We did not hold an annual general meeting in 2013 because we did not become an independent public company until December 1, 2013.

Compensation of Directors

Director Compensation

Our director compensation program is designed to compensate non-employee directors fairly for work required for a company of our size and scope and align their interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain and use the expertise of highly qualified people serving on our Board of Directors. The Corporate Governance and Nominating Committee periodically reviews the compensation level of our non-employee directors in consultation with the Committee’s independent compensation consultant and makes recommendations to the Board of Directors. Employee directors do not receive any additional compensation for serving as a director.

Our director compensation program for non-employee directors consists of the following elements:

Compensation Element	Compensation Value
Annual Cash Retainer	$210,000
Audit and Finance Committee Chair Cash Retainer	$15,000
Compensation Committee Chair Cash Retainer	$10,000
Corporate Governance and Nominating Committee Chair Retainer (unless also the Lead Director)	$8,000
Lead Director Cash Retainer (plus $5,000 if also the Corporate Governance and Nominating Committee Chair)	$20,000
Additional Meetings or Unscheduled Planning Session Fees *	$1,500 (per meeting or session	)
Initial Grant of RSUs	$50,000

*	The Board has 5 regularly scheduled meetings each year. Each Committee, other than the Audit and Finance Committee, has at least 3 regularly scheduled meetings each year. The Audit and Finance Committee has 8 regularly scheduled meetings each year.

Share Ownership Requirement

To align the interests of directors with shareholders, the Board of Directors has adopted a requirement that each director invest $50,000 annually to acquire Company shares until they own ordinary shares with a value equal to their annual retainer of $210,000, calculated as of the date of acquisition.

2013 Director Compensation

The compensation paid or credited to our non-employee directors for the year ended December 31, 2013, is summarized in the table below. Mr. Schaffer did not serve as a director in 2013.

Name	Fees earned or paid in cash ($)	All Other Compensation ($)(a)	Total ($)
M. J. Chesser	—	50,034	50,034
C. Cico	—	50,034	50,034
K. S. Hachigian	—	50,034	50,034
M. E. Welch	—	50,034	50,034

(a)	The amounts in this column represent the one-time grant of RSUs to non-employee directors upon joining the Board.

For each non-employee director at December 31, 2013, the following table reflects unvested RSUs:

Name	Number of RSUs (#)
M. J. Chesser	1,193
C. Cico	1,193
K. S. Hachigian	1,193
M. E. Welch	1,193

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the compensation philosophy and program provided to our NEOs in 2013, both prior to and following the Spin-off.

Our NEOs for 2013 are:

Allegion NEO	Allegion Position	Pre-Spin-off Ingersoll Rand Position
David D. Petratis	Chairman, President and CEO	N/A

Patrick S. Shannon	Senior Vice President and CFO	Vice President and Treasurer

Timothy P. Eckersley	Senior Vice President—Americas	President of Security Technologies —Commercial Americas

Barbara A. Santoro	Senior Vice President, General Counsel and Secretary	Vice President, Corporate Governance & Secretary

Feng (William) Yu	Senior Vice President—Asia Pacific	President of Security Technologies—Asia Pacific

Our residential and commercial security businesses were a part of Ingersoll Rand until the Spin-off on December 1, 2013. The strategic rationale for the Spin-off was to: (i) position Allegion and Ingersoll Rand to pursue a more focused strategy; (ii) allow the Board of Directors and management of each company to focus exclusively on the growth and expansion of their respective businesses; (iii) eliminate competition for capital between the companies while still allowing each company to preserve existing synergies; and (iv) provide investors with a more targeted investment opportunity.

Prior to the Spin-off, our NEOs were employees of Ingersoll Rand and their compensation was determined by the Ingersoll Rand Compensation Committee. As such, the CD&A discusses Ingersoll Rand’s historical compensation program, philosophy and design principles on which 2013 compensation decisions for the NEOs were made. Where compensation decisions have been made following the Spin-off in 2013 and with respect to 2014, we have included a description of those decisions in order to provide a clear picture of Allegion’s compensation philosophy following the Spin-off.

This discussion and analysis is divided into the following sections:

I.	Executive Summary

II.	Compensation Philosophy and Design Principles

III.	Elements of Executive Compensation and Compensation Paid to NEOs in 2013

IV.	Other Compensation and Tax Matters

I.	Executive Summary

In this section, we highlight 2013 performance and key actions that our Compensation Committee took to support our strategic priorities and to effectively align the interests of our NEOs with shareholders. We also include a summary of changes that our Compensation Committee made following the Spin-off to our executive compensation program.

2013 Performance

The incentive compensation targets for our NEOs for 2013 were established by the Ingersoll Rand Compensation Committee prior to the Spin-off and payout was based on achievement of financial performance metrics that included Allegion for the full-year. Ingersoll Rand achieved the following strong financial performance in 2013:

•	Adjusted annual revenue (“Revenue”) of $14.509 billion, an increase of 3% over 2012;

•	Adjusted operating income (“OI”) of $1.639 billion, an increase of 8% over 2012;

•	Adjusted OI margin (“OI Margin”) of 11.3%, an increase of 0.5 percentage points from 10.8% in 2012;

•	Adjusted available cash flow (“Cash Flow”) of $1.153 billion, an increase of 14% over 2012;

•	Adjusted earnings per share (“EPS”) of $3.63 excluding one-time spin related expense, an increase of 10% over 2012; and

•	3-year EPS growth (2011—2013) of 68.1%, which ranks at approximately the 75th percentile of the companies in the S&P 500 Industrials Index.

The Spin-off was completed on December 1, 2013. As a result, adjustments to Ingersoll Rand’s full year 2013 results were necessary to include Allegion’s December results in order to ensure that performance under Ingersoll Rand’s 2013 Annual Incentive Matrix (“AIM”) program and its 2011—2013 Performance Share Plan (“PSP”) program were measured on a basis consistent with how performance goals were established.

For Ingersoll Rand’s 2013 AIM, performance was measured using full year financial results adjusted to reflect the organizational structure in place at the time that performance objectives were approved by the Ingersoll Rand Compensation Committee in February 2013 and to exclude one-time costs associated with the Spin-off and Ingersoll Rand’s reorganization. Based on adjusted 2013 results for Revenue, OI, Cash Flow and OI margin, Ingersoll Rand achieved an AIM financial score of 124.6 % of target for the enterprise, 138.1% of target for Security Technologies, 145.2% for Security Technologies—Commercial Americas and 99.8% for Security Technologies—Asia Pacific.

In connection with the hiring of Mr. Petratis on August 5, 2013, the Ingersoll Rand Compensation Committee established certain Allegion performance targets that were required to be achieved prior to Mr. Petratis receiving an incentive award for 2013. Based on 2013 performance, our Compensation Committee determined that Mr. Petratis achieved 194% of target.

2013 Allegion Compensation Committee Actions

Following the Spin-off, our Compensation Committee took the following actions to align the interests of our NEOs with shareholders:

•	Selected Meridian Compensation Partners, LLC as its independent compensation advisor;

•	Amended the Compensation Committee Charter to strengthen the Compensation Committee’s oversight of executive compensation;

•	Developed Allegion’s compensation and performance benchmarking peer groups;

•	Revised the stock ownership guidelines;

•	Amended the Company’s compensation program; and

•	Approved a Founder’s Grant for key employees.

Overview of 2013 NEO Target Compensation

The following charts summarize our NEO’s target compensation in 2013 both before and after the Spin-off:

Pre Spin-Off

NEO	Base Salary ($)	Annual Incentive Target Value ($)	Long-term Incentive Target Value ($)	Total Target Compensation ($)
D. D. Petratis(1)	900,000	990,000	3,000,000	4,890,000
P. S. Shannon	370,000	222,000	400,000	992,000
T. P. Eckersley	408,807	245,284	380,000	1,034,091
B. A. Santoro	318,300	175,065	270,000	763,365
F. W. Yu	344,630	172,315	100,000	616,945

(1)	Mr. Petratis’s target compensation is shown on an annualized basis.

Post Spin-Off

NEO	Base Salary ($)	Annual Incentive Target Value ($)	Long-term Incentive Target Value ($)	Total Target Compensation ($)
D. D. Petratis(1)	900,000	990,000	3,000,000	4,890,000
P. S. Shannon	425,000	297,500	650,000	1,372,500
T. P. Eckersley	408,807	245,284	380,000	1,034,091
B. A. Santoro	350,000	227,500	375,000	952,500
F. W. Yu	344,630	172,315	100,000	616,945

(1)	Mr. Petratis’s target compensation is shown on an annualized basis.

Overall Pay Mix

As illustrated in the charts below, significant emphasis has been placed on variable compensation (short- and long-term) so that a substantial percentage of each NEO’s total direct compensation is contingent on the successful achievement of our short-term and long-term goals.

CEO Pay Mix	Other NEO Pay Mix

CEO		Other NEOs
Fixed	19%	Fixed	38%
Variable	81%	Variable	62%

II.	Compensation Philosophy and Design Principles

Compensation Philosophy and Executive Compensation Program Objectives

The objective of Ingersoll Rand’s executive compensation program is to enable the attraction, retention and to focus the talents and energies of executives who are capable of meeting Ingersoll Rand’s current and future goals, most notably the creation of sustainable shareholder value. The compensation program and decisions are driven by these objectives. As Ingersoll Rand operates in an ever-changing environment that is impacted by economic, technological, regulatory and competitive factors, the Ingersoll Rand Compensation Committee considers these and other factors in its process of determining the type of compensation and benefit programs to offer, as well as setting specific performance targets for incentive awards.

The design principles that govern Ingersoll Rand’s executive compensation program are:

1.	Program competitiveness

2.	Pay for performance

3.	Mix of short and long-term incentives

4.	Internal parity

5.	Shareholder aligned

6.	Business strategy aligned

Going Forward

Our executive compensation program is designed to create a pay-for-performance culture by aligning the compensation program to the achievement of Allegion’s strategic objectives and with shareholder interests. Our strategic priorities are: (i) expand in core markets; (ii) opportunistic acquisitions; (iii) operational excellence; (iv) innovation in existing and new product categories; and (v) growth in emerging markets. We strive to provide our NEOs with a compensation package that is market competitive within our industry and recognizes and rewards superior individual and company performance.

The following are the primary objectives of our executive compensation program and the guiding principles for setting and awarding executive compensation:

•	Create and reinforce our pay-for-performance culture: The compensation program should pay for performance. Exceptional performance should result in increased compensation; missing performance goals should result in reduced incentive pay.

•	Align the interests of management with our shareholders: To better align the interests of management with the interests of shareholders, a significant portion of executive compensation should be equity based, and stock ownership guidelines should be utilized to better ensure a focus on long-term, sustainable growth.

•	Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay: Compensation should be competitive with those organizations with which we compete for top talent. That would include organizations in our industry sectors of similar size and scale to Allegion.

•	Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk: Incentive compensation should help drive business strategy. The compensation program should encourage both the desired results and the right behaviors. It should help drive business strategy and strike a balance between short-term and long-term performance, while incorporating risk-mitigating design features to ensure that excessive risk is not encouraged.

•	Integrate with our performance management process of goal setting and formal evaluation: Target level goals should be aligned with the strategy and the operating budget, and be considered stretch yet achievable, as appropriately established, for each year.

Role of the Compensation Committee and Independent Adviser

For 2013, the Ingersoll Rand Compensation Committee oversaw the compensation plans and policies, administered equity-based programs and reviewed and approved all forms of compensation relating to our officers, including our NEOs. The Ingersoll Rand Compensation Committee exclusively decided the elements and the amounts of compensation to be awarded to the Ingersoll Rand CEO and considered recommendations from the CEO related to other Ingersoll Rand officers. In addition, the Ingersoll Rand Compensation Committee was responsible for reviewing and approving amendments to executive compensation and benefit plans and for reviewing broad-based employee benefit plans and making recommendations to the Ingersoll Rand Board of Directors for significant amendments to, or termination of, such plans. The Ingersoll Rand CEO reviewed and approved all compensation decisions for the direct reports of his direct reports.

The Ingersoll Rand Compensation Committee has the authority to retain an independent adviser for the purpose of reviewing and providing guidance related to our executive compensation and benefit programs and is directly responsible for the compensation and oversight of the independent adviser. For 2013, the Ingersoll Rand Compensation Committee engaged Hay Group, Inc. (“Hay Group”) to serve as its independent adviser. Hay Group also provided the Ingersoll Rand Corporate Governance and Nominating Committee advice on director compensation matters. The Ingersoll Rand Compensation Committee evaluated whether any work provided by Hay Group raised any conflict of interest and determined that it did not.

In anticipation of the Spin-off, the Ingersoll Rand Compensation Committee played an active oversight role in the design of our executive compensation program, approving and recommending to our Compensation Committee and our Board of Directors certain actions with respect to our post-Spin-off executive officers. These recommendations, which were ratified by our Board of Directors, included the levels of compensation of our NEOs following the Spin-off, including base salary, target annual incentive award and target long-term incentive award values.

Going Forward

Our Compensation Committee has the authority to obtain advice and assistance from advisors and to determine their fees and terms of engagement. In 2013, the Compensation Committee engaged Meridian Compensation Partners, LLC (the “Consultant”) as its compensation consultant. In connection with this engagement, the Compensation Committee evaluated the Consultant’s independence and determined the Consultant was independent from management. The Compensation Committee did not engage any other advisor in 2013.

The Consultant provides advice to the Compensation Committee on our compensation program for executive officers and incentive programs for eligible employees. The Consultant may also provide our Corporate Governance and Nominating Committee advice on director compensation matters. The Consultant does not provide any services to the Company. The Compensation Committee evaluated whether any work provided by the Consultant raised any conflict of interest and determined that it did not.

Maintaining Best Practices Regarding Executive Compensation

Going Forward

Our Compensation Committee intends to compensate our NEOs effectively and consistent with the objectives and guiding principles outlined above. We have adopted the following compensation practices, which are intended to promote strong governance and alignment with shareholder interests:

Compensation Committee Practices

Independence of Committee members	Committee members satisfy the NYSE independence standards, are “non-employee directors” under SEC rules and satisfy the requirements of an “outside director” for purposes the Internal Revenue Code (the “Code”).

Independent Compensation Consultant	The Compensation Committee reviewed independence criteria and determined that its compensation consultant is independent.

Annual risk assessment	The Compensation Committee will annually assess the materiality and likelihood of our executive compensation program to ensure that its plans and awards are designed and working in a way to not encourage excessive risk taking.
Executive Compensation Practices

Compensation at Risk	We grant a high percentage of at-risk compensation. We believe this is essential to creating a culture of pay-for-performance.

Target Pay at the Median Level	We target all components of pay to be at or near the median level of the Compensation Benchmarking Group (as defined below) and allow performance (both operational and shareholder return) to determine actual or realized pay. Actual pay may be above or below the target median based on performance.

Mitigate Undue Risk	We mitigate undue risk in our compensation program by instituting governance policies such as capping potential payments, instituting clawback provisions, utilizing multiple performance metrics, striking a balance between short and long-term incentives and cash and stock ownership requirements.

Stock Ownership Guidelines	The Compensation Committee has adopted stock ownership guidelines for the CEO and his direct reports. The ownership guidelines are detailed in Section “IV. Other Compensation and Tax Matters.”

Clawback Policy	We have the right to seek to recoup all or part of annual cash incentives or performance share units (“PSUs”) that relate to a performance period beginning after January 1, 2014 if there is a: (1) significant or material restatement of our financial statements covering any of the three fiscal years preceding the grant or payment, or (2) a restatement of our financial statements for any such year which results from fraud or willful misconduct committed by an award holder.

Anti-Hedging and Pledging Policy	We prohibit our executive officers from hedging Allegion securities. Pledging is permitted in limited circumstances where the executive officer can demonstrate the financial ability to repay the loan without resort to the pledged securities.

“Double triggers” in change in control agreements	The NEOs and other executive officers do not receive change in control benefits unless their employment is terminated without cause (or by the executive for good reason) within a specified period following a change in control.

No tax gross ups on change in control benefits	The NEOs and other executive officers are not entitled to tax gross ups in the event that their change in control benefits are subject to the “golden parachute” excise tax under the Code.

Composition and Purpose of the Compensation Benchmarking Peer Group

Prior to the Spin-Off, the Ingersoll Rand Compensation Committee annually compared its compensation program with the following companies (“Ingersoll Rand Compensation Survey Group”):

3M	Eaton Corp	Johnson Controls Inc.	Pentair

Cummins, Inc.	Emerson Electric	Paccar Inc.	Stanley Black & Decker

Danaher Corp	Honeywell International	Parker Hannifin Corp	Textron

Dover	Illinois Tool Works	PPG Industries	Tyco International

In anticipation of the Spin-off, the Ingersoll Rand Compensation Committee reviewed the Ingersoll Rand Compensation Survey Group and determined it would not accurately reflect our market competitors. Based on this evaluation, the Ingersoll Rand Compensation Committee approved the new compensation benchmarking group for Allegion set forth below (the “Spin-off Compensation Benchmarking Group”), consisting of companies with the following attributes:

•	Similar business (products and markets);

•	Similar revenue size and market capitalization;

•	Executive positions similar in breadth, complexity and scope of responsibility; and

•	Competitors for executive talent.

ADT Corp	Diebold Inc.	Griffon Corp

Brady	Enersys	Quanex Building Products

Brinks Co	Enpro Industries, Inc.	ScanSource, Inc.

CACI International	Flir Systems	Steelcase Inc.

Checkpoint Systems	Fortune Brands Home & Security

Going Forward

Our Compensation Committee reviewed the Spin-off Compensation Benchmarking Group and determined, in consultation with its consultant, to increase the number of companies in our peer group to give the Compensation Committee a peer group that more broadly represents who we compete with for executive talent. Our Compensation Committee will use this peer group to review and evaluate executive compensation levels and practices and as the primary compensation benchmark peer group. This compensation peer group is comprised of the following 30 U.S. listed publicly-traded companies that have comparable revenue and/or industries that fit with our lines of business (the “Allegion Compensation Benchmarking Group”):

ADT Corp	Diebold Inc.	ITT Corp	Regal-Beloit Corp

Apogee Enterprises, Inc.	Donaldson Co.	Lennox International Inc.	Roper Industries Inc.

Armstrong World Industries	Enersys	Masco Corp	ScanSource, Inc.

Brady	Enpro Industries, Inc.	NCI Building Systems Inc.	A.O. Smith Corp

Brinks Co.	Esterline Technologies Corp	Nortek Inc.	Steelcase Inc.

Builder’s FirstSource	Flir Systems	Ply Gem Holdings Inc.	USG Corp

CACI International	Fortune Brands Home & Security	Quanex Building Products	Valmont Industries Inc.

Checkpoint Systems	Griffon Corp

Our Compensation Committee will review the Allegion Compensation Benchmarking Group on an annual basis and determine whether any changes are appropriate.

Composition and Purpose of the Performance Peer Group

The Ingersoll Rand Compensation Committee uses a performance peer group to evaluate the linkage of pay and performance and for determining the relative Total Shareholder Return (“TSR”) and relative EPS measures in the PSP. For awards granted prior to the Spin-off, the Ingersoll Rand Compensation Committee utilized the S&P 500 Industrial Index to evaluate performance.

Going Forward

We will continue to utilize a performance peer group. Our Compensation Committee adopted a new performance peer group consisting of the companies in the S&P 400 Capital Goods Index (the “Allegion Performance Peer Group”). Our Allegion Performance Peer Group will be used for assessing relative TSR performance for post Spin-off periods.

III.	Elements of Executive Compensation and Compensation Paid to NEOs in 2013

Summary of Elements of Executive Compensation

The following table summarizes the elements, objectives, and other key features of Ingersoll Rand’s total direct compensation program for officers.

Element	Objective of Element including Risk Mitigation Factors	Key Features Relative to NEOs
Base Salary	To provide a sufficient and stable source of cash compensation.	Targeted, on average, at the 50th percentile of our peer group. Future adjustments are determined based on an evaluation of the executive’s proficiency in fulfilling his or her responsibilities.

Annual Incentive Matrix Program

To serve as an annual cash award based on the achievement of pre-established performance objectives.

Structured to take into consideration the unique needs of the various businesses.

Amount of compensation earned cannot exceed a maximum payout of 200% of individual target levels and is also subject to a claw-back in the event of a financial restatement.

Officers have an AIM target expressed as a percentage of base salary. Targets are set based on the compensation levels of similar jobs in comparable companies, as well as on the officer’s experience and proficiency level in performing the duties of the role.

Actual AIM payouts are dependent on business and/or enterprise financial performance and individual performance. The financial metrics used to determine the awards for 2013 were Revenue, OI, and Cash Flow, modified up or down based on OI Margin performance.

Element	Objective of Element including Risk Mitigation Factors	Key Features Relative to NEOs

Performance Share Program

To serve as a long-term incentive based on the achievement of pre-established performance objectives relative to companies in the S&P 500 Industrials Index.

To promote long-term strategic planning and discourage an overemphasis on attaining short-term goals.

Amount earned cannot exceed a maximum payout of 200% of individual target levels and is also subject to a claw-back in the event of a financial restatement.

Earned over a 3-year performance period.

Equity earned is based on our EPS growth (from continuing operations) relative to the companies in the S&P 500 Industrials Index for awards granted through 2011.

Beginning in 2012, equity earned is based on relative TSR and relative EPS growth compared to companies within the S&P 500 Industrials Index (with equal weight given to each metric).

Actual value of the PSP shares earned depends on our share price at the time of payment.

Stock Options/Restricted Stock Units	Aligns the interests of the NEOs and shareholders. Awards provide a balanced approach between risk and retention. Awards are subject to a claw-back in the event of a financial restatement.

Stock options and RSUs are granted annually, with stock options having an exercise price equal to the fair market value of ordinary shares on the date of grant.

Both stock options and RSUs typically vest ratably over three years, one third per year.

Stock options expire on the 10th anniversary (less one day) of the grant date (unless employment terminates sooner).

Going Forward

The following table summarizes the key elements of our executive compensation program:

Category	Specific Award	Description
Cash Compensation	Base Salary

Targeted, on average, at the 50th percentile of our peer group.

Reviewed annually and adjusted depending on individual performance, market data, internal pay equity and Company and/or region performance.

Annual Incentive

Cash payment determined based upon achievement of pre-established performance goals.

Target payment for each NEO expressed as a percentage of base salary. Actual payouts of annual incentives can range from 0% to 200% of target, based upon the achievement of performance goals.

Performance goals for corporate officers were based upon total Company performance. Performance goals for region Presidents are based on a combination of Company performance and their region’s performance.

Equity Compensation	PSUs

Equity awards that pay out in Company ordinary shares if specified performance goals for cumulative EPS (weighted 50%) and relative TSR compared to companies within the S&P 400 Capital Goods Index (weighted 50%) for the period are met.

The PSUs are earned at the end of the applicable performance period, subject to achievement of performance goals.

	RSUs	Time-vested awards paid in shares of Company ordinary shares. The RSUs vest in three equal annual installments.

	Stock Options	Options are granted with an exercise price equal to fair market value and become exercisable in three equal annual installments that expire ten years after the grant date.

Non-Cash Compensation	Minimal	Limited non-cash benefits provided to certain employees, including an auto allowance, executive health reimbursement, financial counseling reimbursement and executive long-term disability.

Compensation Provided to NEOs in 2013

Base Salary

During 2013, the Ingersoll Rand Compensation Committee determined that two of our NEOs, Mr. Shannon and Ms. Santoro, should receive an increase in base salary following the Spin-off to reflect their new roles and increased responsibilities with Allegion. These salary increases were approved by our Board of Directors and became effective on December 1, 2013 as noted in the table below:

NEO	2012 Base Salary ($)	2013 Pre-Spin-off Base Salary ($)	Post-Spin-off Base Salary ($)	Increase ($)
D. D. Petratis(1)	—	900,000	900,000	—%
P. S. Shannon(2)	370,000	381,500	425,000	15%
T. P Eckersley(3)	396,900	408,807	408,807	3%
B. A. Santoro(4)	309,000	318,300	350,000	13%
F. W. Yu(5)	296,067	344,630	344,630	16%

(1)	Mr. Petratis was hired on August 5, 2013.
(2)	Mr. Shannon received a lump sum merit payment of $11,500 in February 2013 and a promotional increase of 11% effective on December 1, 2013.
(3)	Mr. Eckersley received a merit increase of 3% in February 2013.
(4)	Ms. Santoro received a merit increase of 3% in February 2013 and a promotional increase of 10% effective on December 1, 2013.
(5)	Mr. Yu received an increase of 16% which reflects prior year’s performance and cost of living in China.

Our Compensation Committee will review the base salaries of our NEOs annually to determine whether they adequately reward our NEOs for their services and remain competitive in the market for talent based on a comparison to executives in the Allegion Compensation Benchmarking Group who have similar roles and responsibilities. It is our Compensation Committee’s philosophy that NEOs will not receive automatic annual merit increases. The Compensation Committee will consider a NEO’s experience, proficiency, performance and potential to impact future business results, as well as behavior against competencies and key enterprise values, in making future base salary decisions.

Annual Cash Incentives

Annual Incentive Target Opportunities

In February 2013, Ingersoll Rand established the annual incentive opportunities for our NEOs, other than Mr. Petratis. Mr. Petratis’s target opportunity was established in connection with his hiring in August 2013. During 2013, the Ingersoll Rand Compensation Committee determined that two of our NEOs, Mr. Shannon and Ms. Santoro, should receive an increase in target annual incentive opportunity following the Spin-off to reflect their new roles and increased responsibilities with Allegion. These increases were approved by our Board and are effective, proratably from December 1, 2013, as noted in the table below:

	Annual Bonus Target Opportunity (As a % of Salary)			Target % Increase
NEO	2012	2013 Pre-Spin-off	Post-Spin-off
D. D. Petratis	—%	110%	110%	—%
P. S. Shannon	60%	60%	70%	17%
T. P. Eckersley	60%	60%	60%	—%
B. A. Santoro	55%	55%	65%	18%
F. W. Yu	50%	50%	50%	—%

Our Compensation Committee will review the target annual incentive opportunities of our NEOs annually to determine whether they adequately reward our executives for their services and remain competitive in the market for talent.

CEO 2013 Annual Cash Incentive Award

In connection with the hiring of Mr. Petratis, the Ingersoll Rand Compensation Committee established an annual incentive plan to reward the achievement of the following financial metrics:

	Performance Levels and Goals ($ millions)
Metric	Target	Maximum
Revenue	$2,109.1	$2,132.6
Operating Income	$397.3	$410.8
Operating Income %	18.8%	19.3%
Cash Flow	$378.0	$390.4

The Ingersoll Rand Compensation Committee established Mr. Petratis’s target 2013 annual incentive at $412,500 for the period worked beginning in August 2013, which represents the prorated target bonus of $990,000. Payout of Mr. Petratis’s annual incentive award opportunity ranges from 0% to 200% of the target amount. The Compensation Committee will also evaluate Mr. Petratis’s individual performance and assign him a score ranging from 0% to 150%.

Ingersoll Rand’s Annual Incentive Matrix Program

The NEOs annual cash incentives were determined based on their participation in the Ingersoll Rand AIM program for 2013 and approved by our Compensation Committee. Ingersoll Rand’s annual cash incentive program is designed to reward executives for profitable Revenue growth, the delivery of strong Cash Flow and individual contributions. Individual AIM payouts are calculated as the product of a financial performance score and an individual performance score, both of which are based on achievement relative to pre-established performance objectives adopted by the Compensation Committee.

For 2013, the AIM program was redesigned to better align growth and profitability as well as to improve the alignment of payouts with performance. This change replaced the 2012 “matrix” approach, which was based on the relationship between Revenue and OI percent modified by Cash Flow performance. The new design utilizes the same core performance metrics of Revenue, OI and Cash Flow, with each metric equally weighted. OI margin remains a focus, acting as a modifier to the funded portion of awards. We believe that the 2013 AIM design provides participants with greater clarity on how they can generate incentive opportunity based on strong performance relative to each metric. The Ingersoll Rand Compensation Committee designed the 2013 AIM program to avoid excessive risk taking by limiting incentive opportunity if performance results are not balanced relative to the other two metrics.

Financial performance: The AIM incentive opportunity is tied to established goals for three performance metrics (“Core Financial Metrics”): Revenue, OI, and Cash Flow. Each of these Core Financial Metrics are equally weighted (33.33%) with incentives independently calculated, as a percent of target, for each metric based on performance results relative to pre-established threshold, target, and maximum performance levels. Threshold performance for each metric must be achieved in order for any incentive to be payable for that metric. The financial AIM payout is the sum of the calculated payout percentage for each metric, adjusted by an OI margin percentage multiplier (“Multiplier”), which can range from 85% to 115%.

The Ingersoll Rand Compensation Committee retains the authority to adjust Ingersoll Rand’s reported financial results for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. Adjustments to reported financial results are intended to better reflect executives’ line of sight and ability to affect performance results, align award payments with decisions which support the Annual Operating Plan (“AOP”), avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize Ingersoll Rand’s preference for long-term and sustainable growth.

The 2013 AIM metrics, goals, and weightings are presented in the table below:

	Pre-Established Financial Targets ($ million)			Payout as % of Target	OI Margin	OI Margin Multiplier
	Revenue	OI	Cash Flow
Ingersoll Rand Enterprise
Threshold	$13,680.0	$1,485.0	$990.0	30%	10.9%	85%
Target	$14,400.0	$1,650.0	$1,100.0	100%	11.5%	100%
Maximum	$14,760.0	$1,794.0	$1,200.0	200%	12.2%	115%
Security Technologies
Threshold	$1,508.6	$292.5	$281.7	30%	19.4%	85%
Target	$1,588.0	$325.0	$313.0	100%	20.5%	100%
Maximum	$1,627.7	$354.0	$341.0	200%	21.7%	115%
Security Technologies—Commercial Americas
Threshold	$944.0	$273.6	$273.7	30%	19.4%	85%
Target	$993.7	$304.4	$300.2	100%	20.5%	100%
Maximum	$1,018.3	$329.8	$326.4	200%	21.7%	115%
Security Technologies—Asia Pacific
Threshold	$158.4	$8.2	$(18.2)	30%	19.4%	85%
Target	$166.6	$9.1	$(16.5)	100%	20.5%	100%
Maximum	$170.8	$9.9	$(15.1)	200%	21.7%	115%

AIM performance metrics are aligned with individuals’ line of sight and scope of impact. Executives serving in a corporate level role are measured based on the enterprise financial metrics. The business unit Presidents (Messrs. Eckersley and Yu) are measured based on a combination of enterprise financial objectives, sector financial objectives and applicable business unit financial objectives. We believe this combination focuses business unit Presidents on achieving the pre-established objectives for their sector and their business unit as well as aligning their interests with enterprise goals to help create sustainable shareholder value.

	Sector Weighting
NEOs	Ingersoll Rand Enterprise	Security Technologies	Security Technologies —Commercial Americas	Security Technologies —Asia Pacific
P. S. Shannon	100%
T. P. Eckersley	35%	35%	30%
B. A. Santoro	100%
F. W. Yu	35%	35%		30%

Individual performance: Individual objectives are established annually and include strategic initiatives with both financial and non-financial metrics. Participants are evaluated based upon non-financial metrics including core competencies. At the end of the fiscal year, the CEO evaluates performance against the pre-established individual objectives for officers other than himself and submits a recommendation to the Compensation Committee. The Board evaluates the CEO’s performance against his pre-established individual objectives. Based on the Board’s evaluation of the CEO and the CEO’s recommendation, the Compensation Committee determines the individual performance score for each officer, which can range from 0% to 150%. For 2013, the individual performance rating for each NEO was:

NEO	Individual Performance Ratings
P. S. Shannon	125%
T. P. Eckersley	115%
B. A. Santoro	105%
F. W. Yu	110%

Determination of Payout

CEO 2013 Annual Cash Incentive Award Payout

Our Compensation Committee evaluated Mr. Petratis’s individual performance and his performance against the financial metrics pre-established by the Ingersoll Rand Compensation Committee. Based on its review, our Compensation Committee determined Mr. Petratis achieved an individual performance rating of 115% and his bonus be awarded at the “maximum” level based on the actual performance of Allegion for 2013:

	Performance Levels ($ millions)
Metric	Actual Performance	Resulting Rating
Revenue	$2,117.2	Maximum
Operating Income	$412.4	Maximum
Operating Income %	19.5%	Maximum
Cash Flow	$466.7	Maximum

Annual Incentive Matrix Payout

The actual AIM payout is determined by multiplying the individual target award by the financial performance score and multiplying that result by the individual performance score. AIM payouts cannot exceed 200% of the target award. The NEO payouts were determined based on the achievement of the goals pre-established by the Ingersoll Rand Compensation Committee.

To ensure that performance under the 2013 AIM was measured on a full year basis consistent with how 2013 performance goals were established, 2013 performance for AIM payout determinations was calculated based on full year 2013 financial results to reflect the organizational structure in place at the time that performance objectives were approved by the Ingersoll Rand Compensation Committee in February 2013, prior to the Spin-off. Therefore, for purposes of measuring 2013 performance, the full year financial results for the Ingersoll Rand enterprise include full year financial results for Allegion. One-time expenses associated with the Spin-off were excluded from calculation of 2013 financial results.

In addition, in determining the achievement of the 2013 AIM financial goals for the Ingersoll Rand enterprise, the Ingersoll Rand Compensation Committee made the following adjustments: (a) adjusted OI downward to reflect only the net after tax benefit excluding the non-controlling interest from the sale of the Fu Hsing facilities in China, (b) adjusted Revenue upward to reflect revenue not recognized for customer orders placed directly with the Taiwan Fu Hsing manufacturing entities following dissolution of the joint venture, (c) adjusted Revenue upward to offset the detrimental impact of a change in the accounting approach for jobs sold through independent offices, and (d) adjusted Revenue, OI and Cash Flow upward to offset the impact of flood damage to facilities in Shanghai, China. These adjustments were made to align 2013 AIM incentive awards and performance for the year taking into consideration the impact of certain events not contemplated when 2013 AIM performance objectives were established. Prior to the Ingersoll Rand Compensation Committee making these adjustments they were also reviewed with the Ingersoll Rand Audit Committee. Our Compensation Committee reviewed the adjusted results approved by the Ingersoll Rand Compensation Committee and approved them with one exception. Our Compensation Committee accepted our management’s proposal to cap the Taiwan Fu Hsing adjustments for Security Technologies, which decreased the financial score from 143.65% to 138.10%.

The table below shows the actual adjusted performance for the Ingersoll Rand enterprise, Security Technologies, Security Technologies—Commercial Americas and the Security Technology—Asia Pacific for 2013 compared to the pre-established financial performance targets.

	Financial Targets	Adjusted Financial Performance	Payout as a % of Target	Aggregate Payout as % of Target	OI Margin Multiplier	AIM Financial Payout
Ingersoll Rand Enterprise
Revenue	$14,400.0	$14,509.0	141.5%	130.0%	95.9%	124.6%
OI	$1,650.0	$1,639.0	95.2%
Cash Flow	$1,100.0	$1,153.0	153.2%
OI Margin	11.5%	11.3%	N/A
Security Technologies
Revenue	$1,588.0	$1,575.0	88.5%	138.2%	99.9%	138.1%
OI	$325.0	$330.3	126.5%
Cash Flow	$313.0	$358.8	200.0%
OI Margin	20.5%	20.5%	N/A
Security Technologies—Commercial Americas
Revenue	$993.7	$996.2	113.7%	145.3%	99.9%	145.2%
OI	$304.4	$307.9	122.7%
Cash Flow	$300.2	$335.6	200.0%
OI Margin	20.5%	20.5%	N/A
Security Technologies—Asia Pacific
Revenue	$166.6	$153.5	—%	99.9%	99.9%	99.8%
OI	$9.1	$12.1	100.0%
Cash Flow	$(16.5)	$(13.4)	200.0%
OI Margin	20.5%	20.5%	N/A

2013 Payouts to NEOs

Our Compensation Committee approved the following annual cash incentive awards for our NEOs based on achieving both the 2013 financial and individual objectives:

NEO	Target Incentive as a % of Base Salary (%)	Target Bonus Amount ($)		Actual Bonus Paid ($)
D. D. Petratis	110%	412,500	(1)	800,000
P. S. Shannon	70%	297,500		355,749
T. P. Eckersley	60%	245,284		382,228
B. A. Santoro	65%	227,500		234,862
F. W. Yu	50%	172,315		231,029

(1)	Represents a pro-rated target amount based on an annual target of $990,000.

Transition Bonus

In recognition of the critical nature of the role and assistance required in implementing the Spin-off and to retain critical talent during the transition period, Ingersoll Rand granted certain of our NEOs a transition cash bonus to be paid 50% on the effective date of the Spin-off and 50% on the first anniversary of that date. To be eligible for a payment, individuals must be actively employed by us on each of the payment dates. This bonus was contingent on the Spin-off actually taking place, with no transition bonus paid if the Spin-off was not completed. The following transition awards were granted to our NEOs:

Name	Transition Bonus ($)	Paid in 2013 ($)
P. S. Shannon	150,000	75,000
T. P. Eckersley	400,000	200,000
B. A. Santoro	150,000	75,000
F. W. Yu	300,000	150,000

Long-Term Incentive Program

Long-term Incentive (“LTI”) Target Opportunities

During 2013, the Ingersoll Rand Compensation Committee determined that two of our NEOs, Mr. Shannon and Ms. Santoro, should receive an increase in target LTI opportunity following the Spin-off to reflect their new roles and increased responsibilities with Allegion. These increases were approved by our Board and are effective as of December 1, 2013 as noted in the table below:

NEO	Pre-Spin Target LTI Opportunity ($)	Post-Spin 2013 Target LTI Opportunity ($)	Increase (%)
D. D. Petratis	3,000,000	3,000,000	—%
P. S. Shannon	400,000	650,000	63%
T. P. Eckersley	380,000	380,000	—%
B. A. Santoro	270,000	375,000	39%
F. W. Yu	100,000	100,000	—%

Ingersoll Rand’s Long-Term Incentive Program

Ingersoll Rand’s long-term incentive program is comprised of stock options, RSUs and PSUs and is designed to align the executives’ interests with the interests of shareholders. This approach aligns long-term strategies with the best interest of shareholders.

Performance Share Program: The Ingersoll Rand PSP is an equity-based incentive compensation program that provides executives with an opportunity to earn PSUs based on Ingersoll Rand’s performance relative to other companies in the S&P 500 Industrials Index. For awards granted prior to 2012, PSUs are earned based on Ingersoll Rand’s relative EPS growth (from continuing operations) as compared to the companies within the S&P 500 Industrials Index over a three-year performance period. For awards granted in 2013, PSUs are earned based equally on Ingersoll Rand’s relative EPS growth (from continuing operations) and TSR as compared to the companies within the S&P 500 Industrials Index over a three-year performance period. The actual number of PSUs earned for grants made in 2013 (which can range from 0% to 200% of target) is based on the following criteria:

Ingersoll Rand’s Performance Relative to the Companies within the S&P 500 Industrials Index	% of Target PSUs Earned*
< 25th Percentile	No Awards Earned
25th Percentile	25%
50th Percentile	50%
≥75th Percentile	100%

*	Results are interpolated between percentiles achieved.

PSU target awards are set by assessing competitive market values for executives in the Ingersoll Rand Compensation Survey Group that have similar roles and responsibilities. Targets are expressed as a dollar amount and are converted to share equivalents (PSUs) based on the fair market value of the shares on the date that the award is granted. The Ingersoll Rand Compensation Committee retains the authority and discretion to make downward adjustments to the calculated PSP award payouts, either as a percentage or a dollar amount, or not to grant any award payout regardless of actual performance against pre-established goals.

EPS is calculated in accordance with GAAP, subject to adjustments for extraordinary, unusual or infrequent items; the impact of any change in accounting principles; goodwill and other intangible asset impairments; and gains or charges associated with discontinued operations or with obtaining or losing control of a business.

Dividend equivalents are accrued on outstanding PSU awards at the same time and at the same rate as dividends are paid to shareholders. Dividend equivalents are not earned until the PSUs vest and are payable in cash at the time of distribution unless the NEO elected to defer the PSUs into our executive deferred compensation plan, in which case the dividends are also deferred.

Stock Options/Restricted Stock Units: Ingersoll Rand grants executives an equal mix of stock options and RSUs in order to provide an effective balance between risk and retention. Stock options are considered “at risk” since there is no value unless the stock price appreciates during the term of the option period. RSUs, on the other hand, provide strong retentive value because they have value even if our stock price does not grow during the restricted period.

Stock option and RSU targets are expressed in dollar amounts which are converted to a number of shares based on the fair market value of Ingersoll Rand’s shares on the date that the award is granted. In order to determine the target stock option and RSU awards for our NEOs, the Ingersoll Rand Compensation Committee considers factors such as market competitiveness with its peer group, demonstrated potential to drive future business results and sustained individual performance.

Both stock options and RSUs generally vest ratably, one third per year, over a three-year period following the grant. Stock options expire on the tenth anniversary (less one day) of the grant date. Dividend equivalents are accrued on outstanding RSU awards at the same time and at the same rate as dividends are paid to shareholders. Dividend equivalents on RSUs are only payable if the underlying RSU award vests. At the time of vesting, one ordinary share is issued for each RSU and any accrued dividend equivalents are paid in cash.

2013 Equity Awards

In 2013, the Ingersoll Rand Compensation Committee approved stock option, RSU and PSU awards based on evaluation of market competitiveness and each of our NEO’s demonstrated potential to drive future business results and sustained individual performance. The values in the following table reflect equity-based award values approved in 2013. These values differ from the corresponding values reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table due to different methodologies used in assigning the economic value of equity-based awards required for accounting and proxy statement reporting purposes. Equity award determinations are based on values as of January 1, while the accounting and proxy statement values are determined as of the grant date. The difference is most significant for the PSU awards which are earned, in part, based on TSR relative to the S&P 500 Industrials Index over a three-year performance period. The accounting and proxy report values are greater because Ingersoll Rand’s stock price increased by a greater percentage relative to other companies in the S&P 500 Industrials Index for the period from January 1, 2013 through February 22, 2013, the grant date.

NEO	Target 2013-15 PSU Award ($)	Target 2013-15 PSU Award (#)	Stock Option Award ($)	Stock Option Award (#)	RSU Award ($)	RSU Award (#)
D. D. Petratis	—	—	—	—	—	—
P. S. Shannon	160,000	3,042	120,000	7,273	120,000	2,282
T. P. Eckersley	152,000	2,890	125,000	7,600	125,400	2,385
B. A. Santoro	108,000	2,054	81,000	4,910	81,000	1,540
F. W. Yu	40,000	761	33,000	2,000	33,000	628

2011—2013 Performance Cycle

As discussed above, PSUs for the 2011-2013 performance period were earned based on Ingersoll Rand’s EPS growth (from continuing operations) performance relative to all of the companies in the S&P 500 Industrials Index. Ingersoll Rand achieved an adjusted EPS from continuing operations of $3.63 in 2013 and achieved an adjusted EPS from continuing operations of $2.16 in 2010. This represents an EPS growth rate of 68.1%, which ranks at approximately the 75th percentile of the companies in the S&P 500 Industrials Index. As a result of this level of performance, the payout was 199% of target. For purposes of measuring EPS growth, 2013 EPS was measured based on the combined 2013 EPS of both Ingersoll Rand and Allegion to ensure a consistent basis for determining EPS growth. In addition, consistent with the terms of the award agreements, one-time costs associated with the Spin-off as well as debt restructuring costs incurred in consideration of the Spin-off were excluded from the 2013 EPS calculations in determining the PSU payout level for the 2011-2013 performance period.

Our NEOs received the following based on 2011-2013 actual vs. performance goals:

	2011-13 PSU award
	Target		Earned
NEO	($)	(#)	($)	(#)
P. S. Shannon	200,000	5,160	614,343	10,269
T. P. Eckersley	190,000	4,901	583,473	9,753
B. A. Santoro	80,000	2,065	245,881	4,110
F. W. Yu	—	—	—	—

Equity Conversion at Spin-off

In conjunction with the Spin-off, all outstanding equity awards were adjusted in the manner described in footnote (f) to the 2013 Grants of Plan-Based Awards table to preserve the economic value of the awards immediately following the Spin-off.

Hiring Grant

In August 2013, the Ingersoll Rand Compensation Committee granted Mr. Petratis RSUs that cliff vest after three years with a value of $1,587,820. This grant of RSUs replaced the equity awards he forfeited at his former employer.

Founder’s Grant

In December 2013, the Compensation Committee approved a one-time equity grant to select employees, including our NEOs, in connection with the Spin-off (the “Founder’s Grant”). The Founder’s Grant was intended to ensure alignment with shareholders and provide a retention incentive to key employees. Our NEO’s received a combination of PSUs and stock options. The PSUs are earned based on our three-year TSR relative to the Performance Peer Group measured from December 2013 to December 2016. The PSUs and stock options vest after three years; and the NEO must be employed by Allegion on the vesting date.

For the NEOs, the Founder’s Grants had the following values:

NEO	Total Founder’s Grant ($)	PSU Award (50%) ($)	PSU Award (#)	Stock Option Award (50%) ($)	Stock Option Award (#)
D. D. Petratis	1,350,000	675,000	15,568	675,000	43,243
P. S. Shannon	637,500	318,750	7,352	318,750	20,421
T. P. Eckersley	613,210	306,605	7,072	306,605	19,643
B. A. Santoro	525,000	262,500	6,054	262,500	16,817
F. W. Yu	516,945	258,473	5,962	258,473	16,559

The number of stock options was determined based on the Black-Scholes ratio on December 31, 2013 and the fair market value of our ordinary shares on the date of the grant. The number of RSUs was determined using the fair market value of our ordinary shares on the date of grant. The PSU values in the above table reflect values approved by our Compensation Committee. These values differ from the corresponding values reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table due to different methodologies used in assigning the economic value of equity-based awards required for accounting and proxy statement reporting purposes. For accounting and proxy purposes, the value of the PSUs are lower because the grant date fair value of the PSUs are based on a Monte Carlo simulation we use to value the awards that considers award performance metrics, maximum and target payouts among other factors.

IV.	Other Compensation and Tax Matters

2014 Compensation Decisions

Annual Incentive Program (“AIP”)

For 2014, our NEOs, including the CEO, will participate in a new annual incentive plan adopted by our Compensation Committee, the AIP. The AIP will pay annual incentive awards based on the following metrics:

•	Revenue;

•	Earnings Before Income, Tax, Depreciation and Amortization (“EBITDA”) for corporate and OI for regions; and

•	Available Cash Flow for corporate and Operations Cash Flow for regions.

The Compensation Committee believes the metrics are equally important and will weigh them equally. In order to further emphasize the importance of meeting profitability goals, we must achieve an actual EBITDA for corporate or OI for the regions equal to a pre-established threshold performance level in order for any incentive award to be earned (the “Threshold Goal”). If the Threshold Goal is not attained, no incentive award will be earned under the AIP. The Compensation Committee will also evaluate each NEO’s individual performance during the year when determining the amount of any incentive to be paid.

Long-term Incentive (“LTI”) Program

Our Compensation Committee reviewed the NEO target LTI opportunities in the first quarter of 2014 to determine whether they adequately reward our executives for their services and remain competitive in the market for talent. Based on comparison to the Allegion Compensation Benchmarking Group and, upon advice from its Consultant, our Compensation Committee approved the LTI target opportunities, RSUs, stock options, and target PSU awards for the 2014—2016 performance period set forth below to each of our NEOs. For the 2014—2016 performance period, the actual number of PSUs earned will be based the following metrics:

•	EPS performance over a three year time period compared to pre-established goals; and

•	TSR relative to the S&P 400 Capital Goods Index over the applicable performance period.

NEO	2014 Target LTI Opportunity ($)	Target 2014-16 PSU Award (50%) ($)	Target 2014-16 PSU Award (#)	Stock Option Award (25%) ($)	Stock Option Award (#)	RSU Award (25%) ($)	RSU Award (#)
D. D. Petratis	3,000,000	1,500,000	27,714	750,000	38,344	750,000	13,857
P. S. Shannon	750,000	375,000	6,929	187,500	9,586	187,500	3,465
T. P. Eckersley	500,000	250,000	4,619	125,000	6,391	125,000	2,310
B. A. Santoro	375,000	187,500	3,465	93,750	4,793	93,750	1,733
F. W. Yu	150,000	75,000	1,386	37,500	1,918	37,500	693

The number of stock options was determined based on the Black-Scholes ratio on the grant date and the closing market value of our ordinary shares on the grant date. The number of RSUs and target PSUs was determined using the fair market value of our ordinary shares on the grant date.

Performance Share Units—Outstanding Performance Cycles

At the time of the Spin-off, we prorated and replaced outstanding target PSUs denominated in Ingersoll Rand equity into PSUs of Allegion. Our Compensation Committee established new metrics and goals for the outstanding performance cycles. Accordingly, in 2014 our NEOs received a prorated number of Allegion target PSUs that will be earned based on Allegion’s performance against pre-established cumulative EPS target and TSR performance relative to the S&P 400 Capital Goods Index.

2013—2015 Performance Cycle

NEO	Target 2013-15 PSU Award ($)	Target 2013-15 PSU Award (#)
D. D. Petratis	1,000,000	18,476
P. S. Shannon	216,668	4,004
T. P. Eckersley	137,300	2,537
B. A. Santoro	125,000	2,310
F. W. Yu	36,200	669

2012—2014 Performance Cycle

NEO	Target 2012-14 PSU Award ($)	Target 2012-14 PSU Award (#)
D. D. Petratis	500,000	9,238
P. S. Shannon	108,355	2,002
T. P. Eckersley	68,700	1,270
B. A. Santoro	62,500	1,155
F. W. Yu	18,100	335

Stock Ownership Guidelines

The Compensation Committee believes NEOs and other senior executives should have a significant equity stake in Allegion in order to more closely align their interests with those of our shareholders. Therefore, the Board of Directors has established executive stock ownership guidelines on our NEOs. The requirements are as follows:

Position	Stock Ownership Level as a Multiple of Annual Base Salary
CEO	6
CFO	3
SVP	2
VP	1

Under these guidelines executives must retain 25% of net after-tax shares until the target ownership level is met.

Retirement Programs and Other Benefits

We maintain qualified and nonqualified defined benefit pension plans intended to provide fixed benefits upon retirement based on the individual’s age and number of years of service. Refer to the Pension Benefits table below for additional details on these programs.

We maintain a qualified defined contribution 401(k) plan called the ESP for the salaried and hourly U.S. workforce. The ESP provides a dollar-for-dollar match on the first 6% of the employee’s eligible contributions to the ESP. The ESP has a number of investment options and is an important component of the retirement program. Employees who were actively employed by Ingersoll Rand prior to July 1, 2012 were given a one-time choice between continuing to participate in the defined benefit plan until December 31, 2022 or moving to an enhanced version of the ESP effective January 1, 2013 under which they would receive an employer core contribution of 2% of eligible pay in addition to the matching contribution and no longer accrue benefits under the defined benefit plan after December 31, 2012. Employees hired by Ingersoll Rand on or after July 1, 2012 were automatically covered under the enhanced version of the ESP and do not participate in the defined benefit plan. Employees hired after the Spin-off are not eligible for the 2% employer core contribution. Effective as of December 31, 2022, accruals in the qualified defined benefit plan will cease for all employees.

We also maintain a nonqualified, defined contribution plan called the Supplemental Employee Savings Plan (the “Supplemental ESP”). The Supplemental ESP is an unfunded plan that makes up matching and core contributions that cannot be made to the ESP due to Internal Revenue Service (“IRS”) or plan limitations. The Supplemental ESP is deemed invested in funds selected by participants and includes the same funds available in the ESP except for a self-directed brokerage account, which is not available in the Supplemental ESP.

We maintain a nonqualified executive deferred compensation plan (“EDCP”) that allows eligible employees to defer receipt of a part of their annual salary, annual incentive award and/or PSP award in exchange for investments in ordinary shares or mutual fund investment equivalents. Refer to the Nonqualified Deferred Compensation table for additional details on the deferred compensation plans.

We also maintain the Huabao Service Retention Bonus Plan (the “Huabao Plan”) for Chinese employees that provides for an annual company contribution equal to a percentage of annual base salary after income tax deduction (excluding bonus, allowance and/or benefits). Participants in the Huabao Plan vest at the earlier of retirement, death, permanent disability or company initiated termination.

An enhanced, long-term disability plan is provided to certain executives in order to provide for a higher monthly maximum than the standard group plan and a more favorable definition of disability and has an underlying individual policy that is portable when the executive terminates.

We also provide certain other benefits believed to be consistent with prevailing market practice and to be competitive with peer company practices. These other benefits and their incremental costs to the Company are reported in “All Other Compensation” shown in the Summary Compensation Table.

Severance Arrangements

We have not adopted a formal severance policy for executives. In most cases, we would expect to provide for severance in the event of termination without cause.

We adopted a Spin-off Protection Plan and adopted equity award agreements to provide certain employees, including officers, with certain benefits in the event of a termination of employment without cause or for good reason between December 1, 2013 and December 1, 2014 (the first anniversary of the Spin-off). This is a continuation of the Major Restructuring Plan adopted by Ingersoll Rand prior to the Spin-off. The benefits available in the Spin-off Protection Plan are also described in the Post-Employment Benefits section.

In connection with recruiting certain officers, we generally enter into employment arrangements that provide for severance payments upon certain termination events, other than in the event of a change in control (which is described in “Change-In-Control Provisions” below). In the event of an involuntary termination other than for cause following the expiration of the Spin-off Protection Plan, Mr. Petratis, Mr. Shannon and Ms. Santoro will be eligible to receive severance equal to two times (Mr. Petratis) or one times (Mr. Shannon and Ms. Santoro) base salary plus actual annual incentive award, not to exceed target and pro-rated for the number of days worked during the performance period.

Change-In-Control Provisions

In preparation for the Spin-off, the Ingersoll Rand Compensation Committee approved a change in control plan (“CIC Plan”) that covers our NEOs in order to focus them on the best interests of our shareholders and to assure continuity of management in circumstances that reduce or eliminate job security and might otherwise lead to accelerated departures in the event of a change in control. This CIC Plan provides cash severance benefits in the event that a change in control of Allegion occurs and an officer is terminated within two years of that change in control for reasons other than cause. Cash severance benefits in the event of a qualifying termination will be based on an individually defined Severance Multiple ranging from 1.5 for officers up to 2.0 for the CEO. Individual cash severance benefits will include (i) base salary in effect at termination times the Severance Multiple, (ii) current cash target incentive award times the Severance Multiple, and (iii) actual incentive award in the year of termination pro-rated for the portion of the performance cycle completed through the date of termination. In 2014, the Severance Multiple for the CEO was increased to 3.0 and the amount of the pro-rata payout of the annual incentive was changed to be based on target performance instead of actual performance. Cash severance benefits under the CIC Plan will be reduced by severance-related benefits provided through any other Allegion severance program, including the Spin-off Protection Plan. NEOs will also immediately vest in their Elected Officer Supplemental Program (“EOSP”) and Key Management Supplemental Pension Plan (“KMP”) benefits following a change in control. For purposes of calculating Mr. Shannon’s and Ms. Santoro’s EOSP benefits, two years would be added to both their age and service if their employment is terminated within two years after a change in control. In addition, participants in the CIC Plan will, in the event of a qualifying termination, receive continued health and welfare coverage for a term of years equal to the Severance Multiple and outplacement benefits of up to $25,000.

The CIC Plan does not provide for payment of, or reimbursement for, any tax payments or other tax gross ups related to the severance benefits. However, the CIC Plan does provide for cash severance benefits to be adjusted such that participants will receive the better after tax benefit treatment (“Best of Net” approach) between (i) cash severance payments paid in full, with the executive responsible for all taxes incurred, or (ii) cash severance payments reduced to avoid triggering excise taxes.

Senior Executive Performance Plan (“SEPP”)

The SEPP is a shareholder approved plan that funds the annual cash incentive awards that may be granted to each of the NEOs under the AIP. Under the SEPP, the maximum amount of cash incentive that can be paid to the CEO is 1.5% of Consolidated OI from Continuing Operations (as defined in the SEPP) and the maximum amount of cash incentive that can be paid to any other covered executive is 0.6% of Consolidated OI from Continuing Operations. Our Compensation Committee generally exercises its discretion to pay less than the maximum amount to the NEOs, after considering the factors described in the AIP.

Tax and Accounting Considerations

Section 162(m) of the Code imposes a limit of $1,000,000 on the amount that a publicly-traded company may deduct for federal income tax purposes in any taxable year for compensation paid to our CEO and the three other highest-paid NEOs, other than our CFO, who are employed as of the end of the year. To the extent that compensation is “performance-based” within the meaning of Section 162(m), the Section’s limitations will not apply. To qualify as performance based, compensation must, among other things, be paid pursuant to a shareholder approved plan upon the attainment of objective performance criteria.

Our Compensation Committee believes that the tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policies and in rewarding superior executive performance. Accordingly, our executive compensation program has been designed with the intent that most of the variable compensation (i.e., AIP, PSP and stock options) paid to NEOs would qualify as performance-based within the meaning of Section 162(m) so as to be tax deductible to avoid the loss of a tax deduction due to Section 162(m). However, the Compensation Committee reserves the right to approve the payment of compensation to our executive officers that does not qualify as “performance-based” within the meaning of Section 162(m) and therefore, may not be deductible for federal income tax purposes.

In determining variable compensation program designs, our Compensation Committee considers other tax and accounting implications of particular forms of compensation, such as the implications of Section 409A of the Code governing deferred compensation arrangements and favorable accounting treatment afforded certain equity based plans that are settled in shares. The forms of variable compensation utilized are determined primarily by their effectiveness in creating maximum alignment between key strategic objectives and the interests of shareholders.

Timing of Awards

We intend to regularly grant annual equity grants on the business day after the filing of our Annual Report on Form 10-K. The equity grant date is never selected or changed to increase the value of equity awards for executives.

EXECUTIVE COMPENSATION

The following table provides summary information concerning compensation paid to or accrued on behalf of our NEOs for services rendered during the years ended December 31, 2013 and 2012. The services rendered by our NEOs in 2013 and 2012 were, in some instances, in capacities not equivalent to the positions in which they now serve Allegion. The information below is not necessarily indicative of the compensation these individuals will receive as executive officers of Allegion.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non- Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)
D. D. Petratis	2013	363,461	1,330,000	2,039,921	675,023	—	73,858	54,116	4,536,379
Chairman, President and Chief Executive Officer

P. S. Shannon	2013	384,308	75,000	516,040	445,057	355,749	—	281,723	2,057,877
Senior Vice President and Chief Financial Officer	2012	355,757	—	319,554	113,147	167,588	395,851	56,593	1,408,490

T. P. Eckersley	2013	406,059	200,000	504,273	437,924	382,228	32,122	57,919	2,020,525
Senior Vice President— Americas	2012	394,666	—	314,970	118,236	265,455	187,116	45,868	1,326,311

B. A. Santoro	2013	316,373	75,000	380,078	350,548	234,862	17,776	79,783	1,454,420
Senior Vice President, General Counsel and Secretary	2012	306,750	—	206,187	67,415	132,459	423,923	58,469	1,195,203

F. W. Yu(h)	2013	331,529	150,000	251,891	307,155	231,029	—	84,164	1,355,768
Senior Vice President— Asia Pacific	2012	289,221	—	82,890	31,122	144,525	—	56,559	604,317

(a)	A portion of a participant’s annual salary may be deferred into a number of investment options under our EDCP or Ingersoll Rand’s deferred compensation plans. In 2013, no NEO deferred any salary.
(b)	For Mr. Petratis, $800,000 represents an annual bonus and $530,000 represents a sign-on award to replace his lost annual incentive award from his prior employer. For our other NEOs, the amount represents 50% of a transition cash bonus awarded by Ingersoll Rand in recognition of the critical nature of the role and assistance required in implementing the Spin-off. The remaining 50% will be paid on December 1, 2014, the first anniversary of the Spin-off, assuming the executive is employed on that date.
(c)	The amounts shown in this column reflect the aggregate grant date fair value of PSU awards and any RSU awards granted for the year under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 and do not reflect amounts paid to or realized by the NEOs. Amounts also include the incremental fair value associated with the conversion of Ingersoll Rand RSU awards into Allegion RSU awards.

In determining the aggregate grant date fair value of the PSU awards, the awards are valued assuming target level performance achievement. The PSU awards granted in December 2013 only pay out at the target level if performance is achieved. If the maximum level performance achievement is assumed for the PSU awards granted in February 2013, the aggregate grant date fair value of the PSU awards would be as follows:

Name	Maximum Grant Date Value Of 2013-15 PSU Awards ($)
D. D. Petratis	—
P. S. Shannon	364,918
T. P. Eckersley	346,684
B. A. Santoro	246,398
F. W. Yu	91,290

The PSU awards granted in February 2013 pay out in Ingersoll Rand shares based on Ingersoll Rand performance for the performance period. The NEOs will receive that portion of the PSU awards for the period they were employed by Ingersoll Rand.

For a discussion of the assumptions made in determining the ASC 718 values, see Note 13, “Share-Based Compensation,” to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2013. The ASC 718 grant date fair value of the PSU award is spread over the number of months of service required for the grant to become non-forfeitable, disregarding any adjustments for potential forfeitures.

Please see also the Grants of Plan-Based Awards table for additional details of the 2013 grants included in this column.

(d)	The amounts in this column reflect the aggregate grant date fair value of stock option grants for financial reporting purposes for the year under ASC 718 and do not reflect amounts paid to or realized by the NEOs. Amounts also include the incremental fair value associated with the Ingersoll Rand equity awards adjusted in connection with the Spin-off. For a discussion of the assumptions made in determining the ASC 718 values, see Note 13, “Share-Based Compensation,” to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2013.
(e)	This column reflects the amounts earned as annual awards under Ingersoll Rand’s AIM program. Unless deferred into the EDCP, AIM program payments are made in cash. Mr. Eckersley elected to defer 50% of his AIM payment. Amounts shown in this column are not reduced to reflect deferrals of AIM awards into the EDCP.
(f)	Amounts reported in this column reflect the aggregate increase in the actuarial present value of the benefits under the qualified Pension Plan (the “Pension Plan”), Supplemental Pension Plan, KMP and EOSP, as applicable. The change in pension benefits value is attributable to the additional year of service and age, the annual AIM award and any annual salary increase and the interest rates used to value the benefits. The changes in pension benefit values during 2013 were less than 2012 due to the increase in interest rates used to value the benefits. The plans do not permit above-market or preferential earnings on any nonqualified deferred compensation. In 2013, the pension value for Mr. Shannon declined by $589.
(g)	The following table summarizes the components of this column for 2013:

Name	Company Matching Contributions ($)(1)	Company Cost for Life Insurance ($)	Retiree Medical Plan ($)(2)	Tax Assistance ($)(3)	Other Benefits ($)(4)	Total ($)
D. D. Petratis	19,454	1,518	—	6,749	26,395	54,116
P. S. Shannon	33,114	866	—	85,933	161,811	281,723
T. P. Eckersley	40,291	958	—	—	16,671	57,919
B. A. Santoro	26,930	1,328	608	2,183	48,735	79,783
F. W. Yu	34,010	—	—	—	50,153	84,164

(1)	Represents matching contributions under Ingersoll Rand’s and Allegion’s ESP and Supplemental ESP plans for Messrs. Petratis, Shannon and Eckersley and Ms. Santoro and under the Huabao Plan for Mr. Yu.
(2)	Represents the estimated interest on the value of the retiree medical plan benefit, calculated based on the methods used for financial statement reporting purposes.
(3)	Represents tax assistance provided to the NEOs in connection with relocation costs incurred.
(4)	The other benefits the NEOs received in 2013 are:

Name	Car Usage ($)(i)	Executive Long-term Disabilty ($)	Relocation ($)	Financial Counseling ($)	Executive Health Program ($)	Total ($)
D. D. Petratis	7,500	—	15,520	3,375	—	26,395
P. S. Shannon	26,829	850	130,710	3,422	—	161,811
T. P. Eckersley	14,927	1,744	—	—	—	16,671
B. A. Santoro	16,389	1,815	20,055	7,791	2,685	48,735
F. W. Yu	49,826	—	—	—	327	50,153

(i)	Represents the incremental cost of the leased cars, calculated based on the lease, insurance, fuel and maintenance costs for all NEOs other than Mr. Yu. For Mr. Yu, the amount represents the value of the car and driver provided under the Chinese car policy.

(h)	Cash amounts for Mr. Yu were paid in Chinese Yuan. For reporting purposes, these amounts have been converted from Chinese Yuan to United States dollars in this table and throughout this Proxy Statement. Where amounts are reported as of a point in time, Chinese Yuan were converted to United States dollars using the closing currency exchange rate as of December 31, 2013. Where payments were made throughout the year, Chinese Yuan were converted to United States dollars using the closing currency exchange rate as of the last day of the month in which the cash compensation was received or deemed to have been received.

2013 Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the NEOs during 2013. The number of awards included in this table reflect the pre-Spin-off unadjusted numbers. This table is supplemental to the Summary Compensation Table and is intended to complement the disclosure of equity awards and grants made under non-equity incentive plans in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)(c)	Exercise or Base Price of Option Awards ($/Sh) (d)	Closing Stock Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(e)
		Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
D. D. Petratis
RSUs	8/9/2013	—	—	—	—	—	—	26,000	—	—	—	1,587,820
PSUs (2013-16)	12/13/2013	—	—	—	—	15,568	—	—	—	—	—	452,095
Options	12/13/2013	—	—	—	—	—	—	—	43,243	43.360	43.25	675,023
RSUs(f)	8/9/2013	—	—	—	—	—	—	26,000	—	—	—	6

P. S. Shannon
AIM	2/22/2013	114,205	228,410	456,820	—	—	—	—	—	—	—	—
PSUs (2013-15)	2/22/2013	—	—	—	761	3,042	6,084	—	—	—	—	182,459
Options	2/22/2013	—	—	—	—	—	—	—	7,273	52.600	52.61	120,005
RSUs	2/22/2013	—	—	—	—	—	—	2,282	—	—	—	120,033
PSUs (2013-16)	12/13/2013	—	—	—	—	7,352	—	—	—	—	—	213,502
Options	12/13/2013	—	—	—	—	—	—	—	20,421	43.360	43.25	318,772
RSUs(f)	2/14/2011	—	—	—	—	—	—	2,113	—	—	—	2
RSUs(f)	2/24/2012	—	—	—	—	—	—	2,949	—	—	—	24
RSUs(f)	2/22/2013	—	—	—	—	—	—	2,282	—	—	—	20
Options(f)	2/16/2010	—	—	—	—	—	—	—	8,505	31.590	—	1,283
Options(f)	2/14/2011	—	—	—	—	—	—	—	7,018	47.340	—	1,113
Options(f)	2/24/2012	—	—	—	—	—	—	—	8,271	40.700	—	3,884

T. P. Eckersley
AIM	2/22/2013	122,642	245,284	490,568	—	—	—	—	—	—	—	—
PSUs (2013-15)	2/22/2013	—	—	—	723	2,890	5,780	—	—	—	—	173,342
Options	2/22/2013	—	—	—	—	—	—	—	7,600	52.600	52.61	125,400
RSUs	2/22/2013	—	—	—	—	—	—	2,385	—	—	—	125,451
PSUs (2013-16)	12/13/2013	—	—	—	—	7,072	—	—	—	—	—	205,371
Options	12/13/2013	—	—	—	—	—	—	—	19,643	43.360	43.25	306,627
RSUs(f)	2/14/2011	—	—	—	—	—	—	2,208	—	—	—	27
RSUs(f)	11/1/2011	—	—	—	—	—	—	10,000	—	—	—	9
RSUs(f)	2/24/2012	—	—	—	—	—	—	3,082	—	—	—	34
RSUs(f)	2/22/2013	—	—	—	—	—	—	2,385	—	—	—	39
Options(f)	2/16/2010	—	—	—	—	—	—	—	9,781	31.590	—	1,475
Options(f)	2/14/2011	—	—	—	—	—	—	—	7,334	47.340	—	779
Options(f)	2/24/2012	—	—	—	—	—	—	—	8,643	40.700	—	3,643

B. A. Santoro
AIM	2/22/2013	62,831	179,517	359,034	—	—	—	—	—	—	—	—
PSUs (2013-15)	2/22/2013	—	—	—	514	2,054	4,108	—	—	—	—	123,199
Options	2/22/2013	—	—	—	—	—	—	—	4,910	52.600	52.61	81,015
RSUs	2/22/2013	—	—	—	—	—	—	1,540	—	—	—	81,004
PSUs (2013-16)	12/13/2013	—	—	—	—	6,054	—	—	—	—	—	175,808
Options	12/13/2013	—	—	—	—	—	—	—	16,817	43.360	43.25	262,513
RSUs(f)	2/14/2011	—	—	—	—	—	—	2,007	—	—	—	27
RSUs(f)	2/24/2012	—	—	—	—	—	—	1,757	—	—	—	13
RSUs(f)	2/22/2013	—	—	—	—	—	—	1,540	—	—	—	27
Options(f)	2/7/2007	—	—	—	—	—	—	—	17,090	43.125	—	2,310
Options(f)	2/16/2010	—	—	—	—	—	—	—	8,930	31.592	—	1,346
Options(f)	2/14/2011	—	—	—	—	—	—	—	6,667	47.335	—	1,062
Options(f)	2/24/2012	—	—	—	—	—	—	—	4,928	40.700	—	2,301

F. W. Yu
AIM	2/22/2013	25,771	128,854	257,708	—	—	—	—	—	—	—	—
PSUs (2013-15)	2/22/2013	—	—	—	190	761	1,522	—	—	—	—	45,645
Options	2/22/2013	—	—	—	—	—	—	—	2,000	52.600	52.61	33,000
RSUs	2/22/2013	—	—	—	—	—	—	628	—	—	—	33,033
PSUs (2013-16)	12/13/2013	—	—	—	—	5,962	—	—	—	—	—	173,136
Options	12/13/2013	—	—	—	—	—	—	—	16,559	43.360	43.25	258,486
RSUs(f)	2/14/2011	—	—	—	—	—	—	634	—	—	—	4
RSUs(f)	11/1/2011	—	—	—	—	—	—	4,000	—	—	—	21

Name	Grant Date	Estimated Future Payouts Under Non-Equity Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)(c)	Exercise or Base Price of Option Awards ($/Sh) (d)	Closing Stock Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(e)
		Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
RSUs(f)	2/24/2012	—	—	—	—	—	—	811	—	—	—	38
RSUs(f)	2/22/2013	—	—	—	—	—	—	628	—	—	—	14
SARs(f)	2/2/2005	—	—	—	—	—	—	—	2,000	38.690	—	360
SARs(f)	2/1/2006	—	—	—	—	—	—	—	1,420	39.430	—	500
Options(f)	2/14/2011	—	—	—	—	—	—	—	2,104	47.340	—	630
Options(f)	11/1/2011	—	—	—	—	—	—	—	13,237	30.420	—	13,239
Options(f)	2/24/2012	—	—	—	—	—	—	—	2,275	40.700	—	940

(a)	The target award levels for the AIM program were established by the Ingersoll Rand Compensation Committee in February 2013. Refer to Compensation Discussion and Analysis under the heading “Annual Incentive Matrix Program” for a description of the Ingersoll Rand Compensation Committee’s process for establishing AIM program target award levels. The amounts reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for awards under the AIM program that were paid in February 2014, based on performance in 2013. Thus, the amounts shown in the “threshold, target and maximum” columns reflect the range of potential payouts when the target award levels were established in February 2013. The AIM program pays $0 for performance below threshold. The actual amounts paid pursuant to those awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(b)	The amounts reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for annual PSU awards for the 2013-2015 performance period and the special PSU awards for the 2013-2016 performance period. The special PSU awards only payout at target if performance is achieved. The PSP pays $0 for performance below threshold. The annual PSU awards granted for the 2013-2015 performance period were truncated for the period the NEOs were employed by Ingersoll Rand. For a description of the Compensation Committee’s process for establishing PSP target award levels and the terms of PSU awards, please refer to Compensation Discussion and Analysis under the heading “Long-Term Incentive Program” and the “Post-Employment Benefits” section below.
(c)	The amounts in these columns reflect the RSU awards granted in February 2013 and the stock option awards granted in February 2013 and December 2013. The RSU awards and stock option awards granted in February 2013 were converted into Allegion RSUs and stock options in connection with the Spin-off. For a description of the Compensation Committee’s process for determining stock option and RSU awards and the terms of such awards, see Compensation Discussion and Analysis under the heading “Long-Term Incentive Program” and the “Post-Employment Benefits” section below.
(d)	Stock options granted prior to December 1, 2013 were granted under Ingersoll Rand’s Incentive Stock Plan of 2007. Stock options granted after December 1, 2013 were granted under our Incentive Stock Plan of 2013 (the “2013 Plan”). Each plan requires stock options to be granted at an exercise price equal to the fair market value of the applicable company’s ordinary shares on the date of grant. The fair market value is defined as the average of the high and low composite price of the applicable company’s ordinary shares listed on the NYSE on the grant date.
(e)	The grant date fair value of the equity awards granted in February 2013 and December 2013 was calculated in accordance with ASC 718. We caution that the actual amount ultimately realized by each NEO from the stock option awards will likely vary based on a number of factors, including stock price fluctuations, differences from the valuation assumptions used and timing of exercise or applicable vesting. For a description of the assumptions made in valuing the equity awards see Note 13, “Share-Based Compensation” to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2013. For PSUs, the grant date fair value has been determined based on achievement of target level performance, which is the performance threshold we believe is the most likely to be achieved under the grants.
(f)	In connection with the Spin-off, the adjustments set forth below were made to outstanding Ingersoll Rand equity awards in order to maintain their pre-Spin-off intrinsic values. Due to rounding when adjusting the awards, incremental value was created for these stock options, stock appreciation rights (“SARs”) and RSUs.

•	Vested and Exercisable Stock Options and SARs: Vested and exercisable Ingersoll Rand stock options and SARs were converted into vested and exercisable stock options and SARs of both of Ingersoll Rand and Allegion with the same terms and provisions. Holders received 1 stock option or SAR of Allegion for every 3 Ingersoll Rand vested and exercisable stock options or SARs held, subject to rounding. Exercise prices were adjusted to preserve the intrinsic value (subject to rounding) immediately before and after Spin-off.

•	Unvested Stock Options: Unvested Ingersoll Rand stock options were converted into unvested Allegion stock options with the same terms and provisions. Both the number of stock options and exercise price were adjusted to preserve the intrinsic value (subject to rounding) immediately before and after the Spin-off.

•	Restricted Stock Units: Unvested Ingersoll Rand RSUs were converted into unvested Allegion RSUs with the same terms and provisions. The number of outstanding RSUs was adjusted to preserve the intrinsic value (subject to rounding) of the RSUs immediately before and after the Spin-off.

Outstanding Equity Awards at December 31, 2013

The following table shows, for each of the NEOs, all equity awards that were outstanding as of December 31, 2013. The information included in the table below reflects equity awards held following the conversion of Ingersoll Rand equity awards into Allegion equity awards.

Name		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date (b)	Number of Shares or Units of Stock that have Not Vested (#) (c)	Market Value of Shares or Units of Stock that have Not Vested ($) (d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#) (e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($) (d)
D. D. Petratis	8/9/2013	—	—	—	—	42,229	1,866,100	—	—
	12/13/2013	—	43,243	43.3600	12/13/2023	—	—	15,568	687,950

P. S. Shannon	2/16/2010	2,835	—	19.4547	2/15/2020	—	—	—	—
	2/14/2011	1,559	—	29.1159	2/13/2021	—	—	—	—
	2/14/2011	—	3,806	29.0956	2/13/2021	1,147	50,686	—	—
	2/24/2012	919	—	25.0472	2/23/2022	—	—	—	—
	2/24/2012	—	8,970	25.0173	2/23/2022	3,199	141,364	—	—
	2/22/2013	—	11,832	32.3319	2/21/2023	3,713	164,077	—	—
	12/13/2013	—	20,421	43.3600	12/13/2023	—	—	7,352	324,885

T. P. Eckersley	2/16/2010	3,260	—	19.4579	2/15/2020	—	—	—	—
	2/14/2011	—	3,977	29.0956	2/13/2021	1,198	52,940	—	—
	11/1/2011	—	—	—	—	16,269	718,927	—	—
	2/24/2012	—	9,374	25.0173	2/23/2022	3,344	147,771	—	—
	2/22/2013	—	12,364	32.3319	2/21/2023	3,881	171,501	—	—
	12/13/2013	—	19,643	43.3600	12/13/2023	—	—	7,072	312,512

B. A. Santoro	2/7/2007	5,696	—	26.5334	2/6/2017	—	—	—	—
	2/16/2010	2,979	—	19.4519	2/15/2020	—	—	—	—
	2/14/2011	1,481	—	29.1158	2/13/2021	—	—	—	—
	2/14/2011	—	3,616	29.0956	2/13/2021	1,089	48,123	—	—
	2/24/2012	547	—	25.0357	2/23/2022	—	—	—	—
	2/24/2012	—	5,345	25.0173	2/23/2022	1,907	84,270	—	—
	2/22/2013	—	7,987	32.3319	2/21/2023	2,506	110,740	—	—
	12/13/2013	—	16,817	43.3600	12/13/2023	—	—	6,054	267,526

F. W. Yu	2/2/2005	3,253	—	23.7787	2/1/2015	—	—	—	—
	2/1/2006	2,310	—	24.2336	1/31/2016	—	—	—	—
	2/14/2011	2,280	—	29.0956	2/13/2021	—	—	—	—
	2/14/2011	—	1,142	29.0956	2/13/2021	345	15,246	—	—
	11/1/2011	—	21,535	18.6969	10/31/2021	6,508	287,589	—	—
	2/24/2012	—	2,467	25.0173	2/23/2022	881	38,931	1,023	45,206
	2/22/2013	—	3,253	32.3319	2/21/2023	1,022	45,162	379	16,748
	12/13/2013	—	16,559	43.3600	12/13/2023	—	—	5,962	263,461

(a)	These columns represent stock option and SARs awards. Except for the stock option awards granted on December 13, 2013, these awards generally become exercisable in three equal installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement. The stock option awards granted on December 13, 2013 vest 100% on the third anniversary of the grant date.

(b)	Stock options granted prior to December 1, 2013 expire on the tenth anniversary (less one day) of the grant date. Stock options granted following December 1, 2013 expire on the tenth anniversary of the grant date.
(c)	This column represents unvested RSUs. Except as described in the following sentence, RSUs generally become exercisable in three equal installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement. In the case of Mr. Petratis’s grant dated August 9, 2013, 100% of it vests on the third anniversary of the grant date.
(d)	The market value was computed based on $44.19, the closing market price of our ordinary shares on the NYSE at December 31, 2013.
(e)	This column represents unvested and unearned PSUs. PSUs vest upon the completion of a three-year performance period. For the PSUs granted on December 13, 2013, the receipt of the shares subject to the award is subject to achievement of the performance goals as certified by the Compensation Committee, and continued employment. For Mr. Yu, his outstanding Ingersoll Rand PSUs converted into Allegion PSUs but were truncated for the period he was an Ingersoll Rand employee.

Following the Spin-off, our NEOs held the following Ingersoll Rand stock options and PSUs:

Name	Stock Options (#)	PSUs (#)
D. D. Petratis	—	—
P. S. Shannon	15,940	9,486
T. P. Eckersley	9,781	9,010
B. A. Santoro	24,106	4,985
F. W. Yu	—	—

2013 Option Exercises and Stock Vested

The following table provides information regarding the number of Ingersoll Rand stock options and SARs that were exercised by our NEOs or the number of Ingersoll Rand RSUs that vested during the last fiscal year before the Spin-off. The number of shares with respect to these stock options and RSUs is presented on a pre-Spin-off basis.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
D. D. Petratis	—	—	—	—
P. S. Shannon	106,893	2,122,342	15,289	805,237
T. P. Eckersley	27,770	215,952	14,884	784,038
B. A. Santoro	69,234	1,573,673	12,346	698,313
F. W. Yu	7,291	169,719	798	42,294

(a)	This column reflects the aggregate dollar amount realized by the NEO upon the exercise of the stock options and SARs by determining the difference between (i) for stock options, the market price of the Company’s ordinary shares at exercise and the exercise price of the stock options or (ii) for SARs, the opening stock price of the Company’s ordinary shares on the date of exercise and the exercise price of the SARs.
(b)	Reflects the value of the RSUs that vested on February 14, 2013, February 22, 2013 and February 24, 2013, based on the average of the high and low stock price of the Ingersoll Rand’s ordinary shares on the vesting date.

2013 Pension Benefits

The NEOs, other than Mr. Yu, participate in one or more of the following defined benefit plans:

•	the Pension Plan;

•	the Supplemental Pension Plan; and

•	the EOSP or the KMP.

The Pension Plan is a funded, tax qualified, non-contributory defined benefit plan that covers Allegion’s U.S. employees hired prior to June 30, 2012. The Pension Plan provides for normal retirement at age 65. A participant becomes vested in the benefit: (i) after five years of service, or (ii) while employed, the participant (a) attains age 65, (b) dies or (c) becomes disabled. The formula to determine the lump sum benefit under the Pension Plan is 5% of final average pay (the five highest consecutive years out of the last ten years of eligible compensation) for each year of credited service. A choice for distribution between an annuity and a lump sum option is available. The Pension Plan was closed to new participants after June 30, 2012, and no further benefits will accrue to any Pension Plan participant for service performed after December 31, 2022. Certain participants made an election in 2012 to forego accruing further benefits for service performed after December 31, 2012, and, in lieu, receive a non-elective employer contribution equal to 2% of eligible compensation in the ESP. No NEOs made this election.

The Supplemental Pension Plan is an unfunded, nonqualified, non-contributory defined benefit restoration plan. Since the IRS limits the annual compensation recognized when calculating benefits under the qualified Pension Plan, the Supplemental Pension Plan restores what is lost in the Pension Plan due to these limits. The Supplemental Pension Plan covers all Allegion employees who participate in the Pension Plan and who are impacted by the IRS Code compensation limits. A participant must meet the vesting requirements of the qualified Pension Plan to vest for benefits under the Supplemental Pension Plan. Benefits under the Supplemental Pension Plan are available only as a lump sum distribution after termination and paid in accordance with Section 409A of the Code. As a result of the 2012 changes to the Pension Plan, the Supplemental Pension Plan was closed to employees hired on or after June 30, 2012, and no further benefits will accrue to any Supplemental Pension Plan participant for service performed after December 31, 2022 or after December 31, 2012 to the extent the participant made an election.

The NEOs, other than Mr. Yu, participate in either the EOSP or the KMP. The EOSP, which is closed to new participants, is an unfunded, nonqualified, non-contributory defined benefit plan, designed to replace a percentage of an officer’s final average pay based on his or her age and years of service at the time of retirement. Final average pay is defined as the sum of the officer’s current annual salary plus the average of his or her three highest annual incentive awards during the most recent six years. No other elements of compensation (other than salary and annual incentive awards) are included in final average pay. The EOSP provides a benefit pursuant to a formula in which 1.9% of an officer’s final average pay is multiplied by the officer’s years of service (up to a maximum of 35 years) and then reduced by the value of other retirement benefits the officer will receive that are provided by Allegion under certain qualified and nonqualified retirement plans as well as Social Security. Vesting occurs, while the officer is employed by Allegion, at the earlier of the attainment of age 55 and the completion of 5 years of service or age 62. Unreduced benefits under the EOSP are available at age 62 and benefits are only available as a lump sum after termination and paid in accordance with Section 409A of the Code.

The KMP, which is closed to new participants, is an unfunded, nonqualified, non-contributory defined benefit plan designed to replace a percentage of a key employee’s final average pay based on his or her age and years of service at the time of retirement. Final average pay is defined as the sum of the key employee’s current annual salary plus the average of the employee’s three highest annual incentive awards during the most recent six years. No other elements of compensation (other than salary and AIM awards) are included in final average pay. The KMP provides a benefit pursuant to a formula in which 1.7% of a key employee’s final average pay is multiplied by years of service (up to a maximum of 30 years) and then reduced by the value of other retirement benefits the key employee will receive that are provided by Allegion under certain qualified and nonqualified retirement plans as well as Social Security. Vesting occurs at the earlier of the attainment of age 55 and the completion of 5 years of service or age 65. Benefits are only available as a lump sum after termination and paid in accordance with Section 409A of the Code.

The table below represents the estimated present value of defined benefits for the plans in which each NEO participates.

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)	Payments During Last Fiscal Year ($)
D. D. Petratis	EOSP	0.42	73,858	—

P. S. Shannon	Pension Plan	11.67	98,994	—
	Supplemental Pension Plan	11.67	112,205	—
	EOSP	12.00	1,239,110	—

T. P. Eckersley	Pension Plan	6.17	50,604	—
	Supplemental Pension Plan	6.17	81,836	—
	KMP	6.17	408,009	—

B. A. Santoro	Pension Plan	17.58	211,492	—
	Supplemental Pension Plan	17.58	106,509	—
	EOSP	18.00	1,737,825	—

F. W. Yu(c)	—	—	—	—

(a)	Under the EOSP or the KMP, for officers covered prior to May 19, 2009 by Ingersoll Rand, a full year of service is credited for any year in which they work at least one day. In the Pension Plan, the Supplemental Pension Plan, the EOSP and the KMP for officers first covered on or after May 19, 2009 by Ingersoll Rand, the number of years of credited service is based on elapsed time (i.e., credit is given for each month in which a participant works at least one day). For Ms. Santoro, the benefits previously provided under Ingersoll Rand’s Supplemental Pension Plan I and Supplemental Pension Plan II were combined in the Spin-off into Allegion’s Supplemental Pension Plan and are reported together in the above table.
(b)	The amounts in this column reflect the estimated present value of each NEO’s accumulated benefit under the plans indicated. The calculations reflect the value of the benefits assuming that each NEO was fully vested under each plan. The benefits were computed as of December 31, 2013, consistent with the assumptions described in Note 10, “Pensions and Postretirement Benefits Other than Pensions,” to the annual combined financial statements included in our Form 10-K for the fiscal year ended December 31, 2013.
(c)	Mr. Yu does not participate in any Company defined benefit plan.

2013 Nonqualified Deferred Compensation

The following is a description of our nonqualified deferred compensation plans. For the period prior to December 1, 2013, our NEOs were eligible to participate in Ingersoll Rand’s deferred compensation plans, which are substantially similar to our plans.

We maintain the EDCP, which is an unfunded, nonqualified plans that permit certain employees, including the NEOs other than Mr. Yu, to defer receipt of up to 50% of their annual salary and up to 100% of their AIM awards, PSP awards and RSUs received upon commencement of employment. Elections to defer must be made prior to the beginning of the performance period. These assets are considered general assets of the Company and are available to our creditors in the event of the Company’s insolvency. For the period prior to December 1, 2013, the NEOs were eligible to participate in deferred compensation plans maintained by Ingersoll Rand that were substantially similar to the EDCP.

Participants are offered certain investment options (approximately 60 mutual fund investments and ordinary share equivalents) and can choose how they wish to allocate their cash deferrals among those investment options. Participants are 100% vested in all amounts deferred and bear the risk of any earnings and losses on such deferred amounts.

Generally, deferred amounts may be distributed following termination of employment or at the time of a scheduled in-service distribution date chosen by the participant. If a participant has completed five or more years of service at the time of termination, or is terminated due to long-term disability, death or retirement, the distribution is paid in accordance with the participant’s election. If a participant terminates without meeting these requirements, the account balance for all plan years will be paid in a lump sum in the year following the year of termination. A participant can elect to receive distributions at termination over a period of five, 10, or 15 annual installments, or in a single lump sum. A participant can elect to receive scheduled in-service distributions in future years that are at least two years after the end of the plan year for which they are deferring. In-service distributions can be received in two to five annual installments, or if no election is made, in a lump sum. For those participants who have investments in ordinary shares, the distribution of these assets will be in the form of ordinary shares, not cash.

Please refer to Compensation Discussion and Analysis for a description of the Supplemental ESP.

Mr. Yu participates in two nonqualified deferred compensation plans in China. The Huabao Plan provides for an annual company contribution equal to a percentage of annual base salary (12% in Mr. Yu’s case) after income tax deduction (excluding bonus, allowance and/or benefits). Participants in the Huabao Plan vest at the earlier of retirement, death, permanent disability or company initiated termination. The Generali Savings Plan is a frozen deferred compensation plan that pays interest on deferred amounts. The Generali Savings Plan was frozen in 2011 and no employee or employer contributions have been made since that time. The Generali Savings Plan does not pay a preferential interest rate.

The following table provides information regarding contributions, distributions, earnings and balances for each NEO under our nonqualified deferred compensation plans:

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (d)
D. D. Petratis
Supplemental ESP	—	2,169	28	—	2,197

P. S. Shannon
EDCP	—	—	425,984	—	1,493,814
Supplemental ESP	—	17,814	93,492	—	349,100

T. P. Eckersley
EDCP	132,727	—	164,047	50,576	802,663
Supplemental ESP	—	24,991	65,729	—	233,470

B. A. Santoro
EDCP	—	—	957	—	8,952
Supplemental ESP	—	11,630	53,166	—	191,720

F. W. Yu
Huabao Plan	—	34,010	845	—	40,867
Generali Savings Plan	—	—	4,310	—	108,107

(a)	The annual deferrals (salary, annual incentive awards & PSP) are all reflected in the Salary column, the Non-Equity Incentive Plan column and the Stock Awards column, respectively of the Summary Compensation Table.
(b)	All of the amounts reflected in this column are included in the All Other Compensation column of the Summary Compensation Table.
(c)	Amounts in this column include gains and losses on investments, as well as dividends on ordinary shares or ordinary share equivalents. None of the earnings or losses reported in this column are included in the Summary Compensation Table.

(d)	The following table reflects the amounts reported in this column previously reported as compensation to the NEOs in the Summary Compensation Table included in our Registration Statement on Form 10.

Name	EDCP	Supplemental ESP	Huabao Plan
D. D. Petratis	—	—	—
P. S. Shannon	—	17,643	—
T. P. Eckersley	75,924	17,791	—
B. A. Santoro	—	12,543	—
F. W. Yu	—	—	5,824

Post-Employment Benefits

The following discussion describes the compensation to which each NEO would be entitled in the event of termination of such executive’s employment, including termination following a change in control.

Employment Arrangements and Severance. All of the NEOs are entitled to benefits upon termination of their employment following a change in control. Messrs. Petratis and Shannon and Ms. Santoro are also entitled to severance in the event of an involuntary termination without cause pursuant to their employment agreements. Messrs. Petratis and Shannon and Ms. Santoro are eligible to receive for 24 months and 12 months, respectively, of base annual salary plus a prorated annual incentive award earned for the year of termination as determined and paid at the conclusion of the full performance year in accordance with the terms of the plan.

Our equity award agreements, other than for the Founder’s Grant, provide that upon termination for:

•	death, disability or retirement, RSUs, stock options and SARs shall immediately vest and the stock options and SARs remain exercisable for a period of three years (or five years in the case of retirement for awards granted in 2007 and after) following termination;

•	group termination, RSUs, stock options and SARs immediately vest in the portion of the awards that would have vested within twelve months of termination and all vested stock options and SARs remain exercisable for a period of three years following termination;

•	death or disability, PSUs vest pro-rata based on the time worked during the performance period and the achievement of performance goals from the beginning of the performance period through the end of the calendar quarter in which employment terminated; and

•	retirement, group termination or job elimination, PSUs vest pro-rata based on the time worked during the performance period and the achievement of performance goals through the end of the performance period.

The equity award agreements for the Founder’s Grant provide that upon death or disability, all stock options will immediately vest and remain exercisable for three years and all PSUs will vest as if the person was employed by the Company throughout the performance period.

Change in Control. Our CIC Plan covers certain officers, including the NEOs. The CIC Plan provides for certain payments if the employment is terminated by the Company without “cause” (as defined in the CIC Plan) or by the NEO for “good reason” (as defined in the CIC Plan), in each case, within two years following a change in control of the Company. The CIC Plan does not provide for a payment to cover the impact to the executive of certain incremental taxes incurred in connection with the payments made following a change in control. The amount paid under the CIC Plan will be reduced to avoid the payment of any excise taxes.

If an NEO’s employment is terminated “without cause” or by the NEO for “good reason” following a change in control, the NEO is entitled to the following:

•	any accrued but unpaid base salary;

•	an amount equal to the NEO’s annual bonus for the year in which the termination occurred, pro-rated for the months of service; and

•	a lump sum severance payment equal to the two times the sum of:

•	the NEO’s annual salary in effect on the termination date, or, if higher, the annual salary in effect immediately prior to the event that constitutes “good reason”; and

•	the NEO’s actual annual incentive award for the year of termination.

In addition to the foregoing, the NEOs would also be eligible to participate in the Company’s welfare employee health programs for the severance period (three years for the CEO) and (two years for the other NEOs) and the Company will pay the premium for the first eighteen months. The Company would also provide each NEO up to $25,000 of outplacement services.

Under the 2013 Plan, outstanding unvested stock options, SARs and RSUs immediately vest and become exercisable or payable, as applicable, following a change in control unless an alternate award is provided by the acquiring company. PSUs, other than the Founder’s Grant PSUs, will be deemed to have earned a pro-rata award based on the target award opportunity and total number of months worked in the applicable performance period. The Founder’s Grant PSUs will be deemed to have earned the full amount of the award upon a change in control.

A “change in control” is defined as the occurrence of any of the following events: (i) any person unrelated to the Company becomes the beneficial owner of 30% or more of the combined voting power of the Company’s voting stock; (ii) the directors serving at the time the change-in-control plan was adopted (or the directors subsequently elected by the shareholders of the Company whose election or nomination was duly approved by at least two-thirds of the then serving directors) fail to constitute a majority of the Board of Directors; (iii) consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company which is not an affiliate; (iv) any sale or transfer of all or substantially all of the Company’s assets, other than a sale or transfer with a corporation where the Company owns at least 80% of the combined voting power of such corporation or its parent after such transfer; or (v) any other event that the continuing directors determine to be a change in control; provided however, with respect to (i), (iii) and (v) above, there shall be no change in control if shareholders of the Company own more than 50% of the combined voting power of the voting securities of the Company or the surviving entity or any parent immediately following such transaction in substantially the same proportion to each other as prior to such transaction.

Spin-off Protection Plan. We have adopted a Spin-off Protection Plan that provides a cash severance payment in the event a participant’s employment is terminated due to an involuntary loss of job without Cause (as defined in the Spin-off Protection Plan) or a Good Reason (as defined in the Spin-off Protection Plan) between December 1, 2013 and December 1, 2014, unless the termination is substantially unrelated to the Spin-off. The cash severance payment would be equal to two and one-half times (for the CEO) or two times (for other NEOs) (a) current base salary, and (b) current target annual incentive award. In addition, the participants will receive a pro-rated portion of their target annual incentive award, based on actual Company and individual performance during the fiscal year in which termination of employment occurred. Participants may receive that portion of their transition cash bonus award due to be paid on December 1, 2014, in the discretion of the Compensation Committee. Participants in the EOSP or KMP who are not vested in such plans will also receive a cash payment equal to the amount of the benefit to which they would have been entitled if they were vested.

In addition, employees who terminate employment due to an involuntary loss of job without Cause (as defined in the award agreement) or for Good Reason (as defined in the award agreement) between December 1, 2013 and December 1, 2014 will, unless the termination is substantially unrelated to the Spin-off, (i) immediately vest in all unvested stock options and may exercise all vested stock options at any time within the following three-year period or the remaining term of the stock option, if shorter, (ii) immediately vest in all RSUs, except that retirement eligible participants would continue their existing vesting schedule, (iii) receive a prorated payout of outstanding PSUs based on actual performance at the end of performance period following termination of employment, and (iv) have the right to exercise all vested SARs at any time within the following three-year period or the remaining term of the SAR, if shorter.

Enhanced Retirement Benefits. An officer is vested in EOSP or KMP upon the earlier of: (i) the attainment of age 55 and the completion of 5 years of service; (ii) attainment of age 62 for the EOSP and age 65 for the KMP; (iii) death; or (iv) change in control. For Mr. Shannon and Ms. Santoro, a termination within two years following a change in control also triggers the payment of an enhanced benefit whereby two years would be added to both the officer’s age and service with the Company for purposes of the EOSP benefit. There are no enhancements provided to Mr. Petratis under the EOSP or to Mr. Eckersley under the KMP. Benefits under the EOSP and KMP are forfeited in the event of termination for cause. In order to be eligible for an EOSP or KMP benefit in the event of disability, a participant must remain disabled until age 65. An officer becomes vested in both the Pension Plan and the Supplemental Pension Plan upon the completion of 5 years of service. As of December 31, 2013, Mr. Shannon and Mr. Petratis were not vested in the EOSP and Mr. Eckersley was not vested in the KMP. Mr. Yu does not participate in any company-sponsored pension plan.

Health Benefits. In the event of a change in control, health benefits are provided, which include our cost of both active health and welfare benefits for the severance period, as well as retiree medical, if applicable. Ms. Santoro is the only NEO eligible for retiree medical benefits due to her age and service as of January 1, 2003, when eligibility for the retiree medical benefit was frozen by Ingersoll Rand. Ms. Santoro has reached the retirement threshold of age 55 with at least 15 years of service and would receive health benefits in each scenario outlined in the following table.

Post-Employment Benefits Table

The following table describes the compensation to which each of the NEOs would be entitled in the event of termination of such executive’s employment on December 31, 2013, including termination following a change in control. The potential payments were determined under the terms of our plans and arrangements in effect on December 31, 2013. The table does not include the pension benefits or nonqualified deferred compensation amounts that would be paid to an NEO, which are set forth in the Pension Benefits table and the Nonqualified Deferred Compensation table above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination.

	Retirement ($)	Involuntary without Cause ($)	Involuntary with Cause ($)	Change in Control ($)	Disability ($)	Death ($)
D. D. Petratis
Severance(a)	—	4,725,000	—	3,780,000	—	—
2013 Earned but Unpaid AIM Award(s)(b)	—	800,000	—	800,000	—	—
PSP Award Payout(c)	—	—	—	687,950	687,950	687,950
Value of Unvested Equity Awards(d)	—	1,869,193	—	1,905,085	1,905,085	1,905,085
Enhanced Retirement Benefits(e)	—	86,457	—	—	—	—
Outplacement(f)	—	—	—	25,000	—	—
Health Benefits(g)	—	—	—	18,796	—	—

Total	—	7,480,650	—	7,216,831	2,593,035	2,593,035

P. S. Shannon
Severance(a)	—	1,520,000	—	1,445,000	—	—
2013 Earned but Unpaid AIM Award(s)(b)	—	355,749	—	355,749	—	—
PSP Award Payout(c)	—	—	—	324,885	324,885	324,885
Value of Unvested Equity Awards(d)	—	725,861	—	742,810	742,810	742,810
Enhanced Retirement Benefits(e)	—	1,426,406	—	765,095	—	—
Outplacement(f)	—	—	—	25,000	—	—
Health Benefits(g)	—	—	—	18,796	—	—

Total	—	4,028,016	—	3,677,335	1,067,695	1,067,695

T. P. Eckersley
Severance(a)	—	1,508,182	—	1,308,182	—	—
2013 Earned but Unpaid AIM Award(s)(b)	—	382,228	—	382,228	—	—
PSP Award Payout(c)	—	—	—	312,512	312,512	312,512
Value of Unvested Equity Awards(d)	—	1,477,508	—	1,493,812	1,493,812	1,493,812
Enhanced Retirement Benefits(e)	—	642,016	—	—	—	—
Outplacement(f)	—	—	—	25,000	—	—
Health Benefits(g)	—	—	—	18,796	—	—

Total	—	4,009,934	—	3,540,530	1,806,324	1,806,324

	Retirement ($)	Involuntary without Cause ($)	Involuntary with Cause ($)	Change in Control ($)	Disability ($)	Death ($)
B. A. Santoro
Severance(a)	—	1,230,000	—	1,155,000	—	—
2013 Earned but Unpaid AIM Award(s)(b)	—	234,862	—	234,862	—	—
PSP Award Payout(c)	—	—	—	267,526	267,526	267,526
Value of Unvested Equity Awards(d)	494,903	494,903	—	508,862	508,862	508,862
Enhanced Retirement Benefits(e)	—	—	—	954,322	—	—
Outplacement(f)	—	—	—	25,000	—	—
Health Benefits(g)	85,000	85,000	85,000	70,806	85,000	35,000

Total	579,903	2,044,765	85,000	3,216,378	861,388	811,388

F. W. Yu
Severance(a)	—	1,183,890	—	1,033,890	—	—
2013 Earned but Unpaid AIM Award(s)(b)	—	231,029	—	231,029	—	—
PSP Award Payout(c)	—	40,169	—	340,528	340,528	340,528
Value of Unvested Equity Awards(d)	—	1,213,484	—	1,227,228	1,227,228	1,227,228
Enhanced Retirement Benefits(e)	—	—	—	—	—	—
Outplacement(f)	—	—	—	25,000	—	—
Health Benefits(g)	—	—	—	30,000	—	—

Total	—	2,668,572	—	2,887,675	1,567,756	1,567,756

(a)	For the “Involuntary without Cause” column, the amounts are calculated in accordance with the Spin-off Protection Plan. For the amounts shown under the “Change in Control” columns, refer to the description of how severance is calculated in the section above, entitled Post-Employment Benefits.
(b)	For the “Involuntary without Cause” column, the amounts are calculated in accordance with the Spin-off Protection Plan. For the amounts under “Change in Control”, these amounts represent the actual award earned for the 2013 performance period, which may be more or less than the target award.
(c)	For the “Change in Control,” these amounts represent the value of the Founder’s Grant PSU award payout. For Mr. Yu, it also includes the pro-rata portion of his other outstanding PSUs. Amounts for each column are based on the closing stock price of the ordinary shares on December 31, 2013 ($44.19).
(d)	The amounts shown for “Retirement”, “Involuntary without Cause”, “Change in Control”, “Disability” and “Death” represent (i) the value of the unvested RSUs, which is calculated based on the number of unvested RSUs multiplied by the closing stock price of the ordinary shares on December 31, 2013 ($44.19), and (ii) the intrinsic value of the unvested stock options, which is calculated based on the difference between the closing stock price of the ordinary shares on December 31, 2013 ($44.19) and the relevant exercise price. However, only in the event of termination following a “Change in Control” is there accelerated vesting of unvested awards. For “Retirement”, “Involuntary without Cause”, “Disability” and “Death”, the awards do not accelerate but continue to vest on the same basis as active employees. Because Ms. Santoro is retirement eligible, she would continue to vest in stock options and RSUs after termination of employment for any reason other than cause.
(e)	In the event of a change in control of the Company and a termination of the NEOs, the present value of the pension benefits under the EOSP, KMP and Supplemental Pension Plans would be paid out as lump sums. While there is no additional benefit to the NEOs as a result of either voluntary retirement/resignation and/or involuntary resignation without cause, there are differences (based on the methodology mandated by the SEC) between the numbers that are shown in the Pension Benefits Table and those that would actually be payable to the NEO under these termination scenarios. The amounts shown under change of control represent the estimated benefit provided in excess of the EOSP amount shown in the Pension Benefits Table.

(f)	For the “Change in Control” column, the amount represents the maximum expenses we would reimburse the NEO for professional outplacement services.
(g)	Represents our cost of health coverage. The cost for “Change in Control” is a combination of continued active coverage for eighteen months followed by retiree coverage, while the cost shown under the other scenarios is retiree coverage only.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of the Record Date, the beneficial ownership of our ordinary shares by (i) each director and director nominee of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group:

Name	Ordinary Shares(a)	Notional Shares(b)	Options Exercisable or RSUs Vesting Within 60 Days(c)
M. J. Chesser	—	—	—
C. Cico	—	—	—
K. S. Hachigian	—	—	—
D. I. Schaffer	—	—	—
M. E. Welch	—	—	—
D. D. Petratis	19,230	—	—
P. S. Shannon	3,924	20,786	17,548
T. P. Eckersley	12,185	6,383	16,045
B. A. Santoro	4,831	—	19,650
F. W. Yu	1,836	—	11,302
All directors and executive officers as a group (14 persons)(d)	50,393	27,169	77,246

(a)	Represents (i) ordinary shares held directly; and (ii) ordinary shares held by the trustee under the ESP for the benefit of executive officers.
(b)	Represents ordinary shares and ordinary share equivalents notionally held under the EDCP that are not distributable within 60 days of the Record Date.
(c)	Represents ordinary shares as to which directors and executive officers had stock options or SARs exercisable or RSUs that vest within 60 days of the Record Date, under the 2013 Plan.
(d)	The Company’s ordinary shares beneficially owned by all directors and executive officers individually and as a group (including shares issuable under exercisable options or vesting RSUs) aggregated less than 1% of the total outstanding ordinary shares. Ordinary shares and ordinary share equivalents notionally held under the EDCP are not counted as outstanding shares in calculating these percentages because they are not beneficially owned; the directors and executive officers have no voting or investment power with respect to these shares or share equivalents.

The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company based solely on the information filed by such shareholder on Schedule 13D or filed by such shareholder in 2014 for the year ended December 31, 2013 on Schedule 13G under the Securities Exchange Act of 1934:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)
Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	6,107,616	(b)	6.33%

Trian Fund Management, L.P. 280 Park Avenue, 41st Floor New York, New York 10017	5,740,805	(c)	5.95%

State Street Corporation One Lincoln Street Boston, Massachusetts 02111	4,856,717	(d)	5.03%

(a)	The ownership percentages set forth in this column are based on the Company’s outstanding ordinary shares on the Record Date and assumes that each of the beneficial owners continued to own the number of shares reflected in the table above on such date.

(b)	Information regarding the Vanguard and its stockholdings was obtained from a Schedule 13G filed with the SEC on February 10, 2014. The filing indicated that, as of December 31, 2013, Vanguard had sole voting power as to 157,394 shares, sole dispositive power as to 5,968,327 shares, and shared dispositive power as to 139,289 of such shares.
(c)	Information regarding Trian and its stockholdings was obtained from the Schedule 13G (Amendment No. 1) filed with the SEC on February 14, 2014. According to the Schedule 13G (Amendment No. 1), Trian Fund Management, L.P. shares voting and dispositive power over all or some of the shares with Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Investment Fund, L.P., Trian Partners Strategic Investment Fund-A, L.P., Trian Partners Strategic Co-Investment Fund-A, L.P., Trian Partners Master Fund (ERISA), L.P., Trian Fund Management GP, LLC, Trian SPV (SUB) VI, L.P., Trian SPV (SUB) VI-A, L.P., Trian IR Holdco Ltd., Nelson Peltz, Peter W. May and Edward P. Garden.
(d)	Information regarding State Street Corporation and its stockholdings was obtained from a Schedule 13G filed with the SEC on February 3, 2014. The filing indicated that, as of December 31, 2013, State Street had shared voting power and shared dispositive power as to all of such shares.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013, with respect to our ordinary shares that may be issued under equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders(1)	3,019,608	$25.11	4,980,392
Equity compensation plans not approved by security holders(2)	79,580	—	—
Total	3,099,188	$25.11	4,980,392

(1)	Represents the 2013 Plan. The weighted average exercise price includes stock options and stock appreciation rights outstanding under the 2013 Plan.
(2)	Represents the EDCP. Plan participants acquire our shares under the EDCP as a result of the deferral of salary, annual incentive awards and PSUs.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company does not generally engage in transactions in which its executive officers, directors or nominees for directors, any of their immediate family members or any of its 5% shareholders have a material interest. Pursuant to the Company’s written related person transaction policy, any such transaction must be reported to management, which will prepare a summary of the transaction and refer it to the Corporate Governance and Nominating Committee for consideration and approval by the disinterested directors. The Corporate Governance and Nominating Committee reviews the material terms of the related person transaction, including the dollar values involved, the relationships and interests of the parties to the transaction and the impact, if any, to a director’s independence. The Corporate Governance and Nominating Committee only approves those transactions that are in the best interest of the Company. In addition, the Company’s Code of Conduct, which sets forth standards applicable to all employees, officers and directors of the Company, generally proscribes transactions that could result in a conflict of interest for the Company. Any waiver of the Code of Conduct for any executive officer or director requires the approval of the Company’s Board of Directors. Any such waiver will, to the extent required by law or the NYSE, be disclosed on the Company’s website at www.allegion.com or on a current report on Form 8-K. No such waivers were requested or granted in 2013.

We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Management—Compensation of Directors”) and the reimbursement of expenses related to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

DESCRIPTION OF OTHER INDEBTEDNESS

On November 26, 2013, we entered into a credit agreement that provided $1,500.0 million in senior secured financing, consisting of a term loan A facility (the “Term A Facility”), a term loan B facility (the “Term B Facility” and, together with the Term A Facility, the “Term Facilities”) and a revolving credit facility (the “Revolver” and, together with the Term Facilities, the “Senior Secured Credit Facilities”).

Term Loans

The Term Facilities consist of (i) the Term A Facility in an aggregate principal amount of $500.0 million and (ii) the Term B Facility in an aggregate principal amount of $500.0 million (the loans under such Term Facilities, the “Term Loans”). The full amount of the Term Loans was made in a single drawing immediately prior to the consummation of the spin-off, and amounts borrowed under the Term Facilities that are repaid or prepaid may not be reborrowed.

The Term A Facility amortizes in quarterly installments, beginning with the first quarter of 2014, at the following rates per annum: 5% in year one; 5% in year two and 10% in each year thereafter, with the final installment due on September 27, 2018. The Term B Facility amortizes in quarterly installments, beginning with the first quarter of 2014, in an amount equal to 1.00% per annum, with the balance due on September 27, 2020.

Revolver

The Revolver consists of a five-year senior secured revolving credit facility with aggregate commitments in an amount equal to $500.0 million, of which up to $100.0 million is available for the issuance of letters of credit, and including a swingline facility in an amount of up to $50.0 million. The Revolver is comprised of two tranches: a tranche available in U.S. Dollars and a tranche available in U.S. Dollars, Euros, Pounds Sterling and other currencies to be agreed from time to time. Borrowings under the multi-currency tranche are capped at $100.0 million. The Revolver will mature and the commitments thereunder will terminate on September 27, 2018. Amounts repaid under the Revolver may be reborrowed. At March 31, 2014, we did not have any borrowings outstanding under the Revolver and $29.1 million of letters of credit were outstanding under the Revolver, which reduce availability under the Revolver.

Guarantees and Collateral

The indebtedness, obligations and liabilities under the Senior Secured Credit Facilities are unconditionally guaranteed jointly and severally on a senior secured basis by Allegion plc and certain of its current and future restricted subsidiaries, and are secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on substantially all tangible and intangible assets of the borrower and each guarantor (including (i) a perfected pledge of all of the capital stock of Allegion US Holding Company Inc. (the “borrower”) and each direct, wholly-owned material restricted subsidiary held by the borrower or any guarantor (subject to certain limitations with respect to foreign subsidiaries) and (ii) perfected security interests in, and mortgages on, accounts, inventory, equipment, general intangibles, commercial tort claims, investment property, intellectual property, material fee-owned real property, letter-of-credit rights, intercompany notes and proceeds of the foregoing, except for certain excluded assets.

Mandatory Prepayments

The Term Facilities require the following amounts to be applied to prepay the Term Loans, subject to certain thresholds, exceptions and reinvestment rights:

•	100% of the net cash proceeds from the incurrence of indebtedness by Holdings and its restricted subsidiaries (other than permitted debt);

•	100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by Holdings and its restricted subsidiaries (including casualty insurance and condemnation proceeds, but with exceptions for sales of inventory and other ordinary course dispositions, obsolete or worn-out property, property no longer useful in the business and other exceptions);

•	50% of excess cash flow with stepdowns to 25% and 0% based on certain leverage targets.

Mandatory prepayments are allocated ratably between the Term A Facility and the Term B Facility and, within each Term Facility, are applied as directed by the borrower.

Voluntary Prepayments

The borrower may voluntarily prepay outstanding Term Loans in whole or in part at any time without premium or penalty (other than a 1.00% premium payable during the six months following the funding of the Senior Secured Credit Facilities (the “funding date”) on (i) the amount of loans under the Term B Facility prepaid or repaid with the proceeds of, or any conversion of such loans into, any new or replacement tranche of senior secured term loans having a lower effective yield than that then applicable to the loans being prepaid, repaid or converted (subject to certain exceptions) or (ii) the amount of loans under the Term B Facility the terms of which are amended to the same effect), subject to the payment of customary breakage costs in the case of LIBOR rate loans. Optional prepayments of the Term Facilities will be applied to the remaining installments thereof at the direction of the borrower.

Commitments under the Revolver may be reduced in whole or in part at any time without premium or penalty.

Covenants

The Senior Secured Credit Facilities contain certain covenants that, among other things, limit or restrict the ability of Allegion plc and certain of its restricted subsidiaries, including the borrower, to (subject to certain qualifications and exceptions):

•	create liens and encumbrances;

•	incur additional indebtedness;

•	merge, dissolve, liquidate or consolidate;

•	make acquisitions, investments, advances or loans;

•	dispose of or transfer assets;

•	pay dividends or make other payments in respect of their capital stock;

•	amend certain material governance or debt documents;

•	redeem or repurchase capital stock or prepay, redeem or repurchase certain debt;

•	engage in certain transactions with affiliates;

•	enter into certain speculative hedging arrangements; and

•	enter into certain restrictive agreements.

In addition, we are required to comply with (a) a maximum ratio of total consolidated indebtedness (net of unrestricted cash up to $100 million) to consolidated EBITDA and (b) a minimum ratio of consolidated EBITDA to consolidated interest expense (net of interest income).

Interest Rates and Fees

Outstanding borrowings under the Senior Secured Credit Facilities accrue interest, at the option of the borrower, at a per annum rate of (i) a LIBOR rate plus the applicable margin or (ii) a base rate plus the applicable margin. As of March 31, 2014, the company elected to borrow utilizing LIBOR. The applicable margin for borrowings under the Term B Facility is 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR rate borrowings (with an additional step-down based on certain leverage targets), with the LIBOR rate for the Term B Facility subject to a floor of 0.75% per annum. The applicable margin for borrowings under the Revolver and the Term A Facility is subject to a credit facility rating-based pricing grid with the rate applicable to LIBOR rate borrowings ranging from 1.75% to 2.25% and the rate applicable to base rate borrowings ranging from 2.75% to 3.25%. The applicable margin for LIBOR borrowings under the Term A Facility was 2.00% as of March 31, 2014.

During an event of default, overdue principal under the Senior Secured Credit Facilities may bear interest at a rate 2.00% in excess of the otherwise applicable rate of interest.

The borrower is required to pay a commitment fee on the undrawn portion of the Revolver at a rate ranging from 0.25% to 0.35% per annum, depending on the credit facility rating, and a fronting fee at a rate of 0.125% per annum on the average daily amount of letter of credit exposure under the Revolver.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuer and the guarantors of the eligible notes have entered into a registration rights agreement with the initial purchasers of the eligible notes in which they agreed, under certain circumstances, to use their commercially reasonable best efforts to file a registration statement relating to offers to exchange the eligible notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 365 days after the closing date of the issuance of the eligible notes and to complete the exchange offer no later than 30 business days following the effectiveness of the registration statement. The exchange notes will have terms identical in all material respects to the eligible notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The eligible notes were issued on October 4, 2013.

Under the circumstances set forth below, the Issuer and the guarantors will use their commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the eligible notes within the time periods specified in the registration rights agreement and keep the statement continuously effective for a period of two years after the effective date of the shelf registration statement. These circumstances include:

•	if any changes in law or in applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the related registration rights agreement;

•	if the exchange offer is not consummated within 365 days after the date of issuance of the eligible notes;

•	if any initial purchaser so requests with respect to the eligible notes not eligible to be exchanged for the exchange notes and held by it following the consummation of the exchange offer;

•	if any holder is not eligible to participate in the exchange offer;

•	if any holder that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered eligible notes; or

•	if the Issuer so elects to file a shelf registration statement with respect to the resale of the eligible notes.

Under the registration rights agreement, if the Issuer fails to complete the exchange offer (other than in the event we file a shelf registration statement) on or prior to 30 business days after the effectiveness of the registration statement or the shelf registration statement, if required thereby, is not declared effective on or prior to 90 days after the filing of such shelf registration statement (the “target registration date”), the interest rate on the eligible notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the eligible notes cease to constitute transfer restricted notes, up to a maximum of 1.00% per annum of additional interest.

If you wish to exchange your eligible notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for eligible notes, where such eligible notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, (available July 2, 1993), or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the eligible notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for eligible notes, where such eligible notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange in the exchange offer any eligible notes that are validly tendered and not validly withdrawn prior to the expiration date. Eligible notes may only be tendered in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of eligible notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the eligible notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the eligible notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the eligible notes. For a description of the indenture, see “Description of the Exchange Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of eligible notes being tendered for exchange.

As of the date of this prospectus, $300 million aggregate principal amount of the 5.75% Senior Notes due 2021 is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of eligible notes. There will be no fixed record date for determining registered holders of eligible notes entitled to participate in the exchange offer. The Issuer intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Eligible notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ eligible notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the eligible notes under the registration rights agreement.

The Issuer will be deemed to have accepted for exchange properly tendered eligible notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your eligible notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of eligible notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means the end of the day, 12:00 a.m. midnight, New York City time, on                     , 2014. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the eligible notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuer reserve the right, in its sole discretion:

•	to delay accepting for exchange any eligible notes (if we amend or extend the exchange offer);

•	to extend any of the exchange offer or to terminate any of the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the related registration rights agreement, to amend the terms of any of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the eligible notes. If the Issuer amends the exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of eligible notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any eligible notes and it may terminate or amend any of the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, the Issuer will not be obligated to accept for exchange the eligible notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Eligible Notes” and “Plan of Distribution;” or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuer may delay acceptance of any eligible notes by giving oral or written notice of such extension to their holders. The Issuer will return any eligible notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuer expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any eligible notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the eligible notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, the Issuer will not accept for exchange any eligible notes tendered, and will not issue exchange notes in exchange for any such eligible notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Eligible Notes

To tender your eligible notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with The Depository Trust Company’s (“DTC”) Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for eligible notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of eligible notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of eligible notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing eligible notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose eligible notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your eligible notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the eligible notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your eligible notes, either:

•	make appropriate arrangements to register ownership of the eligible notes in your name; or

•	obtain a properly completed bond power from the registered holder of eligible notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the eligible notes surrendered for exchange are tendered:

•	by a registered holder of the eligible notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any eligible notes listed on the eligible notes, such eligible notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the eligible notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing eligible notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the eligible notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering eligible notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, the Issuer will promptly issue exchange notes for eligible notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	eligible notes or a timely book-entry confirmation of such eligible notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering eligible notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for eligible notes must represent that such eligible notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuer will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of eligible notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular eligible notes not properly tendered or to not accept any particular eligible notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular eligible notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of eligible notes for exchange must be cured within such reasonable period of time as we determine. Neither the Issuer, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of eligible notes for exchange, nor will any of them incur any liability for any failure to give notification. Any eligible notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the eligible notes at DTC and, as book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the eligible notes by causing the book-entry transfer facility to transfer those eligible notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of eligible notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of eligible notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered eligible notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of eligible notes who are unable to deliver confirmation of the book-entry tender of their eligible notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their eligible notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your eligible notes but your eligible notes are not immediately available or you cannot deliver your eligible notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of eligible notes, prior to 12:00 a.m. midnight, New York City time, on the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to 12:00 a.m. midnight, New York City time, on the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such eligible notes and the principal amount of eligible notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the eligible notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered eligible notes in proper form for transfer or a book-entry confirmation of transfer of the eligible notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your eligible notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of eligible notes at any time prior to the close of business, 5:00 p.m. New York City time, on the last business day on which the exchange offer remains open.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the eligible notes to be withdrawn;

•	identify the eligible notes to be withdrawn, including the certificate numbers and principal amount of the eligible notes; and

•	where certificates for eligible notes have been transmitted, specify the name in which such eligible notes were registered, if different from that of the withdrawing holder.

If certificates for eligible notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If eligible notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn eligible notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any eligible notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any eligible notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the eligible notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn eligible notes may be retendered by following the procedures described under “-Procedures for Tendering Eligible Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, National Association also acts as trustee under the indenture governing the eligible notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479

By Facsimile Transmission: (eligible institutions only): (612) 667-6282

Telephone Inquiries: (800) 344-5128

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. We may make additional solicitation by facsimile, telephone or in person by our officers and regular employees and our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payment to broker-dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related, reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer, which are estimated in the aggregate to be approximately $239,000. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the eligible notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of eligible notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing eligible notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of eligible notes tendered;

•	tendered eligible notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of eligible notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their eligible notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that eligible notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your eligible notes for exchange notes under the exchange offer, your eligible notes will remain subject to the restrictions on transfer of such eligible notes:

•	as set forth in the legend printed on the eligible notes as a consequence of the issuance of the eligible notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the prospectus distributed in connection with the private offering of the eligible notes.

In general, you may not offer or sell your eligible notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the eligible notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered eligible notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any eligible notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered eligible notes.

DESCRIPTION OF THE EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the term “Issuer” refers only to Allegion US Holding Company Inc. and not to any of its Affiliates, (ii) the term “Parent” refers only to Allegion plc and not to any of its Affiliates and (iii) the terms “we,” “our” and “us” each refer to Parent and its consolidated Subsidiaries.

The Issuer expects to issue up to $300,000,000 aggregate principal amount of its 5.75% Senior Notes due 2021 (the “exchange notes”), under an indenture dated as of October 4, 2013 (the “Indenture”) among the Issuer, Parent, the Guarantors and Wells Fargo Bank, National Association, as Trustee, in exchange for up to $300,000,000 aggregate principal amount of its currently outstanding 5.75% Senior Notes due 2021, issued pursuant to the Indenture (the “outstanding notes”). Both the exchange notes and the outstanding notes are generally referred to herein as the “notes.” The outstanding notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act.

The following description is only a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the notes.

The exchange notes:

•	will be unsecured senior debt obligations of the Issuer;

•	will be pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuer and the Guarantors;

•	will be effectively subordinated to all Secured Indebtedness of the Issuer and the Guarantors (including the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

•	will be senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the exchange notes) of the Issuer and the Guarantors;

•	will be initially guaranteed on a senior unsecured basis by Parent and each Restricted Subsidiary of Parent that incurs or guarantees any Obligations under the Senior Credit Facilities; and

•	will be structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of Subsidiaries of Parent and the Issuer that are not Guarantors.

The Spin-off, together with the reorganization and all other transactions pursuant to, and the performance of all other obligations under, the Spin-Off Documents (as defined herein), constitute “Transactions” for purposes of the Indenture and this Description of the Exchange Notes.

Guarantees

Parent and any Restricted Subsidiary of Parent that incurs or guarantees Obligations under the Senior Credit Facilities or any other series of capital markets debt securities of the Issuer or a Guarantor issued in an aggregate principal amount of $100.0 million or more, will initially jointly and severally guarantee, as primary obligors and not merely as sureties, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the notes, whether for payment of principal of or interest on the notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture. We refer to these Restricted Subsidiaries of Parent that Guarantee the notes as the “Subsidiary Guarantors”. Each of the Guarantees will be a general unsecured obligation of the relevant Guarantor and will rank equal in right of payment to all existing and future Senior Indebtedness of each such Guarantor and will be effectively subordinated to all Secured Indebtedness of each such entity (including each Guarantor’s guarantee of Indebtedness or Obligations under our Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness and will be senior in right of payment to all existing and future Subordinated Indebtedness of each such entity. The notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer and Parent that do not Guarantee the notes.

Not all of Parent’s Subsidiaries will Guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, such non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer, Parent or any other Guarantor. Two Subsidiaries of the Parent and the Issuer, Von Duprin LLC and Schlage Lock Company LLC, will guarantee the exchange notes. For the twelve months ended March 31, 2014, these Subsidiaries represented approximately 60.4% of our total revenues and 164.6% of our net earnings before income taxes, and as of March 31, 2014, these Subsidiaries represented approximately 33.0% of our total assets and 11.9% of our total liabilities, in each case after intercompany eliminations. See “Risk Factors—Risks Related to the Exchange Notes—The exchange notes will be structurally subordinated to the existing and future liabilities of certain of our subsidiaries which are not guaranteeing the exchange notes.”

The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that such Subsidiary Guarantor could guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Notes—Our being subject to certain fraudulent transfer and conveyance statutes may have adverse implications for the holders of the exchange notes.”

Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Any Guarantee by a Subsidiary Guarantor of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(i)	(a) any sale, exchange or transfer (by merger or otherwise) of (I) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (II) all or substantially all of the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture,

(b)	the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the Senior Credit Facilities or capital markets debt securities that resulted in the creation of such Guarantee,

(c)	the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture,

(d)	exercise of the legal defeasance option or covenant defeasance option by the Issuer as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture,

(e)	the merger or consolidation of any Guarantor with and into Parent, the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to Parent, the Issuer or another Guarantor; or

(f)	as described under “—Amendment, Supplement and Waiver”; and

(ii)	such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

Senior Indebtedness versus Notes

The Indebtedness evidenced by the notes and the Guarantees will be unsecured and will rank pari passu in right of payment to all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be. Secured Indebtedness and other secured obligations of the Issuer and the Guarantors (including obligations with respect to the Senior Credit Facilities) will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

As of March 31, 2014, the Issuer’s Senior Indebtedness would have been approximately $1,292.6 million, including $992.6 million of Secured Indebtedness.

In addition, as of March 31, 2014, the Issuer would also have approximately $470.9 million available for borrowing as additional Senior Indebtedness under our revolving facility under the Senior Credit Facilities, which would also be Secured Indebtedness.

Although the Indenture contains limitations on the amount of additional Indebtedness that Parent and the Restricted Subsidiaries, including the Issuer, may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in certain circumstances, such Indebtedness may be Secured Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “Certain Covenants—Liens.”

Liabilities of Subsidiaries versus Notes

Parent and the Issuer do not directly have any operations. All of our operations are conducted through Subsidiaries of Parent and the Issuer. Some of Parent’s Subsidiaries are not Guaranteeing the notes, and, as described above under “Guarantees,” Guarantees may be released under certain circumstances. In addition, Parent’s future Subsidiaries may not be required to Guarantee the notes. Claims of creditors of any non-guarantor Subsidiaries of Parent, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including Holders of the notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

Although the Indenture limits the incurrence of Indebtedness and the issuance of Disqualified Stock and preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant exceptions and qualifications and the Indebtedness incurred and Disqualified Stock and preferred stock issued in compliance with the covenants could be substantial. Moreover, the Indenture does not impose any limitation on the incurrence or issuance by such subsidiaries of liabilities that are not considered Indebtedness or Disqualified Stock or preferred stock under the Indenture. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.”

Principal, Maturity and Interest

The Issuer will issue up to $300.0 million of exchange notes in this exchange offer. The notes will mature on October 1, 2021. The Issuer may issue additional notes from time to time after this offering under the Indenture (“Additional Notes”). Any offering of Additional Notes is subject to the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.” The notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of the Exchange Notes” include any Additional Notes that are actually issued; provided that Additional Notes will not be issued with the same CUSIP, if any, as existing notes unless such Additional Notes are fungible with existing notes for U.S. federal income tax purposes.

Interest on the notes will accrue at the rate of 5.75% per annum and will be payable semi-annually in arrears on April 1 and October 1 to Holders of record on the immediately preceding March 15 and September 15, as the case may be. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Issuer maintained for such purpose as described under “Paying Agent and Registrar for the Notes” or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominees will be made by wire transfer of immediately available funds to The Depository Trust Company. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase notes in the open market, negotiated transactions or otherwise.

Optional Redemption

At any time prior to October 1, 2016, the Issuer may redeem all or a part of the notes, upon written notice as described under the heading “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after October 1, 2016, the Issuer may redeem the notes, in whole or in part, upon notice as described under the heading “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2016	104.31%
2017	102.88%
2018	101.44%
2019 and thereafter	100.00%

In addition, until October 1, 2016, the Issuer may, at its option, upon notice as described under the heading “—Selection and Notice,” on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price equal to 105.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to Parent; provided that at least 65% of the sum of the aggregate principal amount of notes originally issued under the Indenture (including any Additional Notes issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

Any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including, but not limited to, completion of an Equity Offering, other offering or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee prior to the close of business one Business Day prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the notes shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given.

The Issuer and its affiliates may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice

With respect to any partial redemption or repurchase of notes made pursuant to the Indenture, if less than all of the notes are to be redeemed at any given time, selection of such notes for redemption will be made by the Trustee (a) if the notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the notes are listed, (b) on a pro rata basis to the extent practicable or such other method that the Trustee deems fair and appropriate or (c) by lot or such other similar method in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be redeemed or repurchased in part.

Notices of purchase or redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 10 but not more than 60 days before the purchase or redemption date to each Holder of notes at such Holder’s registered address or otherwise in accordance with the procedures of The Depository Trust Company, except that (i) redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture and (ii) notice of special mandatory redemption shall be mailed or sent five Business Days prior to the special mandatory redemption date. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

If any notes are to be purchased or redeemed in part only, the Issuer will issue a new note (or cause to be transferred by book entry) in principal amount equal to the unredeemed portion of the original note in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the redemption date, unless the Issuer defaults in payment of the redemption price, interest shall cease to accrue on notes or portions thereof called for redemption, unless such redemption is conditioned on the happening of a future event and such redemption is delayed or rescinded as a result thereof.

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs after the Distribution Date, unless the Issuer has, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer (as defined below), delivered electronically or mailed a redemption notice with respect to all the outstanding notes as described under “Optional Redemption” or “Satisfaction and Discharge,” the Issuer will make an offer to purchase all of the notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. No later than 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first class mail or overnight mail, with a copy to the Trustee sent in the same manner, to each Holder of notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of The Depository Trust Company, with the following information:

(1)	that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”);

(3)	that any note not properly tendered will remain outstanding and continue to accrue interest;

(4)	that, unless the Issuer defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)	that Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender such notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)	that Holders will be entitled to withdraw their tendered notes and their election to require the Issuer to purchase such notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, electronic transmission (in PDF), facsimile transmission or letter (sent in the same manner provided in the Change of Control Offer) setting forth the name of the Holder of the notes, the principal amount of notes tendered for purchase, and a statement that such Holder is withdrawing its tendered notes and its election to have such notes purchased;

(7)	that if the Issuer is purchasing less than all of the notes, the Holders of the remaining notes will be issued new notes and such new notes will be equal in principal amount to the unpurchased portion of the notes surrendered. The unpurchased portion of the notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8)

if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9)	the other instructions, as determined by us, consistent with the covenant hereunder, that a Holder must follow.

While the notes are in global form and the Issuer makes an offer to purchase all of the notes pursuant to the Change of Control Offer, a Holder shall exercise its option to elect for the purchase of the notes through the facilities of The Depository Trust Company, subject to its rules and regulations.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)	accept for payment all notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3)	deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an Officer’s Certificate stating that all notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities will provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer (or one of its affiliates) becomes a party may provide, that certain change of control events with respect to Parent would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control event that triggers a default under our Senior Credit Facilities, we may seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable. Our ability to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases of the notes.

In the event that we make a Change of Control Payment, the paying agent will promptly mail to each Holder of the notes the Change of Control Payment for such notes, and the Trustee will promptly authenticate a new note (or cause to be transferred by book entry) equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Parent will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Parent and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between Parent and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control after the Distribution Date, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all such notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the applicable Change of Control Payment in respect of the Second Change of Control Payment Date.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Parent to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Parent. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Issuer to make an offer to repurchase the notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control, including the definition of “Change of Control,” may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes outstanding.

Asset Sales

The Indenture provides that Parent will not, and will not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1)	Parent or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)	except in the case of a Permitted Asset Swap, at least 75% of the consideration from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis received by Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a)	any liabilities (as reflected on Parent’s most recent consolidated balance sheet, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Parent’s consolidated balance sheet if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Parent) of Parent, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which Parent and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b)	any securities, notes or other obligations or assets received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale, and

(c)	any Designated Non-cash Consideration received by Parent or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) not to exceed 6.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 365 days after Parent’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (the “Asset Sale Proceeds Application Period”), Parent or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1)	to the extent Parent or such Restricted Subsidiary elects or is required by the terms of any Credit Facility, any Senior Indebtedness of Parent, the Issuer or any Guarantor, or any Indebtedness that would appear as a liability upon a balance sheet of a Restricted Subsidiary that is not a Guarantor, to prepay, repay or purchase any such Indebtedness (in each case other than Indebtedness owed to Parent or a Restricted Subsidiary); provided, however, that in connection with any such prepayment, repayment or purchase of Indebtedness, Parent or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;

(2)	to the extent Parent or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by Parent or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Sale and the date of receipt of such Net Proceeds, provided that Parent and its Restricted Subsidiaries will be deemed to have complied with this clause (2) if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, Parent or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in this clause (2) with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, Parent or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds; or

(3)	any combination of the foregoing.

Within ten Business Days after the date that the balance of any Net Proceeds not invested or applied in the timeframe and as permitted by clauses (1), (2) and (3) above (any such Net Proceeds, whether from one or more Asset Sales, “Excess Proceeds”) exceeds $75.0 million, the Issuer shall make an offer to all Holders of the notes, and, if Parent or any Restricted Subsidiary elects, or is required by the terms of any Senior Indebtedness of Parent or any Guarantor or Indebtedness of any other Restricted Subsidiary (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of notes and such Pari Passu Indebtedness, (with respect to the notes only) in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in the case of the notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. In the event that Parent or a Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, Parent or such Restricted Subsidiary shall cause the related loan commitment to be permanently reduced in an amount equal to the principal amount so prepaid.

The Issuer will commence an Asset Sale Offer for the notes by transmitting electronically or by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes and, if applicable, Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Asset Sale Offer being effected in advance of being required to do so by the Indenture, the amount of Net Proceeds to be applied in such Asset Sale Offer), the Issuer may use any remaining Excess Proceeds (or such amount offered) in any manner not prohibited by the Indenture. If the aggregate principal amount of notes and, if applicable, Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Issuer shall determine the aggregate principal amount of notes to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the notes or such Pari Passu Indebtedness tendered, and the Trustee shall select the notes to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the notes tendered or by lot or such similar method in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by the Indenture, the amount of Net Proceeds to be applied in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, Parent or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes outstanding.

The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Indebtedness to which the Issuer (or one of its Affiliates) becomes a party may prohibit or limit, the Issuer from purchasing any notes pursuant to this Asset Sales covenant. In the event the Issuer is contractually prohibited from purchasing the notes, the Issuer or one of its Affiliates, as the case may be, may seek the consent of its lenders to the purchase of the notes or may attempt to refinance the borrowings that contain such prohibition. If the Issuer or one of its Affiliates, as the case may be, does not obtain such consent or repay such borrowings, the Issuer will remain contractually prohibited from purchasing the notes. In such case, the Issuer’s failure to purchase tendered notes would constitute a Default under the Indenture.

Certain Covenants

Effectiveness of Covenants

Set forth below are summaries of certain covenants contained in the Indenture. During any period of time following the Distribution Date that (i) the notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Parent and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

(1)	“—Limitation on Restricted Payments”;

(2)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(3)	“—Transactions with Affiliates”;

(4)	“—Note Guarantees”;

(5)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(6)	“Repurchase at the Option of Holders—Asset Sales”; and

(7)	clause (4) of the first paragraph of “Merger, Consolidation or Sale of All or Substantially All Assets”

(collectively, the “Suspended Covenants”). Solely for the purpose of determining the amount of Permitted Liens under the covenant described in “—Liens” during any Suspension Period (as defined below) and without limiting Parent’s or any Restricted Subsidiary’s ability to incur Indebtedness during any Suspension Period, to the extent that calculations in the covenant described in “—Liens” refer to the covenant described in “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”, such calculations shall be made as though the covenant described in “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” remains in effect during the Suspension Period. Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds shall be set at zero. In the event that Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or breach of any kind shall be deemed to exist under the Indenture, the notes or the Guarantees with respect to the Suspended Covenants, and none of Parent or any of its Restricted Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during the Suspension Period, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

Parent shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Suspension Date or Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Suspension Date or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate to any Holder of notes upon request.

On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be deemed to have been incurred or issued on the Issue Date, so that it is classified as permitted pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments” and the items specified in subclauses (c)(1) through (c)(4) of the first paragraph of “—Limitation on Restricted Payments” if occurring during the Suspension Period will increase the amount available to be made as Restricted Payments under such paragraph.

No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period. Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of the second paragraph of the covenant described under “—Transactions with Affiliates.” Any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (a) through (c) of the first paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (1) of the second paragraph of such covenant.

There can be no assurance that the notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

Limitation on Restricted Payments

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)	declare or pay any dividend or make any payment or distribution on account of Parent’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A)	dividends or distributions by Parent payable in Equity Interests (other than Disqualified Stock) of Parent, or

(B)	dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Parent or any direct or indirect parent company of Parent, including in connection with any merger or consolidation, in each case held by a person other than Parent or a Restricted Subsidiary;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of Parent or any Restricted Subsidiary, other than

(A)	Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” or

(B)	the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default shall have occurred and be continuing or would occur as a consequence thereof ;

(b)	immediately after giving effect to such transaction on a pro forma basis, Parent could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6), (9), (10) and (15) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(1)	50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Issue Date occurs to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2)	100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Parent, including in connection with any merger or consolidation, since immediately after the Issue Date (other than in connection with the Transactions) from the issue or sale of Equity Interests of Parent, but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of Equity Interests to any employee, director, manager or consultant of Parent, any direct or indirect parent company of Parent and Parent’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph, and, to the extent such net cash proceeds are actually contributed to Parent, Equity Interests of any direct or indirect parent company of Parent (excluding contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (3) of the next succeeding paragraph), provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests (or Indebtedness that has been converted or exchanged for Equity Interests) of Parent sold to a Restricted Subsidiary, Parent or any employee plan of Parent or any Restricted Subsidiary, as the case may be, or (c) Disqualified Stock (or Indebtedness that has been converted or exchanged into Disqualified Stock), plus

(3)	the amount by which Indebtedness of Parent or the Restricted Subsidiaries is reduced on Parent’s consolidated balance sheet upon the conversion or exchange subsequent to the Distribution Date of any Indebtedness of Parent or the Restricted Subsidiaries (other than Indebtedness held by Parent or a Subsidiary of Parent) convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Parent (less the amount of any cash, or the Fair Market Value of any other property, distributed by Parent upon such conversion or exchange); plus

(4)	the aggregate amount equal to the net reduction in Investments resulting from (x) the sale or other disposition (other than to Parent or a Restricted Subsidiary) of Restricted Investments made by Parent and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Parent and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by Parent or its Restricted Subsidiaries, in each case, after the Issue Date, not to exceed in any such case the aggregate amount of Restricted Investments made by Parent or any Restricted Subsidiary after the Issue Date or (y) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to Parent or any Restricted Subsidiary from any Unrestricted Subsidiary, or the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments made by Parent or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date;

provided, however, that the calculation under the preceding clauses (1) through (4) shall not include any amounts attributable to, or arising in connection with, the Transactions.

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of the Indenture;

(2)	(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of Parent or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of Parent, in exchange for, or out of the proceeds of a sale (other than to a Restricted Subsidiary) made within 120 days of, Equity Interests of Parent or any direct or indirect parent company of Parent to the extent contributed to Parent (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)	the prepayment, exchange, redemption, defeasance, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of Parent or a Restricted Subsidiary made in exchange for, or out of the proceeds of a sale made within 120 days of, new Indebtedness of Parent or a Restricted Subsidiary that is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” so long as:

(A)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B)	such new Indebtedness is subordinated to the notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so prepaid, exchanged, redeemed, defeased, repurchased, acquired or retired for value,

(C)	such new Indebtedness has a final scheduled maturity date, or mandatory redemption date, as applicable equal to or later than the final scheduled maturity date, or mandatory redemption date, of the Subordinated Indebtedness being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired, and

(D)	such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4)

a Restricted Payment to pay for the repurchase, retirement, cancellation or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Parent or any direct or indirect parent company of Parent held by any future, present or former employee, director, manager or consultant of Parent, any of its Subsidiaries or any direct or indirect parent company of Parent pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including any principal and interest payable on any notes issued by Parent or any direct or indirect parent company of Parent in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of Parent or any direct or indirect parent company of Parent in connection with the

Transactions; provided, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year (x) $30.0 million, plus (y) $5.0 million multiplied by the number of calendar years that have commenced since the Issue Date; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A)	the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Parent and, to the extent contributed to Parent, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of Parent, in each case to any future, present or former employees, directors, managers or consultants of Parent, any of its Subsidiaries or any direct or indirect parent company of Parent that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

(B)	the cash proceeds of key man life insurance policies received by Parent and the Restricted Subsidiaries after the Issue Date, less

(C)	the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (3); provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this clause (4) in any calendar year);

and provided further that cancellation of Indebtedness owing to Parent or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of Parent (or any permitted transferee thereof), any direct or indirect parent company of Parent or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Parent or any direct or indirect parent company of Parent will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Parent or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” to the extent such dividends are included in the definition of Fixed Charges;

(6)	the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph provided that, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, Parent and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)	Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding (the amount at the time outstanding calculated without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities), not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)	payments made or expected to be made by Parent or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9)	the declaration and payment of dividends on Parent’s common shares after the Distribution Date, not to exceed $100.0 million in any twelve-month period;

(10)	other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $125.0 million;

(11)	distributions or payments of Receivables Fees;

(12)	repurchases of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to acquire Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or portion of the exercise price thereof or withholding taxes payable with respect thereto;

(13)	the repurchase, redemption or other acquisition for value of Equity Interests of Parent deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Parent, or upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities, in each case, permitted under the Indenture;

(14)	the distribution, by dividend or otherwise, of shares of Capital Stock or other securities of, or Indebtedness owed to Parent or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash or Cash Equivalents);

(15)	any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Debt Ratio would be equal to or less than 3.25 to 1.00;

(16)	payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with “—Merger, Consolidation or Sale of All or Substantially All Assets”; and

(17)	any Restricted Payments attributable to, or arising in connection with, (i) the Transactions and (ii) any other transactions pursuant to agreements or arrangements in effect on the Distribution Date on substantially the terms described in the Offering Memorandum or any amendment, modification or supplement thereto or replacement thereof, as long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to Parent and the Restricted Subsidiaries, taken as a whole, than the terms of such agreement or arrangement described in the Offering Memorandum.

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (9), (10), (14) and (15), no Default shall have occurred and be continuing.

As of the Issue Date, all of Parent’s Subsidiaries were Restricted Subsidiaries. Parent will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (7), (10) or (15) of the second paragraph of this covenant, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Parent will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not the Issuer or Guarantors, preferred stock; provided that Parent may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, the Fixed Charge Coverage Ratio of Parent and the Restricted Subsidiaries would be at least 2.00 to 1.00; provided, further, that the amount of Indebtedness, Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under clause (14)(x) of the following paragraph, by Restricted Subsidiaries that are not the Issuer or Guarantors shall not exceed the greater of (x) $100.0 million and (y) 3.75% of Consolidated Total Assets at any one time outstanding.

The foregoing limitations will not apply to:

(1)	Indebtedness incurred pursuant to Credit Facilities by Parent or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness incurred under this clause (1) does not exceed at any one time (x) $1,700.0 million plus (y) an additional amount if, after giving pro forma effect to the incurrence of such additional amount and the application of net proceeds therefrom, the Consolidated Secured Debt Ratio is equal to or less than 2.25 to 1.00 plus (z) in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing; provided, that, for purposes of determining the amount of Indebtedness that may be incurred under clause (1)(y), all Indebtedness incurred under this clause (1) shall be treated as Secured Indebtedness;

(2)	Indebtedness represented by the notes (including any Guarantee thereof, but excluding Indebtedness represented by Additional Notes, if any, or guarantees with respect thereto) and exchange notes issued in respect of such notes and any Guarantee thereof;

(3)	Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

(4)	Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by Parent or any Restricted Subsidiary, to finance the purchase, lease, construction, installation, repair, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, including through the direct purchase of assets or the Capital Stock of any Person owning such assets, and all Refinancing Indebtedness (having the meaning set forth in clause (13) below) incurred to Refinance any Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4), does not exceed the greater of (x) $100.0 million and (y) 5% of Consolidated Total Assets at the time of incurrence; provided that such Indebtedness exists at the date of such purchase, lease, construction, installation, repair, replacement or improvement or is created within 270 days of the completion thereof; provided, further that Capitalized Lease Obligations incurred by Parent or any Restricted Subsidiary pursuant to this clause (4) in connection with a Sale and Lease-Back Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Lease-Back Transaction are used by Parent or such Restricted Subsidiary to permanently repay outstanding Indebtedness of Parent or the Restricted Subsidiaries;

(5)	Indebtedness incurred by Parent or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement or indemnification obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(6)	Indebtedness arising from agreements of Parent or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected as Indebtedness on the balance sheet of Parent or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7)	Indebtedness (i) of Parent to a Restricted Subsidiary or (ii) of a Restricted Subsidiary owing to Parent or another Restricted Subsidiary; provided that if such Indebtedness is owing to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary to which such indebtedness is owed ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(8)	Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the sum (determined as of the end of the most recently ended fiscal quarter for which consolidated financial statements of Parent are available) of (A) 90% of Receivables of all Foreign Subsidiaries plus (B) 75% of Inventory of all Foreign Subsidiaries plus (C) $100.0 million;

(9)	shares of preferred stock of a Restricted Subsidiary issued to Parent or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Parent or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;

(10)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk;

(11)	obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Parent or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(12)	Indebtedness, Disqualified Stock or preferred stock of Parent or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed the greater of (x) $100.0 million and (y) 5% of Consolidated Total Assets at the time of incurrence;

(13)	the incurrence or issuance by Parent or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to Refinance within 90 days following the date of the incurrence or issuance thereof any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (2) and (3) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or preferred stock issued to so Refinance such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided that:

(1)	such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being Refinanced,

(2)	to the extent such Refinancing Indebtedness Refinances (i) Indebtedness subordinated to the notes or any Guarantee of the notes, such Refinancing Indebtedness is subordinated to the notes or such Guarantee at least to the same extent as the Indebtedness being Refinanced or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively,

(3)	such Refinancing Indebtedness shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of Parent that is not the Issuer or a Guarantor that Refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer or a Guarantor; and

(4)	the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or preferred stock being Refinanced except by an amount no greater than accrued and unpaid interest with respect to such Indebtedness, Disqualified Stock or preferred stock and any reasonable fees, premium and expenses relating to such Refinancing;

and provided further that subclause (1) of this clause (13) will not apply to any refunding or refinancing of any Secured Indebtedness outstanding;

(14)	Indebtedness, Disqualified Stock or preferred stock of (x) Parent or a Restricted Subsidiary incurred or issued to finance an acquisition (in aggregate principal amount not to exceed the purchase price of such acquisition) or (y) Persons that are acquired by Parent or any Restricted Subsidiary or merged into or consolidated with Parent or a Restricted Subsidiary in accordance with the terms of the Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to such acquisition, merger or consolidation, either:

(1)	Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant,

(2)	the Fixed Charge Coverage Ratio of Parent and the Restricted Subsidiaries is equal to or greater than (i) immediately prior to such acquisition, merger or consolidation or (ii) as of the Distribution Date; or

(3)	the Consolidated Total Debt Ratio of Parent and the Restricted Subsidiaries is equal to or less than (i) immediately prior to such acquisition, merger or consolidation or (ii) as of the Distribution Date;

(15)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16)	Indebtedness of Parent or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17)	(1) any guarantee by Parent or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as, in the case of a guarantee by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee, or

(2) any guarantee by a Restricted Subsidiary of Indebtedness of Parent, provided that such guarantee is incurred in accordance with the covenant described below under “—Note Guarantees”;

(18)	Indebtedness of Parent or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(19)	Indebtedness of Parent or any of its Restricted Subsidiaries undertaken in connection with Cash Management Services and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(20)	Indebtedness issued by Parent or any of its Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Parent or any direct or indirect parent company of Parent to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments;” and

(21)	Indebtedness of Parent or any of its Restricted Subsidiaries representing deferred compensation to officers, directors, managers and employees thereof incurred in the ordinary course of business.

For purposes of determining compliance with this covenant:

(a)	in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent, in its sole discretion, may divide, classify or later reclassify (based on circumstances existing on the date of such reclassification) such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Distribution Date after giving effect to the Transactions will be treated as incurred on the Distribution Date under clause (1) of the preceding paragraph; provided further that Parent shall not be permitted to reclassify all or any portion of any Secured Indebtedness unless the Lien is also permitted to be incurred, and is incurred, with respect to such Secured Indebtedness as so reclassified; and

(b)	at the time of incurrence, Parent will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraph above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (12) above shall be permitted to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, accrued and unpaid interest, fees and expenses in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in another currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing.

The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

Parent will not, and will not permit the Issuer or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee on any asset or property of Parent, the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the notes (or the related Guarantee in the case of Liens of a Guarantor) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured.

Any Lien created for the benefit of the Holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon (i) the release and discharge of the Lien that gave rise to the obligation to secure the notes (the “Initial Lien”) or (ii) any sale, exchange or transfer to any Person not an Affiliate of Parent of the property or assets secured by the Initial Lien, or of all of the Capital Stock held by Parent or any Restricted Subsidiary in, or all or substantially all the assets of, any Guarantor creating such Initial Lien.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer will not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)	the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Issuer”);

(2)	the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the notes pursuant to supplemental indentures or other documents or instruments in form and substance reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

(A)	Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” or

(B)	the Fixed Charge Coverage Ratio for Parent and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for Parent and the Restricted Subsidiaries immediately prior to such transaction;

(5)	each Guarantor, unless it is the other party to the transactions described above shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and an Opinion of Counsel stating that the Indenture constitutes the legal, valid and binding obligation of the Issuer or Successor Issuer, as applicable.

Parent will not consolidate or merge with or into or wind up into (whether or not Parent is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)	Parent is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia or Bermuda or any Member State of the European Union (such Person, as the case may be, being herein called the “Successor Parent”);

(2)	the Successor Parent, if other than Parent, expressly assumes all the obligations of Parent under the Indenture pursuant to supplemental indentures or other documents or instruments in form and substance reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

(A)	the Successor Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” or

(B)	the Fixed Charge Coverage Ratio for the Successor Parent and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for Parent and the Restricted Subsidiaries immediately prior to such transaction;

(5)	each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(6)	Parent shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and an Opinion of Counsel stating that the Indenture and Guarantee, as applicable, constitute legal, valid and binding obligations of the Parent or Successor Parent, as applicable.

The Successor Issuer or Successor Parent, as the case may be, will succeed to, and be substituted for, the Issuer or Parent, respectively, under the Indenture and the notes and the Issuer or Parent will automatically be released and discharged from its obligations under the Indenture and the notes.

Notwithstanding the foregoing clauses (3) and (4) of the first two paragraphs of this covenant,

(a)	any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any Guarantor; and

(b)	the Issuer or Parent may consolidate or merge with or into or transfer all or substantially all its properties and assets to an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer or Parent in another jurisdiction within the laws of the United States, any state thereof or the District of Columbia or, in the case of Parent, the United States, any state thereof, the District of Columbia, Bermuda or any Member State of the European Union or changing its legal structure to a corporation or other entity.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and Parent will not permit any such Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(A)(1)	such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia or Bermuda or any Member State of the European Union (such Person, as the case may be, being herein called the “Successor Person”);

(2)	the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form and substance reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists; and

(4)	Parent shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and an Opinion of Counsel stating that the Indenture and Guarantees, as applicable, constitute legal, valid and binding obligations of the applicable Subsidiary Guarantor, subject to customary exceptions; or

(B)	the transaction is an Asset Sale that is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s Guarantee and such Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indenture and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Subsidiary Guarantor under the laws of the United States, any state thereof or the District of Columbia so long as the amount of Indebtedness of Parent and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of a jurisdiction in the United States.

Transactions with Affiliates

Parent will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(a)	such Affiliate Transaction is on terms that are not materially less favorable to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(b)	the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the board of directors of Parent approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)	(a) transactions between or among Parent or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger or consolidation of Parent or any direct or indirect parent of Parent; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Parent and such merger or consolidation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3)	the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of Parent, any direct or indirect parent company of Parent or any Restricted Subsidiary;

(4)	transactions in which Parent or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to Parent or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5)	transactions pursuant to agreements or arrangements in effect on the Issue Date or, on substantially the terms described in the Offering Memorandum, the Distribution Date or pursuant to the Spin-Off Documents (including the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions) or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to Parent, the Issuer and the Restricted Subsidiaries, taken as a whole, than the agreement or arrangement in existence on the Issue Date or pursuant to the Spin-Off Documents;

(6)	the existence of, or the performance by Parent or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date or the Distribution Date (on substantially the terms described in the Offering Memorandum) and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by Parent or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date or the Distribution Date, as applicable, shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect when taken as a whole;

(7)	any transaction in the ordinary course of business and otherwise in compliance with the terms of the Indenture that is fair to Parent and the Restricted Subsidiaries, in the reasonable determination of the board of directors of Parent or the senior management thereof, or is on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(8)	the issuance or transfer of Equity Interests (other than Disqualified Stock) of Parent and the granting and performance of customary registration rights;

(9)	sales of accounts receivable, or participations therein or other transactions, in connection with any Receivables Facility;

(10)	payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, directors, managers or consultants of Parent, any direct or indirect parent company of

Parent or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, manager or consultants which, in each case, are approved by Parent in good faith;

(11)	payments to any future, current or former employee, director, manager, officer, manager or consultant of Parent, any of its Subsidiaries or any direct or indirect parent company of Parent pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment and severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by Parent in good faith;

(12)	any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because Parent or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(13)	any lease entered into between Parent or any Restricted Subsidiary, as lessee, and any Affiliate of Parent, as lessor, in the ordinary course of business;

(14)	intellectual property licenses in the ordinary course of business;

(15)	transactions between Parent or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of such Person is also a director of Parent or any other direct or indirect parent of Parent; provided, however, that such director abstains from voting as a director of Parent or such direct or indirect parent of Parent, as the case may be, on any matter involving such other Person;

(16)	pledges of Equity Interests of Unrestricted Subsidiaries; and

(17)	transactions with joint ventures entered into in the ordinary course of business, or approved by a majority of the board of directors of Parent.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)	(1) pay dividends or make any other distributions to Parent or any Restricted Subsidiary on its Capital Stock; or

(2) pay any Indebtedness owed to Parent or any Restricted Subsidiary;

(b)	make loans or advances to Parent or any Restricted Subsidiary; or

(c)	sell, lease or transfer any of its properties or assets to Parent or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on (i) the Issue Date or (ii) the Distribution Date, if on substantially the terms described in the Offering Memorandum, including those arising under the Senior Credit Facilities, the Indenture, the notes and the Guarantees;

(2)	purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(3)	applicable law or any applicable rule, regulation or order;

(4)	any agreement or other instrument of a Person acquired by or merged or consolidated with or into Parent or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(5)	contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Parent pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(6)	Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(9)	customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(10)	customary provisions contained in agreements and instruments, including but not limited to leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(11)	that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of Parent or any Restricted Subsidiary in any manner material to Parent or such Restricted Subsidiary;

(12)	Hedging Obligations;

(13)	restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Parent, are necessary or advisable to effect such Receivables Facility; and

(14)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant: (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Parent or a Restricted Subsidiary to other Indebtedness incurred by Parent or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Note Guarantees

Parent will not permit any of its Restricted Subsidiaries, other than a Guarantor or a special purpose Restricted Subsidiary formed in connection with a Receivables Facility, to guarantee the payment of (i) the Senior Credit Facilities or (ii) any other capital markets debt securities of the Issuer or a Guarantor in an aggregate principal amount that exceeds $100.0 million (other than Indebtedness payable to Parent or a Restricted Subsidiary) unless:

(a) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture substantially in the form provided as an exhibit to the Indenture providing for a Guarantee by such Restricted Subsidiary; provided that, if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Guarantor’s Guarantee of the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes; and

(b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and Other Information

The Indenture provides that, notwithstanding that Parent may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, Parent will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the notes are outstanding, the annual reports, information, documents and other reports that Parent is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if Parent were so subject.

Notwithstanding the foregoing, Parent will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as Parent provides such information to the Trustee and the Holders by the date Parent would be required to file such information pursuant to the preceding paragraph. The requirements set forth in this paragraph and the preceding paragraph may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by Parent or a third party) to which access will be given to Holders.

Prior to the Distribution Date, Parent will be deemed to be in compliance with such reporting requirements by virtue of the filing of the Form 10 containing all the information, audit reports and exhibits required for such report.

Events of Default and Remedies

The following events constitute Events of Default under the Indenture with respect to the notes:

(1)	default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes issued under the Indenture;

(2)	default for 30 days or more in the payment when due of interest on or with respect to the notes issued under the Indenture;

(3)	the failure to perform or comply with any of the provisions described under “Merger, Consolidation and Sales of All or Substantially All Assets”;

(4)	failure by Parent or any Restricted Subsidiary for 60 days after the receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the Indenture or the notes;

(5)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Parent or any Restricted Subsidiary or the payment of which is guaranteed by Parent or any Restricted Subsidiary, other than Indebtedness owed to Parent or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the notes, if both:

(A)	such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, and

(B)	the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75.0 million or more at any one time outstanding;

(6)	failure by Parent or any Significant Subsidiary to pay final judgments aggregating in excess of $75.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)	certain events of bankruptcy or insolvency with respect to Parent, the Issuer or any Significant Subsidiary;

(8)	the Guarantee of any Guarantor that is a Significant Subsidiary shall for any reason cease to be in full force (except as contemplated by the terms thereof or by the Indenture) and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with the Indenture;

(9)	the failure by Parent to comply with, or the breach of, any material provision of the Escrow Agreement on or prior to the Distribution Date; or

(10)	the failure by Parent to own, directly or indirectly, 100% of the Voting Stock of the Issuer.

If any Event of Default (other than of a type specified in clause (7) above with respect to the Issuer or Parent or clause (10) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes issued under the Indenture to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section with respect to the Issuer or Parent or clause (10) above, all outstanding notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture (except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction and all amounts owing to the Trustee have been repaid. In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(x)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(y)	the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z)	if the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity satisfactory to it against any loss, liability or expense; and

(5)	Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within ten Business Days, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Managers, Officers, Employees and Stockholders

No director, manager, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture and the notes will terminate (other than certain obligations) and will be released upon payment in full of all of the notes issued under the Indenture. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes issued under the Indenture and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee of the notes (“Legal Defeasance”) and cure all then existing Events of Default except for

(1)	the rights of Holders of notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)	the Issuer’s obligations with respect to notes issued under the Indenture concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes issued under the Indenture:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash (in U.S. dollars), Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, and interest due on the notes issued under the Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the notes and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)	the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B)	since the issuance of the notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal

Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) with respect to the notes shall have occurred and be continuing on the date of such deposit;

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to the notes issued thereunder, when either:

(a)	all notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)	(1)

all notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders of the notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)

no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(3)	the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	the Issuer has delivered irrevocable written instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The Indenture requires a Holder, among other things, to furnish appropriate endorsements and transfer documents to the Issuer, Registrar and the Trustee, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered Holder of a note will be treated as the owner of the note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the notes issued thereunder and any related Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding and issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, other than notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

The Indenture provides that, without the consent of each Holder of notes affected thereby, an amendment or waiver may not, with respect to any notes issued under the Indenture and held by a non-consenting Holder:

(1)	reduce the principal amount of the notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any such note or reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under “—Optional Redemption”;

(3)	reduce the rate of or change the time for payment of interest on any such note;

(4)	waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes issued under the Indenture, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any guarantee which cannot be amended or modified without the consent of all Holders of the notes;

(5)	make any such note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the notes to receive payments of principal of or premium, if any, or interest on the notes;

(7)	make any change in these amendment and waiver provisions;

(8)	impair the right of any Holder of the notes to receive payment of principal of, or interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes; or

(9)	make any change to or modify the ranking of any such note or related Guarantee that would adversely affect the Holders of the notes.

Notwithstanding the foregoing, without the consent of any Holder of the notes, the Issuer, Parent, any Guarantor (with respect to any amendment relating to its Guarantee) and the Trustee may amend or supplement the Indenture, the notes and any related Guarantee:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)	to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders;

(5)	to make any change that would provide any additional rights or benefits to the Holders of notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6)	to secure the notes or add covenants for the benefit of the Holders of notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(8)	to provide for the issuance of Additional Notes in accordance with the Indenture;

(9)	to add a Guarantor or a parent guarantor under the Indenture provided that only the Issuer, Parent, the Trustee and the Guarantor or parent guarantor being added need to sign any such supplement or amendment;

(10)	to conform the text of the Indenture, Guarantees or the notes to any provision of this “Description of the Notes”; or

(11)	to amend the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the notes; provided that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Neither Parent nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made; notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing; notices sent by overnight delivery service will be deemed given when delivered; and notices given electronically will be deemed given when sent. Any notices required to be given to the holders of notes represented by global notes will be given to The Depository Trust Company.

Concerning the Trustee

The Indenture will contain certain limitations in the Trust Indenture Act on the rights of the Trustee, should it become a creditor of the Issuer or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuer, Parent and Guarantors; however, if it acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use the degree of care of a prudent person would use in the conduct of his own affairs under the circumstances. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the notes in the continental United States. The initial Paying Agent will be the Trustee.

The Issuer will also maintain one or more registrars (each, a “Registrar”) with offices in the continental United States. The Issuer will also maintain a transfer agent in the continental United States. The initial Registrar will be the Trustee. The initial transfer agent will be the Trustee. The Registrar and the transfer agent will maintain a register reflecting ownership of any notes in certificated, non-global form outstanding from time to time and will make payments on and facilitate transfer of such notes in certificated, non-global form on the behalf of the Issuer.

The Issuer may change the Paying Agents, the Registrars or the transfer agents without prior notice to the Holders.

Governing Law; Jury Trial Waiver

The Indenture, the notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Indenture provides that the Issuer, the Guarantors and the Trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or any transaction contemplated thereby.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person. Such Indebtedness will be deemed to have been incurred at the time such other Person is merged with or into or became a Restricted Subsidiary.

“Additional Assets” means (i) any property or assets (other than current assets (as determined in accordance with GAAP), Indebtedness and Capital Stock) to be used by Parent or a Restricted Subsidiary in a Similar Business; (ii) the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Parent or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of such note; and

(2)	the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”) of such note at October 1, 2016, plus (ii) all required interest payments due on such note (excluding accrued but unpaid interest to the Redemption Date) through October 1, 2016, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Measurement Period” means the most recently ended four fiscal quarters immediately preceding the applicable date of determination for which internal financial statements are available.

“Asset Sale” means

(1)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Parent or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2)	the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”), whether in a single transaction or a series of related transactions, in each case, other than:

(a)	any disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged, unnecessary, unsuitable or worn out equipment or immaterial assets or goods (or other assets) held for sale or no longer used in the ordinary course of business or (iii) inventory or other assets in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Issuer or Parent in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture for which a Change of Control Offer is made;

(c)	the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d)	any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $75.0 million;

(e)	any disposition of property or assets or issuance of securities to Parent, the Issuer or a Restricted Subsidiary;

(f)	any exchange of like property under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, or any exchange of equipment to be used in a Similar Business;

(g)	the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h)	any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	foreclosures, condemnation, eminent domain or any similar action on assets;

(j)	sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(k)	any financing transaction with respect to property built or acquired by Parent or any Restricted Subsidiary after the Issue Date, including Sale and Lease Back Transactions;

(l)	any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(m)	the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(n)	the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(o)	the unwinding of any Hedging Obligations;

(p)	sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q)	the lapse or abandonment of intellectual property rights in the ordinary course of business;

(r)	the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(s)	a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Parent or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition; and

(t)	any other disposition pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“board of directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “board of directors” means the board of directors of Parent.

“Board Resolution” means with respect to Parent, a duly adopted resolution of the board of directors of Parent or any committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock,

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)	United States dollars,

(2)	Canadian dollars,

(3)	(a) euro, pounds sterling or any national currency of any participating member state in the European Union or,

(b)	local currencies held from time to time in the ordinary course of business,

(4)	securities issued or directly and fully and unconditionally guaranteed or insured by (a) the United States government or any agency or instrumentality thereof, (b) any country that is a member state of the European Union or any agency or instrumentality thereof or (c) any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government,

(5)	certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, overnight bank deposits and money market deposits (or, with respect to foreign banks, similar instruments), in each case with (i) any lender under the Senior Credit Facilities or (ii) any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6)	repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7)	commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof,

(8)	marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(9)	investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) through (12) below,

(10)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,

(11)	Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition,

(12)	Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s, and

(13)	in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates for cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“ Change of Control” means the occurrence of any of the following after the Distribution Date, in each case excluding any of the Transactions:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than to Parent or one of its Subsidiaries;

(2)	the consummation of any transaction (including any merger or consolidation or purchase of Capital Stock) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent, or other Voting Stock into which the Voting Stock of Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)	the first day on which the majority of the members of the board of directors of Parent cease to be Continuing Directors;

(4)	Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(5)	the adoption of a plan relating to the liquidation or dissolution of Parent; or

(6)	the failure of Parent to own, directly or indirectly, 100% of the Voting Stock of the Issuer.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization or write-off of financing costs and expenses and capitalized expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Indebtedness or derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (1) any one-time cash costs associated with breakage in respect interest rate Hedging Obligations with respect to Indebtedness, (2) penalties and interest relating to taxes, (3) accretion or accrual of discounted liabilities not constituting Indebtedness, (4) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (5) amortization or “write-off” of financing costs and expenses, (6) any expensing of bridge, commitment and other financing fees and (7) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(b)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss), of such Person and its Restricted Subsidiaries for such period, on a consolidated basis and otherwise determined in accordance with GAAP and before any reduction in respect of preferred stock dividends on preferred stock issued by such Person (but not its Subsidiaries); provided that, without duplication,

(1)	any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, start-up, transition, integration and other restructuring and business optimization costs, charges, reserves or expenses (including related to acquisitions after the Issue Date and to the start-up, closure or consolidation of facilities), new product introductions, and one- time compensation charges shall be excluded,

(2)	the net income (loss) for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(3)	any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4)	any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5)	the net income (loss) for such period of any Person that is not a Restricted Subsidiary shall be excluded; provided that Consolidated Net Income of Parent shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)	solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to Parent or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(7)	effects of adjustments in any line item in such Person’s consolidated financial statements in accordance with GAAP resulting from the application of purchase accounting, including in relation to the Transactions, or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)	(i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (ii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133) and its related pronouncements and interpretations (or any successor provision) and (iii) any non-cash expense, income or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP, shall be excluded,

(9)	any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10)	(i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(11)	any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)	accruals and reserves, contingent liabilities and any gains or losses on the settlement of any pre-existing contractual or non- contractual relationships that are established or adjusted within twelve months after the Distribution Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded, and

(13)	to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Parent and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Parent and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Parent or any Restricted Subsidiary, and any dividends, distributions, interest payments, return of capital, repayments or other transfers of assets to Parent or any Restricted Subsidiary from any Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Secured Indebtedness minus unrestricted cash and Cash Equivalents of Parent and the Restricted Subsidiaries (such unrestricted cash and Cash Equivalents not to exceed $100.0 million), in each case, as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the applicable date of determination to (2) EBITDA of Parent for the Applicable Measurement Period, with such pro forma adjustments to Consolidated Total Secured Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio;” provided that, for purposes of the calculation of the Consolidated Secured Debt Ratio, in connection with (x) the incurrence of any Indebtedness pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness and Issuance of Disqualified Stock” or (y) the incurrence of any Lien pursuant to clause (20) of the definition of “Permitted Liens,” the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be incurred or secured by such Lien, as the case may be, as being incurred as of the applicable date of determination and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time.

“Consolidated Total Assets” means the total assets of Parent and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of Parent.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness minus unrestricted cash and Cash Equivalents of Parent and its Restricted Subsidiaries (such unrestricted cash and Cash Equivalents not to exceed $100.0 million), in each case, as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date of determination to (2) EBITDA of Parent for the Applicable Measurement Period, with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Parent and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding Hedging Obligations) and (2) the aggregate amount of all outstanding Disqualified Stock of Parent and the Restricted Subsidiaries and (without double-counting) all preferred stock of Restricted Subsidiaries that are not the Issuer or Guarantors, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the maximum price, if any, at which such Disqualified Stock or preferred stock may be required to be redeemed or repurchased by the issuer thereof in accordance with its terms.

“Consolidated Total Secured Indebtedness” means, as at any date of determination, the amount of Consolidated Total Indebtedness that is Secured Indebtedness as of such date.

“Continuing Director” means, as of any date of determination, any member of the board of directors of Parent who: (1) was a member of such board of directors on the Distribution Date; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Credit Facilities” means, with respect to Parent or any Restricted Subsidiary, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control, asset sale or casualty or condemnation event, pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable at the option of the holder thereof, other than as a result of a change of control, asset sale or casualty or condemnation event, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (without duplication) by:

(a)	provision for taxes based on income or profits or capital gains, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations deducted (and not added back) in computing Consolidated Net Income, plus

(b)	Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a)(2) through (a)(7) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, plus

(d)	any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering or other capital markets transaction, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses, charges or losses related to (i) the Transactions and any transactions pursuant to the Spin-Off Documents, (ii) the offering of the notes and the Senior Credit Facilities and (iii) any amendment or other modification of the Spin-Off Documents, the notes, the Senior Credit Facilities or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(e)	any other non-cash charges, including any write-offs, write-downs, expenses, losses or items, to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(f)	the amount of any minority interest expense deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(g)

the amount of net cost savings, operating expense reductions and synergies projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable and (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action, plus

(h)	litigation costs and expenses for non-ordinary course litigation.

“Employee Matters Agreement” means the Employee Matters Agreement between Ingersoll Rand and Parent, to be dated on or prior to the Distribution Date.

“Escrow Agent” means Wells Fargo Bank, National Association, until a successor replaces it and, thereafter, means the successor.

“Escrow Agreement” means the agreement dated the Issue Date by and among the Issuer, the Escrow Agent and the Trustee.

“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common equity or preferred stock of Parent or any direct or indirect parent company of Parent (excluding Disqualified Stock), other than

(1)	public offerings with respect to Parent’s or any of its direct or indirect parent company’s common equity registered on Form S-8; and

(2)	issuances to any Subsidiary of Parent or any employee benefit plan of Parent.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indebtedness” means Indebtedness of Parent or any Restricted Subsidiary in existence on the Issue Date or incurred pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum, plus interest accruing (or the accretion of discount) thereon.

“Fair Market Value” means, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the board of directors of Parent, whose determination will be conclusive for all purposes under the Indenture and the notes.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any applicable date of determination, the ratio of (1) EBITDA of such Person for the Applicable Measurement Period to (2) the Fixed Charges of such Person for such Applicable Measurement Period. In the event that Parent or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the applicable date of determination, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period; provided, however, that, for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the incurrence of any Indebtedness pursuant to the first paragraph under “—Certain Covenants—Limitation on Indebtedness and Issuance of Disqualified Stock,” the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be incurred, as being incurred as of the applicable date of determination and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Parent or any Restricted Subsidiary during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the applicable date of determination shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated Fixed Charges and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Applicable Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, without duplication, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized (subject to compliance with the proviso to clause (g) of the definition of “EBITDA”)). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the applicable date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under any revolving credit facility computed on a pro forma basis shall be computed based upon (A) the average daily balance of such Indebtedness during the applicable period or (B) if such facility was created after the end of the applicable period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of determination; or, if lower, the maximum commitments under such revolving credit facility as of the applicable date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)	Consolidated Interest Expense of such Person for such period, and

(b)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of Parent held by Persons other than Parent or a Restricted Subsidiary made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Form 10” means the registration statement on Form 10, originally filed by Parent with the SEC on June 17, 2013, as amended.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles as in effect on the date of such election in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts as of such date (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided further, any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give written notice of any such election made in accordance with this definition to the Trustee and the holders of notes. Notwithstanding anything to the contrary in the Indenture, solely making the IFRS election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States, a member state of the European Union or any agency or instrumentality thereof, and the payment for which such government pledges its full faith and credit, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means Parent and each Restricted Subsidiary that guarantees the notes under the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means a registered holder of the notes.

“Indebtedness” means, with respect to any Person,

(1)	any indebtedness (including principal and premium) of such Person, whether or not contingent,

(a)	in respect of borrowed money,

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c)	representing the balance, deferred and unpaid, of the purchase price of any property, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until such obligation, after 60 days of becoming due and payable, has not been paid and is reflected as a liability on the balance sheet of such Person in accordance with GAAP,

(d)	representing Capitalized Lease Obligations, or

(e)	representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(2)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(3)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any assets owned by such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such assets at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Issuer, not an Affiliate of Parent and qualified to perform the task for which it has been engaged.

“Ingersoll Rand” means Ingersoll-Rand public limited company and, unless the context otherwise requires, its consolidated Subsidiaries, other than, for all periods following the Spin-off, Parent and its Subsidiaries.

“Initial Purchasers” means Goldman, Sachs & Co., JP Morgan Securities LLC and the other initial purchasers named in the Offering Memorandum.

“Intellectual Property License Agreement” means the Intellectual Property License Agreement between Ingersoll Rand or one of its Affiliates and Parent, to be dated on or prior to the Distribution Date.

“Inventory” means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means

(1)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)	debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Parent and its Subsidiaries,

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4)	corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Parent in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments,”

(1)	“Investments” shall include the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x)	Parent’s “Investment” in such Subsidiary at the time of such redesignation less

(y)	the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Parent or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means October 4, 2013.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds and Fair Market Value of any Cash Equivalents received by Parent or a Restricted Subsidiary in respect of any Asset Sale (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), net of (i) the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, brokerage and sales commissions, any relocation expenses and other fees and expenses incurred as a result thereof, taxes paid or payable as a result thereof (including in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Restricted Subsidiary required (other than pursuant to the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction, (iii) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than Parent or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale and (v) any liabilities associated with the asset disposed of in such transaction and retained by Parent or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post- employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the confidential offering memorandum dated September 27, 2013, pursuant to which the initial notes were offered to potential purchasers.

“Officer”, with respect to Parent, the Issuer or any other obligor upon the notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or any other individual designated as an “Officer” for the purposes of the Indenture by the board of directors of Parent.

“Officer’s Certificate” means, with respect to Parent, the Issuer or any other obligor upon the notes, a certificate signed by one Officer of such Person and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel (which may be subject to customary assumptions, exclusions, limitations and exceptions). The counsel may be an employee of or counsel to Parent or the Issuer or other counsel reasonably acceptable to the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Parent or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the “Asset Sales” covenant.

“Permitted Investments” means:

(a)	any Investment in Parent or any Restricted Subsidiary;

(b)	any Investment in cash, Cash Equivalents or Investment Grade Securities;

(c)	any Investment by Parent or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment

(1)	such Person becomes a Restricted Subsidiary or

(2)	such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d)	any Investment in securities or other assets received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e)	any Investment existing on the Issue Date and any Investment made pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum;

(f)	any Investment acquired by Parent or any Restricted Subsidiary:

(1)	(i) in exchange for any other Investment or accounts receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) in settlement of delinquent accounts and disputes with customers and suppliers in the ordinary course of business, or

(2)	as a result of a foreclosure by Parent or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g)	Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(h)	any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (h) is made in any Person that is not a Restricted Subsidiary of Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (h) for so long as such Person continues to be a Restricted Subsidiary;

(i)	Investments the payment for which consists of Equity Interests of Parent (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(j)	(i) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and (ii) guarantees of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(k)	any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (4), (7) and (12) of such paragraph);

(l)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment, or other similar assets in the ordinary course of business, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(m)

additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $100.0 million and (y) 5% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (m) is made in any Person that is not a Restricted Subsidiary of

Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (m) for so long as such Person continues to be a Restricted Subsidiary;

(n)	Investments relating to any Receivables Subsidiary that, in the good faith determination of the board of directors of the Issuer, are necessary or advisable to effect such Receivables Facility or any repurchases in connection therewith;

(o)	advances to, or guarantees of Indebtedness of, employees in the aggregate not to exceed at any one time outstanding the greater of (x) $10 million and (y) 0.5% of Consolidated Total Assets at the time of such advance or guarantee;

(p)	loans and advances to officers, directors, managers and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of Parent;

(q)	advances, loans or extensions of trade credit in the ordinary course of business by Parent or any of the Restricted Subsidiaries;

(r)	intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of Parent and its Subsidiaries;

(s)	Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by Parent and its Restricted Subsidiaries in connection with such plans;

(t)	Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with Parent or any Restricted Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(u)	Investments resulting from pledges or deposits described in clause (1) of the definition of the term “Permitted Liens”;

(v)	Investments that result solely from the receipt by Parent or any Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities; and

(w)	Investments if, on a pro forma basis after giving effect thereto including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), the Consolidated Total Debt Ratio is less than 2.75 to 1.00.

“Permitted Liens” means, with respect to any Person:

(1)

pledges, deposits or security by such Person (i) under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or indemnification obligations of insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including those to secure health, safety and environmental obligations) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of such Person in the ordinary course of business supporting obligations of such type, in each case incurred in the ordinary course of business;

(2)	Liens imposed by law or regulation, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, contractors’, landlords’, architects’ and other similar Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4)	Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)	Survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Indebtedness incurred pursuant to clause (1), (2), (4), (8), (10), (12), (15), (18) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided, however, that, in the case of (a) clause (4), such Lien may not extend to any assets other than the assets acquired with the Indebtedness incurred pursuant to clause (4), and (b) clause (8), such Lien may not extend to any assets other than assets owned by the Foreign Subsidiary incurring such Indebtedness;

(7)	Liens existing on the Issue Date or under the Spin-Off Documents (other than Liens incurred or to be incurred under the Senior Credit Facilities);

(8)	Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by Parent or any Guarantor (other than after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property and (c) the proceeds and products thereof);

(9)	Liens on property at the time Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Parent or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further that the Liens may not extend to any other property owned by Parent or any Restricted Subsidiary;

(10)	Liens securing Indebtedness or other obligations of Parent or a Restricted Subsidiary owing to Parent or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(11)	Liens securing Hedging Obligations and Cash Management Services incurred in compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases, subleases, licenses or sublicenses (including of intellectual property) to or from third parties granted in the ordinary course of business;

(14)	Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by Parent or any Restricted Subsidiary in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Guarantor;

(16)	Liens on equipment of Parent or any Restricted Subsidiary granted in the ordinary course of business to Parent’s or such Restricted Subsidiaries’ client at which such equipment is located;

(17)	Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6) (solely with respect to Liens securing Indebtedness incurred pursuant to clauses (2) or (4) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”), (7), (8), (9), (10), (11), (18) and (20) of this definition of “Permitted Liens”; provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property and after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property and (c) the proceeds and products thereof), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6) (solely with respect to Liens securing Indebtedness incurred pursuant to clauses (2) or (4) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”), (7), (8), (9), (10), (11), (18) and (20) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(19)	deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20)	Liens to secure Indebtedness incurred pursuant to the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that (x) no Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness or after giving effect thereto and (y) the Consolidated Secured Debt Ratio, calculated on a pro forma basis after giving effect to the incurrence of such Lien, the related Indebtedness and the application of net proceeds therefrom, would be no greater than 2.50 to 1.00;

(21)	other Liens securing obligations incurred in the ordinary course of business which obligations at any one time outstanding do not exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of incurrence;

(22)	Liens arising out of judgments, decrees, orders or awards in respect of which Parent or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(23)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(25)	Liens deemed to exist in connection with repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)	Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(28)	Liens solely on any cash earnest money deposits made by Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(29)	the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Parent or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30)	restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31)	security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(32)	zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(33)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent or any Restricted Subsidiary in the ordinary course of business;

(34)	any Lien granted pursuant to a security agreement between Parent or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by Parent or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to Parent or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(36)	in the case of (A) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(37)	Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(38)	Liens on and security interests in the account holding the Escrowed Funds and all deposits and investment property therein in favor of the Trustee, for its benefit and the benefit of the Holders;

(39)	Sale and Lease-Back Transactions (i) to the extent the proceeds thereof are used by Parent and the Restricted Subsidiaries to permanently repay outstanding Indebtedness of Parent or the Restricted Subsidiaries, (ii) with a term of not more than three years or (iii) incurred pursuant to clause (4) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(40)	Liens on property of Parent or a Restricted Subsidiary in favor of the United States of America or any State thereof or Ireland or the jurisdiction of organization of Parent, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, Ireland or the jurisdiction of organization of Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute;

(41)	banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness; and

(42)	in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under the Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Estate Matters Agreement” means one or more License to Use Agreements or similar agreements between Ingersoll Rand or one of its Subsidiaries, on the one hand, and Parent or one of its Subsidiaries, on the other.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non- recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Parent and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Parent or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or

(b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or preferred stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or preferred stock in exchange or replacement for, such Indebtedness, Disqualified Stock or preferred stock, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Parent or the Restricted Subsidiaries in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of Capital Stock of a Person, unless upon receipt of the Capital Stock of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, the Issuer and any direct or indirect Subsidiary of Parent (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary in accordance with the Indenture, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Parent or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Parent or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement between Ingersoll Rand and Parent, to be dated on or prior to the Distribution Date.

“Senior Credit Facilities” means the credit facilities provided under the Credit Agreement to be entered into on or prior to the Distribution Date among Parent, the Issuer, and the other borrowers and guarantors party thereto, the lenders party thereto from time to time in their capacities as lenders thereunder, and JPMorgan Chase Bank, N.A., as administrative agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above in the case of both clauses (1) and (2), to the extent permitted to be incurred under the terms of the Indenture, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1)	any obligation of such Person to Parent or any Subsidiary of Parent;

(2)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)	any Capital Stock;

(5)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(6)	that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1- 02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by Parent and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Spin-Off Documents” means the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property License Agreements and the Real Estate Matters Agreements, together with any other agreements, instruments or other documents entered into in connection with any of the foregoing, each on substantially the terms described in the Offering Memorandum.

“Subordinated Indebtedness” means

(a)	with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and

(b)	with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor under the Indenture.

“Subsidiary” means, with respect to any Person,

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2)	any partnership, joint venture, limited liability company or similar entity of which

(x)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)	such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Matters Agreement” means the Tax Matters Agreement between Ingersoll Rand and Parent, to be dated on or prior to the Distribution Date.

“Transition Services Agreement” means the Transition Services Agreement between Ingersoll Rand and Parent and/or one or more of its subsidiaries, on the other, to be dated on or prior to the Distribution Date.

“Treasury Rate” means, as of any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the date of the applicable redemption notice (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2016; provided that if the period from the redemption date to October 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date and, to the extent required by law, as amended.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means

(1)	any Subsidiary of Parent other than the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of Parent, as provided below) and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The board of directors of Parent may designate any Subsidiary of Parent (other than the Issuer) (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Parent or any Restricted Subsidiary (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a)	any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Parent,

(b)	such designation would be permitted by the covenant described under “Certain Covenants—Limitation on Restricted Payments” and the definition of “Investments” and

(c)	each of

(1)	the Subsidiary to be so designated and

(2)	its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any Restricted Subsidiary.

The board of directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1)	Parent could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” or

(2)	the Fixed Charge Coverage Ratio for Parent and the Restricted Subsidiaries would be equal to or greater than such ratio for Parent and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the board of directors of Parent shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY DELIVERY PROCEDURES

The certificates representing the exchange notes will be issued in fully registered form without interest coupons.

Each issue of exchange notes will be represented by a global note in definitive, fully registered form without interest coupons. The global notes will be deposited with the applicable trustee as custodian for DTC and registered in the name of a nominee of DTC.

Except in the limited circumstances described below, owners of beneficial interests in global notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time.

The Global Notes

We expect that pursuant to procedures established by DTC (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the exchange notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such global notes for all purposes under the Indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the applicable Indenture with respect to the applicable exchange notes.

Payments of the principal of, premium (if any) on, interest (including additional interest) on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of our company, any Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including additional interest) on any global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the applicable indenture, DTC will exchange the global notes for certificated securities.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither our company nor any Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated securities shall be issued in exchange for beneficial interests in the global notes (i) if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, (ii) in case of an event of default under the indenture governing the exchange notes as described above or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of definitive securities.

The holder of a non-global note may transfer such note, subject to compliance with the provisions of the applicable legend, by surrendering it at the office or agency maintained by us for such purpose in The City and State of New York, which initially will be the office of the applicable trustee in such location. Upon the transfer, change or replacement of any note bearing a legend, or upon specific request for removal of a legend on a note, we will deliver only notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to us such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by us that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Before any note in non-global form may be transferred to a person who takes delivery in the form of an interest in any global note, the transferor will be required to provide the applicable trustee with a Restricted Global Note Certificate or a Regulation S Global Note Certificate (each as described in the indentures), as the case may be. Upon transfer or partial redemption of any note, new certificates may be obtained from the applicable trustee. Notwithstanding any statement herein, we and the trustees reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and any State therein and any other applicable laws or as DTC may require.

UNITED STATES FEDERAL INCOME TAX

CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of eligible notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the eligible note exchanged therefor and the basis of the exchange note will be the same as the basis of the eligible note immediately before the exchange.

In any event, persons considering the exchange of eligible notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include plan assets of any such plans, accounts or arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we, a guarantor or an initial purchaser is considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the Issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of exchange notes for eligible notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (including an exchange note) each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes (and the exchange of exchange notes for eligible notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or exchanging notes (and holding or disposing the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase, holding and disposition of the notes. As indicated above, Similar Laws governing investment and management of the assets of governmental or non-U.S. Plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should also consider the impact of their respective laws and regulations, including any applicable Similar Laws, on investments in the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for eligible notes where such eligible notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2014, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the notes and guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP with respect to U.S. legal matters, and by Arthur Cox, special Irish counsel, with respect to Irish legal matters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of December 31, 2013 and December 31, 2012 and for each of the three years in the period ended December 31, 2013 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.allegion.com. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “ALLE”. Our SEC filings are also available at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Allegion plc has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. In order to enforce a monetary judgment obtained in the United States in Ireland, separate proceedings have to be issued seeking an Irish judgment in the terms of the U.S. judgment. A summary procedure is available in circumstances where an applicant can establish that:

•	the U.S. judgment is for a definite sum;

•	the U.S. judgment is final and conclusive; and

•	the U.S. judgment is of a court which, as a matter of Irish law, is of competent jurisdiction.

Even if the matters referred to above are established by an applicant, an Irish court may on certain grounds refuse to enforce the U.S. judgment. These grounds include:

•	the U.S. judgment having being obtained by fraud;

•	the U.S. judgment violating Irish public policy;

•	the U.S. judgment being in breach of natural justice; or

•	the U.S. judgment being irreconcilable with an earlier judgment.

It may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against Allegion plc in U.S. courts. Allegion plc has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Schlage Lock Company LLC, a Delaware limited liability company and wholly-owned subsidiary of Allegion plc, be its U.S. agent appointed for that purpose. Schlage Lock Company LLC is located at 11819 North Pennsylvania Street, Carmel, Indiana 46032. A judgment obtained against Allegion plc in a U.S. court would be enforceable in the United States but could be executed upon only to the extent the company has assets in the United States. An act which results in Allegion plc or its respective directors or officers being in breach of the civil liability provisions of U.S. law would not, by virtue of the breach of U.S. law, be actionable before a court in Ireland, although such act may potentially give rise to a cause of action under the local laws of Ireland.

ALLEGION

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Allegion plc:

In our opinion, the accompanying combined and consolidated balance sheets and the related combined and consolidated statements of comprehensive income, of equity, and of cash flows present fairly, in all material respects, the financial position of Allegion plc and its subsidiaries (the “Company”) at December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined and consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 10, 2014, except for the Guarantor Financial Information presented in Note 22, as to which the date is June 13, 2014.

Allegion plc

Combined and Consolidated Statements of Comprehensive Income

In millions, except per share amounts

For the years ended December 31,	2013	2012	2011
Net revenues	$2,093.5	$2,046.6	$2,021.2
Cost of goods sold	1,233.9	1,220.6	1,211.4
Selling and administrative expenses	486.2	457.4	450.8
Goodwill impairment charge	137.6	—	—

Operating income	235.8	368.6	359.0
Interest expense	10.2	1.5	1.4
Other expense (income), net	7.1	3.2	(4.6)

Earnings before income taxes	218.5	363.9	362.2
Provision for income taxes	174.2	135.9	130.5

Earnings from continuing operations	44.3	228.0	231.7
Discontinued operations, net of tax	(0.8)	(2.7)	(7.3)

Net earnings	43.5	225.3	224.4
Less: Net earnings attributable to noncontrolling interests	12.5	5.7	6.3

Net earnings attributable to Allegion plc	$31.0	$219.6	$218.1

Amounts attributable to Allegion plc ordinary shareholders:
Continuing operations	$31.8	$222.3	$225.4
Discontinued operations	(0.8)	(2.7)	(7.3)

Net earnings	$31.0	$219.6	$218.1

Earnings (loss) per share attributable to Allegion plc ordinary shareholders:
Basic:
Continuing operations	$0.33	$2.32	$2.35
Discontinued operations	(0.01)	(0.03)	(0.08)

Net earnings	$0.32	$2.29	$2.27
Diluted:
Continuing operations	$0.33	$2.32	$2.35
Discontinued operations	(0.01)	(0.03)	(0.08)

Net earnings	$0.32	$2.29	$2.27

Net earnings	$43.5	$225.3	$224.4

Other comprehensive income (loss)
Currency translation	(58.3)	21.4	(17.9)
Cash flow hedges and marketable securities
Unrealized net gains (losses) arising during period	7.0	5.3	(3.5)
Net (gains) losses reclassified into earnings	(0.9)	0.2	1.3
Tax (expense) benefit	(0.3)	0.2	(0.4)

Total cash flow hedges and marketable securities, net of tax	5.8	5.7	(2.6)
Pension and OPEB adjustments:
Prior service gains (costs) for the period	(2.3)	13.8	—
Net actuarial gains (losses) for the period	34.1	(23.0)	(5.5)
Amortization reclassified into earnings	4.2	5.0	5.7
Settlements/curtailments reclassified to earnings	(0.1)	2.7	—
Net loss resulting from Spin-off	(42.9)	—	—
Currency translation and other	(0.4)	(1.2)	(0.8)
Tax (expense) benefit	(28.2)	(2.5)	1.9

Total pension and OPEB adjustments, net of tax	(35.6)	(5.2)	1.3
Other comprehensive income (loss), net of tax	(88.1)	21.9	(19.2)
Total comprehensive income (loss), net of tax	$(44.6)	$247.2	$205.2
Less: Total comprehensive income attributable to noncontrolling interests	13.3	6.2	8.2

Total comprehensive income (loss) attributable to Allegion plc	$(57.9)	$241.0	$197.0

See accompanying notes to combined and consolidated financial statements.

Allegion plc

Combined and Consolidated Balance Sheets

In millions, except share amounts

December 31,	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$227.4	$317.5
Restricted cash	40.2	—
Accounts and notes receivable, net	266.1	288.2
Costs in excess of billings on uncompleted contracts	158.8	93.7
Inventories	155.8	166.4
Deferred taxes and current tax receivable	51.2	37.2
Other current assets	23.7	6.9

Total current assets	923.2	909.9
Property, plant and equipment, net	203.0	232.0
Goodwill	504.9	637.9
Intangible assets, net	146.1	150.5
Other noncurrent assets	202.7	53.5

Total assets	$1,979.9	$1,983.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$211.3	$227.2
Accrued compensation and benefits	71.8	60.5
Accrued expenses and other current liabilities	111.6	92.7
Deferred taxes and current tax payable	23.9	0.1
Short-term borrowings and current maturities of long-term debt	71.9	2.2

Total current liabilities	490.5	382.7
Long-term debt	1,272.0	2.8
Postemployment and other benefit liabilities	110.6	121.5
Deferred and noncurrent income taxes	86.7	92.0
Other noncurrent liabilities	75.8	18.6

Total liabilities	2,035.6	617.6
Equity:
Allegion plc shareholders’ equity (deficit)
Ordinary shares, $0.01 par value (96,028,568 shares issued at December 31, 2013)	1.0	—
Capital in excess of par value	8.4	—
Retained earnings	0.4	—
Parent company investment	—	1,350.9
Accumulated other comprehensive loss	(96.6)	(7.7)

Total Allegion plc shareholders’ equity (deficit)	(86.8)	1,343.2
Noncontrolling interest	31.1	23.0

Total equity (deficit)	(55.7)	1,366.2

Total liabilities and equity	$1,979.9	$1,983.8

See accompanying notes to combined and consolidated financial statements.

Allegion plc

Combined and Consolidated Statements of Equity

		Allegion plc Shareholders’ equity						Non- controlling Interest
	Total equity (deficit)	Ordinary Shares		Capital in excess of par value	Retained earnings	Accumulated other comprehensive income (loss)	Parent company’s net investment

In millions		Amount	Shares
Balance at December 31, 2010	$1,481.6	$—	—	$—	$—	$(8.0)	$1,465.4	$24.2
Net earnings	224.4	—	—	—	—	—	218.1	6.3
Other comprehensive income (loss)	(19.2)	—	—	—	—	(21.1)	—	1.9
Dividends declared to noncontrolling interest	(9.3)	—	—	—	—	—	—	(9.3)
Distribution/contribution to/from Parent Company	(240.6)	—	—	—	—	—	(240.6)	—
Other	(1.1)	—	—	—	—	—		(1.1)

Balance at December 31, 2011	1,435.8	—	—	—	—	(29.1)	1,442.9	22.0
Net earnings	225.3	—	—	—	—	—	219.6	5.7
Other comprehensive income (loss)	21.9	—	—	—	—	21.4	—	0.5
Dividends declared to noncontrolling interest	(5.2)	—	—	—	—	—	—	(5.2)
Distribution/contribution to/from Parent Company	(311.6)	—	—	—	—	—	(311.6)	—

Balance at December 31, 2012	1,366.2	—	—	—	—	(7.7)	1,350.9	23.0
Net earnings	43.5	—	—	—	4.7	—	26.3	12.5
Other comprehensive income (loss)	(88.1)	—	—	—	—	(88.9)	—	0.8
Shares issued under incentive stock plans	1.3	—	—	1.3	—	—	—	—
Share-based compensation	5.5	—	—	0.8	—	—	4.7	—
Dividends declared to noncontrolling interest	(5.2)	—	—	—	—	—	—	(5.2)
Change in Parent Company investment	(1,378.9)	—	—	—	—	—	(1,378.9)	—
Conversion of Parent Company investment	—	1.0	96.0	6.3	(4.3)	—	(3.0)	—

Balance at December 31, 2013	$(55.7)	$1.0	96.0	$8.4	$0.4	$(96.6)	$—	$31.1

See accompanying notes to combined and consolidated financial statements.

Allegion plc Combined and Consolidated Statements of Cash Flows In millions
For the years ended December 31,	2013	2012	2011
Cash flows from operating activities:
Net earnings	$43.5	$225.3	$224.4
Loss from discontinued operations, net of tax	0.8	2.7	7.3
Adjustments to arrive at net cash provided by operating activities:
Goodwill impairment charge	137.6	—	—
Depreciation and amortization	46.1	43.8	46.0
(Gain) loss on sale of property, plant and equipment	(21.8)	0.1	2.0
Deferred income taxes	16.8	(3.9)	0.8
Other items	(29.3)	12.8	9.5
Changes in other assets and liabilities
(Increase) decrease in:
Accounts and notes receivable	26.8	1.9	(12.0)
Inventories	5.4	(0.6)	(12.9)
Other current and noncurrent assets	79.4	(14.6)	(22.3)
Increase (decrease) in:
Accounts payable	(16.7)	8.0	25.5
Other current and noncurrent liabilities	(63.9)	(3.6)	4.5

Net cash provided by continuing operating activities	224.7	271.9	272.8
Net cash used in discontinued operating activities	(0.8)	(2.7)	(7.3)

Net cash provided by operating activities	223.9	269.2	265.5

Cash flows from investing activities:
Capital expenditures	(20.2)	(19.6)	(25.5)
Restricted cash	(40.2)	—	—
Proceeds from sale of property, plant and equipment	41.7	2.1	2.8
Proceeds from business dispositions, net of cash sold	—	—	19.2

Net cash used in investing activities	(18.7)	(17.5)	(3.5)

Cash flows from financing activities:
Short-term borrowings, net	38.9	(1.0)	(2.5)
Proceeds from long-term debt	1,300.0	—	—
Payments of long-term debt	—	(0.1)	(0.1)

Net proceeds (repayments) in debt	1,338.9	(1.1)	(2.6)
Debt issuance costs	(29.1)	—	—
Dividends paid to noncontrolling interests	(5.2)	(5.2)	(9.3)
Net transfers to Parent and affiliates	(1,598.3)	(311.6)	(240.6)
Proceeds from shares issued under incentive plans	1.3	—	—
Other, net	—	—	(1.1)

Net cash used in financing activities	(292.4)	(317.9)	(253.6)
Effect of exchange rate changes on cash and cash equivalents	(2.9)	6.9	(9.9)

Net decrease in cash and cash equivalents	(90.1)	(59.3)	(1.5)
Cash and cash equivalents—beginning of period	317.5	376.8	378.3

Cash and cash equivalents—end of period	$227.4	$317.5	$376.8

See accompanying notes to combined and consolidated financial statements.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF COMPANY AND BASIS OF PRESENTATION

Allegion plc, an Irish public limited company, and its consolidated subsidiaries (“Allegion” or “the Company”) is a leading global company that creates peace of mind by pioneering safety and security. The Company offers an extensive and versatile portfolio of mechanical and electronic security products across a range of market-leading brands including CISA®, Interflex®, LCN®, Schlage® and Von Duprin®.

On December 1, 2013, Allegion became a stand-alone public company after Ingersoll-Rand plc (“Ingersoll Rand”) completed the separation of its commercial and residential security businesses (the “Business”) from the rest of Ingersoll Rand, via the transfer of the Business from Ingersoll Rand to Allegion and the issuance by Allegion of ordinary shares directly to Ingersoll Rand’s shareholders (the “Spin-off”). As part of the Spin-off, Allegion issued one ordinary share for every three ordinary shares of Ingersoll Rand held of record as of 5:00 p.m., New York City time on November 22, 2013. Allegion ordinary shares trade under the symbol “ALLE” on the New York Stock Exchange. Allegion issued a total of approximately 96.0 million ordinary shares in the Spin-off.

Basis of presentation: The Combined and Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as defined by the Financial Accounting Standards Board (“FASB”) within the FASB Accounting Standards Codification (“ASC”).

Prior to the Spin-off, the Company’s combined and consolidated financial statements were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of Ingersoll Rand and included allocations for direct costs and indirect costs attributable to the operations of the Company. The Company’s financial statements as of December 31, 2012 and for the years ended December 31, 2012 and 2011 are on a combined basis and presented as carve-out financial statements as the Company was not a separate consolidated company prior to the Spin-off. Subsequent to the Spin-off, the Company’s financial statements as of and for the year ended December 31, 2013 are presented on a consolidated basis as the Company became a separate consolidated group.

The Company’s Combined and Consolidated Statements of Comprehensive Income for the years ended December 31, 2013, 2012 and 2011 include allocations of general corporate expenses for certain support functions that were provided on a centralized basis by Ingersoll Rand, such as expenses related to finance, human resources, information technology, facilities, and legal, among others. The Company used certain underlying activity drivers as a basis of allocation including revenue, assets, head-count utilization and other factors. Note 19 provides information regarding general overhead allocations. The Company believes such allocations are reasonable, however these Combined and Consolidated Financial Statements do not purport to reflect what the results of operations, comprehensive income (loss), financial position, equity or cash flows would have been had the Company operated as a stand-alone public company for all periods presented.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies used in the preparation of the accompanying Combined and Consolidated Financial Statements follows:

Principles of Consolidation: The Combined and Consolidated Financial Statements include all majority-owned subsidiaries of the Company. A noncontrolling interest in a subsidiary is considered an ownership interest in a majority-owned subsidiary that is not attributable to the parent. The Company includes Noncontrolling interest as a component of Total equity in the Combined and Consolidated Balance Sheet and the Net earnings attributable to noncontrolling interests are presented as an adjustment from Net earnings used to arrive at Net earnings attributable to Allegion in the Combined and Consolidated Statement of Comprehensive Income.

Partially-owned equity affiliates generally represent 20-50% ownership interests in investments and where we demonstrate significant influence in investments, but do not have a controlling financial interest. Partially-owned equity affiliates are accounted for under the equity method. The Company is also required to consolidate variable interest entities in which it bears a majority of the risk to the entities’ potential losses or stands to gain from a majority of the entities’ expected returns. Transactions between the Company and Ingersoll Rand and its affiliates are herein referred to as “related party” or “affiliated” transactions. The assets, liabilities, results of operations and cash flows of all discontinued operations have been separately reported as discontinued operations.

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several factors including the facts and circumstances available at the time the estimates are made, historical experience, risk of loss, general economic conditions and trends, and the assessment of the probable future outcome. Some of the more significant estimates include accounting for doubtful accounts, useful lives of property, plant and equipment and intangible assets, purchase price allocations of acquired businesses, valuation of assets including goodwill and other intangible assets, product warranties, sales allowances, pension plans, postretirement benefits other than pensions, taxes, environmental costs, product liability and other contingencies. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of changes, if any, are reflected in the Combined and Consolidated Statement of Comprehensive Income in the period that they are determined.

Currency Translation: Assets and liabilities of non-U.S. subsidiaries, where the functional currency is not the U.S. dollar, have been translated at year-end exchange rates, and income and expense accounts have been translated using average exchange rates throughout the year. Adjustments resulting from the process of translating an entity’s financial statements into the U.S. dollar have been recorded in the Equity section of the Combined and Consolidated Balance Sheet within Accumulated other comprehensive income (loss). Transactions that are denominated in a currency other than an entity’s functional currency are subject to changes in exchange rates with the resulting gains and losses recorded within Net earnings.

Cash and Cash Equivalents: Cash and cash equivalents include cash on hand, demand deposits and all highly liquid investments with original maturities at the time of purchase of three months or less.

Marketable Securities: The Company has classified its marketable securities as available-for-sale in accordance with GAAP. Available-for-sale marketable securities are accounted for at fair value, with the unrealized gain or loss, less applicable deferred income taxes, recorded within Accumulated other comprehensive income (loss). If any of the Company’s marketable securities experience other than temporary declines in value as defined by GAAP, a loss is recorded in the Combined and Consolidated Statement of Comprehensive Income.

Inventories: Depending on the business, U.S. inventories are stated at the lower of cost or market using the last-in, first-out (LIFO) method or the lower of cost or market using the first-in, first-out (FIFO) method. Non-U.S. inventories are primarily stated at the lower of cost or market using the FIFO method. At December 31, 2013 and 2012, approximately 46% and 49%, respectively, of all inventory utilized the LIFO method.

Allowance for Doubtful Accounts: The Company has provided an allowance for doubtful accounts reserve which represents the best estimate of probable loss inherent in the Company’s account receivables portfolio. Changes in the financial condition of customers or other unanticipated events, which may affect their ability to make payments, could result in charges for additional allowances exceeding the Company’s estimates. The Company’s estimates are influenced by the following considerations: a continuing credit evaluation of our customers’ financial condition; trade accounts receivable aging; and historical loss experience. The Company reserved $5.5 million and $4.4 million for doubtful accounts as of December 31, 2013 and 2012, respectively.

Property, Plant and Equipment: Property, plant and equipment are stated at cost, less accumulated depreciation. Assets placed in service are recorded at cost and depreciated using the straight-line method over the estimated useful life of the asset except for leasehold improvements, which are depreciated over the shorter of their economic useful life or their lease term. The range of useful lives used to depreciate property, plant and equipment is as follows:

Buildings	10 to 50 years
Machinery and equipment	2 to 12 years
Software	2 to 7 years

Repair and maintenance costs that do not extend the useful life of the asset are charged against earnings as incurred. Major replacements and significant improvements that increase asset values and extend useful lives are capitalized.

The Company assesses the recoverability of the carrying value of its property, plant and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If the undiscounted cash flows are less than the carrying amount of the asset, an impairment loss is recognized for the amount by which the carrying value of the asset exceeds the fair value of the assets.

Goodwill and Intangible Assets: The Company records as goodwill the excess of the purchase price over the fair value of the net assets acquired. Once the final valuation has been performed for each acquisition, adjustments may be recorded.

In accordance with GAAP, goodwill and other indefinite-lived intangible assets are tested and reviewed annually for impairment during the fourth quarter or whenever there is a significant change in events or circumstances that indicate that the fair value of the asset is more likely than not less than the carrying amount of the asset.

Recoverability of goodwill is measured at the reporting unit level and begins with a qualitative assessment to determine if it is more likely than not that the fair value of each reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test prescribed by U.S. GAAP. For those reporting units where it is required, the first step compares the carrying amount of the reporting unit to its estimated fair value. If the estimated fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired and the second step of the impairment test is not necessary. To the extent that the carrying value of the reporting unit exceeds its estimated fair value, a second step is performed, wherein the reporting unit’s carrying value of goodwill is compared to the implied fair value of goodwill. To the extent that the carrying value exceeds the implied fair value, impairment exists and must be recognized.

The calculation of estimated fair value is based on two valuation techniques, a discounted cash flow model (income approach) and a market adjusted multiple of earnings and revenues (market approach), with each method being equally weighted in the calculation. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. The estimated fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit, as determined in the first step of the goodwill impairment test, was the price paid to acquire that reporting unit.

Recoverability of other intangible assets with indefinite useful lives (i.e. Trademarks) is first assessed using a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. This assessment is used as a basis for determining whether it is necessary to calculate the fair value of an indefinite-lived intangible asset. For those indefinite-lived assets where it is required, a fair value is determined on a relief from royalty methodology (income approach), which is based on the implied royalty paid, at an appropriate discount rate, to license the use of an asset rather than owning the asset. The present value of the after-tax cost savings (i.e. royalty relief) indicates the estimated fair value of the asset. Any excess of the carrying value over the estimated fair value is recognized as an impairment loss equal to that excess.

Intangible assets such as patents, customer-related intangible assets and other intangible assets with finite useful lives are amortized on a straight-line basis over their estimated economic lives. The weighted-average useful lives approximate the following:

Customer relationships	25 years
Trademarks	25 years
Completed technology/patents	10 years
Other	25 years

Recoverability of intangible assets with finite useful lives is assessed in the same manner as property, plant and equipment as described above.

Income Taxes: For purposes of the Company’s Combined and Consolidated Financial Statements for periods prior to the Spin-off, income tax expense has been recorded as if the Company filed tax returns on a stand-alone basis separate from Ingersoll Rand. This separate return methodology applies the accounting guidance for income taxes to the stand-alone financial statements as if the Company was a stand-alone enterprise for the periods prior to the Spin-off. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of the Company’s actual tax balances prior to or subsequent to the Spin-off. Cash paid for income taxes for the year ended December 31, 2013 was approximately $13.0 million.

The income tax accounts reflected in the Combined and Consolidated Balance Sheets as of December 31, 2013 include income taxes payable and deferred taxes allocated to the Company at the time of the Spin-off. The calculation of the Company’s income taxes involves considerable judgment and the use of both estimates and allocations.

Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, applying enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. The Company recognizes future tax benefits, such as net operating losses and non-U.S. tax credits, to the extent that realizing these benefits is considered in its judgment to be more likely than not. The Company regularly reviews the recoverability of its deferred tax assets considering its historic profitability, projected future taxable income, timing of the reversals of existing temporary differences and the feasibility of its tax planning strategies. Where appropriate, the Company records a valuation allowance with respect to a future tax benefit.

Product Warranties: Standard product warranty accruals are recorded at the time of sale and are estimated based upon product warranty terms and historical experience. The Company assesses the adequacy of its liabilities and will make adjustments as necessary based on known or anticipated warranty claims, or as new information becomes available.

Revenue Recognition: Revenue is recognized and earned when all of the following criteria are satisfied: (a) persuasive evidence of a sales arrangement exists; (b) the price is fixed or determinable; (c) collectability is reasonably assured; and (d) delivery has occurred or service has been rendered. Delivery generally occurs when the title and the risks and rewards of ownership have substantially transferred to the customer. Both the persuasive evidence of a sales arrangement and fixed or determinable price criteria are deemed to be satisfied upon receipt of an executed and legally binding sales agreement or contract that clearly defines the terms and conditions of the transaction including the respective obligations of the parties. If the defined terms and conditions allow variability in all or a component of the price, revenue is not recognized until such time that the price becomes fixed or determinable. At the point of sale, the Company validates the existence of an enforceable claim that requires payment within a reasonable amount of time and assesses the collectability of that claim. If collectability is not deemed to be reasonably assured, then revenue recognition is deferred until such time that collectability becomes probable or cash is received. Delivery is not considered to have occurred until the customer has taken title and assumed the risks and rewards of ownership. Service and installation revenue are recognized when earned. In some instances, customer acceptance provisions are included in sales arrangements to give the buyer the ability to ensure the delivered product or service meets the criteria established in the order. In these instances, revenue recognition is deferred until the acceptance terms specified in the arrangement are fulfilled through customer acceptance or a demonstration that established criteria have been satisfied. If uncertainty exists about customer acceptance, revenue is not recognized until acceptance has occurred.

The Company offers various sales incentive programs to our customers, dealers, and distributors. Sales incentive programs do not preclude revenue recognition, but do require an accrual for the Company’s best estimate of expected activity. Examples of the sales incentives that are accrued for as a contra receivable and sales deduction at the point of sale include, but are not limited to, discounts (i.e. net 30 type), coupons, and rebates where the customer does not have to provide any additional requirements to receive the discount. Sales returns and customer disputes involving a question of quantity or price are also accounted for as a reduction in revenue and a contra receivable. At December 31, 2013 and 2012, the Company had a customer claim accrual (contra receivable) of $21.9 million and $20.8 million, respectively. All other incentives or incentive programs where the customer is required to reach a certain level of purchases, remain a customer for a certain period, provide a rebate form or is subject to additional requirements are accounted for as a reduction of revenue and establishment of a liability. At December 31, 2013 and 2012, the Company had a sales incentive accrual of $21.0 million and $20.2 million, respectively. Each of these accruals represents the Company’s best estimate it expects to pay related to previously sold units based on historical claim experience. These estimates are reviewed regularly for accuracy. If updated information or actual amounts are different from previous estimates, the revisions are included in the Company’s results for the period in which they become known. Historically, the aggregate differences, if any, between the Company’s estimates and actual amounts in any year have not had a material impact on the Combined Financial Statements.

The Company provides equipment, integrated solutions, and installation designed to customer specifications through construction-type contracts. The term of these types of contracts is typically less than one year, but can be as long as three years. Revenues related to these contracts are recognized using the percentage-of-completion method in accordance with GAAP. This measure of progress toward completion, utilized to recognize sales and profits, is based on the proportion of actual cost incurred to date as compared to the total estimate of contract costs at completion. The timing of revenue recognition often differs from the invoicing schedule to the customer with revenue recognition in advance of customer invoicing recorded to unbilled accounts receivable and invoicing in advance of revenue recognition recorded to deferred revenue. At December 31, 2013, all recorded receivables (billed and unbilled) are due within one year. The Company re-evaluates its contract estimates periodically and reflects changes in estimates in the current period using the cumulative catch-up method. These periodic reviews have not historically resulted in significant adjustments. If estimated contract costs are in excess of contract revenues, then the excess costs are accrued and losses are recognized in current earnings.

The Company enters into sales arrangements that contain multiple elements, such as equipment, installation and service revenue. For multiple element arrangements, each element is evaluated to determine the separate units of accounting. The total arrangement consideration is then allocated to the separate units of accounting based on their relative selling price at the inception of the arrangement. The relative selling price is determined using vendor specific objective evidence (“VSOE”) of selling price, if it exists; otherwise, third-party evidence (“TPE”) of selling price is used. If neither VSOE nor TPE of selling price exists for a deliverable, a best estimate of the selling price is developed for that deliverable. The Company primarily utilizes VSOE to determine its relative selling price. The Company recognizes revenue for delivered elements when the delivered item has stand-alone value to the customer, the basic revenue recognition criteria have been met, and only customary refund or return rights related to the delivered elements exist.

Environmental Costs: The Company is subject to laws and regulations relating to protecting the environment. Environmental expenditures relating to current operations are expensed or capitalized as appropriate. Expenditures relating to existing conditions caused by past operations, which do not contribute to current or future revenues, are expensed. Liabilities for remediation costs are recorded when they are probable and can be reasonably estimated, generally no later than the completion of feasibility studies or the Company’s commitment to a plan of action. The assessment of this liability, which is calculated based on existing technology, does not reflect any offset for possible recoveries from insurance companies, and is not discounted. Refer to Note 20 for further details of environmental matters.

Research and Development Costs: The Company conducts research and development activities for the purpose of developing and improving new products and services. These expenditures are expensed when incurred. For the years ended December 31, 2013, 2012 and 2011, these expenditures amounted to approximately $39.6 million, $38.2 million and $38.9 million, respectively and consist of salaries, wages, benefits, building costs and other overhead expenses.

Software Costs: The Company capitalizes certain qualified internal-use software costs during the application development stage and subsequently amortizes those costs over the software’s useful life, which ranges from 2 to 7 years. Refer to Note 5 for further details on software.

Employee Benefit Plans: The Company provides a range of benefits, including pensions, postretirement and postemployment benefits to eligible current and former employees. Determining the cost associated with such benefits is dependent on various actuarial assumptions, including discount rates, expected return on plan assets, compensation increases, employee mortality, turnover rates, and healthcare cost trend rates. Actuaries perform the required calculations to determine expense in accordance with GAAP. Actual results may differ from the actuarial assumptions and are generally accumulated into Accumulated other comprehensive income (loss) and amortized into Net earnings over future periods. The Company reviews its actuarial assumptions at each measurement date and makes modifications to the assumptions based on current rates and trends, if appropriate. Refer to Note 10 for further details on employee benefit plans.

Loss Contingencies: Liabilities are recorded for various contingencies arising in the normal course of business, including litigation and administrative proceedings, environmental matters, product liability, product warranty, worker’s compensation and other claims. The Company has recorded reserves in the financial statements related to these matters, which are developed using inputs derived from actuarial estimates and historical and anticipated experience data depending on the nature of the reserve and, in certain instances, with consultation of legal counsel, internal and external consultants and engineers. Subject to the uncertainties inherent in estimating future costs for these types of liabilities, the Company believes its estimated reserves are reasonable and does not believe the final determination of the liabilities with respect to these matters would have a material effect on the financial condition, results of operations, liquidity or cash flows of the Company for any year. Refer to Note 20 for further details on loss contingencies.

Derivative Instruments: The Company periodically enters into cash flow and other derivative transactions to specifically hedge exposure to various risks related to currency rates. The Company recognizes all derivatives on the Combined and Consolidated Balance Sheet at their fair value as either assets or liabilities. For cash flow designated hedges, the effective portion of the changes in fair value of the derivative contract are recorded in Accumulated other comprehensive income (loss), net of taxes, and are recognized in Net earnings at the time earnings are affected by the hedged transaction. For other derivative transactions, the changes in the fair value of the derivative contract are immediately recognized in Net earnings. Refer to Note 9 for further details on derivative instruments.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements:

In December 2011, the FASB issued ASU 2011-11, “Disclosures about Offsetting Assets and Liabilities.” ASU 2011-11 requires enhanced disclosures including both gross and net information about financial and derivative instruments eligible for offset or subject to an enforceable master netting arrangement or similar agreement. This new guidance was effective for annual reporting periods beginning on or after January 1, 2013 and subsequent interim periods. The requirements of ASU 2011-11 did not have a significant impact on the Combined and Consolidated Financial Statements.

In January 2013, the FASB issued ASU 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” ASU 2013-01 clarifies the scope of ASU 2011-11 to apply to derivative instruments that are offset or subject to an enforceable master netting arrangement or similar agreement. This clarified guidance is effective for annual reporting periods beginning on or after January 1, 2013 and subsequent interim periods. The revised requirements of ASU 2013-01 are not expected to have a significant impact on the Combined and Consolidated Financial Statements.

Recently Issued Accounting Pronouncements:

In February 2013, the FASB issued ASU 2013-04, “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements where the total obligation is fixed at the reporting date, and for which no specific guidance currently exists. This new guidance is effective for annual reporting periods beginning on or after December 15, 2013 and subsequent interim periods. The requirements of ASU 2013-04 are not expected to have a significant impact on the Combined and Consolidated Financial Statements.

In March 2013, the FASB issued ASU 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity.” ASU 2013-05 clarifies the application of US GAAP to the release of cumulative translation adjustments related to changes of ownership in or within foreign entities, including step acquisitions. This new guidance is effective for annual reporting periods beginning on or after December 15, 2013 and subsequent interim periods. The requirements of ASU 2013-04 are not expected to have a significant impact on the Combined and Consolidated Financial Statements.

In July 2013, the FASB issued Accounting Standards Update No. 2013-10 Derivatives and Hedging (Topic 815), “Inclusion of the Fed Funds Effective Swap Rate (or Overnight Index Swap Rate) as a Benchmark Interest Rate.” ASU 2013-10 permits the use of the Fed Funds Effective Swap Rate as a benchmark interest rate for hedge accounting in addition to interest rates on direct Treasury obligation of the United States government and the LIBOR. In addition, the guidance removes the restriction on using different benchmark rates for similar hedges. The amendments in ASU 2013-10 are effective prospectively for qualifying new or redesignated hedging relationships entered into on or after July 17, 2013. The requirements of ASU 2013-10 are not expected to have a significant impact on the Combined and Consolidated Financial Statements.

In July 2013, the FASB issued Accounting Standards Update No. 2013-11 Income Taxes (Topic 740), “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss or a Tax Credit Carryforward Exists.” With certain exceptions, ASU 2013-11 requires entities to present an unrecognized tax benefit, or portion of an unrecognized tax benefit, as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward. The guidance is effective for interim and annual periods beginning after December 15, 2013 on either a prospective or retrospective basis with early adoption permitted. The requirements of ASU 2013-11 are not expected to have a significant impact on the Combined and Consolidated Financial Statements.

NOTE 3—MARKETABLE SECURITIES

At December 31, long-term marketable securities included within Other noncurrent assets in the Combined and Consolidated Balance Sheets were as follows:

	2013			2012
In millions	Amortized cost or cost	Unrealized gains	Fair value	Amortized cost or cost	Unrealized gains	Fair value
Equity securities	$4.0	$16.2	$20.2	$5.5	$11.2	$16.7

NOTE 4—INVENTORIES

At December 31, the major classes of inventory were as follows:

In millions	2013	2012
Raw materials	$68.3	$80.4
Work-in-process	34.5	22.2
Finished goods	86.8	95.5

	189.6	198.1
LIFO reserve	(33.8)	(31.7)

Total	$155.8	$166.4

NOTE 5—PROPERTY, PLANT AND EQUIPMENT

At December 31, the major classes of property, plant and equipment were as follows:

In millions	2013	2012
Land	$16.5	$16.5
Buildings	126.3	132.7
Machinery and equipment	344.4	356.3
Software	82.0	81.3

	569.2	586.8
Accumulated depreciation	(366.2)	(354.8)

Total	$203.0	$232.0

Depreciation expense for the years ended December 31, 2013, 2012 and 2011 was $36.1 million, $34.3 million and $34.7 million, which includes amounts for software amortization of $12.6 million, $10.4 million and $6.3 million, respectively.

NOTE 6—GOODWILL

The Company records as goodwill the excess of the purchase price over the fair value of the net assets acquired. Once the final valuation has been performed for each acquisition, adjustments may be recorded. The changes in the carrying amount of Goodwill are as follows:

In millions	Americas	EMEIA	Asia Pacific	Total
December 31, 2011 (gross)	$339.0	$532.3	$107.5	$978.8
Currency translation	—	4.4	2.6	7.0

December 31, 2012 (gross)	339.0	536.7	110.1	985.8
Acquisitions and adjustments *	23.8	—	(23.8)	—
Currency translation	—	3.3	1.3	4.6

December 31, 2013 (gross)	362.8	540.0	87.6	990.4
Accumulated impairment **	—	(478.6)	(6.9)	(485.5)

Goodwill (net)	$362.8	$61.4	$80.7	$504.9

*	During 2013, the Company reclassified goodwill related to a product line transfer from the Asia Pacific segment to the Americas segment.
**	Accumulated impairment consists of charges of $137.6 million (EMEIA), $341.0 million (EMEIA) and $6.9 million (Asia Pacific) recorded in 2013, 2008 and 2007, respectively, as a result of the Company’s impairment testing. During the third quarter of 2013 the Company performed an interim impairment test on goodwill of its EMEIA reporting unit. In relation to the 2012 annual impairment test, the Company disclosed that the fair value of its EMEIA reporting unit exceeded its carrying value by 2.5% as of October 1, 2012. The Company continued to monitor the close proximity of the reporting unit’s carrying value compared to its fair value and, in the third quarter of 2013, determined it was required to complete the first step of a two-step interim impairment test, as defined under U.S. GAAP. The results of the third quarter 2013 interim impairment test indicated that the estimated fair value of the EMEIA reporting unit was less than its carrying value; consequently, the Company completed the second step of the interim impairment test, which resulted in a $137.6 million non-cash pre-tax goodwill impairment charge.

During 2013, the Company renegotiated a significant joint venture contract within its Asia Pacific—Other reporting unit and moved the related product line to its Americas segment. As a result of these business changes, the Company completed the first step of the two-step impairment test. This reporting unit has goodwill of approximately $57 million.

The Asia Pacific—Other reporting unit exceeded its carrying value by 6.8% as of October 1, 2013. Below are key assumptions and a sensitivity analysis. Under the income approach the Company assumed a weighted average discount rate of 13.0%, near term growth rates ranging from (1.3%) to 15.9% and a terminal growth rate of 4.0%. Under the market approach, the Company assumed a weighted average implied multiple of 0.9 and 10.5 times projected 2012 revenue and earnings before interest, taxes, depreciation and amortization (EBITDA), respectively, based on industry market data. Holding other assumptions constant, a 1.0% increase in the discount rate would result in a $7.8 million decrease in the estimated fair value of the reporting unit, a 1.0% decrease in the long-term growth rate would result in a $5.5 million decrease in the estimated fair value of the reporting unit. Either of these scenarios individually would result in the reporting unit failing step 1, which would lead to any or all of the reporting unit’s $57 million of goodwill to be impaired.

NOTE 7—INTANGIBLE ASSETS

The following table sets forth the gross amount and related accumulated amortization of the Company’s intangible assets at December 31:

	2013			2012
In millions	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Completed technologies/patents	$26.4	$(23.6)	$2.8	$24.1	$(21.7)	$2.4
Customer relationships	107.8	(38.1)	69.7	103.7	(32.9)	70.8
Trademarks (finite-lived)	101.4	(36.8)	64.6	97.4	(31.5)	65.9
Other	13.4	(13.4)	—	15.8	(13.4)	2.4

Total finite-lived intangible assets	249.0	$(111.9)	137.1	241.0	$(99.5)	141.5
Trademarks (indefinite-lived)	9.0		9.0	9.0		9.0

Total	$258.0		$146.1	$250.0		$150.5

The Company amortizes intangible assets with finite useful lives on a straight-line basis over their estimated economic lives in accordance with GAAP. Indefinite-lived intangible assets are not subject to amortization, but instead, are tested for impairment at least annually (more frequently if certain indicators are present).

Intangible asset amortization expense for 2013, 2012 and 2011 was $9.5 million, $9.5 million and $11.3 million, respectively. Future estimated amortization expense on existing intangible assets in each of the next five years amounts to approximately $10 million for 2014, $8 million for 2015, $8 million for 2016, $8 million for 2017, and $8 million for 2018.

In accordance with the Company’s indefinite-lived intangible asset impairment testing policy outlined in Note 2, the Company performed its annual impairment test in the fourth quarter of each 2013, 2012 and 2011. In each year, the Company determined the fair value of all indefinite-lived intangible assets exceeded their respective carrying values. Therefore, no impairment charges were recorded during 2013, 2012 and 2011.

NOTE 8—DEBT AND CREDIT FACILITIES

At December 31, long-term debt and other borrowings consisted of the following:

In millions	December 31, 2013	December 31, 2012
Term Loan A Facility due 2018	$500.0	$—
Term Loan B Facility due 2020	500.0	—
5.75% Senior notes due 2021	300.0	—
Other debt, including capital leases, maturing in various amounts through 2016	2.8	2.8
Other short-term borrowings	41.1	2.2

Total long-term debt	$1,343.9	$5.0
Less current portion of long term debt	71.9	2.2

	$1,272.0	$2.8

Senior Secured Credit Facilities

In November 2013, the Company entered into a credit agreement providing for (i) $1.0 billion of Senior Secured Term Loan Facilities, consisting of a $500 million “tranche A” Term Loan Facility due in 2018 (the

“Term Loan A Facility”) and a $500 million “tranche B” Term Loan Facility due in 2020 (the “Term Loan B Facility,” and together with the Term Loan A Facility, the “Term Facilities”), and (ii) a $500 million Senior Secured Revolving Credit Facility (the “Revolver”) maturing in 2018.

The Company refers to these credit facilities as its “Senior Secured Credit Facilities.” The net proceeds of the Term Facilities were distributed to Ingersoll Rand in connection with the Spin-off.

Term Facilities. The Term Loan A Facility amortizes in quarterly installments, with the first such installment due at the end of the first quarter of 2014, at the following rates per year: 5% in year one; 5% in year two and 10% in each year thereafter, with the final installment due on September 27, 2018. The Term Loan B Facility amortizes in quarterly installments, with the first such installment due at the end of the first quarter of 2014, in an amount equal to 1.00% per annum, with the balance due on September 27, 2020.

Revolver. The five-year Senior Secured Revolving Credit Facility permits borrowings of up to $500 million. The Revolver is comprised of two tranches: a $400 million tranche available in U.S. Dollars and a multi-currency tranche capped at $100 million. The Revolver also includes $100.0 million available for the issuance of letters of credit, however outstanding letters of credit reduce availability under the Revolver. The Revolver matures and the commitments thereunder will terminate on September 27, 2018. The Company pays certain fees with respect to the Revolver, including a commitment fee on the undrawn portion of the Revolver of 0.30% per year. At December 31, 2013, the Company did not have any borrowings outstanding under the Revolver and had $24.6 million of letters of credit outstanding.

Guarantees and Collateral. The indebtedness, obligations and liabilities under the Senior Secured Credit Facilities are unconditionally guaranteed jointly and severally on a senior secured basis by Allegion plc and certain of its restricted subsidiaries, and will be secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on substantially all tangible and intangible assets of Borrower and each domestic guarantor (including (i) a perfected pledge of all of the capital stock of the “Borrower” and each direct, wholly-owned material restricted subsidiary held by the Borrower or any guarantor (subject to certain limitations with respect to foreign subsidiaries) and (ii) perfected security interests in, and mortgages on, accounts, inventory, equipment, general intangibles, commercial tort claims, investment property, intellectual property, material fee-owned real property, letter-of-credit rights, intercompany notes and proceeds of the foregoing, except for certain excluded assets.

Mandatory Prepayments. In accordance with the Senior Secured Credit Facility, net cash proceeds of non-recourse asset sales and proceeds received from certain additional indebtedness will require prepayment of the Term Loans with proceeds received. In addition, starting with the year ended December 31, 2014 the Company may be required to apply between 0%-50% of its annual excess cash flow (as defined in the Senior Secured Credit Facility) to the prepayment of the Senior Secured Credit Facility. However, this percentage reduces to certain levels and eventually to zero upon achievement certain leverage ratios.

Voluntary Prepayments. The Company may voluntarily prepay outstanding Term Facilities in whole or in part at any time without premium or penalty (other than a 1.00% premium payable during the six months following the funding of the Senior Secured Credit Facilities (the “funding date”) on certain amount of loans under the Term Loan B Facility subject to the payment of customary breakage costs in the case of LIBOR loans. Optional prepayments of the Term Facilities will be applied to the remaining installments at the direction of the borrower.

Commitments under the Revolver may be reduced in whole or in part at any time without premium or penalty.

Covenants. The Senior Secured Credit Facilities contain certain customary covenants that, among other things, limit or restrict (subject to certain exceptions) the Company’s ability to incur certain indebtedness, grant certain liens, make certain investments, declare or pay certain dividends or redeem or repurchase capital stock.

In addition, the Senior Secured Credit Facilities contain certain financial covenants, which include a maximum leverage ratio and an interest expense coverage ratio. As of December 31, 2013, the Company is required to comply with a maximum leverage ratio of 4.00 to 1.00 based on a ratio of total consolidated indebtedness, net of unrestricted cash up to $100 million, to consolidated EBITDA. The ratio declines to 3.75 to 1.00 in the first quarter of 2015. In addition, as of December 31, 2013, the Company is required to have a minimum interest expense coverage ratio of 3.50 to 1.00 based on a ratio of consolidated EBITDA to consolidated interest expense, net of interest income. This ratio increases to 4.00 to 1.00 in the first quarter of 2015.

As of December 31, 2013 the Company was in compliance with all of these covenants.

Interest Rates and Fees. Outstanding borrowings under the Senior Secured Credit Facilities accrue interest, at the option of the borrower, at a per annum rate of (i) LIBOR plus the applicable margin or (ii) a base rate plus the applicable margin. As of December 31, 2013, the Company elected to borrow utilizing LIBOR. The applicable margin for borrowings under the Term Loan B Facility is 2.25% with respect to LIBOR borrowings (with an additional step-down based on certain leverage targets), with LIBOR for the Term Loan B Facility to be subject to a floor of 0.75% per annum. The applicable margin for borrowings under the senior secured revolving credit facility and the Term Loan A Facility is subject to a credit facility rating-based pricing grid with the LIBOR ranging from 1.75% to 2.25%. The margin for Term Loan A Facility borrowings was 2.00% as of December 31, 2013.

Senior Notes

In October 2013, Allegion US Holding Company Inc., the Company’s wholly-owned subsidiary (the “Borrower”), issued $300 million of 5.75% senior notes due 2021 (the “Senior Notes”). The Senior Notes have not been registered under the Securities Act of 1933, as amended. The Senior Notes accrue interest at the rate of 5.75% per annum, payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2014. The Senior Notes mature on October 1, 2021. The terms of the indenture governing the Senior Notes (the “Indenture”) provide that, among other things, the Senior Notes rank equally in right of payment to all of the issuer’s and Allegion plc’s existing and future senior unsecured indebtedness and effectively junior to all of the issuer’s and the guarantors’ existing and future secured indebtedness (including indebtedness with respect to the Senior Secured Credit Facilities) to the extent of the value of the assets securing such indebtedness. The Senior Notes are structurally subordinated to all of the existing and future liabilities of the Company’s subsidiaries that do not guarantee the Senior Notes. The net proceeds of this indebtedness were distributed to Ingersoll Rand in connection with the Spin-off.

Guarantees. Allegion plc and certain of its subsidiaries joint and severally guarantee the issuer’s obligations under the Senior Notes on a senior unsecured basis.

Covenants. The Senior Notes contain certain customary covenants that, among other things, limit or restrict (subject to certain exceptions) the Company’s ability to incur certain indebtedness, grant certain liens, make certain investments, declare or pay certain dividends or redeem or repurchase capital stock.

At December 31, 2013, future retirements for the amounts outstanding under the Senior Secured Credit Facilities and the Senior Notes are as follows:

In millions
2014	$30.0
2015	30.0
2016	55.0
2017	55.0
2018	355.0
Thereafter	775.0

Total	$1,300.0

At December 31, 2013, the weighted-average interest rate for borrowings was 2.6%% under the Senior Secured Credit Facilities and 5.75% under the Senior Notes. Cash paid for interest for the year ended December 31, 2013 was approximately $1.1 million.

Other borrowings

The Company had $43.9 million of other borrowings outstanding at December 31, 2013 consisting of a $40.2 million short-term note payable due in March 2014 and $2.7 million of capital leases at a weighted average interest rate of 1.6% maturing in various amounts to 2016. The $40.2 million of restricted cash presented on the Consolidated Balance Sheet at December 31, 2013 was pledged as collateral for the short-term note payable.

NOTE 9—FINANCIAL INSTRUMENTS

In the normal course of business, the Company uses various financial instruments, including derivative instruments, to manage the risks associated with currency rate exposures. These financial instruments are not used for trading or speculative purposes.

On the date a derivative contract is entered into, the Company designates the derivative instrument as a cash flow hedge of a forecasted transaction, a cash flow hedge of a recognized asset or liability, or as an undesignated derivative. The Company formally documents its hedge relationships, including identification of the derivative instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transaction. This process includes linking derivative instruments that are designated as hedges to specific assets, liabilities or forecasted transactions.

The fair market value of derivative instruments is determined through market-based valuations and may not be representative of the actual gains or losses that will be recorded when these instruments mature due to future fluctuations in the markets in which they are traded.

The Company assesses at inception and at least quarterly thereafter, whether the derivatives used in cash flow hedging transactions are highly effective in offsetting the changes in the cash flows of the hedged item. To the extent the derivative is deemed to be a highly effective hedge, the fair market value changes of the instrument are recorded to accumulated other comprehensive income (AOCI).

Any ineffective portion of a derivative instrument’s change in fair value is recorded in Net earnings in the period of change. If the hedging relationship ceases to be highly effective, or it becomes probable that a forecasted transaction is no longer expected to occur, the hedging relationship will be undesignated and any future gains and losses on the derivative instrument will be recorded in Net earnings.

Currency Hedging Instruments

The notional amount of the Company’s currency derivatives were $147.7 million and $41.2 million at December 31, 2013 and 2012, respectively. At December 31, 2013 and 2012, losses of $0.5 million and $0.2 million, net of tax, respectively, were included in AOCI related to the fair value of the Company’s currency derivatives designated as accounting hedges. The amount expected to be reclassified into Net earnings over the next twelve months is a loss of $0.5 million. The actual amounts that will be reclassified to Net earnings may vary from this amount as a result of changes in market conditions. Gains and losses associated with the Company’s currency derivatives not designated as hedges are recorded in Net earnings as changes in fair value occur. At December 31, 2013, the maximum term of the Company’s currency derivatives was approximately 11 months.

The fair values of derivative instruments included within the Combined and Consolidated Balance Sheet as of December 31 were as follows:

	Asset derivatives		Liability derivatives
In millions	2013	2012	2013	2012
Derivatives designated as hedges:
Currency derivatives	$0.7	$0.1	$—	$—
Derivatives not designated as hedges:
Currency derivatives	—	—	2.7	0.3

Total derivatives	$0.7	$0.1	$2.7	$0.3

Asset and liability derivatives included in the table above are recorded within Other current assets and Accrued expenses and other current liabilities, respectively.

The amounts associated with derivatives designated as hedges affecting Net earnings and AOCI for the years ended December 31 were as follows:

	Amount of gain (loss) recognized in AOCI			Location of gain (loss) reclassified from AOCI and recognized into Net earnings	Amount of gain (loss) reclassified from AOCI and recognized into Net earnings
In millions	2013	2012	2011		2013	2012	2011
Currency derivatives	$0.5	$(1.1)	$0.3	Cost of goods sold	$(1.3)	$(0.2)	$(1.3)

Concentration of Credit Risk

The counterparties to the Company’s forward contracts consist of a number of investment grade major international financial institutions. The Company could be exposed to losses in the event of nonperformance by the counterparties. However, the credit ratings and the concentration of risk in these financial institutions are monitored on a regular basis and present no significant credit risk to the Company.

NOTE 10—PENSIONS AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company sponsors several U.S. defined benefit and defined contribution plans covering substantially all of our U.S. employees. Additionally, the Company has non-U.S. defined benefit and defined contribution plans covering eligible non-U.S. employees. Postretirement benefits, other than pensions, provide healthcare benefits, and in some instances, life insurance benefits for certain eligible employees.

Pension Plans

The noncontributory defined benefit pension plans covering non-collectively bargained U.S. employees provide benefits on an average pay formula while most plans for collectively bargained U.S. employees provide benefits on a flat dollar benefit formula. The non-U.S. pension plans generally provide benefits based on earnings and years of service. The Company also maintains additional other supplemental plans for officers and other key employees.

On December 1, 2013, in connection with the Spin-off, various defined benefit plans were established for both U.S. and non-U.S. based employees. All plans were re-measured as of December 1, 2013 in connection with the Spin-off. The Schlage Lock Company LLC Pension Plan (“Schlage plan”) was established to provide retirement benefits to Allegion employees and former Allegion employees who were participants in certain Ingersoll Rand pension plans (the “Parent Pension Plans”). The Schlage plan assumed all liabilities under the Parent Pension Plans related to Allegion participants- active and former. Assets were transferred to the Schlage plan in accordance with Section 414(l) of the Internal Revenue Code (“the Code”).

The Schlage Lock Company LLC NQ Pension plans (“Schlage NQ plans”) were established in connection with the Spin-off to provide retirement benefits to Allegion employees and former Allegion employees who were participants in the certain Ingersoll Rand non-qualified pension plans (collectively, the “Parent NQ Pension Plans”). The Schlage NQ plans assumed all liabilities under the Parent NQ Pension Plans related to Schlage NQ plans participants. These are unfunded plans.

The Schlage Lock Company LLC Other Postemployment Benefits Plan (“Schlage OPEB plan”) was established in connection with the Spin-off. The Schlage OPEB plan provides other postemployment benefits to Allegion employees and former Allegion employees who were participants in certain Ingersoll Rand Other Postemployment Benefits Plans (collectively, the “Parent OPEB Plans”). The Schlage OPEB plan assumed all liabilities under the Parent OPEB Plans related to Schlage plan participants. This is an unfunded plan.

The Allegion UK Pension Plan (“Allegion UK Plan”) was also established in connection with the Spin-off to provide retirement benefits to Allegion employees, former Allegion employees and those members for whom Ingersoll Rand Security Technologies Ltd. was legally responsible who were participants in the Ingersoll Rand UK Pension Plan. The Allegion UK plan assumed all liabilities under the Ingersoll Rand UK Pension Plan. Assets were transferred to the Allegion UK plan in accordance with a Transfer Agreement. All liabilities and corresponding plan assets related to remaining non-U.S. plans were transferred at the time of the Spin-off.

In June 2012, Ingersoll Rand’s Board of Directors approved amendments to the retirement plans in which the Company had previously participated for certain U.S. and Puerto Rico non-bargained employees. Eligible non-bargained employees hired prior to July 1, 2012 were given a choice of remaining in their respective defined benefit plan until the plan freezes on December 31, 2022 or freezing their accrued benefits in their respective defined benefit plan as of December 31, 2012 and receiving an additional 2% non-matching Company contribution into the Company’s applicable defined contribution plan. Eligible employees hired or rehired on or after July 1, 2012 automatically received the 2% non-matching Company contribution into the applicable defined contribution plan in lieu of participating in the defined benefit plan. Beginning January 1, 2023, all eligible employees received the 2% non-matching contribution into the applicable defined contribution plan. As a result of these changes, the Company’s projected benefit obligations for the amended plans were remeasured as of June 8, 2012, which included updating the discount rate assumption to 4.00% from the 4.25% assumed at December 31, 2011. The amendments resulted in a 2012 curtailment loss of $2.4 million. The amendment and remeasurement resulted in an increase of $2.1 million to the projected benefit obligation, an increase of $4.0 million to the plan assets, an actuarial gain of $1.9 million and a credit of $2.4 million to prior service cost during 2012.

The following table details information regarding the Company’s pension plans at December 31:

	U.S.			NON-U.S.
In millions	2013		2012	2013	2012
Change in benefit obligations:
Benefit obligation at beginning of year	$276.9		$273.5	$235.9	$198.6
Service cost	7.8		9.6	3.5	3.1
Interest cost	10.1		11.0	10.7	10.3
Employee contributions	—		—	0.3	0.2
Amendments	2.3		0.2	—	—
Actuarial (gains) losses	(58.5)		9.6	8.0	25.2
Benefits paid	(14.8)		(15.0)	(9.0)	(8.4)
Currency translation	—		—	8.2	9.8
Curtailments and settlements	—		(8.6)	(1.2)	(2.2)
Transfers	—		(2.0)	—	—
Liabilities assumed from Spin-off	8.3		—	133.4 (a)	—
Other, including expenses paid	(0.8)		(1.4)	8.1	(0.7)

Benefit obligation at end of year	$231.3		$276.9	$397.9	$235.9

Change in plan assets:
Fair value at beginning of year	$230.9		$226.1	$183.4	$166.9
Actual return on assets	1.6		17.1	17.6	10.5
Company contributions	—		3.2	11.6	9.5
Employee contributions	—		—	0.3	0.2
Benefits paid	(14.8)		(15.0)	(9.0)	(8.4)
Currency translation	—		—	7.6	8.1
Settlements	—		—	(1.1)	(2.1)
Assets received from Spin-off	10.2		—	121.6 (a)	—
Other, including expenses paid	(19.4	)(b)	(0.5)	5.6	(1.3)

Fair value of assets end of year	$208.5		$230.9	$337.6	$183.4

Funded status:
Plan assets less than the benefit obligations	$(22.8)		$(46.0)	$(60.3)	$(52.5)

Amounts included in the balance sheet:
Accrued compensation and benefits	—		—	(1.2)	(0.9)
Postemployment and other benefit liabilities	(22.8)		(46.0)	(59.1)	(51.6)

Net amount recognized	$(22.8)		$(46.0)	$(60.3)	$(52.5)

(a)	Represents the benefit obligation and plan assets transferred to the Allegion UK plan as a result of the combination of plans related to Allegion employees, former Allegion employees and those members for whom Ingersoll Rand Security Technologies Ltd. was legally responsible.
(b)	Consists of the difference between the preliminary assets allocated to Allegion for the Combined Financial Statements as of December 31, 2012 and 2011 (which were allocated based on relative accumulated benefit obligations) and the actual assets allocated in the Spin-off in accordance with the agreed upon methodology between Allegion and Ingersoll Rand (based on the provisions of Section 414(l) of the Code).

It is the Company’s objective to contribute to the pension plans to ensure adequate funds are available in the plans to make benefit payments to plan participants and beneficiaries when required. However, certain plans are not funded due to either legal, accounting, or tax requirements in certain jurisdictions. As of December 31, 2013, approximately 4% of our projected benefit obligation relates to plans that are not funded of which the majority are Non-U.S. plans.

The pretax amounts recognized in Accumulated other comprehensive income (loss) were as follows:

	U.S.
In millions	Prior service cost	Net actuarial losses	Total
December 31, 2012	$(2.0)	$(81.1)	$(83.1)
Current year changes recorded to Accumulated other comprehensive income (loss)	(2.3)	30.8	28.5
Amortization reclassified to earnings	0.6	3.8	4.4
Net loss resulting from Spin-off	—	(1.7)	(1.7)
Other	(0.5)	2.0	1.5

December 31, 2013	$(4.2)	$(46.2)	$(50.4)

	NON-U.S.
In millions	Prior service cost	Net actuarial losses	Total
December 31, 2012	$(0.5)	$(69.0)	$(69.5)
Current year changes recorded to Accumulated other comprehensive income (loss)	—	(0.3)	(0.3)
Amortization reclassified to earnings	0.1	1.8	1.9
Settlements/curtailments reclassified to earnings	—	(0.1)	(0.1)
Net loss resulting from Spin-off	—	(39.6)	(39.6)
Currency translation and other	0.1	(2.0)	(1.9)

December 31, 2013	$(0.3)	$(109.2)	$(109.5)

Weighted-average assumptions used:

Benefit obligations at December 31,	2013	2012
Discount rate:
U.S. plans	5.00%	3.75%
Non-U.S. plans	4.50%	4.50%
Rate of compensation increase:
U.S. plans	3.50%	4.00%
Non-U.S. plans	4.75%	4.25%

The accumulated benefit obligation for all U.S. defined benefit pension plans was $217.2 million and $248.4 million at December 31, 2013 and 2012, respectively. The accumulated benefit obligation for all Non-U.S. defined benefit pension plans was $382.5 million and $225.6 million at December 31, 2013 and 2012, respectively.

Information regarding pension plans with accumulated benefit obligations more than plan assets were:

	U.S.		NON-U.S.
In millions	2013	2012	2013	2012
Projected benefit obligation	$231.3	$276.9	$397.9	$234.6
Accumulated benefit obligation	217.2	248.4	382.5	224.7
Fair value of plan assets	208.5	230.9	337.6	182.4

Future pension benefit payments are expected to be paid as follows:

In millions	U.S.	NON-U.S.
2014	$13.5	$15.8
2015	13.6	15.4
2016	12.9	15.9
2017	13.8	16.7
2018	15.1	17.1
2019—2023	90.4	98.6

The components of the Company’s net periodic pension benefit costs for the years ended December 31 include the following:

	U.S.
In millions	2013	2012	2011
Service cost	$7.8	$9.6	$10.0
Interest cost	10.1	11.0	11.7
Expected return on plan assets	(10.6)	(11.7)	(15.3)
Net amortization of:
Prior service costs	0.6	1.0	1.0
Plan net actuarial losses	3.8	4.1	3.0

Net periodic pension benefit cost	11.7	14.0	10.4
Net curtailment and settlement (gains) losses	—	2.4	—

Net periodic pension benefit cost after net curtailment and settlement (gains) losses	$11.7	$16.4	$10.4

Amounts recorded in continuing operations	$11.7	$16.4	$10.4

	NON-U.S.
In millions	2013	2012	2011
Service cost	$3.5	$3.1	$2.9
Interest cost	10.7	10.3	11.1
Expected return on plan assets	(10.0)	(9.7)	(10.7)
Other adjustments	2.1	—	—
Net amortization of:
Prior service costs	0.1	—	0.1
Plan net actuarial losses	1.8	1.7	2.0

Net periodic pension benefit cost	8.2	5.4	5.4
Net curtailment and settlement (gains) losses	(0.2)	0.3	—

Net periodic pension benefit cost after net curtailment and settlement (gains) losses	$8.0	$5.7	$5.4

Amounts recorded in continuing operations	$8.0	$5.7	$5.4

The curtailment and settlement losses in 2013 are related to the creation of the Allegion UK Plan in connection with the Spin-off. The curtailment and settlement losses in 2012 are associated with amendments to the pension plans and lump sum distributions under the supplemental benefit plans for officers and other key employees.

Pension expense for 2014 is projected to be approximately $17.6 million, utilizing the assumptions for calculating the pension benefit obligations at the end of 2013. The amounts expected to be recognized in net periodic pension cost during the year ended December 31, 2014 for prior service cost and plan net actuarial losses are $0.8 million and $4.8 million, respectively.

Weighted-average assumptions used:

Net periodic pension cost for the year ended December 31,	2013	2012	2011
Discount rate:
U.S. plans
For the period January 1 to June 7	3.75%	4.25%	5.00%
For the period June 8 to November 30	3.75%	4.00%	5.00%
For the period December 1 to December 31	4.75%	4.00%	5.00%
Non-U.S. plans	4.50%	5.00%	5.50%
Rate of compensation increase:
U.S. plans	4.00%	4.00%	4.00%
Non-U.S. plans	4.25%	4.00%	4.50%
Expected return on plan assets:
U.S. plans	4.75%	5.75%	7.25%
Non-U.S. plans	5.25%	5.75%	6.25%

The expected long-term rate of return on plan assets reflects the average rate of returns expected on the funds invested or to be invested to provide for the benefits included in the projected benefit obligation. The expected long-term rate of return on plan assets is based on what is achievable given the plan’s investment policy, the types of assets held and target asset allocations. The expected long-term rate of return is determined as of the measurement date. Each plan is reviewed and its historical returns and target asset allocations to determine the appropriate expected long-term rate of return on plan assets to be used.

The overall objective in managing defined benefit plan assets is to ensure that all present and future benefit obligations are met as they come due. The goal is to achieve this while trying to mitigate volatility in plan funded status, contribution, and expense by better matching the characteristics of the plan assets to that of the plan liabilities. Each plan’s funded status and asset allocation is monitored regularly in addition to investment manager performance.

The fair values of the Company’s U.S. pension plan assets at December 31, 2013 by asset category are as follows:

	Fair value measurements			Total fair value
In millions	Level 1	Level 2	Level 3
Cash and cash equivalents	$—	$1.5	$—	$1.5
Equity mutual funds	—	42.1	—	42.1
Fixed income investments:
U.S. government and agency obligations	—	74.9	—	74.9
Corporate and non-U.S. bonds(a)	—	68.2	—	68.2

	—	143.1	—	143.1

Total assets at fair value	$—	$186.7	$—	$186.7
Receivables and payables, net(b)				21.8

Net assets available for benefits				$208.5

(a)	This includes state and municipal bonds.
(b)	Includes a $20 million receivable from Ingersoll Rand in accordance with the terms of the Employee Matters Agreement.

The fair values of the Company’s U.S. pension plan assets at December 31, 2012 by asset category are as follows:

	Fair value measurements			Total fair value
In millions	Level 1	Level 2	Level 3
Cash and cash equivalents	$—	$2.4	$—	$2.4
Commingled funds—equity specialty(a)	—	43.4	—	43.4
Fixed income investments:

U.S. government and agency obligations	—	83.9	—	83.9
Corporate and non-U.S. bonds(b)	—	92.3	—	92.3
Asset-backed and mortgage-backed securities	—	4.5	—	4.5
Other fixed income(c)	—	—	0.3	0.3

	—	180.7	0.3	181.0
Real estate(d)	—	—	2.7	2.7

Total assets at fair value	$—	$226.5	$3.0	$229.5
Receivables and payables, net				1.4

Net assets available for benefits				$230.9

(a)	This includes commingled and registered mutual funds that focus on equity investments. It includes both indexed and actively managed funds.
(b)	This includes state and municipal bonds.
(c)	This includes group annuity and guaranteed interest contracts as well as other miscellaneous fixed income securities.
(d)	This includes several private equity funds that invest in real estate. It includes both direct investment funds and funds-of-funds.

The fair values of the Company’s Non-U.S. pension plan assets at December 31, 2013 by asset category are as follows:

	Fair value measurements			Total fair value
In millions	Level 1	Level 2	Level 3
Cash and cash equivalents	$—	$10.2	$—	$10.2
Equity mutual funds	—	134.2	—	134.2
Corporate and non-U.S. bonds	—	185.6	—	185.6
Real estate(a)	—	—	0.7	0.7
Other(b)	—	—	2.6	2.6

Total assets at fair value	$—	$330.0	$3.3	$333.3
Receivables and payables, net				4.3

Net assets available for benefits				$337.6

(a)	This includes several private equity funds that invest in real estate. It includes both direct investment funds and funds-of-funds.
(b)	This primarily includes insurance contracts.

The fair values of the Company’s Non-U.S. pension plan assets at December 31, 2012 by asset category are as follows:

	Fair value measurements			Total fair value
In millions	Level 1	Level 2	Level 3
Cash and cash equivalents	$1.5	$0.8	$—	$2.3
Commingled funds—equity specialty(a)	—	68.4	—	68.4
Commingled funds—fixed income specialty(b)	—	113.2	—	113.2
Real estate(c)	—	—	1.6	1.6

Total assets at fair value	$1.5	$182.4	$1.6	$185.5
Receivables and payables, net				(2.1)

Net assets available for benefits				$183.4

(a)	This includes commingled and registered mutual funds that focus on equity investments. It includes both indexed and actively managed funds.
(b)	This comprises commingled and registered mutual funds that focus on fixed income securities.
(c)	This includes several private equity funds that invest in real estate. It includes both direct investment funds and funds-of-funds.

Cash equivalents are valued using a market approach with inputs including quoted market prices for either identical or similar instruments. Fixed income securities are valued through a market approach with inputs including, but not limited to, benchmark yields, reported trades, broker quotes and issuer spreads. Commingled funds are valued at their daily net asset value (NAV) per share or the equivalent. NAV per share or the equivalent is used for fair value purposes as a practical expedient. NAVs are calculated by the investment manager or sponsor of the fund. Private real estate fund values are reported by the fund manager and are based on valuation or appraisal of the underlying investments.

See Note 11 for additional information related to the fair value hierarchy defined by ASC 820, Fair Value Measurement.

The Company did not make any contributions to the U.S. pension plans in 2013 and made required and discretionary contributions to its U.S. pension plans of $3.2 million in 2012, and $0.1 million in 2011 and to the Non-U.S. pension plans of $11.6 million in 2013, $9.5 million in 2012, and $2.5 million in 2011. The Company currently projects that approximately $17.0 million will be contributed primarily to its Non-U.S. plans in 2014. The Company’s policy allows it to fund an amount, which could be in excess of or less than the pension cost expensed, subject to the limitations imposed by current tax regulations. The Company anticipates funding the plans in 2014 in accordance with contributions required by funding regulations or the laws of each jurisdiction.

Most of the Company’s U.S. employees are covered by defined contribution plans. Employer contributions are determined based on criteria specific to the individual plans and amounted to approximately $14.5 million, $7.6 million, and $6.4 million in 2013, 2012 and 2011, respectively. The Company’s contributions relating to non-U.S. defined contribution plans and other non-U.S. benefit plans were $4.7 million, $5.4 million and $4.8 million in 2013, 2012 and 2011, respectively.

Deferred Compensation Plan

The Company maintains an Executive Deferred Compensation Plan (“EDCP”), which is an unfunded, nonqualified plan that permits certain employees to defer receipt of up to 50% of their annual salary and up to 100% of their annual bonus awards, performance share plan awards, and restricted stock units received upon commencement of employment. On December 1, 2013 the Company assumed a liability of $12.0 million related to Allegion employees and former Allegion employees. As of December 31, 2013 the deferred compensation liability balance was $11.9 million.

Postretirement Benefits Other Than Pensions

The Company sponsors a postretirement plan that provides for healthcare benefits, and in some instances, life insurance benefits that cover certain eligible employees. The Company funds postretirement benefit obligations principally on a pay-as-you-go basis. Generally, postretirement health benefits are contributory with contributions adjusted annually. Life insurance plans for retirees are primarily noncontributory.

On December 1, 2013 the Schlage Lock Company LLC Postretirement other than Pensions Plan (“Schlage Postretirement Plan”) was established in connection with the Spin-off. The Schlage Postretirement Plan provides postretirement benefits other than pensions to Allegion employees and former Allegion employees who were participants in certain Ingersoll Rand Postretirement Benefits Other than Pension Plans. The Schlage Postretirement Plan assumed all liabilities related to Schlage Postretirement Plan participants and no assets were transferred to the Schlage Postretirement plan.

The Ingersoll Rand Board of Directors approved amendments in February 2012 to its postretirement medical plan with respect to post-65 retiree medical coverage. Effective January 1, 2013, Ingersoll Rand discontinued offering company-sponsored retiree medical coverage for certain individuals age 65 and older. Ingersoll Rand transitioned affected individuals to coverage through the individual Medicare market and will provide a tax-advantaged subsidy to those retirees eligible for subsidized company coverage who purchase individual Medicare supplemental coverage through Ingersoll Rand’s third-party Medicare coordinator that can be used towards reducing premiums and other qualified medical expenses.

As a result of these changes, the Company’s projected benefit obligations were remeasured as of February 1, 2012, which included updating the discount rate assumption to 3.75% from the 4.00% assumed at December 31, 2011. The remeasurement resulted in a decrease of $13.4 million to the projected benefit obligation, an actuarial loss of $0.6 million and a credit of $14.0 million to prior service cost.

The following table details information regarding the Company’s postretirement plans at December 31:

In millions	2013	2012
Change in benefit obligations:
Benefit obligation at beginning of year	$18.0	$28.9
Service cost	0.3	0.3
Interest cost	0.5	0.7
Plan participants’ contributions	—	0.3
Actuarial (gains) losses	(3.6)	3.1
Benefits paid, net of Medicare Part D subsidy	(1.0)	(1.3)
Amendments	—	(14.0)

Benefit obligations at end of year	$14.2	$18.0

Funded status:
Plan assets less than benefit obligations	$(14.2)	$(18.0)

Amounts included in the balance sheet:
Accrued compensation and benefits	$(1.1)	$(1.0)
Postemployment and other benefit liabilities	(13.1)	(17.0)

Total	$(14.2)	$(18.0)

The pretax amounts recognized in Accumulated other comprehensive income (loss) were as follows:

In millions	Prior service gains	Net actuarial losses	Total
Balance at December 31, 2012	$12.1	$(6.6)	$5.5
Current year changes recorded to Accumulated other comprehensive income (loss)	—	3.6	3.6
Amortization reclassified to earnings	(2.2)	0.1	(2.1)
Net gain / (loss) resulting from Spin-off	(2.8)	1.2	(1.6)

Balance at December 31, 2013	$7.1	$(1.7)	$5.4

The components of net periodic postretirement benefit cost (income) for the years ended December 31 were as follows:

In millions	2013	2012	2011
Service cost	$0.3	$0.3	$0.8
Interest cost	0.5	0.7	1.3
Net amortization of:
Prior service gains	(2.2)	(2.0)	(0.4)
Net actuarial losses	0.1	0.2	—

Net periodic postretirement benefit cost (income)	$(1.3)	$(0.8)	$1.7

Postretirement income for 2014 is projected to be $0.9 million. Amounts expected to be recognized in net periodic postretirement benefits cost in 2014 for prior service gains and plan net actuarial losses are $1.6 million and less than $0.1 million, respectively.

Assumptions:	2013	2012	2011
Weighted-average discount rate assumption to determine:
Benefit obligations at December 31	4.00%	3.25%	4.00%
Net periodic benefit cost
For the period January 1 to January 31	3.25%	4.00%	5.00%
For the period February 1 to November 30	3.25%	3.75%	5.00%
For the period December 1 to December 31	4.00%	3.75%	5.00%
Assumed health-care cost trend rates at December 31:
Current year medical inflation	7.65%	8.05%	8.45%
Ultimate inflation rate	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2021	2021	2021

A 1% change in the medical trend rate assumed for postretirement benefits would have the following effects at December 31, 2013:

In millions	1% Increase	1% Decrease
Effect on postretirement benefit obligation	$0.1	$(0.1)

Benefit payments for postretirement benefits, which are net of expected plan participant contributions and Medicare Part D subsidy, are expected to be paid as follows:

In millions
2014	$1.1
2015	1.2
2016	1.2
2017	1.2
2018	1.3
2019—2023	5.9

NOTE 11—FAIR VALUE MEASUREMENTS

Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Fair value measurements are based on a framework that utilizes the inputs market participants use to determine the fair value of an asset or liability and establishes a fair value hierarchy to prioritize those inputs. The fair value hierarchy is comprised of three levels that are described below:

•	Level 1—Inputs based on quoted prices in active markets for identical assets or liabilities.

•	Level 2—Inputs other than Level 1 quoted prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•	Level 3—Unobservable inputs based on little or no market activity and that are significant to the fair value of the assets and liabilities.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are obtained from independent sources and can be validated by a third party, whereas unobservable inputs reflect assumptions regarding what a third party would use in pricing an asset or liability based on the best information available under the circumstances. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Assets and liabilities measured at fair value at December 31, 2013 are as follows:

	Fair value measurements			Total fair value
In millions	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring fair value measurements
Assets:
Marketable securities	$20.2	$—	$—	$20.2
Derivative instruments	—	0.7	—	0.7

Total asset recurring fair value measurements	$20.2	$0.7	$—	$20.9

Liabilities:
Derivative instruments	$—	$2.7	$—	$2.7

Total liability recurring fair value measurements	$—	$2.7	$—	$2.7

Financial instruments not carried at fair value:
Total debt	$—	$1,312.6	$—	$1,312.6

Total financial instruments not carried at fair value	$—	$1,312.6	$—	$1,312.6

Assets and liabilities measured at fair value at December 31, 2012 are as follows:

	Fair value measurements			Total fair value
In millions	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring fair value measurements
Assets:
Marketable securities	$16.7	$—	$—	$16.7
Derivative instruments	—	0.1	—	0.1

Total asset recurring fair value measurements	$16.7	$0.1	$—	$16.8

Liabilities:
Derivative instruments	$—	$0.3	$—	$0.3

Total liability recurring fair value measurements	$—	$0.3	$—	$0.3

The Company determines the fair value of its financial assets and liabilities using the following methodologies:

•	Marketable securities—These securities include investments in publicly traded stock of non-U.S. companies held by non-U.S. subsidiaries of the Company. The fair value is obtained for the securities based on observable market prices quoted on public stock exchanges.

•	Derivative instruments—These instruments include forward foreign currency contracts and instruments related to non-functional currency balance sheet exposures. The fair value of the derivative instruments are determined based on a pricing model that uses spot rates and forward prices from actively quoted currency markets that are readily accessible and observable.

•	Debt—These securities are recorded at cost and include senior notes and borrowings under the Company’s senior secured credit facility. The fair value of the long-term debt instruments is obtained based on observable market prices quoted on public exchanges for similar assets.

The carrying values of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and short-term borrowings are a reasonable estimate of their fair value due to the short-term nature of these instruments.

The methodology used by the Company to determine the fair value of its financial assets and liabilities at December 31, 2013 are the same as those used at December 31, 2012. There have been no significant transfers between Level 1 and Level 2 categories.

NOTE 12—EQUITY

Ordinary Shares

As discussed in Note 1, on December 1, 2013, Ingersoll-Rand completed the separation of the commercial and residential security businesses of Ingersoll Rand from the rest of Ingersoll Rand, via the transfer of the Business from Ingersoll Rand to Allegion and the issuance by Allegion of ordinary shares directly to Ingersoll Rand’s shareholders. As part of the Spin-off, Allegion issued one ordinary share for every three ordinary shares of Ingersoll Rand held of record as of 5:00 p.m., New York City time on November 22, 2013. Allegion ordinary shares trade under the symbol “ALLE” on the New York Stock Exchange. Allegion issued a total of approximately 96.0 million ordinary shares in the Distribution. Allegion had 400.0 million ordinary shares authorized and 10.0 million $0.001 par value preferred shares authorized (with none outstanding) at December 31, 2013.

Other Comprehensive Income (Loss)

The changes in Accumulated other comprehensive income (loss) are as follows:

In millions	Cash flow hedges and marketable securities	Pension and OPEB Items	Foreign Currency Items	Total
December 31, 2011	$5.2	$(90.5)	$56.2	$(29.1)
Other comprehensive income (loss), net of tax	5.7	(5.2)	20.9	21.4

December 31, 2012	$10.9	$(95.7)	$77.1	$(7.7)
Other comprehensive income (loss), net of tax	5.8	(35.5)	(59.2)	(88.9)

December 31, 2013	$16.7	$(131.3)	$18.0	$(96.6)

The amounts of Other comprehensive income (loss) attributable to noncontrolling interests are as follows:

In millions	2013	2012	2011
Foreign currency items	$0.8	$0.5	$1.9

Total other comprehensive income (loss) attributable to noncontrolling interests	$0.8	$0.5	$1.9

NOTE 13—SHARE-BASED COMPENSATION

Prior to the Spin-off, the Company’s employees participated in Ingersoll Rand’s share-based compensation plans pursuant to which they were granted share-based awards of Ingersoll Rand stock. Ingersoll Rand’s share-based compensation plans include programs for stock options, restricted stock units (“RSUs”), performance share units (“PSUs”), stock appreciation rights (“SARs”) and deferred compensation. The equity-based payment expense recorded by the Company prior to the Spin-off includes the expense associated with the employees historically attributable to the Company’s operations, as well as an allocation of equity-based compensation expense for Ingersoll Rand corporate employees who provided certain centralized support functions. The Compensation Committee of Ingersoll Rand’s Board of Directors determined the recipients, type of awards to be granted and amounts of awards granted under the plans.

In connection with the Spin-off, stock options awarded under the plans that were vested and exercisable at the time of the Spin-off were converted into vested and exercisable stock options of the Company using a formula designed to preserve the intrinsic value of the awards immediately prior to separation. Additionally, holders of Ingersoll Rand vested stock options and SARs awards received one stock option of Allegion for every three Ingersoll Rand vested and exercisable stock options held. Stock options awarded under the plans that were unvested at the time of the Spin-off were converted to unvested stock options of the Company. In connection with the Spin-off, RSUs that vested on or after December 1, 2013 were converted into new equity awards of the Company, using a formula designed to preserve the intrinsic value of the awards immediately prior to separation. In general, PSUs held at the time of separation remain with Ingersoll Rand, and were not converted to PSUs of the Company.

The Company records share-based compensation awards using a fair value method and recognizes compensation expense for an amount equal to the fair value of the share-based payment issued in its financial statements. The Company’s share-based compensation plans include programs for stock options, RSUs, PSUs, and deferred compensation.

Under the Company’s incentive stock plan, the total number of ordinary shares authorized by the shareholders is 8.0 million, of which 5.0 million remains available as of December 31, 2013 for future incentive awards.

Compensation Expense

Share-based compensation expense related to continuing operations is included in Selling and administrative expenses. The following table summarizes the expenses recognized for the years ended December 31:

In millions	2013	2012	2011
Stock options	$2.4	$1.7	$2.1
RSUs	3.3	2.6	2.4
PSUs	1.0	1.5	(0.1)
Deferred compensation	1.7	0.5	(0.1)

Pre-tax expense	8.4	6.3	4.3
Tax benefit	(3.2)	(2.4)	(1.6)

Total	$5.2	$3.9	$2.7

Stock Options / RSUs

Eligible participants may receive (i) stock options, (ii) RSUs or (iii) a combination of both stock options and RSUs. The fair value of each of the Company’s stock option and RSU awards is expensed on a straight-line basis over the required service period, which is generally the 3-year vesting period. However, for stock options and RSUs granted to retirement eligible employees, the Company recognizes expense for the fair value at the grant date.

The average fair value of the stock options granted for the year ended December 31, 2013 and 2012 was estimated to be $15.98 per share and $13.67 per share, respectively, using the Black-Scholes option-pricing model. The weighted average assumptions used were the following:

	2013	2012
Dividend yield	1.27%	1.33%
Volatility	39.22%	43.62%
Risk-free rate of return	1.53%	0.92%
Expected life	5.9 years	5.1 years

For grants issued prior to December 1, 2013, expected volatility is based on the historical volatility from traded options on Ingersoll Rand’s stock. The risk-free rate of return is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award. Historical data is used to estimate forfeitures within Ingersoll Rand’s valuation model. The expected life of Ingersoll Rand’s stock option awards is derived from historical experience and represents the period of time that awards are expected to be outstanding.

For grants issued on or after December 1, 2013, expected volatility is based on the weighted average of the implied volatility of a group of the Company’s peers. The risk-free rate of return is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award. Historical peer data is used to estimate forfeitures within the Company’s valuation model. The expected life of the Company’s stock option awards granted post separation is derived from the simplified approach based on the weighted average time to vest and the remaining contractual term, and represents the period of time that awards are expected to be outstanding.

Changes in options outstanding under the plans for the years ended December 31, 2013, 2012 and 2011 are as follows:

	Shares subject to option	Weighted- average exercise price(a)	Aggregate intrinsic value (millions)	Weighted- average remaining life (years)
December 31, 2010	1,947,180	$33.54
Granted	207,962	44.95
Exercised	(526,327)	32.54
Cancelled	(145,565)	33.91
Transferred, net	(203,693)	35.22

December 31, 2011	1,279,557	35.49
Granted	144,051	40.63
Exercised	(194,860)	26.18
Cancelled	(13,159)	42.65
Transferred, net	(113,460)	35.00

December 31, 2012	1,102,129	37.77
Granted	321,808	47.35
Exercised	(611,792)	33.78
Impact of spin-off	1,669,911	$—

Outstanding December 31, 2013	2,482,056	$25.21	$47.1	5.1

Exercisable December 31, 2013	1,829,827	$22.54	$39.6	4.2

(a)	The weighted average exercise price for periods ending prior to December 1, 2013 represents the exercise price of awards prior to conversion to awards of the Company. The weighted average exercise price of awards on or after December 1, 2013 represents the exercise price of the awards on the grant date converted to ordinary shares of the Company.

The following table summarizes information concerning currently outstanding and exercisable options:

	Options outstanding			Options exercisable
Range of exercise price	Number outstanding at December 31, 2013	Weighted- average remaining life (years)	Weighted- average exercise price	Number outstanding at December 31, 2013	Weighted- average remaining life (years)	Weighted- average exercise price
10.01—20.00	610,645	4.4	15.90	589,110	4.3	15.80
20.01—30.00	1,425,513	4.7	25.61	1,196,973	4.2	25.50
30.01—40.00	267,480	8.2	32.30	43,744	4.0	32.22
40.01—50.00	178,418	6.5	43.27	—	—	—

	2,482,056	5.1	$25.21	1,829,827	4.2	$22.54

At December 31, 2013, there was $4.6 million of total unrecognized compensation cost from stock option arrangements granted under the plan, which is primarily related to unvested shares of non-retirement eligible employees. The aggregate intrinsic value of the Company’s options exercised during the year ended December 31, 2013 and 2012 was $1.2 million and $3.8 million, respectively. Generally, stock options expire ten years from their date of grant.

The following table summarizes RSU activity for the years ended December 31, 2013, 2012 and 2011:

	RSUs	Weighted- average grant date fair value(a)
Outstanding and unvested at December 31, 2010	195,900	$25.35
Granted	93,464	44.86
Vested	(71,438)	23.88
Cancelled	(37,324)	33.90
Transfers, net	(14,533)	24.44

Outstanding and unvested at December 31, 2011	166,069	$35.11
Granted	68,429	40.70
Vested	(72,300)	29.99
Cancelled	(7,931)	41.47
Transfers, net	(10,214)	34.73

Outstanding and unvested at December 31, 2012	144,053	$40.02
Granted	195,590	48.42
Vested	(71,776)	38.94
Impact of spin-off	110,350	—

Outstanding and unvested at December 31, 2013	378,217	$33.59

(a)	The weighted average grant date fair value for periods ending prior to December 1, 2013 represents the fair value of awards granted with respect to Ingersoll Rand ordinary shares, prior to conversion to awards of the Company. The weighted average grant date fair value of awards on or after December 1, 2013 represents the fair value of the awards on the grant date converted to ordinary shares of the Company.

At December 31, 2013, there was $8.4 million of total unrecognized compensation cost from RSU arrangements granted under the plan, which is related to unvested shares of non-retirement eligible employees.

Performance Shares

The Company has a Performance Share Program (PSP) for key employees. The program provides awards in the form of Performance Share Units based on performance against pre-established objectives. The annual target award level is expressed as a number of the Company’s ordinary shares. All PSUs are settled in the form of ordinary shares unless deferred.

Awards granted in 2011 were based upon Ingersoll Rand’s relative earnings-per-share (EPS) growth as compared to the industrial group of companies in the S&P 500 Index over the three-year performance period.

In 2011, the Compensation Committee of Ingersoll Rand’s Board of Directors (the “Ingersoll Rand Compensation Committee”) approved certain changes to Ingersoll Rand’s PSP to be implemented beginning with the 2012 grant year. Under these changes, PSUs were based 50% upon a performance condition, measured at each reporting period by relative EPS growth to the industrial group of companies in the S&P 500 Index and the fair market value of Ingersoll Rand’s stock on the date of grant, and 50% upon a market condition, measured by Ingersoll Rand’s relative total shareholder return (TSR) as compared to the TSR of the industrial group of companies in the S&P 500 Index over the three-year performance period. The fair value of the market condition was estimated using a Monte Carlo Simulation approach in a risk-neutral framework based upon historical volatility, risk-free rates and correlation matrix.

In 2012, the Ingersoll Rand Compensation Committee approved a change to fix the measurement of EPS for all outstanding 2011 PSUs effective January 31, 2012. This change results in fixed accounting being applied as of the date of change. The fair value of Ingersoll Rand’s stock price used to fix the remaining amount of expense to be recorded over the life of the awards was $34.94.

In December 2013, the Company’s Compensation Committee issued PSUs that are earned based upon the TSR of the Company’s share performance compared to the TSR of the 41 companies currently comprising the S&P 400 Capital Goods Index over the three-year performance period based on the change in the 30 day average price for the index from December 2013 to the 30 day average price for the index in December 2016. The fair value of the market condition is estimated using a Monte Carlo simulation approach in a risk-neutral framework to model future stock price movements based upon the risk-free rate of return, the volatility of each entity, and the pair-wise correlations between each entity. The model utilizes a peer group of 41 members.

The following table summarizes PSU activity for the maximum number of shares that may be issued for the years ended December 31, 2013, 2012 and 2011:

	PSUs	Weighted-average grant date fair value(a)
Outstanding and unvested at December 31, 2010	397,416	$20.42
Granted	71,900	46.73
Vested	(112,496)	16.95
Forfeited	(72,620)	28.75
Transfers, net	(30,078)	27.10

Outstanding and unvested at December 31, 2011	254,122	$27.10
Granted	37,746	50.75
Forfeited	(126,982)	17.80
Transfers, net	(22,430)	39.13

Outstanding and unvested at December 31, 2012	142,456	$39.13
Granted	75,172	34.90
Vested	(34,701)	34.94
Impact of spin-off	(120,044)	—

Outstanding and unvested at December 31, 2013	62,883	$29.27

(a)	The weighted average grant date fair value for periods ending prior to December 1, 2013 represents the fair value of awards granted with respect to Ingersoll Rand ordinary shares, prior to conversion to awards of the Company. The weighted average grant date fair value of awards on or after December 1, 2013 represents the fair value of the awards on the grant date converted to ordinary shares of the Company.

At December 31, 2013, there was $1.7 million of total unrecognized compensation cost from the PSP based on current performance, which is related to unvested shares. This compensation will be recognized over the required service period, which is generally the three-year vesting period.

Deferred Compensation

The Company allows key employees to defer a portion of their eligible compensation into a number of investment choices, including its ordinary share equivalents. Any amounts invested in ordinary share equivalents will be settled in ordinary shares of the Company at the time of distribution.

NOTE 14—RESTRUCTURING & SEPARATION COSTS

Restructuring

During 2013, 2012, and 2011, the Company incurred costs of $5.8 million, $7.5 million, and $0.3 million respectively, associated with ongoing restructuring actions. These actions included workforce reductions as well as the closure and consolidation of manufacturing facilities in an effort to increase efficiencies across multiple lines of business. In the second quarter of 2011, the Company released approximately $2.2 million of previously accrued restructuring charges as a result of the decision to discontinue a portion of the Company’s restructuring plans. As of December 31, 2013, the Company had $2.8 million accrued for costs associated with its ongoing restructuring actions, of which a majority is expected to be paid within one year.

Restructuring charges recorded during the years ended December 31 were as follows:

In millions	2013	2012	2011
Americas	$0.1	$1.7	$(0.8)
EMEIA	5.7	5.8	1.1

Total	$5.8	$7.5	$0.3
Cost of goods sold	$3.1	$3.0	$0.1
Selling and administrative expenses	2.7	4.5	0.2

Total	$5.8	$7.5	$0.3

The changes in the restructuring reserve were as follows:

In millions	Americas	EMEIA	Total
December 31, 2011	$1.7	$0.4	$2.1
Additions, net of reversals	1.7	5.8	7.5
Cash and non-cash uses	(3.4)	(3.2)	(6.6)

December 31, 2012	—	3.0	3.0
Additions, net of reversals	0.1	5.7	5.8
Cash and non-cash uses	(0.1)	(6.1)	(6.2)
Currency translation	—	0.2	0.2

December 31, 2013	$—	$2.8	$2.8

Separation costs

The Company incurred $5.9 million of separation costs during 2013 associated with the Spin-off. The components of separation costs incurred is presented below (in millions):

IT related	$1.5
HR releated	1.9
Finance related	0.7
Marketing and rebranding	0.6
Other	1.2

$5.9

Included in the above separation costs are $0.5 million of costs paid under a Transition Services Agreement with Ingersoll Rand, under which Ingersoll Rand provides certain services for a limited time after the Spin-off to help ensure an orderly transition following the distribution. See Note 19 for more information about the Transition Services Agreement.

NOTE 15—OTHER EXPENSE (INCOME), NET

At December 31, the components of Other expense (income), net were as follows:

In millions	2013	2012	2011
Interest income	$(0.8)	$(0.1)	$(0.4)
Exchange (gain) loss	7.9	3.3	(4.1)
Other	—	—	(0.1)

Other expense (income), net	$7.1	$3.2	$(4.6)

Included within Exchange gain (loss) for the year ended December 31, 2013 is a $6.2 million realized foreign currency loss related to the devaluation of the Venezuelan Bolivar from the pre-existing exchange rate of 4.3 bolivars to the U.S. dollar to 6.3 Bolivars to the U.S. dollar.

NOTE 16—INCOME TAXES

The Company and its subsidiaries, prior to the Spin-off, were included in Ingersoll Rand’s income tax returns in certain taxing jurisdictions. In preparing the combined and consolidated financial statements, the Company has determined the tax provision for those jurisdictions on a separate return basis.

Earnings before income taxes for the years ended December 31 were taxed within the following jurisdictions:

In millions	2013	2012	2011
United States	$318.0	$317.0	$291.1
Non-U.S.	(99.5)	46.9	71.1

Total	$218.5	$363.9	$362.2

The components of the Provision for income taxes for the years ended December 31 were as follows:

In millions	2013	2012	2011
Current tax expense (benefit):
United States	$118.5	$121.3	$102.4
Non-U.S.	37.6	18.6	27.3

Total:	156.1	139.9	129.7
Deferred tax expense (benefit):
United States	6.9	(4.0)	(0.4)
Non-U.S.	11.2	—	1.2

Total:	18.1	(4.0)	0.8
Total tax expense (benefit):
United States	125.4	117.3	102.0
Non-U.S.	48.8	18.6	28.5

Total	$174.2	$135.9	$130.5

The Provision for income taxes differs from the amount of income taxes determined by applying the applicable U.S. statutory income tax rate to pretax income, as a result of the following differences:

	Percent of pretax income
	2013	2012	2011
Statutory U.S. rate	35.0%	35.0%	35.0%
Increase (decrease) in rates resulting from:
Non-U.S. tax rate differential	(2.6)	(0.5)	(1.1)
State and local income taxes(1)	5.6	2.8	2.3
Valuation allowances	16.4	0.5	0.6
Goodwill impairment charge	18.6	—	—
Reserves for uncertain tax positions	4.5	0.6	1.7
Tax on unremitted earnings	3.4	—	—
Production incentives	(2.3)	—	—
Other adjustments	1.1	(1.1)	(2.5)

Effective tax rate	79.7%	37.3%	36.0%

(1)	Net of changes in valuation allowances

At December 31, a summary of the deferred tax accounts were as follows:

In millions	2013	2012
Deferred tax assets:
Inventory and accounts receivable	$5.6	$7.0
Fixed assets and intangibles	116.4	1.5
Postemployment and other benefit liabilities	17.5	12.7
Other reserves and accruals	3.7	10.3
Net operating losses and credit carryforwards	35.0	25.3
Investment and other asset basis differences	—	7.3
Other	0.3	1.2

Gross deferred tax assets	178.5	65.3
Less: deferred tax valuation allowances	(46.9)	(5.8)

Deferred tax assets net of valuation allowances	$131.6	$59.5

Deferred tax liabilities:
Fixed assets and intangibles	$(33.4)	$(46.3)
Unremitted earnings of foreign subsidiaries	(7.5)	—
Other reserves and accruals	(0.5)	(1.8)
Other	(1.5)	(0.7)

Gross deferred tax liabilities	(42.9)	(48.8)

Net deferred tax assets (liabilities)	$88.7	$10.7

Deferred tax account balances from 2012 were recast to conform to current year presentation. The material changes in deferred tax account balances result from the tax write-up of certain US fixed assets and intangible assets immediately prior to the Spin-off and the write-down of certain intangible assets in EMEIA.

At December 31, 2013, $7.5 million of deferred tax was recorded for certain undistributed earnings of foreign subsidiaries. No deferred taxes have been provided for any portion of the remaining undistributed earnings of the Company’s subsidiaries since these earnings have been and under certain plans will continue to be, permanently reinvested in these subsidiaries. The Company and Ingersoll Rand have not finalized the allocation of undistributed earnings for certain subsidiaries that were not wholly transferred to Allegion during the Spin-off. Because of this and other factors, including the number of legal entities and jurisdictions involved, the complexity of the Company’s legal entity structure, the complexity of tax laws in the relevant jurisdictions, including, but not limited to, the rules pertaining to the utilization of foreign tax credits in the United States and the impact of projections of income for future years to any calculations, the Company believes it is not practicable to estimate, within any reasonable range, the amount of additional taxes which may be payable upon the distribution of earnings.

At December 31, 2013, the Company had the following operating loss and tax credit carryforwards available to offset taxable income in prior and future years:

In millions	Amount	Expiration Period
U.S. Federal net operating loss carryforwards	$15.0	2026 & 2027
U.S. Federal credit carryforwards	0.3	2024-Unlimited
U.S. State net operating loss carryforwards	7.9	2014-2032
Non-U.S. net operating loss carryforwards	100.0	2014-Unlimited
Non-U.S. credit carryforwards	9.9	Unlimited

The U.S. state net operating loss carryforwards were incurred in various jurisdictions. The non-U.S. net operating loss carryforwards were incurred in various jurisdictions, predominantly in Germany, Spain, Turkey and the United Kingdom.

The Company evaluates its deferred income tax assets to determine if valuation allowances are required or should be adjusted. U.S. GAAP requires that companies assess whether valuation allowances should be established against their deferred tax assets based on consideration of all available evidence, both positive and negative, using a “more likely than not” standard. This assessment considers the nature, frequency, and amount of recent losses, the duration of statutory carryforward periods, and tax planning strategies. In making such judgments, significant weight is given to evidence that can be objectively verified.

Activity associated with the Company’s valuation allowance is as follows:

In millions	2013	2012	2011
Beginning balance	$5.8	$9.7	$9.8
Increase to valuation allowance	44.9	1.8	2.0
Decrease to valuation allowance	(0.5)	(0.1)	—
Net equity with parent	(4.0)	(5.9)	(1.6)
Accumulated other comprehensive income (loss)	0.7	0.3	(0.5)

Ending balance	$46.9	$5.8	$9.7

During 2013, the valuation allowance increased by $41.1 million. This increase is the result of changes in jurisdictional profitability and changes in judgment and facts regarding the realizability of deferred tax assets.

The Company has total unrecognized tax benefits of $40.6 million and $63.6 million as of December 31, 2013, and December 31, 2012, respectively. The amount of unrecognized tax benefits that, if recognized, would affect the continuing operations effective tax rate are $40.6 million as of December 31, 2013. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

In millions	2013	2012	2011
Beginning balance	$63.6	$63.0	$53.3
Additions based on tax positions related to the current year	9.0	1.7	1.6
Net equity adjustment with former parent	(25.4)	—	—
Additions based on tax positions related to prior years	0.5	4.3	17.6
Reductions based on tax positions related to prior years	(6.9)	(3.7)	(8.7)
Reductions related to settlements with tax authorities	—	(1.6)	—
Reductions related to lapses of statute of limitations	(0.7)	—	(0.1)
Translation (gain)/loss	0.5	(0.1)	(0.7)

Ending balance	$40.6	$63.6	$63.0

The Company records interest and penalties associated with the uncertain tax positions within its Provision for income taxes. The Company had reserves associated with interest and penalties, net of tax, of $11.5 million and $18.2 million at December 31, 2013 and 2012, respectively. For the year ended December 31, 2013, the Company recognized a $15.2 million reduction in the reserve related to interest and penalties, net of tax, through Parent Company Investment. For the year ended December 31, 2013 and 2012, the Company recognized $4.3 million and $1.6 million, respectively, in interest and penalties net of tax in continuing operations related to these uncertain tax positions.

The total amount of unrecognized tax benefits relating to the Company’s tax positions is subject to change based on future events including, but not limited to, the settlements of ongoing audits and/or the expiration of applicable statutes of limitations. Although the outcomes and timing of such events are highly uncertain, it is reasonably possible that the balance of gross unrecognized tax benefits, excluding interest and penalties, could potentially be reduced by up to approximately $5.9 million during the next 12 months.

The provision for income taxes involves a significant amount of management judgment regarding interpretation of relevant facts and laws in the jurisdictions in which the Company operates. Future changes in applicable laws, projected levels of taxable income and tax planning could change the effective tax rate and tax balances recorded by the Company. In addition, tax authorities periodically review income tax returns filed by the Company and can raise issues regarding its filing positions, timing and amount of income or deductions, and the allocation of income among the jurisdictions in which the Company operates. A significant period of time may elapse between the filing of an income tax return and the ultimate resolution of an issue raised by a tax authority with respect to that return. In the normal course of business, the Company is subject to examination by taxing authorities throughout the world, including such major jurisdictions as Canada, China, Italy, Mexico and the United States. In general, the examination of the material tax returns of subsidiaries of the Company is complete for the years prior to 2001, with certain matters being resolved through appeals and litigation.

In connection with the Spin-off, the Company and Ingersoll Rand entered into a Tax Matters Agreement for the allocation of taxes. As of December 31, 2013, the Company has agreed to indemnify Ingersoll Rand $4.1 million for various tax matters, exclusive of interest and penalties of $2.6 million, which is reflected as an Other Noncurrent Liability. In addition, the Company has recorded a $47.2 million indemnity payable to Ingersoll Rand related to a filing for competent authority relief, which is reflected as an Other Noncurrent Liability. As part of this competent authority filing, the Company has also recorded a $47.2 million as an Other Noncurrent Asset. The $47.2 million is exclusive of interest in the amount of $6.6 million. The Company also has an indemnity receivable from Ingersoll Rand in the amount of $9.4 million, exclusive of $0.2 million of interest, reflected as an Other Noncurrent Asset. The indemnity receivable is primarily related to additional competent authority relief filings.

In September 2013, the Internal Revenue Service released final tangible personal property regulations regarding the deduction and capitalization of expenditures related to tangible property. The new rules will become effective for taxable years beginning on or after January 1, 2014. While the Company is still finalizing its analysis, the Company does not believe that these regulations will have a material impact on its Combined and Consolidated Financial Statements.

NOTE 17—DISCONTINUED OPERATIONS

Integrated Systems and Services Divestiture

On December 30, 2011, the Company completed the divestiture of its security installation and service business, which was sold under the Integrated Systems and Services brand in the United States and Canada, to Kratos Public Safety & Security Solutions, Inc. This business, which was previously reported as part of the Americas segment, designs, installs and services security systems. The Company reported this business as a discontinued operation for all periods presented. During 2011, the Company recorded a pre-tax loss on sale of $6.7 million ($1.5 million after-tax) within discontinued operations.

Net revenues and after-tax earnings of the Integrated Systems and Services business for the year endeds December 31 were as follows:

In millions	2013	2012	2011
Net revenues	$—	$—	$72.2

After-tax earnings (loss) from operations	$(0.3)	$(0.5)	$(1.3)
Gain (loss) on sale, net of tax	—	(1.5)	(5.2)

Discontinued operations, net of tax	$(0.3)	$(2.0)	$(6.5)

Other divestitures

Other discontinued operations recognized a loss of $0.5 million, $0.7 million and $0.8 million for the years ended December 31, 2013, 2012 and 2011, respectively, and was mainly related to lease expense and other miscellaneous expenses from previously sold businesses.

NOTE 18—EARNINGS PER SHARE (EPS)

Basic EPS is calculated by dividing Net earnings attributable to Allegion plc by the weighted-average number of ordinary shares outstanding for the applicable period. Diluted EPS is calculated after adjusting the denominator of the basic EPS calculation for the effect of all potentially dilutive ordinary shares, which in the Company’s case, includes shares issuable under share-based compensation plans.

Basic and Diluted EPS for all periods prior to the Spin-off reflect the number of distributed shares on December 1, 2013, or 96.0 million shares. For 2013 year to date calculations, these shares are treated as issued and outstanding from January 1, 2013 for purposes of calculating historical basic EPS. At the time of the Spin-off, stock options and restricted stock awards were converted to awards of Allegion, and therefore there were no dilutive securities outstanding for historical periods. For 2013, the Company determined its weighted average dilutive share outstanding assuming that the date of our separation from Ingersoll Rand was the beginning of the period. The following table summarizes the weighted-average number of ordinary shares outstanding for basic and diluted earnings per share calculations.

In millions	2013	2012	2011
Weighted-average number of basic shares	96.0	96.0	96.0
Shares issuable under incentive stock plans	0.1	—	—

Weighted-average number of diluted shares	96.1	96.0	96.0

NOTE 19—RELATED PARTY TRANSACTIONS

Ingersoll Rand provided the Company’s subsidiaries with certain centrally managed services and corporate function support in the areas of finance, information technology, employee benefits, legal, human resources, integrated supply chain and marketing through November 30, 2013. In addition, as discussed in Note 10, certain employees of the Company’s subsidiaries were eligible to participate in certain Ingersoll Rand employee benefit plans that were sponsored and administered by Ingersoll Rand or its affiliates.

The Company’s subsidiaries use of these services and its participation in these employee benefit plans generate both direct and indirect costs. These direct and indirect costs and benefits relating to the services and benefit plans are charged to the Company’s subsidiaries and are included in Cost of goods sold and Selling and administrative expenses.

Costs associated with centrally managed services have been billed to the Company’s subsidiaries on the basis of direct usage. Historically, Ingersoll Rand corporate allocations have been generally allocated to the Company’s subsidiaries on the basis of revenue, assets, payroll expense, and selling and administrative expenses. Incremental corporate costs have been allocated to the Company’s subsidiaries on a similar basis. Costs are allocated to the Company’s subsidiaries using allocation methods that management believes are reasonable.

The Combined and Consolidated Financial Statements reflect these direct and indirect costs through a corporate overhead allocation. For the years ended December 31, these allocated Ingersoll Rand costs amount to:

	2013	2012	2011
Centrally managed service costs	$104.6	$94.8	$86.7
Historical Ingersoll Rand corporate overhead allocations	36.6	53.5	52.0
Incremental corporate costs not previously allocated to businesses	33.3	28.4	21.8

Total	$174.5	$176.7	$160.5

Ingersoll Rand provided centralized treasury functions for the Company’s subsidiaries, whereby, Ingersoll Rand regularly transferred cash both to and from the Company’s subsidiaries, as necessary. Loans receivable/payable from/to related parties have been included in Parent company investment in the Combined Financial

Statements for the years ended December 31, 2012 and 2011. Intercompany receivables/payables from/to related parties arising from the corporate overhead activity described above have been included in Parent company investment in the Combined Financial Statements for the years ended December 31, 2012 and 2011.

The Company entered into a Transition Services Agreement with Ingersoll Rand, under which Ingersoll Rand provides certain services for a limited time after the Spin-off to help ensure an orderly transition. Under the Transition Services Agreement, the Company receives certain services, including services for information technology, human resources and labor and finance and accounting support as well as other corporate support services, from Ingersoll Rand and/or third party providers at specified prices. These services are planned to extend for a period of up to twenty-four months in most circumstances. The Company paid $0.5 million in the fourth quarter of 2013 to Ingersoll Rand for services provided under transition services agreements.

NOTE 20—COMMITMENTS AND CONTINGENCIES

The Company is involved in various litigations, claims and administrative proceedings, including those related to environmental and product warranty matters. Amounts recorded for identified contingent liabilities are estimates, which are reviewed periodically and adjusted to reflect additional information when it becomes available. Subject to the uncertainties inherent in estimating future costs for contingent liabilities, except as expressly set forth in this note, management believes that any liability which may result from these legal matters would not have a material adverse effect on the financial condition, results of operations, liquidity or cash flows of the Company.

Environmental Matters

The Company is dedicated to an environmental program to reduce the utilization and generation of hazardous materials during the manufacturing process and to remediate identified environmental concerns. As to the latter, the Company is currently engaged in site investigations and remediation activities to address environmental cleanup from past operations at current and former production facilities.

The Company is sometimes a party to environmental lawsuits and claims and has received notices of potential violations of environmental laws and regulations from the U.S. Environmental Protection Agency and similar state authorities. It has also been identified as a potentially responsible party (“PRP”) for cleanup costs associated with off-site waste disposal at federal Superfund and state remediation sites. For all such sites, there are other PRPs and, in most instances, the Company’s involvement is minimal.

In estimating its liability, the Company has assumed it will not bear the entire cost of remediation of any site to the exclusion of other PRPs who may be jointly and severally liable. The ability of other PRPs to participate has been taken into account, based on our understanding of the parties’ financial condition and probable contributions on a per site basis. Additional lawsuits and claims involving environmental matters are likely to arise from time to time in the future.

The Company incurred $2.1 million, $2.9 million, and $1.9 million of expenses during the years ended December 31, 2013, 2012 and 2011, respectively, for environmental remediation at sites presently or formerly owned or leased by us. As of December 31, 2013 and 2012, the Company has recorded reserves for environmental matters of $10.8 million and $11.8 million, respectively. Of these amounts $2.9 million and $2.5 million, respectively, relate to remediation of sites previously disposed by the Company. Environmental reserves are classified as Accrued expenses and other current liabilities, or Other noncurrent liabilities based on their expected term. The Company’s total current environmental reserve at December 31, 2013 and 2012 was $4.2 million and $2.3 million, respectively, and the remainder is classified as noncurrent. Given the evolving nature of environmental laws, regulations and technology, the ultimate cost of future compliance is uncertain.

Warranty Liability

Standard product warranty accruals are recorded at the time of sale and are estimated based upon product warranty terms and historical experience. The Company assesses the adequacy of its liabilities and will make adjustments as necessary based on known or anticipated warranty claims, or as new information becomes available.

The changes in the standard product warranty liability for the year ended December 31, were as follows:

In millions	2013	2012
Balance at beginning of period	$9.6	$9.1
Reductions for payments	(5.7)	(4.9)
Accruals for warranties issued during the current period	5.0	4.9
Changes to accruals related to preexisting warranties	1.0	0.4
Translation	—	0.1

Balance at end of period	$9.9	$9.6

Standard product warranty liabilities are classified as Accrued expenses and other current liabilities.

Other Commitments and Contingencies

Certain office and warehouse facilities, transportation vehicles and data processing equipment are leased by the Company. Total rental expense was $35.3 million in 2013, $35.5 million in 2012 and $22.7 million in 2011. Minimum lease payments required under non-cancelable operating leases with terms in excess of one year for the next five years are as follows: $15.9 million in 2014, $11.3 million in 2015, $7.5 million in 2016, $3.7 million in 2017, and $1.8 million in 2018.

NOTE 21—BUSINESS SEGMENT INFORMATION

The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies except that the operating segments’ results are prepared on a management basis that is consistent with the manner in which the Company disaggregates financial information for internal review and decision making. The Company largely evaluates performance based on Segment operating income and Segment operating margins.

Segment operating income is the measure of profit and loss that the Company’s chief operating decision maker uses to evaluate the financial performance of the business and as the basis for resource allocation, performance reviews, and compensation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company’s chief operating decision maker may exclude certain charges or gains, such as corporate charges and other special charges, from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions. The Company defines Segment operating margin as Segment operating income as a percentage of Net revenues.

On December 30, 2011, the Company completed the divestiture of its security installation and service business, which was sold under the Integrated Systems and Services brand in the United States and Canada, to Kratos Public Safety & Security Solutions, Inc. Segment information for the Americas segment excludes the results of this business for all periods presented.

Each reportable segment is based primarily on the geography in which it operates. The operating segments have been aggregated as required by GAAP. A description of the Company’s reportable segments is as follows:

The Americas segment provides security products and solutions in approximately 30 countries throughout North America and parts of South America. The segment sells a broad range of products and solutions including, locks, locksets, key systems, door closers, exit devices, doors and door frames, electronic product and access control systems to end-users in commercial, institutional and residential facilities, including into the education, healthcare, government, commercial office and single- and multi-family residential markets. This segment’s strategic brands are Schlage, Von Duprin and LCN.

The EMEIA segment provides security products and solutions throughout Europe, the Middle East, India and Africa in approximately 85 countries. The segment offers customers the same portfolio of products as the Americas segment, as well as time and attendance and workforce productivity solutions. This segment’s strategic brands are CISA and Interflex. This segment also resells Schlage, Von Duprin and LCN products, primarily in the Middle East.

The Asia Pacific segment provides security products and solutions throughout Asia Pacific in approximately 14 countries. The segment offers customers the same portfolio of products as the Americas segment, as well as video analytics solutions. This segment’s strategic brands are Schlage, CISA, Von Duprin and LCN.

Effective January 1, 2013, a product line was transferred from the Asia Pacific segment to the Americas segment. This transfer is reflected in the historical segment results for each of the fiscal years in the two-year period ended December 31, 2012.

A summary of operations and balance sheet information by reportable segments as of and for the years ended December 31 were as follows:

Dollar amounts in millions	2013	2012	2011
Americas
Net revenues	$1,514.7	$1,471.9	$1,402.2
Segment operating income	390.0	377.2	347.8
Segment operating margin	25.7%	25.6%	24.8%
Depreciation and amortization	26.5	23.3	22.8
Capital expenditures	10.5	16.9	18.9
Total segment assets	856.6	883.3	883.4

EMEIA
Net revenues	425.3	428.3	476.0
Segment operating income (loss)(a)	(3.1)	8.2	19.4
Segment operating margin	(0.7)%	1.9%	4.1%
Depreciation and amortization	18.2	18.3	20.9
Capital expenditures	5.6	1.7	5.5
Total segment assets	525.6	724.4	798.5

Asia Pacific
Net revenues	153.5	146.4	143.0
Segment operating income(b)	25.4	11.4	11.9
Segment operating margin	16.5%	7.8%	8.3%
Depreciation and amortization	0.9	2.2	2.3
Capital expenditures	0.8	1.0	1.1
Total segment assets	403.3	310.9	294.8

Total net revenues	$2,093.5	$2,046.6	$2,021.2

Reconciliation to Operating Income
Segment operating income from reportable segments	$412.3	$396.8	$379.1
Asset impairment(a)	(137.6)	—	—
Unallocated corporate expense	(38.9)	(28.2)	(20.1)

Total operating income	$235.8	$368.6	$359.0

Total operating income as a percentage of revenues	11.3%	18.0%	17.8%
Depreciation and amortization from reportable segments	$45.6	$43.8	$46.0
Unallocated depreciation and amortization	0.5	—	—

Total depreciation and amortization	$46.1	$43.8	$46.0

Capital expenditures from reportable segments	$16.9	$19.6	$25.5
Corporate capital expenditures	3.3	—	—

Total capital expenditures	$20.2	$19.6	$25.5

Assets from reportable segments	$1,785.5	$1,918.6	$1,976.7
Unallocated assets(c)	194.4	65.2	59.5

Total assets	$1,979.9	$1,983.8	$2,036.2

(a)	During the year ended December 31, 2013, the Company recorded a non-cash pre-tax goodwill impairment charge of $137.6 million. This amount has been excluded from Segment operating income of the EMEIA segment as management excludes these charges from Operating income when making operating decisions about the business.

(b)	Results for the year ended December 31, 2013, include a $21.5 million gain on a property sale in China.
(c)	Unallocated assets consists of debt issuance costs, deferred income tax balances, and cash.

Revenues by destination and long-lived assets by geographic area for the years ended December 31 were as follows:

In millions	2013	2012	2011
Revenues
United States	$1,331.5	$1,299.3	$1,241.3
Non-U.S.	762.0	747.3	779.9

Total	$2,093.5	$2,046.6	$2,021.2

In millions	2013	2012
Long-lived assets
United States	$103.1	$148.1
Non-U.S.	237.0	225.4

Total	$340.1	$373.5

Note 22—Guarantor Financial Information

Allegion US Holding Company, Inc. (the “Issuer”) as the issuer of the Senior Notes and Allegion plc (the “Parent”), Schlage Lock Company LLC and Von Duprin LLC (together, the “Subsidiary Guarantors”) are all guarantors of the Senior Notes. The following condensed and consolidated financial information of the Parent, the Issuer, the Subsidiary Guarantors and the other Allegion subsidiaries that are not guarantors (the “Other Subsidiaries”) on a combined basis as of December 31, 2013 and 2012, and for the year ended December 31, 2013 and 2012, is being presented in order to meet the reporting requirements under the Senior Notes indenture. In accordance with Rule 3-10(d) of Regulation S-X, separate financial statements for the Issuer, the Parent and the Subsidiary Guarantors are not required to be filed with the Securities and Exchange Commission as the subsidiary debt issuer and guarantors of Allegion are directly or indirectly 100% owned by Allegion and the guarantees are full and unconditional and joint and several.

Allegion plc

Condensed and Consolidating Income Statement

For the Year Ended December 31, 2013

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Net revenues	$—	$—	$1,395.0	$903.9	$(205.4)	$2,093.5
Cost of goods sold	—	—	800.8	638.5	(205.4)	1,233.9
Selling and administrative expenses	0.9	—	239.3	246.0	—	486.2
Asset impairment	—	—	—	137.6	—	137.6

Operating income (loss)	(0.9)	—	354.9	(118.2)	—	235.8
Equity earnings in affiliates, net	31.8	92.7	4.5	233.1	(362.1)	—
Interest expense	—	8.4	—	1.8	—	10.2
Intercompany interest income (expense) and fees	—	(4.6)	21.0	(16.4)	—	—
Other, net	0.1	—	(16.6)	9.4	—	(7.1)

Earnings before income taxes	31.0	79.7	363.8	106.1	(362.1)	218.5
Provision (benefit) for income taxes	—	(4.6)	126.1	52.7	—	174.2

Earnings from continuing operations	31.0	84.3	237.7	53.4	(362.1)	44.3
Discontinued operations, net of tax	—	—	—	(0.8)	—	(0.8)

Net earnings	31.0	84.3	237.7	52.6	(362.1)	43.5
Less: Net earnings attributable to noncontrolling interests	—	—	—	(12.5)	—	(12.5)

Net earnings attributable to shareholders	$31.0	$84.3	$237.7	$40.1	$(362.1)	$31.0

Total comprehensive income	$(57.9)	$84.3	$237.7	$53.4	$(362.1)	$(44.6)
Less: comprehensive income attributable to noncontrolling interests	—	—	—	13.3	—	13.3

Comprehensive income attributable to shareholders	$(57.9)	$84.3	$237.7	$40.1	$(362.1)	$(57.9)

Allegion plc

Condensed and Consolidating Income Statement

For the Year Ended December 31, 2012

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Net revenues	$—	$—	$1,298.0	$990.6	$(242.0)	$2,046.6
Cost of goods sold	—	—	739.4	723.2	(242.0)	1,220.6
Selling and administrative expenses	—	—	256.8	200.6	—	457.4

Operating income	—	—	301.8	66.8	—	368.6
Equity earnings in affiliates, net	219.6	202.3	1.4	198.3	(621.6)	—
Interest expense	—	—	—	1.5	—	1.5
Other, net	—	—	11.1	(14.3)	—	(3.2)

Earnings before income taxes	219.6	202.3	314.3	249.3	(621.6)	363.9
Provision for income taxes	—	—	116.0	19.9	—	135.9

Earnings from continuing operations	219.6	202.3	198.3	229.4	(621.6)	228.0
Discontinued operations, net of tax	—	—	1.5	(4.2)	—	(2.7)

Net earnings	219.6	202.3	199.8	225.2	(621.6)	225.3
Less: Net earnings attributable to noncontrolling interests	—	—	—	(5.7)	—	(5.7)

Net earnings attributable to shareholders	$219.6	$202.3	$199.8	$219.5	$(621.6)	$219.6

Total comprehensive income	$241.0	$202.3	$199.8	$225.7	$(621.6)	$247.2
Less: comprehensive income attributable to noncontrolling interests	—	—	—	6.2	—	6.2

Comprehensive income attributable to shareholders	$241.0	$202.3	$199.8	$219.5	$(621.6)	$241.0

Allegion plc

Condensed and Consolidating Income Statement

For the Year Ended December 31, 2011

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Net revenues	$—	$—	$1,236.6	$1,025.9	$(241.3)	$2,021.2
Cost of goods sold	—	—	728.7	724.0	(241.3)	1,211.4
Selling and administrative expenses	—	—	239.2	211.6	—	450.8

Operating income	—	—	268.7	90.3	—	359.0
Equity earnings in affiliates, net	218.1	191.7	—	186.7	(596.5)	—
Interest expense	—	—	—	1.4	—	1.4
Other, net	—	—	21.6	(17.0)	—	4.6

Earnings before income taxes	218.1	191.7	290.3	258.6	(596.5)	362.2
Provision for income taxes	—	—	106.0	24.5	—	130.5

Earnings from continuing operations	218.1	191.7	184.3	234.1	(596.5)	231.7
Discontinued operations, net of tax	—	—	2.4	(9.7)	—	(7.3)

Net earnings	218.1	191.7	186.7	224.4	(596.5)	224.4
Less: Net earnings attributable to noncontrolling interests	—	—	—	(6.3)	—	(6.3)

Net earnings attributable to shareholders	$218.1	$191.7	$186.7	$218.1	$(596.5)	$218.1

Total comprehensive income	$197.0	$191.7	$186.7	$226.3	$(596.5)	$205.2
Less: comprehensive income attributable to noncontrolling interests	—	—	—	8.2	—	8.2

Comprehensive income attributable to shareholders	$197.0	$191.7	$186.7	$218.1	$(596.5)	$197.0

Allegion plc

Condensed and Consolidating Balance Sheet

December 31, 2013

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Current Assets
Cash and cash equivalents	$1.4	$—	$78.8	$147.2	$—	$227.4
Restricted cash	—	—	—	40.2	—	40.2
Accounts and notes receivable, net	—	—	110.2	155.9	—	266.1
Inventories	—	—	64.3	91.5	—	155.8
Other current assets	0.1	—	31.5	202.1	—	233.7
Accounts receivable - affiliates	0.4	24.7	75.1	185.8	(286.0)	—

Total current assets	1.9	24.7	359.9	822.7	(286.0)	923.2
Investment in affiliates	—	1,236.1	84.9	4,023.2	(5,344.2)	—
Property, plant and equipment, net	—	—	130.9	72.1	—	203.0
Intangible assets, net	—	—	161.2	489.8	—	651.0
Notes receivable - affiliate	—	1,191.9	3,726.4	800.0	(5,718.3)	—
Other noncurrent assets	—	93.3	72.3	37.1	—	202.7

Total assets	$1.9	$2,546.0	$4,535.6	$6,244.9	$(11,348.5)	$1,979.9

Current Liabilities
Accounts payable and accruals	$1.3	$14.0	$175.6	$227.7	$—	$418.6
Short-term borrowings and current maturities of long-term debt	—	30.0	0.1	41.8	—	71.9
Accounts payable - affiliates	0.2	23.3	189.6	72.9	(286.0)	—

Total current liabilities	1.5	67.3	365.3	342.4	(286.0)	490.5
Long-term debt	—	1,270.0	0.2	1.8	—	1,272.0
Notes payable - affiliate	—	1,810.9	—	3,907.4	(5,718.3)	—
Estimated loss on investment	87.2	—	—	—	(87.2)	—
Other noncurrent liabilities	—	58.5	61.9	152.7	—	273.1

Total liabilities	88.7	3,206.7	427.4	4,404.3	(6,091.5)	2,035.6

Shareholders’ equity (deficit):
Total shareholders’ equity (deficit)	(86.8)	(660.7)	4,108.2	1,809.5	(5,257.0)	(86.8)
Noncontrolling interests	—	—	—	31.1	—	31.1

Total equity (deficit)	(86.8)	(660.7)	4,108.2	1,840.6	(5,257.0)	(55.7)

Total liabilities and equity	$1.9	$2,546.0	$4,535.6	$6,244.9	$(11,348.5)	$1,979.9

Allegion plc

Condensed and Consolidating Balance Sheet

December 31, 2012

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Current Assets
Cash and cash equivalents	$—	$—	$1.8	$315.7	$—	$317.5
Accounts and notes receivable, net	—	—	116.2	172.0	—	288.2
Inventories	—	—	67.2	99.2	—	166.4
Other current assets	—	—	32.7	105.1	—	137.8
Accounts receivable - affiliates	—	—	4,653.6	96.2	(4,749.8)	—

Total current assets	—	—	4,871.5	788.2	(4,749.8)	909.9
Investment in affiliates	1,343.2	652.0	91.2	4,846.9	(6,933.3)	—
Property, plant and equipment, net	—	—	145.1	86.9	—	232.0
Intangible assets, net	—	—	159.9	628.5	—	788.4
Other noncurrent assets	—	—	23.2	30.3	—	53.5

Total assets	$1,343.2	$652.0	$5,290.9	$6,380.8	$(11,683.1)	$1,983.8

Current Liabilities
Accounts payable and accruals	$—	$—	$132.3	$248.2	$—	$380.5
Short-term borrowings and current maturities of long-term debt	—	—	0.1	2.1	—	2.2
Accounts payable - affiliates	—	—	96.2	4,653.6	(4,749.8)	—

Total current liabilities	—	—	228.6	4,903.9	(4,749.8)	382.7
Long-term debt	—	—	0.3	2.5	—	2.8
Other noncurrent liabilities	—	—	123.9	108.2	—	232.1

Total liabilities	—	—	352.8	5,014.6	(4,749.8)	617.6

Shareholders’ equity (deficit):
Total shareholders’ equity	1,343.2	652.0	4,938.1	1,343.2	(6,933.3)	1,343.2
Noncontrolling interests	—	—	—	23.0	—	23.0

Total equity	1,343.2	652.0	4,938.1	1,366.2	(6,933.3)	1,366.2

Total liabilities and equity	$1,343.2	$652.0	$5,290.9	$6,380.8	$(11,683.1)	$1,983.8

Allegion plc

Condensed and Consolidating Statement of Cash Flows

For the Year Ended December 31, 2013

For periods prior to December 1, 2013, “Parent” in the caption “Net Transfers to Parent” below refers to Ingersoll Rand.

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Cash flows from operating activities:

Net cash provided by (used in) continuing operating activities	$0.1	$—	$346.7	$(122.1)	$—	$224.7
Net cash used in discontinued operating activities	—	—	—	(0.8)	—	(0.8)

Cash flows from investing activities:
Capital expenditures	—	—	(12.5)	(7.7)	—	(20.2)
Restricted cash	—	—	—	(40.2)	—	(40.2)
Capital contributions to subsidiaries	—	(2,384.7)	(462.4)	(5,997.8)	8,844.9	—
Proceeds from sale of property, plant and equipment	—	—	4.5	37.2	—	41.7

Net cash provided by (used in) investing activities	—	(2,384.7)	(470.4)	(6,008.5)	8,844.9	(18.7)

Cash flows from financing activities:
Net debt proceeds	—	1,300.0	—	38.9	—	1,338.9
Debt issue costs	—	(29.1)	—	—	—	(29.1)
Net inter-company proceeds (payments)	—	619.0	(3,746.4)	3,127.4	—	—
Capital contributions received	—	1,769.0	4,228.7	2,847.2	(8,844.9)	—
Dividends paid on noncontrolling interests	—	—	—	(5.2)	—	(5.2)
Other, net	1.3	—	—	—	—	1.3
Net transfers to parent and affiliates	—	(1,274.2)	(281.6)	(42.5)	—	(1,598.3)

Net cash provided by (used in) financing activities	1.3	2,384.7	200.7	5,965.8	(8,844.9)	(292.4)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(2.9)	—	(2.9)

Net increase (decrease) in cash and cash equivalents	1.4	—	77.1	(168.6)	—	(90.1)
Cash and cash equivalents—beginning of period	—	—	1.8	315.7	—	317.5

Cash and cash equivalents—end of period	$1.4	$—	$78.8	$147.2	$—	$227.4

Allegion plc

Condensed and Consolidating Statement of Cash Flows

For the Year Ended December 31, 2012

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Cash flows from operating activities:
Net cash provided by continuing operating activities	$—	$—	$190.8	$81.1	$—	$271.9
Net cash provided by (used in) discontinued operating activities	—	—	1.5	(4.2)	—	(2.7)

Cash flows from investing activities:
Capital expenditures	—	—	(16.0)	(3.6)	—	(19.6)
Proceeds from sale of property, plant and equipment	—	—	—	2.1	—	2.1

Net cash used in investing activities	—	—	(16.0)	(1.5)	—	(17.5)

Cash flows from financing activities:
Net debt repayments	—	—	(0.1)	(1.0)	—	(1.1)
Dividends paid on noncontrolling interests	—	—	—	(5.2)	—	(5.2)
Net transfers to parent and affiliates	—	—	(183.1)	(128.5)	—	(311.6)

Net cash used in financing activities	—	—	(183.2)	(134.7)	—	(317.9)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	6.9	—	6.9

Net decrease in cash and cash equivalents	—	—	(6.9)	(52.4)	—	(59.3)
Cash and cash equivalents—beginning of period	—	—	8.7	368.1	—	376.8

Cash and cash equivalents—end of period	$—	$—	$1.8	$315.7	$—	$317.5

Allegion plc

Condensed and Consolidating Statement of Cash Flows

For the Year Ended December 31, 2011

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Cash flows from operating activities:
Net cash provided by continuing operating activities	$—	$—	$187.3	$85.5	$—	$272.8
Net cash provided by (used in) discontinued operating activities	—	—	2.4	(9.7)	—	(7.3)

Cash flows from investing activities:
Capital expenditures	—	—	(22.8)	(2.7)	—	(25.5)
Proceeds from business disposition	—	—	—	19.2	—	19.2
Proceeds from sale of property, plant and equipment	—	—	1.1	1.7	—	2.8

Net cash provided by (used in) investing activities	—	—	(21.7)	18.2	—	(3.5)

Cash flows from financing activities:
Net debt payments	—	—	(0.1)	(2.5)	—	(2.6)
Dividends paid on noncontrolling interests	—	—	—	(9.3)	—	(9.3)
Net transfers to parent and affiliates	—	—	(165.4)	(75.2)	—	(240.6)
Other, net	—	—	—	(1.1)	—	(1.1)

Net cash used in financing activities	—	—	(165.5)	(88.1)	—	(253.6)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(9.9)	—	(9.9)

Net increase (decrease) in cash and cash equivalents	—	—	2.5	(4.0)	—	(1.5)
Cash and cash equivalents—beginning of period	—	—	6.2	372.1	—	378.3

Cash and cash equivalents—end of period	$—	$—	$8.7	$368.1	$—	$376.8

NOTE 23—SUBSEQUENT EVENTS

On January 2, 2014, the Company’s wholly-owned subsidiary Allegion de Colombia completed the acquisition of certain assets of Schlage Lock de Colombia S.A., the second largest mechanical lock manufacturer in that country. The acquisition of certain assets of the privately-owned company, which has distribution in other South and Central American countries, will enable Allegion to leverage its branded residential and commercial product lines to grow its presence in the Spanish-speaking South American security market.

Allegion now operates a 45,000-square-foot integrated plant in Bogota, Colombia and will continue to sell product under the Schlage brand, as well as the Inafer and Segurex brands. Allegion de Colombia has approximately 350 employees.

On February 11, 2014, the Company’s Board of Directors (the Board) declared a quarterly dividend of $0.08 cents per ordinary share. The dividend is payable March 31, 2014 to shareholders of record on March 17, 2014.

The Board also authorized the repurchase of up to $200 million of the Company’s ordinary shares. Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management.

SCHEDULE II

ALLEGION PLC

VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED December 31, 2013, 2012 AND 2011

(Amounts in millions)

Allowances for Doubtful Accounts:
Balance December 31, 2010	$4.3
Additions charged to costs and expenses	0.9
Deductions*	(2.0)
Business acquisitions and divestitures, net	0.2
Currency translation	—

Balance December 31, 2011	3.4
Additions charged to costs and expenses	2.4
Deductions*	(1.4)
Currency translation	—

Balance December 31, 2012	4.4
Additions charged to costs and expenses	2.9
Deductions*	(1.7)
Currency translation	(0.1)
Other	—

Balance December 31, 2013	$5.5

(*)	“Deductions” include accounts and advances written off, less recoveries.

ALLEGION PLC

CONDENSED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three months ended March 31,
In millions, except per share amounts	2014	2013
Net revenues	$472.5	$473.3
Cost of goods sold	280.6	287.2
Selling and administrative expenses	125.1	117.3

Operating income	66.8	68.8
Interest expense	13.1	0.4
Other (gain) loss, net	(0.2)	7.5

Earnings before income taxes	53.9	60.9
Provision for income taxes	16.3	19.7

Earnings from continuing operations	37.6	41.2
Discontinued operations, net of tax	(0.2)	(0.2)

Net earnings	37.4	41.0
Less: Net earnings attributable to noncontrolling interests	1.8	1.6

Net earnings attributable to Allegion plc	$35.6	$39.4

Amounts attributable to Allegion plc ordinary shareholders:
Continuing operations	$35.8	$39.6
Discontinued operations	(0.2)	(0.2)

Net earnings	$35.6	$39.4

Earnings per share attributable to Allegion plc ordinary shareholders:
Basic:
Continuing operations	$0.37	$0.41
Discontinued operations	—	—

Net earnings	$0.37	$0.41

Diluted:
Continuing operations	$0.37	$0.41
Discontinued operations	—	—

Net earnings	$0.37	$0.41

Weighted-average shares outstanding
Basic	96.3	96.0
Diluted	97.4	96.0

Dividends declared per ordinary share	$0.08	$—

Total comprehensive income	$23.4	$22.2
Less: Total comprehensive income attributable to noncontrolling interests	(1.0)	(2.0)

Total comprehensive income attributable to Allegion plc	$22.4	$20.2

See accompanying notes to condensed and consolidated financial statements.

ALLEGION PLC

CONDENSED AND CONSOLIDATED BALANCE SHEETS

(Unaudited)

In millions	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$205.4	$227.4
Restricted cash	40.1	40.2
Accounts and notes receivable, net	284.1	266.1
Costs in excess of billings on uncompleted contracts	143.8	158.8
Inventories	167.2	155.8
Other current assets	73.3	74.9

Total current assets	913.9	923.2

Property, plant and equipment, net	208.9	203.0
Goodwill	507.1	504.9
Intangible assets, net	143.5	146.1
Other noncurrent assets	204.5	202.7

Total assets	$1,977.9	$1,979.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$213.6	$211.3
Accrued expenses and other current liabilities	177.4	207.3
Short-term borrowings and current maturities of long-term debt	70.5	71.9

Total current liabilities	461.5	490.5
Long-term debt	1,264.4	1,272.0
Other noncurrent liabilities	280.3	273.1

Total liabilities	2,006.2	2,035.6

Equity:
Allegion plc shareholders’ equity (deficit):
Ordinary shares	1.0	1.0
Capital in excess of par value	20.4	8.4
Retained earnings	28.0	0.4
Accumulated other comprehensive income (loss)	(109.8)	(96.6)

Total Allegion plc shareholders’ equity	(60.4)	(86.8)
Noncontrolling interests	32.1	31.1

Total equity	(28.3)	(55.7)

Total liabilities and equity	$1,977.9	$1,979.9

See accompanying notes to condensed and consolidated financial statements.

ALLEGION PLC

CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
In millions	2014	2013
Cash flows from operating activities:
Income from continuing operations	$37.6	$41.2
Depreciation and amortization	12.2	11.7
Changes in assets and liabilities and other non-cash items	(50.5)	(52.3)

Net cash provided by (used in) continuing operating activities	(0.7)	0.6
Net cash used in discontinued operating activities	(0.2)	(0.2)

Net cash provided by (used in) operating activities	(0.9)	0.4

Cash flows from investing activities:
Capital expenditures	(9.2)	(5.3)
Acquisition of businesses, net of cash acquired	(5.3)	—
Other investing activities, net	0.2	1.2

Net cash used in investing activities	(14.3)	(4.1)

Cash flows from financing activities:
Net debt proceeds (repayments)	(8.0)	1.7
Dividends paid to ordinary shareholders	(7.2)	—
Net transfers from former Parent and affiliates	—	19.3
Other, net	11.8	(2.8)

Net cash provided by (used in) continuing financing activities	(3.4)	18.2

Effect of exchange rate changes on cash and cash equivalents	(3.4)	(18.2)

Net decrease in cash and cash equivalents	(22.0)	(3.7)
Cash and cash equivalents—beginning of period	227.4	317.5

Cash and cash equivalents—end of period	$205.4	$313.8

See accompanying notes to condensed and consolidated financial statements.

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1—Basis of Presentation

The accompanying condensed and consolidated financial statements of Allegion plc, an Irish public limited company, and its consolidated subsidiaries (“Allegion” or “the Company”), reflect the consolidated operations of the Company and have been prepared in accordance with United States Securities and Exchange Commission (“SEC”) interim reporting requirements. Accordingly, the accompanying condensed and consolidated financial statements do not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”) for full financial statements and should be read in conjunction with the consolidated financial statements included in the Allegion Annual Report on Form 10-K for the year ended December 31, 2013. In the opinion of management, the accompanying condensed and consolidated financial statements contain all adjustments, which include normal recurring adjustments, necessary to present fairly the consolidated unaudited results for the interim periods presented.

The Company has revised its statement of cash flows for the three months ended March 31, 2013 to correct for an immaterial error. The revision was made to correctly reflect a $1.2 million cash inflow within ‘other investing activities, net’ with a corresponding offset made to the ‘effect of exchange rate changes on cash and cash equivalents’ line item in the statement of cash flows. The revisions did not change the total net decrease in cash and cash equivalents for the three months ended March 31, 2013.

Note 2—Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements:

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-04, “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements where the total obligation is fixed at the reporting date, and for which no specific guidance currently exists. This new guidance is effective for annual reporting periods beginning on or after December 15, 2013 and subsequent interim periods. The requirements of ASU 2013-04 do not have a significant impact on the Condensed and Consolidated Financial Statements.

In March 2013, the FASB issued ASU 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity.” ASU 2013-05 clarifies the application of GAAP to the release of cumulative translation adjustments related to changes of ownership in or within foreign entities, including step acquisitions. This new guidance is effective for annual reporting periods beginning on or after December 15, 2013 and subsequent interim periods. The requirements of ASU 2013-04 do not have a significant impact on the Condensed and Consolidated Financial Statements.

In July 2013, the FASB issued ASU 2013-11 Income Taxes (Topic 740), “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss or a Tax Credit Carryforward Exists.” With certain exceptions, ASU 2013-11 requires entities to present an unrecognized tax benefit, or portion of an unrecognized tax benefit, as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward. The guidance is effective for interim and annual periods beginning after December 15, 2013 on either a prospective or retrospective basis with early adoption permitted. The requirements of ASU 2013-11 do not have a significant impact on the Condensed and Consolidated Financial Statements.

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU 2014-08 “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity,” which amends the definition of a discontinued operation in Accounting Standards Codification Topic 205-20 (Presentation of Financial Statements—Discontinued Operations) and requires entities to disclose additional information about disposal transactions that do not meet the discontinued operations criteria. The ASU redefines a discontinued operation as a component or group of components of an entity that (1) has been disposed of by sale or other than by sale or is classified as held for sale and (2) represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. According to the ASU, a strategic shift that has (or will have) a major effect on an entity’s operations and results includes the disposal of a major geographical area, a major line of business, a major equity investment, or other major parts of an entity. The ASU is effective prospectively for disposals or components classified as held for sale in periods on or after December 15, 2014. The Company has not assessed what impact, if any, the ASU 2014-08 will have on the Condensed and Consolidated Financial Statements.

Note 3—Inventories

Depending on the business, U.S. inventories are stated at the lower of cost or market using the last-in, first-out (LIFO) method or the lower of cost or market using the first-in, first-out (FIFO) method. Non-U.S. inventories are primarily stated at the lower of cost or market using the FIFO method.

The major classes of inventory were as follows:

In millions	March 31, 2014	December 31, 2013
Raw materials	$62.1	$68.3
Work-in-process	40.3	34.5
Finished goods	99.0	86.8

	201.4	189.6
LIFO reserve	(34.2)	(33.8)

Total	$167.2	$155.8

Note 4— Goodwill

The changes in the carrying amount of goodwill for the three months ended March 31, 2014 were as follows:

In millions	Americas	EMEIA	Asia Pacific	Total
December 31, 2013 (gross)	$362.8	$540.0	$87.6	$990.4
Acquisitions	2.4	—	—	2.4
Currency translation	0.1	(0.2)	(0.1)	(0.2)

March 31, 2014 (gross)	365.3	539.8	87.5	992.6
Accumulated impairment *	—	(478.6)	(6.9)	(485.5)

Goodwill (net)	$365.3	$61.2	$80.6	$507.1

*	The Company recorded a $137.6 million goodwill impairment charge in the EMEIA segment in the third quarter of 2013.

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5—Intangible Assets

The gross amount of the Company’s intangible assets and related accumulated amortization were as follows:

	March 31, 2014			December 31, 2013
In millions	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Completed technologies/patents	$26.8	$(24.0)	$2.8	$26.4	$(23.6)	$2.8
Customer relationships	107.9	(39.5)	68.4	107.8	(38.1)	69.7
Trademarks (finite-lived)	100.9	(37.6)	63.3	101.4	(36.8)	64.6
Other	13.4	(13.4)	—	13.4	(13.4)	—

Total finite-lived intangible assets	249.0	$(114.5)	134.5	249.0	$(111.9)	137.1
Trademarks (indefinite-lived)	9.0		9.0	9.0		9.0

Total	$258.0		$143.5	$258.0		$146.1

Intangible asset amortization expense was $2.5 million for the three months ended March 31, 2014 and 2013. Future estimated amortization expense on existing intangible assets in each of the next five years amounts to approximately $10 million for full year 2014, $8 million for 2015, $8 million for 2016, $8 million for 2017, and $8 million for 2018.

Note 6—Acquisition

On January 2, 2014, the Company’s wholly-owned subsidiary Allegion de Colombia completed the acquisition of certain assets of Schlage Lock de Colombia S.A., the second largest mechanical lock manufacturer in that country for approximately $5.3 million in cash.

Note 7—Debt and Credit Facilities

Long-term debt and other borrowings consisted of the following:

In millions	March 31, 2014	December 31, 2013
Term Loan A Facility due 2018	$493.8	$500.0
Term Loan B Facility due 2020	498.8	500.0
5.75% Senior notes due 2021	300.0	300.0
Other debt, including capital leases, maturing in various amounts through 2016	2.2	2.8
Other short-term borrowings	40.1	41.1

Total debt	$1,334.9	$1,343.9
Less: current portion of long term debt	70.5	71.9

	$1,264.4	$1,272.0

Senior Secured Credit Facilities

A wholly-owned subsidiary of the Company has a credit agreement providing for (i) $1.0 billion of Senior Secured Term Loan Facilities, consisting of a $500 million “tranche A” Term Loan Facility due in 2018 (the “Term Loan A Facility”) and a $500 million “tranche B” Term Loan Facility due in 2020 (the “Term Loan B

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Facility,” and together with the Term Loan A Facility, the “Term Facilities”), and (ii) a $500 million Senior Secured Revolving Credit Facility (the “Revolver”) maturing in 2018. The Company refers to these credit facilities as its “Senior Secured Credit Facilities.” In the first quarter of 2014, the Company repaid $7.5 million of principal on its Term Loan A and Term Loan B Facilities in accordance with the terms of its senior secured credit facility. At March 31, 2014, the Company did not have any borrowings outstanding under the Revolver and had $29.1 million of letters of credit outstanding, which reduces the availability under the Revolver.

Outstanding borrowings under the Senior Secured Credit Facilities currently accrue interest at LIBOR plus an applicable margin. The applicable margin for borrowings under the Term Loan B Facility is 2.25%, with LIBOR for the Term Loan B Facility to be subject to a floor of 0.75% per annum. The applicable margin for borrowings under the Revolver and the Term Loan A Facility is subject to a credit facility rating-based pricing grid with the LIBOR ranging from 1.75% to 2.25%. The margin for Term Loan A Facility borrowings was 2.00% as of March 31, 2014.

Senior Notes

A wholly-owned subsidiary of the Company has issued $300 million of 5.75% senior notes due 2021 (the “Senior Notes”). The Senior Notes have not been registered under the Securities Act of 1933, as amended. The Senior Notes accrue interest at the rate of 5.75% per annum, payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2014. The Senior Notes mature on October 1, 2021.

At March 31, 2014, the weighted-average interest rate for borrowings was 2.6% under the Term Loan Facilities and 5.75% under the Senior Notes.

Note 8—Financial Instruments

In the normal course of business, the Company uses various financial instruments, including derivative instruments, to manage the risks associated with currency rate exposures. These financial instruments are not used for trading or speculative purposes.

On the date a derivative contract is entered into, the Company designates the derivative instrument as a cash flow hedge of a forecasted transaction, a cash flow hedge of a recognized asset or liability, or as an undesignated derivative. The Company formally documents its hedge relationships, including identification of the derivative instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transaction. This process includes linking derivative instruments that are designated as hedges to specific assets, liabilities or forecasted transactions.

The fair market value of derivative instruments is determined through market-based valuations and may not be representative of the actual gains or losses that will be recorded when these instruments mature due to future fluctuations in the markets in which they are traded.

The Company assesses at inception and at least quarterly thereafter, whether the derivatives used in cash flow hedging transactions are highly effective in offsetting the changes in the cash flows of the hedged item. To the extent the derivative is deemed to be a highly effective hedge, the fair market value changes of the instrument are recorded to accumulated other comprehensive income (AOCI).

Any ineffective portion of a derivative instrument’s change in fair value is recorded in Net earnings in the period of change. If the hedging relationship ceases to be highly effective, or it becomes probable that a forecasted transaction is no longer expected to occur, the hedging relationship will be undesignated and any future gains and losses on the derivative instrument will be recorded in Net earnings.

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Currency Hedging Instruments

The net notional amount of the Company’s currency derivatives was $179.4 million and $209.6 million at March 31, 2014 and December 31, 2013, respectively. At March 31, 2014 and December 31, 2013, losses of $0.7 million and $0.5 million, net of tax, respectively, were included in AOCI related to the fair value of the Company’s currency derivatives designated as accounting hedges. The amount expected to be reclassified into Net earnings over the next twelve months is a loss of $0.7 million. The actual amounts that will be reclassified to Net earnings may vary from this amount as a result of changes in market conditions. Gains and losses associated with the Company’s currency derivatives not designated as hedges are recorded in Net earnings as changes in fair value occur. At March 31, 2014, the maximum term of the Company’s currency derivatives was approximately 9 months.

The fair values of derivative instruments included within the Condensed and Consolidated Balance Sheets were as follows:

	Asset derivatives		Liability derivatives
In millions	March 31, 2014	December 31, 2013	March 31, 2014	December 31, 2013
Derivatives designated as hedges:
Currency derivatives	$1.1	$0.7	$—	$—
Derivatives not designated as hedges:
Currency derivatives	0.4	—	—	2.7

Total derivatives	$1.5	$0.7	$—	$2.7

Asset and liability derivatives included in the table above are recorded within Other current assets and Accrued expenses and other current liabilities, respectively.

The amounts associated with derivatives designated as hedges affecting Net earnings and AOCI for the three months ended March 31 were as follows:

	Amount of gain recognized in AOCI		Location of gain (loss) reclassified from AOCI and recognized into Net earnings	Amount of gain reclassified from AOCI and recognized into Net earnings
In millions	2014	2013		2014	2013
Currency derivatives	$0.7	$0.8	Cost of goods sold	$0.4	$0.2

Concentration of Credit Risk

The counterparties to the Company’s forward contracts consist of a number of investment grade major international financial institutions. The Company could be exposed to losses in the event of nonperformance by the counterparties. However, the credit ratings and the concentration of risk in these financial institutions are monitored on a continuous basis and present no significant credit risk to the Company.

Note 9—Pensions and Postretirement Benefits Other than Pensions

The Company sponsors several U.S. defined benefit and defined contribution plans covering substantially all of its U.S. employees. Additionally, the Company has non-U.S. defined benefit and defined contribution plans covering eligible non-U.S. employees. Postretirement benefits, other than pensions, provide healthcare benefits, and in some instances, life insurance benefits for certain eligible employees.

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Pension Plans

The noncontributory defined benefit pension plans covering non-collectively bargained U.S. employees provide benefits on an average pay formula while most plans for collectively bargained U.S. employees provide benefits on a flat dollar benefit formula. The non-U.S. pension plans generally provide benefits based on earnings and years of service. The Company also maintains additional other supplemental plans for officers and other key employees.

The components of the Company’s net periodic pension benefit costs for the three months ended March 31 were as follows:

	U.S.		Non-U.S.
In millions	2014	2013	2014	2013
Service cost	$1.8	$2.2	$1.2	$0.8
Interest cost	2.8	2.5	4.3	2.6
Expected return on plan assets	(2.8)	(2.6)	(4.3)	(2.4)
Net amortization of:
Prior service costs	0.2	0.1	—	—
Plan net actuarial losses	0.5	1.0	0.7	0.4

Net periodic pension benefit cost	$2.5	$3.2	$1.9	$1.4

The Company made required and discretionary employer contributions of $0.5 million and $0.3 million to its defined benefit pension plans during the three months ended March 31, 2014 and 2013, respectively. Additional contributions of approximately $16.5 million are expected during the remainder of 2014.

Postretirement Benefits Other Than Pensions

The Company sponsors several postretirement plans that provide for healthcare benefits, and in some instances, life insurance benefits that cover certain eligible retired employees. The Company funds postretirement benefit obligations principally on a pay as you go basis. Generally, postretirement health benefits are contributory with contributions adjusted annually. Life insurance plans for retirees are primarily noncontributory.

The components of net periodic postretirement benefit cost for the three months ended March 31 were as follows:

In millions	2014	2013
Service cost	$0.1	$0.1
Interest cost	0.1	0.2
Net amortization of:
Prior service gains	(0.4)	(0.4)
Net actuarial losses	—	0.1

Net periodic postretirement benefit cost	$(0.2)	$—

Note 10—Fair Value Measurement

Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

transaction between market participants on the measurement date. Fair value measurements are based on a framework that utilizes the inputs market participants use to determine the fair value of an asset or liability and establishes a fair value hierarchy to prioritize those inputs. The fair value hierarchy is comprised of three levels that are described below:

•	Level 1—Inputs based on quoted prices in active markets for identical assets or liabilities.

•	Level 2—Inputs other than Level 1 quoted prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•	Level 3—Unobservable inputs based on little or no market activity and that are significant to the fair value of the assets and liabilities.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are obtained from independent sources and can be validated by a third party, whereas unobservable inputs reflect assumptions regarding what a third party would use in pricing an asset or liability based on the best information available under the circumstances. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Assets and liabilities measured at fair value at March 31, 2014 were as follows:

	Fair value measurements			Total fair value
In millions	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring fair value measurements
Assets:
Marketable securities	$19.3	$—	$—	$19.3
Derivative instruments	—	1.5	—	1.5

Total asset recurring fair value measurements	$19.3	$1.5	$—	$20.8

Financial instruments not carried at fair value
Total debt	$—	$1,348.2	$—	$1,348.2

Total financial instruments not carried at fair value	$—	$1,348.2	$—	$1,348.2

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Assets and liabilities measured at fair value at December 31, 2013 were as follows:

	Fair value measurements			Total fair value
In millions	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring fair value measurements
Assets:
Marketable securities	$20.2	$—	$—	$20.2
Derivative instruments	—	0.7	—	0.7

Total asset recurring fair value measurements	$20.2	$0.7	$—	$20.9

Liabilities:
Derivative instruments	$—	$2.7	$—	$2.7

Total liability recurring fair value measurements	$—	$2.7	$—	$2.7

Financial instruments not carried at fair value
Total debt	$—	$1,356.3	$—	$1,356.3

Total financial instruments not carried at fair value	$—	$1,356.3	$—	$1,356.3

The Company determines the fair value of its financial assets and liabilities using the following methodologies:

•	Marketable securities—These securities include investments in publicly traded stock of non-U.S. companies held by non-U.S. subsidiaries of the Company. The fair value is obtained for the securities based on observable market prices quoted on public stock exchanges.

•	Derivative instruments—These instruments include forward foreign currency contracts and instruments related to non-functional currency balance sheet exposures. The fair value of the derivative instruments are determined based on a pricing model that uses spot rates and forward prices from actively quoted currency markets that are readily accessible and observable.

•	Debt—These securities are recorded at cost and include senior notes maturing through 2021. The fair value of the long-term debt instruments is obtained based on observable market prices quoted on public exchanges for similar assets.

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings are a reasonable estimate of their fair value due to the short-term nature of these instruments.

These methodologies used by the Company to determine the fair value of its financial assets and liabilities at March 31, 2014 are the same as those used at December 31, 2013. There have been no significant transfers between Level 1 and Level 2 categories.

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11—Equity

The reconciliation of Ordinary shares is as follows:

In millions	Total
December 31, 2013	96.0
Shares issued under incentive plans, net	0.3

March 31, 2014	96.3

The components of Equity for the three months ended March 31, 2014 were as follows:

In millions	Allegion plc shareholders’ equity	Noncontrolling interests	Total equity
Balance at December 31, 2013	$(86.8)	$31.1	$(55.7)
Net earnings	35.6	1.8	37.4
Currency translation	(12.1)	(0.8)	(12.9)
Change in value of marketable securities and derivatives qualifying as cash flow hedges, net of tax	(0.4)	—	(0.4)
Pension and OPEB adjustments, net of tax	(0.7)	—	(0.7)

Total comprehensive income	22.4	1.0	23.4
Share-based compensation	3.4	—	3.4
Dividends to ordinary shareholders	(7.7)	—	(7.7)
Shares issued under incentive plans, net	11.8	—	11.8
Other	(3.5)	—	(3.5)

Balance at March 31, 2014	$(60.4)	$32.1	$(28.3)

The components of Equity for the three months ended March 31, 2013 were as follows:

In millions	Allegion plc shareholders’ equity	Noncontrolling interests	Total equity
Balance at December 31, 2012	$1,343.2	$23.0	$1,366.2
Net earnings	39.4	1.6	41.0
Currency translation	(26.5)	0.4	(26.1)
Change in value of marketable securities and derivatives qualifying as cash flow hedges, net of tax	2.2	—	2.2
Pension and OPEB adjustments, net of tax	5.1	—	5.1

Total comprehensive income	20.2	2.0	22.2
Dividends to noncontrolling interests	—	(2.8)	(2.8)
Distribution/contribution to/from Parent Company	19.3	—	19.3

Balance at March 31, 2013	$1,382.7	$22.2	$1,404.9

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Other Comprehensive Income (Loss)

The changes in Accumulated other comprehensive income (loss) for the three months ended March 31, 2014 are as follows:

In millions	Cash flow hedges and marketable securities	Pension and OPEB Items	Foreign Currency Items	Total
December 31, 2013	$16.7	$(131.3)	$18.0	$(96.6)
Other comprehensive income before reclassifications	0.1	—	(12.1)	(12.0)
Amounts reclassified from accumulated other comprehensive income	(0.4)	(0.7)	—	(1.1)
Tax (expense) benefit	(0.1)	—	—	(0.1)

March 31, 2014	$16.3	$(132.0)	$5.9	$(109.8)

The changes in Accumulated other comprehensive income (loss) for the three months ended March 31, 2013 are as follows:

In millions	Cash flow hedges and marketable securities	Pension and OPEB Items	Foreign Currency Items	Total
December 31, 2012	$10.9	$(95.7)	$77.1	$(7.7)
Other comprehensive income before reclassifications	2.4	4.1	(26.5)	(20.0)
Amounts reclassified from accumulated other comprehensive income	(0.2)	1.0	—	0.8
Tax (expense) benefit	—	—	—	—

March 31, 2013	$13.1	$(90.6)	$50.6	$(26.9)

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

The reclassifications out of Accumulated other comprehensive income (loss) for the three months ended March 31, 2014 were as follows:

	Amount Reclassified from Accumulated Other Comprehensive Income
In millions	2014	Statement of Comprehensive Income Line Item
Reclasses below represent (Income) loss to the Statement of Comprehensive Income

Gains and losses on cash flow hedges:
Foreign exchange contracts	$(0.4)	Cost of goods sold

	(0.4)	Earnings before income taxes
	—	Provision for income taxes

	$(0.4)	Earnings from continuing operations
Defined benefit pension items:
Amortization of:
Actuarial (gains) losses	$(0.7)	(a)

Settlements/curtailments reclassified to earnings	—	(a)

	(0.7)	Earnings before income taxes
	—	Provision for income taxes

	(0.7)	Earnings from continuing operations

Total reclassifications for the period	$(1.1)	Earnings from continuing operations

(a)	These accumulated other comprehensive income components are included in the computation of net periodic pension cost and net periodic postretirement benefit cost (see Note 9 for additional details).

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

The reclassifications out of Accumulated other comprehensive income (loss) for the three months ended March 31, 2013 were as follows:

	Amount Reclassified from Accumulated Other Comprehensive Income
In millions	2013	Statement of Comprehensive Income Line Item
Reclasses below represent (Income) loss to the Statement of Comprehensive Income
Gains and losses on cash flow hedges:
Foreign exchange contracts	$(0.2)	Cost of goods sold

	(0.2)	Earnings before income taxes
	—	Provision for income taxes

	$(0.2)	Earnings from continuing operations
Defined benefit pension items:
Amortization of:
Prior-service (gains) costs	$(0.5)	(a)
Actuarial (gains) losses	1.5	(a)

	1.0	Earnings before income taxes
	—	Provision for income taxes

	1.0	Earnings from continuing operations

Total reclassifications for the period	$0.8	Earnings from continuing operations

(a)	These accumulated other comprehensive income components are included in the computation of net periodic pension cost and net periodic postretirement benefit cost (see Note 9 for additional details).

Note 12—Share-Based Compensation

The Company records share-based compensation awards using a fair value method and recognizes compensation expense for an amount equal to the fair value of the share-based payment issued in its financial statements. The Company’s share-based compensation plans include programs for stock options, restricted stock units (RSUs), performance share units (PSUs) and deferred compensation.

Compensation Expense

Share-based compensation expense relates to continuing operations and is included in Selling and administrative expenses. The expenses recognized for the three months ended March 31 were as follows:

In millions	2014	2013
Stock options	$1.1	$0.6
RSUs	1.9	0.9
PSUs	0.3	0.2
Deferred compensation	0.2	0.1

Pre-tax expense	3.5	1.8
Tax benefit	(1.3)	(0.7)

After-tax expense	$2.2	$1.1

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Stock Options/RSUs

Eligible participants may receive (i) stock options, (ii) RSUs or (iii) a combination of both stock options and RSUs. Grants issued during the three months ended March 31 were as follows:

	2014		2013
	Number granted	Weighted- average fair value per award	Number granted	Weighted- average fair value per award
Stock options	185,297	$19.56	115,800	$16.50
RSUs	77,499	$54.13	47,875	$52.60

The fair value of each of the Company’s stock option and RSU awards is expensed on a straight-line basis over the required service period, which is generally the 3-year vesting period. However, for stock options and RSUs granted to retirement eligible employees, the Company recognizes expense for the fair value at the grant date.

The average fair value of the stock options granted is determined using the Black-Scholes option-pricing model. The following assumptions were used during the three months ended March 31:

	2014	2013
Dividend yield	0.60%	1.60%
Volatility	36.55%	42.14%
Risk-free rate of return	1.94%	0.85%
Expected life	6.0 years	5.1 years

For grants issued prior to December 1, 2013, expected volatility is based on the historical volatility from traded options on Ingersoll Rand’s stock. The risk-free rate of return is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award. Historical data is used to estimate forfeitures within Ingersoll Rand’s valuation model. The expected life of the Ingersoll Rand’s stock option awards is derived from historical experience and represents the period of time that awards are expected to be outstanding.

For grants issued on or after December 1, 2013, expected volatility is based on the weighted average of the implied volatility of a group of the Company’s peers due to the lack of trading history for the Company’s ordinary shares. The risk-free rate of return is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award. Historical peer data is used to estimate forfeitures within the Company’s valuation model. The expected life of the Company’s stock option awards granted post separation is derived from the simplified approach based on the weighted average time to vest and the remaining contractual term and represents the period of time that awards are expected to be outstanding.

Performance Shares

The Company has a Performance Share Program for key employees. The program provides awards in the form of PSUs based on performance against pre-established objectives. The annual target award level is expressed as a number of the Company’s ordinary shares. All PSUs are settled in the form of ordinary shares unless deferred. During the three months ended March 31, 2014, the Company granted PSUs with a maximum award level of approximately 0.2 million shares.

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

In December 2013, the Company’s Compensation Committee issued PSUs that are earned based upon the total shareholder return (TSR) of the Company’s share performance compared to the TSR of the 41 companies currently comprising the S&P 400 Capital Goods Index over the three-year performance period based on the change in the 30 day average price for the index from December 2013 to the 30 day average price for the index in December 2016. The fair value of the market condition is estimated using a Monte Carlo simulation.

In March 2014, the Company’s Compensation Committee issued PSUs that were based 50% upon a performance condition, measured at each performance period by EPS growth, and 50% upon a market condition, measured by the Company’s relative total shareholder return (TSR) as compared to the TSR of the industrial group of companies in the S&P 400 Capital Goods Index over the one-year, two-year, and three-year performance periods. The fair values of the market condition were estimated using a Monte Carlo Simulation approach in a risk-neutral framework based upon historical volatility, risk-free rates and correlation matrix.

Deferred Compensation

The Company allows key employees to defer a portion of their eligible compensation into a number of investment choices including its ordinary share equivalents. Any amounts invested in ordinary share equivalents will be settled in ordinary shares of the Company at the time of distribution.

Note 13—Restructuring Activities

Restructuring

Restructuring charges recorded during the three months ended March 31 were as follows:

In millions	2014	2013
Americas	$—	$0.1
EMEIA	0.4	4.4

Total	$0.4	$4.5

Cost of goods sold	$—	$2.4
Selling and administrative expenses	0.4	2.1

Total	$0.4	$4.5

The changes in the restructuring reserve during the three months ended March 31, 2014 were as follows:

In millions	EMEIA	Total
December 31, 2013	$2.8	$2.8
Additions	0.4	0.4
Cash and non-cash uses	(0.9)	(0.9)

March 31, 2014	$2.3	$2.3

During the three months ended March 31, 2014 and 2013, the Company incurred costs of $0.4 million and $4.5 million, respectively, associated with restructuring actions. These actions included workforce reductions, as well as the closure and consolidation of manufacturing facilities, in an effort to increase efficiencies across multiple lines of business. As of March 31, 2014, the Company had $2.3 million accrued for costs associated with its ongoing restructuring actions, of which a majority will be paid within one year.

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

The Company will begin another restructuring plan in the second quarter of 2014 to reorganize its EMEIA operations to eliminate overhead and increase operational efficiency. Restructuring charges related to this plan may be material.

Note 14—Other, Net

The components of Other, net for the three months ended March 31 were as follows:

In millions	2014	2013
Interest income	$(0.2)	$(0.1)
Exchange loss	0.1	7.5
Other	(0.1)	0.1

Other (gain) loss, net	$(0.2)	$7.5

Included within Exchange loss for the three months ended March 31, 2013 is a $6.2 million realized foreign currency translation loss related to the devaluation of the Venezuelan Bolivar from the pre-existing exchange rate of 4.3 Bolivars to the U.S. dollar to 6.3 Bolivars to the U.S. dollar.

Note 15—Income Taxes

The effective tax rates for the three months ended March 31, 2014 and 2013 were 30.3% and 32.3%, respectively. The decrease in the effective tax rate compared to 2013 is primarily due to favorable changes in the mix of pre-tax income earned in lower rate jurisdictions, partially offset by lower discrete tax benefits.

Note 16—Earnings Per Share (EPS)

Basic EPS is calculated by dividing Net earnings attributable to Allegion plc by the weighted-average number of ordinary shares outstanding for the applicable period. Diluted EPS is calculated after adjusting the denominator of the basic EPS calculation for the effect of all potentially dilutive ordinary shares, which in the Company’s case, includes shares issuable under share-based compensation plans.

Basic and Diluted EPS for all periods prior to the Spin-off reflect the number of distributed shares on December 1, 2013, or 96.0 million shares. These shares are treated as issued and outstanding from January 1, 2013 for purposes of calculating historical basic EPS for the three months ended March 31, 2013. At the time of the Spin-off, stock options and RSU awards were converted to awards of Allegion, and therefore there were no dilutive securities outstanding for historical periods.

The following table summarizes the weighted-average number of ordinary shares outstanding for basic and diluted earnings per share calculations for the three months ended March 31:

In millions	2014	2013
Weighted-average number of basic shares	96.3	96.0
Shares issuable under incentive stock plans	1.1	—

Weighted-average number of diluted shares	97.4	96.0

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 17—Business Segment Information

The Company classifies its businesses into the following three reportable segments based on industry and market focus: Americas, EMEIA and Asia Pacific.

Segment operating income is the measure of profit and loss that the Company’s chief operating decision maker uses to evaluate the financial performance of the business and as the basis for resource allocation, performance reviews, and compensation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company’s chief operating decision maker may exclude certain charges or gains, such as corporate charges and other special charges, from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions. The Company defines Segment operating margin as Segment operating income as a percentage of Net revenues.

Effective January 1, 2013, a product line was transferred from the Asia Pacific segment to the Americas segment. Within the Quarterly Condensed and Consolidated Financial Statements for the three months ended March 31, 2013, goodwill was reclassified from the Asia Pacific segment to the Americas segment.

A summary of operations by reportable segment for the three months ended March 31 was as follows:

In millions	2014	2013
Net revenues
Americas	$345.4	$351.3
EMEIA	105.1	100.7
Asia Pacific	22.0	21.3

Total	$472.5	$473.3

Segment operating income (loss)
Americas	$86.0	$82.4
EMEIA	(1.2)	(5.4)
Asia Pacific	(3.0)	(1.1)

Total	$81.8	$75.9

Reconciliation to Operating income
Unallocated corporate expense	(15.0)	(7.1)

Operating income	$66.8	$68.8

Reconciliation to Earnings before income taxes
Interest expense	13.1	0.4
Other (gain) loss, net	(0.2)	7.5

Earnings before income taxes	$53.9	$60.9

Note 18—Commitments and Contingencies

The Company is involved in various litigations, claims and administrative proceedings, including those related to environmental and product warranty matters. Amounts recorded for identified contingent liabilities are estimates, which are reviewed periodically and adjusted to reflect additional information when it becomes available. Subject to the uncertainties inherent in estimating future costs for contingent liabilities, except as

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

expressly set forth in this note, management believes that any liability which may result from these legal matters would not have a material adverse effect on the financial condition, results of operations, liquidity or cash flows of the Company.

Environmental Matters

The Company is dedicated to an environmental program to reduce the utilization and generation of hazardous materials during the manufacturing process and to remediate identified environmental concerns. As to the latter, the Company is currently engaged in site investigations and remediation activities to address environmental cleanup from past operations at current and former production facilities.

The Company is sometimes a party to environmental lawsuits and claims and has received notices of potential violations of environmental laws and regulations from the U.S. Environmental Protection Agency and similar state authorities. It has also been identified as a potentially responsible party (“PRP”) for cleanup costs associated with off-site waste disposal at federal Superfund and state remediation sites. For all such sites, there are other PRPs and, in most instances, the Company’s involvement is minimal.

In estimating its liability, the Company has assumed it will not bear the entire cost of remediation of any site to the exclusion of other PRPs who may be jointly and severally liable. The ability of other PRPs to participate has been taken into account, based on our understanding of the parties’ financial condition and probable contributions on a per site basis. Additional lawsuits and claims involving environmental matters are likely to arise from time to time in the future.

During the three months ended March 31, 2014 and 2013, the Company incurred $0.8 million and $0.6 million, respectively, of expenses for environmental remediation at sites presently or formerly owned or leased by us. As of March 31, 2014 and December 31, 2013, the Company has recorded reserves for environmental matters of $10.5 million and $10.8 million, respectively. Of these amounts, $2.9 million and $2.9 million relate to remediation of sites previously disposed by the Company. Environmental reserves are classified as Accrued expenses and other current liabilities or Other noncurrent liabilities based on their expected term. The Company’s total current environmental reserve at March 31, 2014 and December 31, 2013 was $3.9 million and $4.2 million, respectively. Given the evolving nature of environmental laws, regulations and technology, the ultimate cost of future compliance is uncertain.

Warranty Liability

Standard product warranty accruals are recorded at the time of sale and are estimated based upon product warranty terms and historical experience. The Company assesses the adequacy of its liabilities and will make adjustments as necessary based on known or anticipated warranty claims, or as new information becomes available.

The changes in the standard product warranty liability for the three months ended March 31 were as follows:

In millions	2014	2013
Balance at beginning of period	$9.9	$9.6
Reductions for payments	(1.6)	(1.3)
Accruals for warranties issued during the current period	1.8	0.9
Changes to accruals related to preexisting warranties	(0.7)	0.1
Translation	—	(0.1)

Balance at end of period	$9.4	$9.2

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Standard product warranty liabilities are classified as Accrued expenses and other current liabilities.

Note 19—Guarantor Financial Information

Allegion US Holding Company, Inc. (the “Issuer”) as the issuer of the Senior Notes and Allegion plc (the “Parent”), Schlage Lock Company LLC and Von Duprin LLC (together, the “Subsidiary Guarantors”) are all guarantors of the Senior Notes. The following condensed and consolidated financial information of the Parent, the Issuer, the Subsidiary Guarantors and the other Allegion subsidiaries that are not guarantors (the “Other Subsidiaries”) on a combined basis as of March 31, 2014 and for the three months ended March 31, 2014 and 2013, is being presented in order to meet the reporting requirements under the Senior Notes indenture. In accordance with Rule 3-10(d) of Regulation S-X, separate financial statements for the Issuer, the Parent and the Subsidiary Guarantors are not required to be filed with the Securities and Exchange Commission as the subsidiary debt issuer and guarantors of Allegion are directly or indirectly 100% owned by Allegion and the guarantees are full and unconditional and joint and several.

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Allegion plc

Condensed and Consolidating Income Statement

For the Three Months Ended March 31, 2014

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Net revenues	$—	$—	$312.6	$202.3	$(42.4)	$472.5
Cost of goods sold	—	—	178.7	144.3	(42.4)	280.6
Selling and administrative expenses	1.0	—	69.7	54.4	—	125.1

Operating income (loss)	(1.0)	—	64.2	3.6	—	66.8
Equity earnings in affiliates, net	36.6	37.7	68.5	40.2	(183.0)	—
Interest expense	—	12.4	—	0.7	—	13.1
Intercompany interest income (expense) and fees	—	(12.4)	—	12.4	—	—
Other, net	—	—	0.2	—	—	0.2

Earnings before income taxes	35.6	12.9	132.9	55.5	(183.0)	53.9
Provision (benefit) for income taxes	—	(9.3)	24.1	1.5	—	16.3

Earnings from continuing operations	35.6	22.2	108.8	54.0	(183.0)	37.6
Discontinued operations, net of tax	—	—	—	(0.2)	—	(0.2)

Net earnings	35.6	22.2	108.8	53.8	(183.0)	37.4
Less: Net earnings attributable to noncontrolling interests	—	—	—	(1.8)	—	(1.8)

Net earnings attributable to shareholders	$35.6	$22.2	$108.8	$52.0	$(183.0)	$35.6

Total comprehensive income	$22.4	$22.2	$108.8	$53.0	$(183.0)	$23.4
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(1.0)	—	(1.0)

Comprehensive income attributable to shareholders	$22.4	$22.2	$108.8	$52.0	$(183.0)	$22.4

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Allegion plc

Condensed and Consolidating Income Statement

For the Three Months Ended March 31, 2013

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Net revenues	$—	$—	$313.2	$213.5	$(53.4)	$473.3
Cost of goods sold	—	—	181.2	159.4	(53.4)	287.2
Selling and administrative expenses	—	—	48.8	68.5	—	117.3

Operating income (loss)	—	—	83.2	(14.4)	—	68.8
Equity earnings in affiliates, net	39.4	51.0	—	54.0	(144.4)	—
Interest expense	—	—	—	0.4	—	0.4
Intercompany interest income (expense) and fees	—	—	—	—	—	—
Other, net	—	—	0.5	(8.0)	—	(7.5)

Earnings before income taxes	39.4	51.0	83.7	31.2	(144.4)	60.9
Provision (benefit) for income taxes	—	—	30.3	(10.6)	—	19.7

Earnings from continuing operations	39.4	51.0	53.4	41.8	(144.4)	41.2
Discontinued operations, net of tax	—	—	0.1	(0.3)	—	(0.2)

Net earnings	39.4	51.0	53.5	41.5	(144.4)	41.0
Less: Net earnings attributable to noncontrolling interests	—	—	—	(1.6)	—	(1.6)

Net earnings attributable to shareholders	39.4	51.0	53.5	39.9	(144.4)	39.4

Total comprehensive income	$20.2	$51.0	$53.5	$41.9	$(144.4)	$22.2
Less: comprehensive income attributable to noncontrolling interests	—	—	—	(2.0)	—	(2.0)

Comprehensive income attributable to shareholders	$20.2	$51.0	$53.5	$39.9	$(144.4)	$20.2

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Allegion plc

Condensed and Consolidating Balance Sheet

March 31, 2014

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc

Current Assets
Cash and cash equivalents	$3.3	$—	$59.7	$142.4	$—	$205.4
Restricted cash	—	—	—	40.1	—	40.1
Accounts and notes receivable, net	—	—	119.2	164.9	—	284.1
Inventories	—	—	64.7	102.5	—	167.2
Other current assets	—	—	36.3	180.8	—	217.1
Accounts receivable—affiliates	0.2	48.6	184.6	1,072.3	(1,305.7)	—

Total current assets	3.5	48.6	464.5	1,703.0	(1,305.7)	913.9
		—
Investment in affiliates	—	1,297.7	84.9	4,086.3	(5,468.9)	—
Property, plant and equipment, net	—	—	134.2	74.7	—	208.9
Intangible assets, net	—	—	161.2	489.4	—	650.6
Notes receivable—affiliate	—	1,191.9	3,748.4	—	(4,940.3)	—
Other noncurrent assets	1.0	90.8	77.1	35.6	—	204.5

Total assets	$4.5	$2,629.0	$4,670.3	$6,389.0	$(11,714.9)	$1,977.9

Current Liabilities
Accounts payable and accruals	$—	$9.0	$177.1	$204.9	$—	$391.0
Short-term borrowings and current maturities of long-term debt	—	30.0	0.1	40.4	—	70.5
Accounts payable—affiliates	1.3	875.4	259.8	169.2	(1,305.7)	—

Total current liabilities	1.3	914.4	437.0	414.5	(1,305.7)	461.5

Long-term debt	—	1,262.5	0.2	1.7	—	1,264.4
Notes payable—affiliate	—	1,010.9	—	3,929.4	(4,940.3)	—
Estimated loss on investment	63.6	—	—	—	(63.6)	—
Other noncurrent liabilities	—	58.5	62.2	159.6	—	280.3

Total liabilities	64.9	3,246.3	499.4	4,505.2	(6,309.6)	2,006.2

Shareholders’ equity (deficit):
Total shareholders’ equity (deficit)	(60.4)	(617.3)	4,170.9	1,851.7	(5,405.3)	(60.4)
Noncontrolling interests	—	—	—	32.1	—	32.1

Total equity (deficit)	(60.4)	(617.3)	4,170.9	1,833.8	(5,405.3)	(28.3)

Total liabilities and equity	$4.5	$2,629.0	$4,670.3	$6,389.0	$(11,714.9)	$1,977.9

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Allegion plc

Condensed and Consolidating Balance Sheet

December 31, 2013

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Current Assets
Cash and cash equivalents	$1.4	$—	$78.8	$147.2	$—	$227.4
Restricted cash	—	—	—	40.2	—	40.2
Accounts and notes receivable, net	—	—	110.2	155.9	—	266.1
Inventories	—	—	64.3	91.5	—	155.8
Other current assets	0.1	—	31.5	202.1	—	233.7
Accounts receivable - affiliates	0.4	24.7	75.1	185.8	(286.0)	—

Total current assets	1.9	24.7	359.9	822.7	(286.0)	923.2
Investment in affiliates	—	1,236.1	84.9	4,023.2	(5,344.2)	—
Property, plant and equipment, net	—	—	130.9	72.1	—	203.0
Intangible assets, net	—	—	161.2	489.8	—	651.0
Notes receivable - affiliate	—	1,191.9	3,726.4	800.0	(5,718.3)	—
Other noncurrent assets	—	93.3	72.3	37.1	—	202.7

Total assets	$1.9	$2,546.0	$4,535.6	$6,244.9	$(11,348.5)	$1,979.9

Current Liabilities
Accounts payable and accruals	$1.3	$14.0	$175.6	$227.7	$—	$418.6
Short-term borrowings and current maturities of long-term debt	—	30.0	0.1	41.8	—	71.9
Accounts payable - affiliates	0.2	23.3	189.6	72.9	(286.0)	—

Total current liabilities	1.5	67.3	365.3	342.4	(286.0)	490.5
Long-term debt	—	1,270.0	0.2	1.8	—	1,272.0
Notes payable - affiliate	—	1,810.9	—	3,907.4	(5,718.3)	—
Estimated loss on investment	87.2	—	—	—	(87.2)	—
Other noncurrent liabilities	—	58.5	61.9	152.7	—	273.1

Total liabilities	88.7	3,206.7	427.4	4,404.3	(6,091.5)	2,035.6

Shareholders’ equity (deficit):
Total shareholders’ equity (deficit)	(86.8)	(660.7)	4,108.2	1,809.5	(5,257.0)	(86.8)
Noncontrolling interests	—	—	—	31.1	—	31.1

Total equity (deficit)	(86.8)	(660.7)	4,108.2	1,840.6	(5,257.0)	(55.7)

Total liabilities and equity	$1.9	$2,546.0	$4,535.6	$6,244.9	$(11,348.5)	$1,979.9

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Allegion plc

Condensed and Consolidating Statement of Cash flows

For the Three Months Ended March 31, 2014

For periods prior to December 1, 2013, “Parent” in the caption “Net Transfers to Parent” below refers to Ingersoll Rand.

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Cash flows from operating activities:
Net cash provided by (used in) continuing operating activities	$(3.2)	$7.5	$17.4	$(22.4)	$—	$(0.7)
Net cash used in discontinued operating activities	—	—	—	(0.2)	—	(0.2)

Cash flows from investing activities:
Capital expenditures	—	—	(6.8)	(2.4)	—	(9.2)
Acquisition of businesses, net of cash acquired	—	—	—	(5.3)	—	(5.3)
Proceeds from sale of property, plant and equipment	—	—	0.2	—	—	0.2

Net cash used in investing activities	—	—	(6.6)	(7.7)	—	(14.3)

Cash flows from financing activities:
Net debt repayments	—	(7.5)	—	(0.5)	—	(8.0)
Net inter-company proceeds (payments)	0.5	—	(29.9)	29.4	—	—
Dividends paid to ordinary shareholders	(7.2)	—	—	—	—	(7.2)
Other, net	11.8	—	—	—	—	11.8

Net cash provided by (used in) financing activities	5.1	(7.5)	(29.9)	28.9	—	(3.4)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(3.4)	—	(3.4)

Net increase (decrease) in cash and cash equivalents	1.9	—	(19.1)	(4.8)	—	(22.0)
Cash and cash equivalents—beginning of period	1.4	—	78.8	147.2	—	227.4

Cash and cash equivalents—end of period	$3.3	$—	$59.7	$142.4	$—	$205.4

ALLEGION PLC

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Allegion plc

Condensed and Consolidating Statement of Cash Flows

For the Three Months Ended March 31, 2013

	Parent	Issuer	Subsidiary Guarantors	Other Subsidiaries	Consolidating Adjustments	Allegion plc
Cash flows from operating activities:
Net cash provided by (used in) continuing operating activities	$—	$—	$56.1	$(55.5)	$—	$0.6
Net cash provided by (used in) discontinued operating activities	—	—	0.1	(0.3)	—	(0.2)

Cash flows from investing activities:
Capital expenditures	—	—	(3.9)	(1.4)	—	(5.3)
Proceeds from sale of property, plant and equipment	—	—	1.0	0.2	—	1.2

Net cash used in investing activities	—	—	(2.9)	(1.2)	—	(4.1)

Cash flows from financing activities:
Net debt proceeds	—	—	—	1.7	—	1.7
Dividends paid on noncontrolling interests	—	—	—	(2.8)	—	(2.8)
Net transfers to (from) parent and affiliates	—	—	(54.7)	74.0	—	19.3

Net cash provided by (used in) financing activities	—	—	(54.7)	72.9	—	18.2

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(18.2)	—	(18.2)

Net decrease in cash and cash equivalents	—	—	(1.4)	(2.3)	—	(3.7)
Cash and cash equivalents—beginning of period	—	—	1.8	315.7	—	317.5

Cash and cash equivalents—end of period	$—	$—	$0.4	$313.4	$—	$313.8

Note 20—Subsequent Events

On April 9, 2014, the Company’s Board of Directors declared a quarterly dividend of $0.08 cents per ordinary share. The dividend is payable June 30, 2014 to shareholders of record on June 16, 2014.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers.

Allegion US Holding Company Inc.

Allegion US Holding Company Inc. (the “Company”) is a Delaware corporation. Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval of the Court of Chancery or the court in which such action or suit was brought if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred in connection therewith.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under Section 145 of the DGCL.

Article SEVENTH of the Company’s certificate of incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 147 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article EIGHTH of the Company’s certification of incorporation provides that the Company may indemnify to the fullest extent not prohibited by law any person made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee benefit plan fiduciary, agent or employee of the Company or any predecessor of the Company or serves or served at the request of the Company or any predecessor of the Company as a director, officer, agent, employee benefit plan fiduciary or employee of another corporation, partnership, limited liability company, joint ventures, trust or other entity or enterprise. The indemnification provided in Article EIGHTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Company’s certificate of incorporation, the Company’s by-laws, any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (i) shall continue as to a person who has ceased to be a director, officer, employee benefit plan fiduciary, agent or employee and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons.

The Company’s bylaws also provide the Company shall indemnify, and reimburse for reasonable expenses, its officer, directors, employees and agents to the extent permitted by applicable law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Company maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that it may make to such directors and officers.

Allegion plc

Allegion plc is incorporated under the laws of Ireland.

Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

The Irish Companies Acts only permit a company to pay the costs or discharge the liability of a director or the Secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or Secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the Secretary. Any obligation of an Irish company which purports to indemnify a director or Secretary of an Irish company over and above this will be void under Irish law, whether contained in its Articles of Association or any contract between the director or Secretary and the company.

In addition, Allegion plc’s Articles of Association provides that every director and the Secretary shall be entitled to be indemnified by Allegion plc against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Allegion plc and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.

Allegion plc will also indemnify any person who was, is or is threatened to be made a party to a Proceeding (defined below) by reason of the fact that he or she is or was an “officer” as such term is defined under the

Exchange Act (excluding any director or Secretary) as well as with individuals serving as director, officer or some other function of any other entity, to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall include the right to be paid by Allegion plc expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise. “Proceeding” means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

Allegion plc will take out directors and officers liability insurance, as well as other types of insurance, for Allegion plc’s directors, officers and Secretary.

Allegion plc and two of its subsidiaries have entered into indemnification agreements with each of its directors and Secretary that will provide for indemnification and expense advancement (except in cases where the Company or any of its subsidiaries is proceeding against the indemnitee) and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Schlage Lock Company LLC

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreement of Schlage Lock Company LLC provides that no member shall be liable under a judgment, decree or order of a court, or in any other manner, for its debts, liabilities or obligations. The operating agreement also provides that Schlage Lock Company LLC shall indemnify, defend and hold harmless each member, manager, officer and director from and against any claim or liability, and from any loss, cost or expense, including, but not limited to, actual attorneys’ fees and court costs, which may be asserted against, imposed on and/or incurred by it, by reason of any act performed for or on behalf of Schlage Lock Company LLC or in furtherance of its business or affairs, or any omission to act, except for acts and omissions that constitute intentional misconduct, gross negligence, fraud or other bad faith. The expenses of each member, manager, officer and director incurred in defending a civil or criminal action, suit or proceeding shall be paid by Schlage Lock Company LLC as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of a written commitment by or on behalf of the member, manager, officer and director to repay the amount if he, she or it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by Schlage Lock Company LLC.

Von Duprin LLC

Section 23-18-2-2 of the Indiana Business Flexibility Act empowers an Indiana limited liability company to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement.

The operating agreement of Von Durpin LLC provides that no director shall be liable for monetary damages for breach of his or her duties if such breach did not (a) involve a knowing and culpable violation of law, (b) enable the director, or certain entities and individuals associated with the director, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty owed to Von Duprin

LLC where the director was aware that the conduct or omission created an unjustifiable risk of serious injury to Von Duprin LLC, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to Von Duprin LLC, or (e) create liability under Indiana law which cannot be limited or made inapplicable. The operating agreement also provides that no member shall be liable under a judgment, decree or order of a court, or in any other manner, for its debts, liabilities or obligations. The operating agreement provides further that Von Duprin LLC shall indemnify, defend and hold harmless each member, manager, officer and director from and against any claim or liability, and from any loss, cost or expense, including, but not limited to, actual attorneys’ fees and court costs, which may be asserted against, imposed on and/or incurred by it, by reason of any act performed for or on behalf of Von Duprin LLC or in furtherance of its business or affairs, or any omission to act, except for acts and omissions that constitute international misconduct, gross negligence, fraud or other bad faith. The expenses of members, managers, officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by Von Duprin LLC as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of a written commitment by or on behalf of the respective member, manager, officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by Von Duprin LLC.

Item 21. Exhibits and financial statement schedule.

(a) Exhibits.

Reference is made to the Index to Exhibits following the signature pages hereto, which is incorporated herein by reference.

(b) Financial Statement Schedules.

The following financial statement schedule is filed with this registration statement:

Page
Schedule II(a)-Valuation and Qualifying Accounts and Reserves-Allowance for Doubtful Accounts Receivables	F-56

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendments thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, Indiana, on the 13th day of June, 2014.

ALLEGION US HOLDING COMPANY INC.

By:	/s/ David D. Petratis
David D. Petratis President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David D. Petratis and Patrick S. Shannon, each individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities indicated on the 13th day of June, 2014.

Signature	Title

/s/ David D. Petratis David D. Petratis	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick S. Shannon Patrick S. Shannon	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Douglas P. Ranck Douglas P. Ranck	Vice President and Controller (Principal Accounting Officer)

/s/ Raymond H. Lewis, Jr. Raymond H. Lewis, Jr.	Director

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, Indiana, on the 13th day of June, 2014.

ALLEGION PLC

By:	/s/ David D. Petratis
David D. Petratis Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David D. Petratis and Patrick S. Shannon, each individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 13th day of June, 2014.

Signature	Title

/s/ David D. Petratis David D. Petratis	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick S. Shannon Patrick S. Shannon	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Douglas P. Ranck Douglas P. Ranck	Vice President and Controller (Principal Accounting Officer)

/s/ Michael J. Chesser Michael J. Chesser	Director

/s/ Carla Cico Carla Cico	Director

/s/ Kirk S. Hachigian Kirk S. Hachigian	Director

/s/ Dean I. Schaffer Dean I. Schaffer	Director

/s/ Martin E. Welch III Martin E. Welch III	Director

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, Indiana, on the 13th day of June, 2014.

SCHLAGE LOCK COMPANY LLC

By:	/s/ David D. Petratis
David D. Petratis President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David D. Petratis and Patrick S. Shannon, each individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 13th day of June, 2014.

Signature	Title

/s/ David D. Petratis David D. Petratis	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick S. Shannon Patrick S. Shannon	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Douglas P. Ranck Douglas P. Ranck	Vice President and Controller (Principal Accounting Officer)

/s/ Raymond H. Lewis, Jr. Raymond H. Lewis, Jr.	Director

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, Indiana, on the 13th day of June, 2014.

VON DUPRIN LLC

By:	/s/ David D. Petratis
David D. Petratis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David D. Petratis and Patrick S. Shannon, each individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 13th day of June, 2014.

Signature	Title

/s/ David D. Petratis David D. Petratis	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick S. Shannon Patrick S. Shannon	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Douglas P. Ranck Douglas P. Ranck	Vice President and Controller (Principal Accounting Officer)

/s/ Raymond H. Lewis, Jr. Raymond H. Lewis, Jr.	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Method of Filing

2.1	Separation and Distribution Agreement between Ingersoll-Rand plc and Allegion plc, dated November 29, 2013.	Incorporated by reference to Exhibit 2.1 to Allegion plc’s Form 8-K filed with the SEC on December 2, 2013 (File No. 001-35971).

3.1	Amended and Restated Memorandum and Articles of Association of Allegion plc	Incorporated by reference to Exhibit 3.1 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

3.2	Certificate of Incorporation of Allegion plc	Incorporated by reference to Exhibit 3.2 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

4.1	Indenture, dated as of October 4, 2013, among Allegion plc, Allegion US Holding Company Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association	Incorporated by reference to Exhibit 4.1 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

4.2	Exchange and Registration Rights Agreement, dated as of October 4, 2013, among Allegion plc, Allegion US Holding Company Inc., the subsidiary guarantors party thereto and the Representatives of the Initial Purchasers named therein	Incorporated by reference to Exhibit 4.2 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

5.1	Opinion of Simpson Thacher & Bartlett LLP	Filed herewith.

5.2	Opinion of Arthur Cox, Solicitors	Filed herewith.

5.3	Opinion of Ice Miller LLP	Filed herewith.

10.1	Tax Matters Agreement between Ingersoll-Rand plc and Allegion plc	Incorporated by reference to Exhibit 10.1 to Allegion plc’s Form 8-K filed with the SEC on December 2, 2013 (File No. 001-35971).

10.2	Employee Matters Agreement between Ingersoll-Rand plc and Allegion plc	Incorporated by reference to Exhibit 10.1 to Allegion plc’s Form 8-K filed with the SEC on December 2, 2013 (File No. 001-35971).

10.3	Credit Agreement, among Allegion plc, Allegion US Holding Company Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and issuing banks party thereto	Incorporated by reference to Exhibit 10.3 to Allegion plc’s Form 8-K filed with the SEC on December 2, 2013 (File No. 001-35971).

10.4	Amendment 1 to the Credit Agreement by and among Allegion plc, Allegion US Holding Company Inc., as the Borrower, the Lenders and Issuing Banks party thereto, and JP Morgan Chase Bank, N.A., as Administrative Agent, dated November 26, 2013.	Incorporated by reference to Exhibit 10.1 to Allegion plc’s Form 10-Q filed with the SEC on April 30, 2014 (File No. 001-35971).

10.5	Guarantee and Collateral Agreement, among Allegion plc, Allegion US Holding Company Inc., the restricted subsidiaries from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent	Incorporated by reference to Exhibit 10.4 to Allegion plc’s Form 8-K/A filed with the SEC on December 3, 2013 (File No. 001-35971).

Exhibit Number	Exhibit Description	Method of Filing

10.6	2013 Incentive Stock Plan	Incorporated by reference to Exhibit 10.5 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.7	Executive Deferred Compensation Plan	Incorporated by reference to Exhibit 10.6 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.8	Supplemental Employee Savings Plan	Incorporated by reference to Exhibit 10.7 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.9	Elected Officer Supplemental Program	Incorporated by reference to Exhibit 10.8 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.10	Key Management Supplemental Program	Incorporated by reference to Exhibit 10.9 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.11	Supplemental Pension Plan	Incorporated by reference to Exhibit 10.10 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.12	Senior Executive Performance Plan	Incorporated by reference to Exhibit 10.11 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.13	Spin-off Protection Plan	Incorporated by reference to Exhibit 10.12 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.14	David D. Petratis Offer Letter, dated June 19, 2013	Incorporated by reference to Exhibit 10.14 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.15	Patrick S. Shannon Offer Letter, dated April 9, 2013	Incorporated by reference to Exhibit 10.15 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.16	Timothy P. Eckersley Offer Letter, dated October 3, 2013	Incorporated by reference to Exhibit 10.16 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

Exhibit Number	Exhibit Description	Method of Filing

10.17	Barbara A. Santoro Offer Letter, dated April 9, 2013	Incorporated by reference to Exhibit 10.17 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.18	Feng (William) Yu Offer Letter, dated October 4, 2013	Incorporated by reference to Exhibit 10.18 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.19	Form of Transition Bonus Agreement (U.S.)	Incorporated by reference to Exhibit 10.19 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.20	Form of Transition Bonus Agreement (China)	Incorporated by reference to Exhibit 10.20 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.21	Form of Allegion plc Deed Poll Indemnity	Incorporated by reference to Exhibit 10.21 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.22	Form of Allegion US Holding Company, Inc. Deed Poll Indemnity	Incorporated by reference to Exhibit 10.22 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.23	Form of Allegion Irish Holding Company Limited Deed Poll Indemnity	Incorporated by reference to Exhibit 10.23 to Allegion plc’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971).

10.24	Form of Stock Option Grant Agreement (US)	Incorporated by reference to Exhibit 10.1 to Allegion plc’s Form 8-K filed with the SEC on February 14, 2014 (File No. 001-35971).

10.25	Form of Restricted Stock Unit Grant Agreement (US)	Incorporated by reference to Exhibit 10.2 to Allegion plc’s Form 8-K filed with the SEC on February 14, 2014 (File No. 001-35971).

10.26	Form of Performance Stock Unit Grant Agreement (US)	Incorporated by reference to Exhibit 10.3 to Allegion plc’s Form 8-K filed with the SEC on February 14, 2014 (File No. 001-35971).

10.27	Form of Stock Option Grant Agreement (Non-US)	Incorporated by reference to Exhibit 10.4 to Allegion plc’s Form 8-K filed with the SEC on February 14, 2014 (File No. 001-35971).

10.28	Form of Restricted Stock Unit Grant Agreement (Non-US)	Incorporated by reference to Exhibit 10.5 to Allegion plc’s Form 8-K filed with the SEC on February 14, 2014 (File No. 001-35971).

10.29	Form of Performance Stock Unit Grant Agreement (Non-US)	Incorporated by reference to Exhibit 10.6 to Allegion plc’s Form 8-K filed with the SEC on February 14, 2014 (File No. 001-35971).

Exhibit Number	Exhibit Description	Method of Filing

10.30	Form of Special Stock Option Grant Agreement (US)	Incorporated by reference to Exhibit 10.1 to Allegion plc’s Form 8-K filed with the SEC on December 13, 2013 (File No. 001-35971).

10.31	Form of Special Performance Stock Unit Grant Agreement (US)	Incorporated by reference to Exhibit 10.2 to Allegion plc’s Form 8-K filed with the SEC on December 13, 2013 (File No. 001-35971).

10.32	Form of Special Stock Option Grant Agreement (Non-US)	Incorporated by reference to Exhibit 10.3 to Allegion plc’s Form 8-K filed with the SEC on December 13, 2013 (File No. 001-35971).

10.33	Form of Special Performance Stock Unit Grant Agreement (Non-US)	Incorporated by reference to Exhibit 10.4 to Allegion plc’s Form 8-K filed with the SEC on December 13, 2013 (File No. 001-35971).

10.34	Annual Incentive Plan	Incorporated by reference to Exhibit 10.33 to Allegion plc’s Form 10-K filed with the SEC on March 10, 2014 (File No. 001-35971).

10.35	Change in Control Severance Plan	Incorporated by reference to Exhibit 10.34 to Allegion plc’s Form 10-K filed with the SEC on March 10, 2014 (File No. 001-35971).

12.1	Computations of Ratios of Earnings to Fixed Charges	Filed herewith.

21.1	List of subsidiaries of Allegion plc	Incorporated by reference to Exhibit 21.1 to Allegion plc’s Form 10-K filed with the SEC on March 10, 2014 (File No. 001-35971).

23.1	Consent of Simpson Thacher & Bartlett LLP	Included in the opinion filed as Exhibit 5.1

23.2	Consent of Arthur Cox, Solicitors	Included in the opinion filed as Exhibit 5.2

23.3	Consent of Ice Miller LLP	Included in the opinion filed as Exhibit 5.3

23.4	Consent of Independent Registered Public Accounting Firm	Filed herewith.

24.1	Powers of Attorney	Included on signature pages of this registration statement.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939	Filed herewith.

99.1	Form of Letter of Transmittal	Filed herewith.

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Filed herewith.

99.3	Form of Letter to Clients	Filed herewith.

99.4	Form of Notice of Guaranteed Delivery	Filed herewith.